THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
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In re: ORCHARD ACQUISITION COMPANY, LLC, et al., Debtors.[1]	:::::::	Chapter 11 Case No. 17-_____ (___) (Joint Administration Requested)
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DISCLOSURE STATEMENT FOR JOINT PRE-PACKAGED PLAN OF REORGANIZATION OF ORCHARD ACQUISITION COMPANY, LLC
AND ITS DEBTOR AFFILIATES

Dated: December 1, 2017	SIMPSON THACHER & BARTLETT LLP

Elisha D. Graff, Esq.
Kathrine A. McLendon, Esq.
Edward R. Linden, Esq.
Randi Lynn Veenstra, Esq.
425 Lexington Avenue
New York, NY 10017
T: (212) 455-2000
F: (212) 455-2502

– and –
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Edmon L. Morton, Esq.
Sean M. Beach, Esq.
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
T: (302) 571-6600
F: (302) 571-1253

Proposed Counsel to Debtors and Debtors in Possession

1    The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Orchard Acquisition Company, LLC (4753); The J.G. Wentworth Company, LLC (1295); The J.G. Wentworth Company (7859); J.G. Wentworth, LLC (2773); and JGW Holdings, Inc. (4569). The Debtors’ address is 1200 Morris Drive, Suite 300, Chesterbrook, PA 19087.

THIS SOLICITATION OF VOTES (THE “SOLICITATION”) IS BEING COMMENCED TO OBTAIN ACCEPTANCES OF THE PLAN (AS DEFINED HEREIN) BEFORE THE FILING OF VOLUNTARY CASES (THE “CHAPTER 11 CASES”) UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). BECAUSE THE CHAPTER 11 CASES HAVE NOT YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT, AS OF THE DATE HEREOF, BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THE CHAPTER 11 CASES, THE DEBTORS EXPECT TO PROMPTLY SEEK (I) BANKRUPTCY COURT APPROVAL OF (A) THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION, AND (B) THE SOLICITATION OF VOTES AS BEING IN COMPLIANCE WITH SECTIONS 1125 AND 1126(b) OF THE BANKRUPTCY CODE, AND (II) CONFIRMATION OF THE PLAN.

DISCLOSURE STATEMENT, DATED DECEMBER 1, 2017
Solicitation of Votes on the
Joint Pre-Packaged Plan of Reorganization of
ORCHARD ACQUISITION COMPANY, LLC, ET AL.
from the Holders of outstanding
TERM LOAN CLAIMS
TRA CLAIMS
EXISTING PARTNERSHIP INTERESTS

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M., PREVAILING EASTERN TIME ON DECEMBER 29, 2017, UNLESS EXTENDED BY THE DEBTORS.

THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS OR EQUITY INTERESTS MAY VOTE ON THE PLAN IS NOVEMBER 29, 2017 (THE “VOTING RECORD DATE”).

i

RECOMMENDATION BY THE DEBTORS

The board of managers of Orchard Acquisition Company, LLC (“Orchard”) and the board of directors, managers or managing member, as applicable, of each of its affiliated Debtors (as of the date hereof) have unanimously approved the transactions contemplated by the Solicitation and the Plan and recommend that all creditors and equityholders whose votes are being solicited submit ballots to accept the Plan.

Holders of over 87% in outstanding principal amount of the Term Loan Claims entitled to vote on the Plan (the “Consenting Lenders”) and Holders of over 99% of the ownership interests of The J.G. Wentworth Company, LLC (the “Partnership”) have already agreed to vote in favor of the Plan.

THIS DISCLOSURE STATEMENT IS BEING FURNISHED TO (A) THE TERM LENDERS, (B) THE TRA CLAIMANTS, AND (C) THE EXISTING PARTNERSHIP EQUITYHOLDERS. THE DEBTORS RESERVE THE RIGHT TO AMEND THIS DISCLOSURE STATEMENT WITH RESPECT TO ANY INDIVIDUAL RECIPIENT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION.
IF YOU ARE A TERM LENDER, A TRA CLAIMANT OR AN EXISTING PARTNERSHIP EQUITYHOLDER, YOU HAVE RECEIVED THIS DISCLOSURE STATEMENT, THE BALLOT AND THE OTHER ENCLOSED MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.
EACH PERSON RECEIVING THIS DISCLOSURE STATEMENT ACKNOWLEDGES THAT (I) SUCH PERSON HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT, THE INFORMATION CONTAINED HEREIN, (II) SUCH PERSON HAS NOT RELIED ON ANY OTHER PERSON IN CONNECTION WITH ANY INVESTIGATION OF THE ACCURACY OF SUCH INFORMATION OR ITS INVESTMENT DECISION AND (III) NO OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION CONCERNING THE DEBTORS OR THE NEW COMMON EQUITY AND, IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS.
NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY OTHER SECURITIES COMMISSION, INCLUDING ANY STATE SECURITIES COMMISSION, OR ANY OTHER COURT OR REGULATORY AUTHORITY HAS APPROVED, DISAPPROVED OR RECOMMENDED THE PLAN OR THE NEW COMMON EQUITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE PLAN OR THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.
FURTHER, YOU ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS HEREIN ARE BASED ON ASSUMPTIONS THAT ARE BELIEVED TO BE REASONABLE, BUT ARE SUBJECT TO A WIDE RANGE OF RISKS IDENTIFIED IN THIS DISCLOSURE STATEMENT. DUE TO THESE UNCERTAINTIES, READERS CANNOT BE ASSURED THAT ANY FORWARD-LOOKING STATEMENTS WILL PROVE TO BE CORRECT. THE DEBTORS ARE UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIM ANY OBLIGATION TO) UPDATE OR ALTER ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT.
IN MAKING A DECISION IN CONNECTION WITH THE PLAN, YOU MUST RELY ON YOUR OWN EXAMINATION OF THE DEBTORS’ BUSINESS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. YOU SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. YOU SHOULD CONSULT WITH YOUR OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED HEREBY.
OTHER THAN WITH RESPECT TO THE TRA CLAIMS, HOLDERS OF ALLOWED GENERAL UNSECURED CLAIMS WILL NOT BE IMPAIRED BY THE PLAN AND, AS A RESULT, THE RIGHT TO RECEIVE PAYMENT IN FULL ON ACCOUNT OF EXISTING OBLIGATIONS IS NOT ALTERED BY THE PLAN. DURING THE CHAPTER 11 CASES, THE DEBTORS INTEND TO OPERATE THEIR BUSINESSES IN THE ORDINARY COURSE AND WILL SEEK AUTHORIZATION FROM THE BANKRUPTCY COURT, TO THE EXTENT NECESSARY, TO MAKE PAYMENT IN FULL ON A TIMELY BASIS TO ALL TRADE CREDITORS, CUSTOMERS AND EMPLOYEES OF ALL AMOUNTS DUE PRIOR TO AND DURING THE CHAPTER 11 CASES.
NO INDEPENDENT AUDITOR OR ACCOUNTANT HAS REVIEWED OR APPROVED THE FINANCIAL PROJECTIONS, THE VALUATION OR THE LIQUIDATION ANALYSIS HEREIN. THE DEBTORS HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, IN CONNECTION WITH THE PLAN OR THIS DISCLOSURE STATEMENT.
THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. NEITHER THIS DISCLOSURE STATEMENT’S DISTRIBUTION NOR THE PLAN’S CONSUMMATION WILL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THE

INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE HEREOF. THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.
THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE. IN ANY CONTESTED MATTER OR ADVERSARY PROCEEDING, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY, BUT SHALL BE DEEMED A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

v

FORWARD-LOOKING STATEMENTS
Certain statements in this Disclosure Statement may constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), and as set forth more fully under “Part 1, Item 1A. ‘Risk Factors’” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by “Part II, Item 1A. ‘Risk Factors’” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017. These risks and uncertainties include, among other things: our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; infringement of our trademarks or service marks; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our ability to maintain our state licenses or obtain new licenses in new markets; our ability to continue to purchase structured settlement payments and other financial assets; our business model being susceptible to litigation; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to renew or modify our warehouse lines of credit; the accuracy of the estimates and assumptions of our financial models; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; the public disclosure of the identities and information of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights and recapture loans that are refinanced; changes in the guidelines of the GSEs, or any discontinuation of, or significant reduction in, the operation of the GSEs; our entry into the RSA to restructure our long-term debt and equity under chapter 11 of the United States Bankruptcy Code; the risks and uncertainties associated with the bankruptcy process; the Plan contemplated by the RSA provides for all existing equity interests of our common stockholders to be cancelled and for our common stockholders to lose the full amount of their investment; our ability to satisfy the conditions and milestones contained in the RSA; our ability to obtain confirmation of the Plan; the ability of our management to focus on the operation of our business during the pendency of the Chapter 11 Cases; and potential misrepresentations by borrowers, counterparties and other third parties. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

I.
EXECUTIVE SUMMARY
This Disclosure Statement (as may be amended, supplemented or otherwise modified from time to time, this “Disclosure Statement”) is being provided to Holders of Claims or Equity Interests entitled to vote on the Plan to provide them with information regarding the Debtors and the proposed Restructuring Transactions to assist them in making a decision regarding whether or not to vote in favor of the Joint Pre-Packaged Plan of Reorganization of Orchard Acquisition Company, LLC and its Debtor Affiliates (as may be amended, supplemented or otherwise modified from time to time, the “Plan”), a copy of which is attached as Exhibit A. Unless otherwise noted, capitalized terms used but not defined herein have the respective meanings ascribed to them in the Plan. All summaries herein are qualified by reference to the actual terms of the Plan and each of the documents in the Plan Supplement.
The Debtors hereby transmit this Disclosure Statement for use in the solicitation of the Term Lenders, the TRA Claimants and the Existing Partnership Equityholders to vote to accept the Plan. Upon receipt of votes in favor of the Plan from the Term Lenders sufficient to satisfy the requirements of section 1126(c) of the Bankruptcy Code (“Plan Approval”), as well as receipt of certain Third Party Approvals, the Debtors will commence the Chapter 11 Cases. Following commencement of the Chapter 11 Cases, the Debtors will seek confirmation of the Plan as soon as practicable. The Plan constitutes a separate plan of reorganization for each of the Debtors and notwithstanding anything herein, the Plan may be confirmed and consummated as to each of the Debtors separate from, and independent of, confirmation and consummation of the Plan as to any other Debtor.
As of the date of this Disclosure Statement, the Debtors had outstanding funded indebtedness in the aggregate principal amount of approximately $449.5 million comprised of the Term Loans under the Existing Credit Agreement. In addition, the Debtors’ current capital structure includes (a) the Existing Partnership Interests held by the Existing Partnership Equityholders; (b) the TRA Claims against PubCo held by the TRA Claimants; and (c) the Existing PubCo Interests, including the existing Class A common stock, $0.00001 par value per share (the “Existing Class A Common Stock”) the existing Class B common stock, $0.00001 par value per share (the “Existing Class B Common Stock”), the existing Class C common stock, stock, $0.00001 par value per share (the “Existing Class C Common Stock”), if any, and any warrants, options, profit interest units, or rights to acquire any such Equity Interests in PubCo. For the reasons described in Section II.I of this Disclosure Statement, the Debtors, in consultation with their advisors, have determined that a restructuring is necessary to significantly reduce secured debt and improve their capital structure, obtain access to longer term financing and permit the incremental funding necessary to implement their business plan, provide appropriate operating liquidity, and position the Debtors to more effectively compete in their industry.
The Debtors are pleased that, after extensive, good-faith negotiations with the Consenting Lenders, the TL Agent and the Consenting Members, they have achieved agreement on a consensual restructuring to be implemented swiftly through a pre-packaged chapter 11 plan of reorganization, the purpose of which shall include (i) providing for a timeline and process for the implementation of the Restructuring Transactions, (ii) effectuating a recapitalization of the Debtors’ balance sheet on a consensual basis through the Plan, (iii) authorizing entry into the New RCF Credit Agreement with the New RCF Commitment Party and causing the receipt by Reorganized Orchard and/or its affiliates of the commitments and the borrowings in connection therewith and with the Restructuring Transactions, (iv) preserving and maintaining the ongoing business operations of The J.G. Wentworth Company, the Partnership and their respective subsidiaries (collectively, the “Company”) with limited interruption and (v) implementing a comprehensive settlement and resolution of claims held by or against the Debtors with certain of its stakeholders, including the Term Lenders, the TL Agent, certain of the TRA Claimants and the Existing Partnership Equityholders, as described more fully herein.
The Plan contemplates, among other things, the occurrence of the following Restructuring Transactions, pursuant to and subject to the terms of the Plan and the RSA, which are attached to this Disclosure Statement as Exhibits A and B, respectively:

•
The Company entities party to the RSA, namely Orchard, the Partnership, PubCo, the Blocker Entity and Holdings, will file the Chapter 11 Cases. Accordingly, the Debtors’ other direct and indirect subsidiaries (the “Non-Debtor Affiliates”), including the entities which conduct all of the Company’s consolidated operations, are not anticipated to file any chapter 11 cases, and the Company expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases.

•
Other than the treatment proposed by the Debtors and set forth below, all Claims against and Equity Interests in any of the Debtors are expected to be Unimpaired and shall be paid in full in cash, paid or disputed in the ordinary course of business and in accordance with applicable law as if the Chapter 11 Cases had not been commenced, Unimpaired and reinstated or treated on such other terms as either (x) the applicable Debtor, with the consent of the Required Consenting Lenders, or (y) the applicable Reorganized Debtor, as applicable, and the Holder thereof may agree.

•
On the Effective Date, all Term Loan Claims shall be terminated and the liens securing such Term Loan Claims shall be released, and, in exchange therefor, each Term Lender shall receive its pro rata share of (i) the Term Lender Cash Consideration, which is an amount of cash equal to the lesser of (a) $45,000,000 and (b) the aggregate amount such that at least the Required Pro Forma Liquidity shall be maintained on the Company’s balance sheet on the Effective Date, and (ii) 95.5% of the New Common Equity in the form of New Class A Common Stock; provided, that the percentage of the New Common Equity allocable to all Holders of an Allowed Term Loan Claim shall increase proportionally to the extent that Holders of an Existing Partnership Interest elect to receive the Partnership Cash Consideration (or, in the case of PubCo and the Blocker Entity, as Holders of Existing Partnership Interests, to the extent elected by Holders of Allowed TRA Claims on account of their Claims against PubCo). On the Effective Date, the Existing Credit Agreement shall be cancelled and be of no further force or effect.

•
On the Effective Date, all Existing Partnership Interests shall be cancelled, and, in exchange therefor, each Holder of such Equity Interests shall receive its pro rata share of the Partnership Consideration. As provided in Article III.C(vii) of the Plan, the Partnership Consideration shall be in the form of, as elected by each such holder, (i) Partnership Equity Consideration, which is a percentage amount of New Common Equity equal to up to 4.5% of the New Common Equity, (ii) Partnership Cash Consideration, which is an amount of cash equal to up to 4.5% of $145,000,000 or (iii) a combination of the Partnership Equity Consideration and the Partnership Cash Consideration.

•
On the Effective Date, the TRA shall be cancelled and be of no further force or effect, the TRA Claims shall be discharged and, in consideration therefor, each Holder of an Allowed TRA Claim shall receive its pro rata share, as compared to all Holders of TRA Claims, of the Partnership Consideration to which PubCo and the Blocker Entity are entitled as Existing Partnership Equityholders, which Partnership Consideration shall be in the form of Partnership Equity Consideration or Partnership Cash Consideration or a mix thereof, at the sole election of such Holder of a TRA Claim.

•	On the Effective Date, all Existing PubCo Interests shall be cancelled, and Holders of Existing PubCo Interests shall receive no recovery under the Plan.

•
Immediately after the Effective Date, the New Board of the Company is expected to adopt the MIP under which eight percent (8%) of the New Common Equity, in the form of New Class A Common Stock, will be reserved for issuance by the New Board to management employees. The MIP Equity would proportionately dilute all of the New Common Equity issued pursuant to the Plan. Pursuant to the MIP, it is expected that, upon adoption the New Board shall grant the Effective Date Grant of fifty percent (50%) of the MIP Equity, twenty-five percent (25%) of which would be in the form of restricted stock units and seventy five percent (75%) of which would be in the form of options struck at the implied value of each share of New Common Equity on the Effective Date and which would vest in four equal installments on such grant date and the first three anniversaries of the Effective Date.

•
To fund the fees and expenses of the Restructuring Transactions, the Partnership Cash Consideration and a portion of the Term Lender Cash Consideration, if necessary, as well as for general corporate purposes and working capital, on and after the Effective Date, Reorganized Orchard shall borrow funds from the New RCF Commitment Party under a new revolving credit facility, the New RCF, in an aggregate principal amount of at least $65,000,000, but not to exceed $70,000,000. The New RCF Commitment Party’s commitment to fund the New RCF will be evidenced in a commitment letter to be entered into on or prior to the Petition Date. The New RCF will mature four years from the Effective Date with interest payable at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus 5.00% per annum on drawn amounts and at a rate of 3.00% per annum on undrawn amounts. Subject to the terms and conditions contained in the New RCF Commitment Letter and the RSA, the New RCF Commitment Party shall receive (i) the New RCF Commitment Fee in an amount equal to 4.0% of the commitments under the New RCF, payable in cash, which shall be earned as of the date of the New RCF Commitment Letter and shall be due and payable upon the earlier of (x) the Effective Date and (y) the effective date of any Subsequent Restructuring Transaction and (ii) the New RCF Closing Fee equal to 4.0% of the commitments under the New RCF, payable in cash and on the Effective Date.

•	The New Board shall consist of five (5) directors, which shall include the chief executive officer of Reorganized JGW and four (4) other directors selected by the Required Consenting Lenders.

•
The Plan will provide for customary releases of specified Claims held by the Debtors, the Consenting Lenders, the TL Agent, the Consenting Members and certain other specified parties against one another and for customary exculpations and injunctions. In addition, pursuant to the Releases, certain of the Non-Debtor Affiliates that are Subsidiary Guarantors, as defined in, and under the Existing Credit Agreement, shall be deemed automatically released from the Obligations, as defined in, and under the Existing Credit Agreement as of the Effective Date.

The Plan Supplement, which may include, among other things, a term sheet summarizing the key terms of the New RCF, the New RCF Commitment Letter, the MIP, a list of the members of the New Board and the New JGW Governance Documents, shall be filed with the Bankruptcy Court no later than seven (7) days prior to the Voting Deadline, as further described in Section V.B of this Disclosure Statement. The Debtors will not serve copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement from Prime Clerk, LLC by: (1) calling the Debtors’ restructuring hotline at the telephone number, for domestic calls at 929-333-8975 and for international calls at 855-547-8800; (2) visiting the Debtors’ restructuring website, http://cases.primeclerk.com/jgwentworth; or (3) writing to the Voting Agent (as defined below) at 830 Third Avenue, 9th Floor, New York, NY 10022.

The following table summarizes, assuming an Effective Date of December 31, 2017, (i) the treatment of Claims and Equity Interests under the Plan, (ii) which Classes are Impaired by the Plan, (iii) which Classes are entitled to vote on the Plan, (iv) the estimated recoveries for Holders of Claims and Equity Interests in each Class and (v) the estimated amount of Allowed Claims for each Class of Claims. The table is qualified in its entirety by reference to the full text of the Plan. For a more detailed summary of the terms and provisions of the Plan, see Article IV of this Disclosure Statement. A detailed discussion of the analysis underlying the estimated recoveries, including the assumptions underlying such analysis, is set forth in the valuation analysis described herein and as set forth on Exhibit D (the “Valuation Analysis”).

Class	Claim or Equity Interest	Treatment	Status	Voting Rights	Approx. Percentage Recovery	Estimated Amount of Allowed Claims or Interests
1	Term Loan Claims
In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed Term Loan Claim, on the Effective Date, except to the extent a Holder of an Allowed Term Loan Claim agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed Term Loan Claim will receive its Pro Rata share of (a) the Term Lender Cash Consideration and (b) ninety-five and one-half percent (95.5%) of the New Common Equity in the form of New Class A Common Stock, which New Common Equity is subject to dilution on and after the Effective Date by the MIP; provided, that the percentage of the New Common Equity allocable to all Holders of an Allowed Term Loan Claim will increase to the extent that Holders of an Allowed Existing Partnership Interest elect to receive the Partnership Cash Consideration (or, in the case of PubCo and the Blocker Entity, as Holders of Allowed Existing Partnership Interests, to the extent elected by Holders of Allowed TRA Claims on account of their Claims against PubCo).
			Impaired	Entitled to Vote	39% – 46%	$456mm
2	Other Secured Claims	In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed Other Secured Claim, on the Effective Date, at the option of the Debtors with the consent of the Required Consenting Lenders, each Allowed Other Secured Claim will be (i) paid in full in Cash, (ii) Unimpaired and Reinstated or (iii) treated on such other terms as either (x) the applicable Debtor, with the consent of the Required Consenting Lenders, or (y) the applicable Reorganized Debtor, as applicable, and the Holder thereof may agree.	Unimpaired	Presumed to Accept	100%	Undetermined[2]
3	General Unsecured Claims
All Allowed General Unsecured Claims are Unimpaired by the Plan. At the option of the Debtors or the Reorganized Debtors, as applicable, (i) the Plan may leave unaltered the legal, equitable, and contractual rights of a Holder of an Allowed General Unsecured Claim, (ii) the Debtors or the Reorganized Debtors, as applicable, may pay such Allowed General Unsecured Claims in full in Cash on the Effective Date or as soon thereafter as is practicable, (iii) the Debtors or the Reorganized Debtors, as applicable, may pay such Allowed General Unsecured Claim in a manner agreed to by the Holder of such Claim, or (iv) the Plan may reinstate the legal, equitable, and contractual rights of the Holder of an Allowed General Unsecured Claim in accordance with section 1124(2) of the Bankruptcy Code.
			Unimpaired	Presumed to Accept	100%	Undetermined[2]

Class	Claim or Equity Interest	Treatment	Status	Voting Rights	Approx. Percentage Recovery	Estimated Amount of Allowed Claims or Interests
4	TRA Claims
In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed TRA Claim, on the Effective Date, except to the extent a Holder of an Allowed TRA Claim agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed TRA Claim will receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims, of the Partnership Consideration to which PubCo is directly or indirectly entitled on account of the Existing Partnership Interests held directly by PubCo, or indirectly by PubCo through the Blocker Entity, which Pro Rata share of such Partnership Consideration will be either, as elected by such Holder in its sole discretion, (i) the Partnership Equity Consideration in the form of New Class A Common Stock, (ii) the Partnership Cash Consideration or (iii) a combination of the Partnership Equity Consideration and the Partnership Cash Consideration; provided, however, that the JLL GP, on account of its interest in the Allowed TRA Claims held by the JLL Holders, will receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims, of the Partnership Consideration in the form of Partnership Equity Consideration, which will be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided, further, however, that any Holder of an Allowed TRA Claim that fails to properly elect the form of Partnership Consideration it is entitled to receive on its Ballot will receive such Partnership Consideration in the form of Partnership Equity Consideration and such Partnership Equity Consideration will be in the form of New Class A Common Stock.
			Impaired	Entitled to Vote	2% - 3%	$160mm
5	Intercompany Claims	Each Allowed Intercompany Claim will be adjusted, continued, contributed to capital or discharged to the extent determined by either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable.	Unimpaired	Presumed to Accept	100%	N/A
6	Intercompany Interests	On the Effective Date, all Allowed Intercompany Interests will be Reinstated and otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.	Unimpaired	Presumed to Accept	100%	N/A

Class	Claim or Equity Interest	Treatment	Status	Voting Rights	Approx. Percentage Recovery	Estimated Amount of Allowed Claims or Interests
7	Existing Partnership Interests
On the Effective Date, except to the extent a Holder of an Allowed Existing Partnership Interest agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed Existing Partnership Interest will receive its Pro Rata share, as compared to all Holders of Allowed Existing Partnership Interests, of either, as elected by such Holder in its sole discretion (or, in the case of PubCo and the Blocker Entity, as Holders of Allowed Existing Partnership Interests, as elected by Holders of Allowed TRA Claims in their respective sole discretion in accordance with Article III.C(iv)(2) of the Plan and on account of their Claims against PubCo), (i) the Partnership Equity Consideration in the form of New Class A Common Stock, (ii) the Partnership Cash Consideration or (iii) a combination of the Partnership Equity Consideration and the Partnership Cash Consideration; provided, however, that the JLL GP, on account of its interest in the Allowed Existing Partnership Interests held by the JLL Holders, will receive its Pro Rata share, as compared to all Holders of Allowed Existing Partnership Interests, of the Partnership Consideration in the form of Partnership Equity Consideration, which will be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided, further, however, that any Holder of an Allowed Existing Partnership Interest that fails to properly elect the form of Partnership Consideration it is entitled to receive on its Ballot will receive such Partnership Consideration in the form of Partnership Equity Consideration and such Partnership Equity Consideration will be in the form of New Class A Common Stock.
			Impaired	Entitled to Vote	N/A	N/A
8	Existing PubCo Interests	On the Effective Date, all Existing PubCo Interests will be cancelled, and Holders of Existing PubCo Interests will receive no recovery under the Plan.	Impaired	Deemed to Reject	0%	N/A
2    The Debtors are not aware of any material Claims in either Class 2 or 3 but anticipate that such Claims will be satisfied in full in accordance with the Plan if any Claims are made.

Where to Find Additional Information; Incorporation by Reference
PubCo currently files quarterly and annual reports with, and furnishes other information to, the SEC. Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Company Filings” link for “J.G. Wentworth Co”. Each of the following filings by PubCo is incorporated by reference herein as if fully set forth herein and is a part of this Disclosure Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 29, 2017.

•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017, for the quarter ended June 30, 2017, filed with the SEC on August 14, 2017, and for the quarter ended September 30, 2017, filed with the SEC on November 14, 2017.

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017.

•
Current Reports on Form 8-K, filed with the SEC on March 22, 2017, April 14, 2017, May 19, 2017, May 22, 2017, June 5, 2017, August 10, 2017, August 25, 2017, November 9, 2017 and December 1, 2017 (solely with respect to the information set forth in item 5.02).

In addition, all documents filed by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Disclosure Statement and before the Effective Date are incorporated by reference herein as if fully set forth herein and will be a part of this Disclosure Statement, excluding each Form 8-K or any portion of any Form 8-K not deemed “filed” pursuant to the General Instructions of Form 8-K.

THE DEBTORS BELIEVE THAT THE COMPROMISE CONTEMPLATED UNDER THE PLAN IS FAIR AND EQUITABLE, WILL MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDES THE BEST RECOVERY TO CLAIM AND EQUITY INTEREST HOLDERS.

FOR THESE REASONS AND OTHERS DESCRIBED HEREIN, THE DEBTORS URGE ALL PARTIES ENTITLED TO VOTE TO TIMELY RETURN THEIR BALLOT AND TO VOTE TO ACCEPT THE PLAN.

II.
BUSINESS; BACKGROUND TO THE RESTRUCTURING

A.	The Company
The Company is focused on providing direct-to-consumer access to financing solutions through a variety of avenues, including: mortgage lending, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans. The Company’s direct-to-consumer businesses use digital channels, television, direct mail and other channels to offer access to financing solutions. The Company warehouses, securitizes, sells or otherwise finances the assets that it purchases in transactions that are structured to ultimately generate cash proceeds to it that exceed the purchase price it paid for those assets.
The Company first entered the deferred payment obligation business in 1992 as J.G. Wentworth and Company by forming a special purpose vehicle for the primary purpose of purchasing deferred auto insurance obligations. Utilizing the legal, marketing, credit and operational/organizational infrastructure developed through participation in the auto insurance settlement market, the Company began buying structured settlement payments in 1995. The Company was among the first market participants to recognize the potential of providing liquidity to structured settlement holders and was active in the development of the regulatory framework for structured settlement payment purchasing, voluntarily approaching the Attorney Generals of a number of states in the late 1990s to review with them its business practices in the then emerging and unregulated market. As a result of its experience buying deferred payment obligations, it quickly became a market leader in the developing structured settlement payments secondary market. In March 2005, the Company expanded its product offering with the annuity purchase program, capitalizing on prior marketing efforts, brand and operating and purchasing platforms. Since 2005, annuity payment purchases have been approved by ratings agencies and by the Company’s warehouse facility provider, thereby becoming eligible to be securitized. In 2011, the Company acquired Orchard and its direct and indirect subsidiaries to expand its product offering into purchasing and financing future payment streams associated with structured settlement, annuity and lottery payment streams and interests in the proceeds of legal claims. In 2015, pursuant to the acquisition (the “WestStar Acquisition”) of all of the issued and outstanding capital stock of WestStar Mortgage Inc. (“WestStar”), a company primarily engaged in originating, selling and servicing residential mortgage loans, the Company entered into the home lending industry.
The Company’s principal executive offices are located at 1200 Morris Avenue, Suite 300, Chesterbrook, Pennsylvania 19087.
For the year ended December 31, 2016, the Company had revenue of $324.7 million, of which $215.4 million was from its Structured Settlements payments segment (“Structured Settlements”) and $109.3 million was from its Home Lending segment (“Home Lending”) which the Company acquired on July 31, 2015. For the nine months ended September 30, 2017, the Company had revenue of $324.0 million, of which $242.1 million was from its Structured Settlements segment and $81.9 million was from its Home Lending segment.

B.	Operations
The Company manages itself through the following two business segments:
(i)Structured Settlements: Structured Settlements provides liquidity to individuals with financial assets such as structured settlements, annuities and lottery winnings by either purchasing these financial assets for a lump-sum payment, issuing installment obligations payable over time or serving as a broker to other purchasers of those financial assets. The Company engages in warehousing and subsequent resale or securitization of these various financial assets. Structured Settlements also includes corporate activities, payment solutions, pre-settlements and providing (i) access to providers of personal lending and (ii) access to providers of funding for pre-settled legal claims.
(ii)Home Lending: Home Lending is primarily engaged in retail mortgage lending, originating primarily Federal Housing Administration, U.S. Department of Veterans Affairs and conventional mortgage loans, and is approved as a Title II, non-supervised direct endorsement mortgagee with the U.S. Department of Housing and Urban Development (“HUD”). In addition, Home Lending is an approved issuer with the Government National Mortgage Association (“Ginnie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the U.S. Department of Agriculture, as well as an approved seller and servicer with the Federal National Mortgage Association (“Fannie Mae”).

C.	The Company’s History and Organizational Structure

1.	Corporate Structure
Prior to the Restructuring
PubCo is a Delaware holding company that was incorporated on June 21, 2013. PubCo currently operates through its managing membership in the Partnership, its sole operating asset. The Partnership is a controlled and consolidated subsidiary of PubCo and is owned (directly and indirectly through the Blocker Entity) by PubCo and the other Existing Partnership Equityholders. Holdings is a wholly-owned subsidiary of the Partnership, and Orchard is, in turn, a wholly-owned subsidiary of Holdings. All of the operations of the enterprise are conducted at the Non-Debtor Affiliates, which are wholly-owned indirect subsidiaries of the Partnership.
The Company maintains an “Up-C Structure” pursuant to which (i) the Partnership, which is organized as a limited liability company, holds all of the assets and operations of the Company through its wholly-owned subsidiary, Holdings, (ii) the public shareholders hold their interest in PubCo, a corporation, (iii) the pre-IPO (as defined below) owners of the Company hold their interests through the Partnership and (iv) pursuant to the Amended and Restated Limited Liability Company Agreement of JGWPT Holdings, LLC (n/k/a the Partnership), dated as of November 13, 2013 (the “Existing LLC Agreement”), one Voting Common Interest or Restricted Common Interest (each as defined in the Existing LLC Agreement) in the Partnership, together with one share of Existing Class B Common Stock, is exchangeable for one share of Existing Class A Common Stock; one

Non-Voting Common Interest (as defined in the Existing LLC Agreement) in the Partnership is exchangeable for one share of Existing Class C Common Stock.
The existing corporate structure chart, which is included in the corporate structure charts attached as Exhibit C hereto (the “Structure Charts”), provides an illustrative representation of the current corporate and organizational structure of the Debtors.
Following the Restructuring
On and after the Effective Date, Reorganized PubCo will continue to operate through its managing membership in the Partnership and, other than the change to the ownership of the Partnership (as described below), the remainder of the Company’s corporate structure, including the Company’s existing Up-C Structure, shall be maintained and be unaffected, including that Holdings shall remain a wholly-owned subsidiary of the Partnership and that Orchard shall remain a wholly-owned subsidiary of Holdings.
Following the Restructuring, the Term Lenders will own at least 95.5% of the New Common Equity, and the Existing Partnership Equityholders and the TRA Claimants will own, as applicable, the remainder of the New Common Equity, which New Common Equity will be direct economic interests in the Reorganized PubCo (and Reorganized PubCo and the Reorganized Blocker Entity shall collectively receive an equivalent amount of New Partnership Interests, which, as between such Entities, shall be received in the same proportion as the proportion of Existing Partnership Interests held by PubCo and the Blocker Entity prior to the Effective Date, as further described below), provided, that the JLL GP, on account of its interest in the Allowed TRA Claims or Allowed Existing Partnership Interests held by the JLL Holders, shall receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims or Allowed Existing Partnership Interests, respectively, of the Partnership Consideration in the form of Partnership Equity Consideration, which shall be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided further, that all such New Common Equity shall be subject to dilution by the MIP on and after the Effective Date.

An illustrative representation of the corporate and organizational structure of the Reorganized Debtors immediately following the Restructuring Transactions is included in the Structure Charts attached as Exhibit C hereto and a condensed version is below.

2.	Employees
As of September 30, 2017, the Company had approximately 725 full-time employees; however, of these full-time employees, only one, its current Chief Executive Officer, is employed directly by a Debtor. None of the Company’s employees are covered by collective bargaining agreements or represented by an employee union.

D.	Management
The current senior management of the Company is comprised of Stewart A. Stockdale, Chief Executive Officer and Director; Stephen A. Kirkwood, Executive Vice President, Chief Legal and Compliance Officer, and Corporate Secretary; Aikaterini (Katerina) Cozza, interim Chief Financial Officer and principal financial officer; Michael Shaw, Chief Accounting Officer and principal accounting officer; Phil Buscemi, President, Home Lending; John Owens, Senior Vice President, Chief Marketing Officer; Greg Schneider, Executive Vice President and Chief Information Officer; Bill Schwartz, Vice President, Chief Human Resources Officer; and Steven Sigman, Chief Operations and Administration Officer.
The current board of directors of PubCo (the “Existing Board”) is comprised of Alexander R. Castaldi, Robert C. Griffin, Kevin T. Hammond, Gérard van Spaendonck, William J. Morgan, Francisco J. Rodriguez, Robert N. Pomroy and Stewart A. Stockdale. The Existing Board applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable rules of the SEC and an “Independent Director” as such term is defined in the rules and listing requirements of the OTCQX® Market (the “OTCQX”). The Existing Board, in applying the above-referenced standards, has affirmatively determined that Messrs. Griffin, Morgan and Pomroy are “independent” and “Independent Directors”. The Existing Board includes one management director, Mr. Stockdale, who is the Company’s Chief Executive Officer. The Board of Directors has determined that Mr. Stockdale is not independent under the rules and listing requirements of the OTCQX. In addition, the Existing Board includes the following non-management directors about whom the Existing Board has made no determination with respect to independence: Messrs. Alexander R. Castaldi, Kevin T. Hammond, Gérard van Spaendonck and Francisco J. Rodriguez, each of whom is affiliated with JLL Partners, Inc. (“JLL”).

E.	Regulation of the Company’s Business
The Company is subject to federal, state and, in some cases, local regulation in the jurisdictions in which it operates. These regulations govern and/or affect many aspects of its overall business. Certain government regulations may cover both of its business segments while other government regulations may cover specific business segments only.
In order to comply with the laws and regulations applicable to its businesses, the Company has policies, standards and procedures in place for its business activities and with its third-party vendors and providers. Laws, regulations and related guidance evolve regularly, requiring the Company to adjust its compliance program on an ongoing basis. This will be particularly true of the next few months and years if the government overhauls much of the current regulatory landscape, which is the expectation of many professionals in the financial services industry. As discussed further in the risk factors in Article XII of this Disclosure Statement, any future regulatory modifications could have a substantial impact on the Company’s profitability in the short, medium and long terms.

F.	Prior and Pending Litigation Proceedings
In the ordinary course of its business, the Company is party to various legal proceedings, including but not limited to those brought by its current or former employees, customers and competitors, the outcome of which cannot be predicted with certainty.
Other than as disclosed in this Disclosure Statement below or as set forth in PubCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, which are incorporated by reference herein, the Company is not involved in any legal proceedings that are expected to have a material adverse effect on its business, financial condition, results of operations and cash flows.
The Company’s policy is to defend vigorously all claims and actions brought against the Company. Although the Company intends to continue to defend itself aggressively against all claims asserted against it, currently pending proceedings and any future claims are subject to the uncertainties attendant to litigation and the ultimate outcome of any such proceedings or claims cannot be predicted. Due to the nature of its business, at any time the Company may be a plaintiff in a proceeding pursuing judgment against parties from whom the Company has purchased a payment stream.

G.	The Company’s Capital Structure
The current capital structure of the Debtors as of the date of this Disclosure Statement includes the following:

(a)	Indebtedness comprised of the Term Loans under the Existing Credit Agreement in an aggregate principal amount outstanding of $449.5 million;

(b)	The Existing Partnership Interests held by the Existing Partnership Equityholders;

(c)	The TRA Claims against PubCo held by the TRA Claimants; and

(d)
The Existing PubCo Interests, including the Existing Class A Common Stock, the Existing Class B Common Stock, the Existing Class C Common Stock, if any, and any warrants, options, profit interest units, or rights to acquire any such Equity Interests in PubCo.

1.	Equity Ownership
PubCo’s authorized capital structure consists of three classes of common stock: the Existing Class A Common Stock, the Existing Class B Common Stock and the Existing Class C Common Stock. As of October 31, 2017, approximately 16.4 million shares of the Existing Class A Common Stock are outstanding, and approximately 8.6 million shares of the Existing Class B Common Stock are outstanding. There is no Existing Class C Common Stock issued and outstanding.
In addition, as of November 13, 2017, PubCo had outstanding the following additional equity securities:

•	1,491,586 stock options to purchase shares of Existing Class A Common Stock with a weighted average exercise price of $1.69;

•	Performance-based stock units that will vest into 0 to 1.5 shares of Existing Class A Common Stock depending on the degree to which the associated performance goals are met; and

•	Warrants to purchase up to 483,217 shares of Existing Class A Common Stock.
The Existing Class A Common Stock is publicly traded. Before June 17, 2016, the Existing Class A Common Stock was traded on the New York Stock Exchange (the “NYSE”). On June 17, 2016, the Company was notified by the NYSE that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual requiring listed companies to maintain an average global market capitalization over a consecutive 30-day trading period of at least $15.0 million. As a result, the NYSE suspended trading of the Existing Class A

Common Stock at the close of trading on June 17, 2016. On June 20, 2016, the Existing Class A Common Stock began trading on the OTCQX, which is operated by OTC Markets Group, Inc., under the trading symbol “JGWE”.
On November 16, 2017, the OTC Markets Group notified that the Company no longer qualifies to be listed on the OTCQX as its market capitalization has been less than $5 million for more than 30 consecutive calendar days. The OTC Markets Group advised that the Company will be moved to the Pink Open Market (the “OTC Pink”) unless it regains compliance by December 15, 2017. The Company does not expect to be able to meet the relevant criteria to regain compliance, and therefore, will likely be moved to OTC Pink after December 15, 2017. In addition, the OTCQX rules provide that the Company will be moved to the OTC Pink immediately after filing under chapter 11 of the Bankruptcy Code. Thus, the Company will be moved to the OTC Pink on the earlier of (i) December 16, 2017 or (ii) the Petition Date.
The Partnership does not have any publicly listed securities and is managed by PubCo. The Partnership’s authorized capital structure consists of one class of interests: the Existing Partnership Interests. As of October 31, 2017, approximately 26.3 million Existing Partnership Interests were outstanding. Of such Existing Partnership Interests outstanding, approximately 30% were held by JLL and/or its affiliates, approximately 15% were held by PGHI and/or its affiliates, and approximately 55% were held directly by PubCo, or indirectly by PubCo through the Blocker Entity, all of whom have agreed to support the Restructuring Transactions as Consenting Members under the RSA. Accordingly, Consenting Members holding over 99% of the Existing Partnership Interests have agreed to vote in favor of the Plan.
Additionally, PubCo, as an Existing Partnership Equityholder, has only one material asset, its ownership (either directly or indirectly through the Blocker Entity) of approximately 55.5% of the total Existing Partnership Interests outstanding. The other Existing Partnership Equityholders hold their economic investment in the form of direct Equity Interests in the Partnership, rather than through the Existing Class A Common Stock. As a result, PubCo and such other Existing Partnership Equityholders participate in the net operating results of the Partnership on a pari passu basis, in accordance with their respective ownership in the Partnership.

2.	Prepetition Indebtedness of the Debtors; the Existing Credit Agreement
As of September 30, 2017, the Debtors have approximately $449.5 million of aggregate principal amount of funded debt under the Existing Credit Agreement and had no other material debt outstanding. Orchard is a borrower under the Existing Credit Agreement. The Existing Credit Agreement had provided for revolving credit commitments, including letter of credit commitments of an initial aggregate amount of $20.0 million and provided for term loans in an initial aggregate principal amounts of $575.0 million. The revolving loans were and the term loans are secured by a first priority lien, as further described below, which were on a pari passu basis prior to the termination of the revolving loan commitments (as described below). Obligations under the Existing Credit Agreement are guaranteed by Holdings and certain Non-Debtor Affiliates (collectively, the “Existing Credit Parties”) and are secured by a lien on substantially all of the assets of the Existing Credit Parties, subject to certain exceptions. On August 8, 2017, the Revolving Facility Termination

Date (as defined in the Existing Credit Agreement) occurred and the revolving loan commitments under the Existing Credit Agreement were terminated, with no such borrowings incurred thereunder.

3.	Indebtedness of the Non-Debtor Affiliates; the Securitization Facilities
Certain of the Non-Debtor Affiliates have entered into various loan, securitization, warehouse, sale or other financing arrangements in order to fund their respective businesses and asset originations.
With respect to receivables related to Structured Settlements, such Non-Debtor Affiliates have funded their respective businesses and originations through various warehouse loan, term securitization, term loan and whole-portfolio sale facilities. As of September 30, 2017, those Non-Debtor Affiliates had approximately $275 million of warehouse loan funding to originate such receivables. Several times throughout the calendar year those Non-Debtor Affiliates securitize or sell a portfolio of such receivables and related assets to third-party investors. In virtually all such financing arrangements, a Non-Debtor Affiliate retains servicing rights and responsibilities with respect to the underlying receivables in exchange for servicing compensation.
With respect to Home Lending, such Non-Debtor Affiliates have funded their respective businesses and originations through various warehouse, sale and loan arrangements, including financing arrangements collateralized by servicing rights and servicing compensation retained by such Non-Debtor Affiliates. As of September 30, 2017, those Non-Debtor Affiliates had approximately $290 million of such funding to originate mortgage loans. At a regular interval, those mortgage loans and related assets are sold to third party purchasers which then retain such mortgage loans on balance sheet or further transfer such mortgage loans, including into mortgage loan securitization facilities. In approximately one-half of all such financing arrangements, a Non-Debtor Affiliate retains servicing rights and responsibilities with respect to the underlying mortgage loans in exchange for servicing compensation.
As further discussed in the risk factors in Article XII of this Disclosure Statement, a limited number of these Non-Debtor Affiliate financing arrangements require the consent of (or a waiver or amendment from) certain counterparties to such financing arrangements in connection with the bankruptcy of one or more of the Debtors or the change in equity ownership of PubCo or the Partnership. A significantly greater number of such financing arrangements would require a consent, waiver or amendment if certain Non-Debtor Affiliates were the subject of a bankruptcy or insolvency proceeding or a change in equity ownership. However, pursuant to the RSA, given that the Term Lenders have agreed not to seek or cause to seek to exercise any rights or remedies against the Subsidiary Guarantors until the occurrence of the termination of the RSA, including the consummation of the Restructuring, and that such Non-Debtor Affiliates are not debtors under this proceeding and will not be the subject of any change in equity ownership, such additional consents, waivers and amendments are not required.
All such financing arrangements shall remain in effect in the ordinary course, including, without limitation, that any Claims for any guarantee or indemnity obligation against any Debtor related to any such financing arrangements shall be deemed to be Allowed Claims under Class 3, General Unsecured Claims, and shall be Unimpaired as provided in the treatment of Class 3.

H.	Significant Prepetition Contracts and Leases
As all operations of the Company occur at entities that are not Debtors in the Chapter 11 Cases, most of the Company’s existing contracts and leases shall be maintained without any impact. Such relationships are more fully described in the Company’s public filings with the SEC and are omitted here.

1.	The TRA
In connection with its initial public offering (the “IPO”), PubCo entered into the TRA in November 2013 with certain then-Holders of Existing Partnership Interests who held at such time in excess of approximately 1% of the Existing Partnership Interests outstanding immediately prior to the IPO. The TRA requires PubCo to pay such Holders, the TRA Claimants, 85% of the amount of cash savings, if any, in U.S. federal, state and local income and franchise tax that PubCo actually realizes in any tax year from increases in tax basis realized as a result of any future exchanges by Holders of Existing Partnership Interests of such Existing Partnership Interests for Existing Class A Common Stock or Existing Class C Common Stock (or cash). While the TRA remains in effect, PubCo expects to benefit from the remaining 15% of cash savings, if any, in income and franchise tax that PubCo actually realizes during a covered tax year. While the TRA remains in effect, the cash savings in income and franchise tax paid to any such Holders of Existing Partnership Interests will reduce the cash that may otherwise be available to the Company for its operations and to make future distributions to Holders of Existing Class A Common Stock. Other than as contemplated under the Plan, the TRA continues until all such tax benefits have been utilized or expired, unless PubCo exercises its right to terminate the TRA upon a change of control or there is a Material Breach (as defined in the TRA) of the TRA by PubCo.
In connection with the October 2014 merger of a subsidiary of PubCo with and into the Blocker Entity, a then-wholly-owned subsidiary of JLL Fund V AIF II, L.P., with the Blocker Entity surviving the merger and becoming a wholly-owned subsidiary of PubCo, upon its consummation, PubCo succeeded to certain tax attributes of the Blocker Entity and is required to pay the former stockholders of the Blocker Entity for use of such tax attributes in the same manner as payments made for cash savings from increases in tax basis as described above.
The TRA provides that upon certain changes of control, PubCo will be required to pay the Holders of Existing Partnership Interests amounts based on assumptions regarding the remaining payments expected to be made under the TRA (at the Company’s option, these payments can be accelerated into a single payment at the time of the change of control). As a result, the Company could be required to make payments under the TRA that are greater than or less than the specified percentage of the actual benefits PubCo realizes in respect of the tax attributes subject to the TRA.
The filing of PubCo’s Chapter 11 Case qualifies as a Material Breach. Upon the triggering of a Material Breach following such filing, all obligations under the TRA shall be accelerated and the TRA Claimants shall be owed the present value of all future tax attributes to be distributed to such TRA Claimants, subject to certain discounting and based on assumptions regarding the remaining payments expected to be made under the TRA, as further described in the TRA. It is estimated that, the occurrence of a Material Breach in December 2017 would result in Claims against PubCo held by the TRA Claimants in the aggregate amount of approximately $160 million.
In connection with entry into the RSA, on account of the aggregate amount of such TRA Claims, the parties to the RSA agreed to provide the TRA Claimants, as the sole Holders of Claims against PubCo, with the distribution under the Plan otherwise to be made to PubCo, as a Holder of the Existing Partnership Interests. Accordingly, the Plan contemplates that each TRA Claimant shall receive its pro rata share, as compared to all TRA Claimants, of the Partnership Consideration due to be distributed to PubCo. The Debtors estimate that the TRA Claimants shall receive a recovery under the Plan equal to approximately 2% to 3% of their full Claim amount. The TRA Claimants are provided this recovery under the Plan by agreement of the Consenting Lenders even though the Consenting Lenders, as secured lenders to Orchard, an indirect subsidiary of PubCo, are undersecured based on the Valuation Analysis. Nevertheless, the Consenting Lenders have agreed under the RSA to receive a significantly reduced recovery under the Plan as compared to the aggregate principal amount of all Term Loan Claims and have agreed to provide for a recovery to Holders of Existing Partnership Interests (including to the TRA Claimants on account of the recovery to which PubCo and the Blocker Entity are being provided as Existing Partnership Equityholders).

2.	Other Organizational Documents
In connection with the completion of the IPO in November 2013, PubCo entered into various transactions with its then-directors, executive officers and holders of more than 5% of PubCo’s voting securities on an as-converted to Existing Class A Common Stock basis, and affiliates thereof. In addition, in connection with the WestStar Acquisition in July 2015, PubCo entered into various transactions with the parties thereto. While each executory contract and unexpired lease shall be assumed or rejected pursuant to the Plan as determined by the Debtors, subject to the reasonable satisfaction of the Required Consenting Lenders, the following executory contracts, in addition to the TRA as described above, are expected to be rejected as of the Effective Date, subject to confirmation by the Bankruptcy Court approving such rejections. As there is no payment or other monetary obligation due under any of the following executory contracts (and, with respect to such executory contracts where the Debtors are subject to indemnification obligations, no facts or circumstances are known that would give rise to liability under any such indemnification obligation), it is anticipated that there is no basis for a claim of damages or other monetary relief against any of the Debtors arising out of a breach or otherwise therefrom, and no Claims against any of the Debtors, general unsecured or otherwise, shall arise or be payable with respect to such rejections.

•
That certain Registration Rights Agreement, dated November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.) and the Stockholders, as defined and named therein, which details the requirements of PubCo to register the exchange under the federal securities laws of the Existing Partnership Interests held by such Stockholders for Existing Class A Common Stock and pursuant to which PubCo filed a registration statement on Form S-3 with the SEC on March 31, 2015 (File No. 333-203111).

•
That certain Director Designation Agreement, dated as of November 14, 2013 (the “Director Designation Agreement”), by and among PubCo (f/k/a JGWPT Holdings Inc.), PGHI, and the JLL Holders, as defined and named therein, which details the right of and terms of the

JLL Holders and PGHI to designate four director designees and one director designee, respectively, to the Existing Board.

•
That certain Voting Agreement, dated as of November 14, 2013, by and among the Stockholders, as defined and named therein, pursuant to which, and subject to the terms therein, such Stockholders agreed to vote all of their Existing PubCo Interests in favor of the director designees of each of the JLL Holders and PGHI, as provided under the Director Designation Agreement described above.

•
That certain Voting Trust Agreement, dated as of November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.), the Trustees, as defined and named therein, and the Stockholders, as defined and named therein, pursuant to which, subject to the terms and conditions specified therein, such Stockholders agreed to deposit their Existing Class B Common Stock into a voting trust to be voted proportionately with the Existing PubCo Interests held directly or indirectly by the JLL Holders (as defined therein).

•
Any agreements to maintain a registration statement related to or in connection with that certain Stock Purchase Agreement, dated as of March 6, 2015, by and among PubCo, WestStar and the Sellers, as defined and named therein, which evidenced the WestStar Acquisition and detailed the requirements of PubCo to cause a registration statement to be declared effective in connection with the issuance of Existing Class A Common Stock pursuant thereto for the benefit of the Sellers, and pursuant to which PubCo filed a registration statement on Form S-3 with the SEC on July 16, 2015 (File No. 333-205699).

3.	The Company’s Office Lease
In addition to the Debtors’ contracts described above, the Debtors, through their subsidiary Green Apple Management Company, LLC, have an office lease in Chesterbrook, Pennsylvania, where their corporate headquarters are located. As more fully described in PubCo’s Current Report on Form 8-K, filed with the SEC on May 19, 2017, the office lease agreement was entered into on May 18, 2017 with The GC Net Lease (Wayne) Investors, LLC, as landlord, which lease runs until June 30, 2028. Reorganized JGW shall maintain its corporate headquarters at such location, and the guarantee of the office lease agreement by the Partnership shall be unimpaired under the Plan and shall not otherwise be impacted by the Restructuring.

I.	Key Events Leading to the Restructuring

1.	Operational and Industry Pressures
The Company has faced a number of operational hurdles in the months and years leading up to the Debtors’ decision to commence the Chapter 11 Cases, contributing, in part, to the substantial indebtedness under the Existing Credit Agreement being beyond the means and the needs of the Company.
In particular, both the structured settlement and home lending industries faced increasing competition. In addition to the numerous existing competitors that typically participate in the structured settlements industry, the Company faced increased competition from numerous smaller entrants to the market due to a prolonged period of low interest rates and low barriers to entry in the industry (e.g., low cost of capital and ease of online lead generation). Despite the Company’s growth in the home lending industry, the mortgage originations industry has remained highly competitive, and the Company’s competitors consist of banks, including many large financial institutions, credit unions, mortgage brokers and mortgage banking companies. The increased competition has posed a challenge for the Company to grow its business lines, with competitive pressures arising on a variety of levels based on rates, service levels, products, existing customer base and fees.
In the years leading up to the Restructuring, the Company also has had to address less favorable terms on its financings and a downgrade in its corporate family rating. While the Company has continued to access the capital markets through the execution of securitizations of its structured settlements assets and also completed direct asset sales in the years leading up to the Restructuring, due in part to its highly levered capital structure, the Company believes it realized lower proceeds than would have otherwise been available. Furthermore, new risk retention rules issued by the CFPB also impacted the proceeds the Company received from its securitizations. In 2014, the CFPB and certain other U.S. federal agencies and departments approved a credit risk retention rule that became effective on December 24, 2016, and requires sponsors of securitizations to retain not less than 5% of the credit risk of the assets and was designed to require an issuer or other entity creating an asset-backed security to retain an economic interest in a portion of the credit risk for the assets underlying the security, subject to certain exceptions. This risk retention requirement applies to securitizations of the payment streams the Company purchases in Structured Settlements. While the Company had retained a smaller portion of the economic interests prior to the new risk retention rule, the Company had also previously financed these residual economic interests. Accordingly, over time, both the higher retention requirements reducing the amount of the securitizations that could be sold and the challenges imposed on the Company’s ability to finance the residual economic interests have led to a decrease in the amount of cash that the Company has received in connection with each such securitization. Similarly, higher costs on warehouse lines also resulted in lower proceeds.
Another impact on the economics for the Company in the securitization markets was the downgrade in its rating by Moody’s Investor Service (“Moody’s”). In October 2016, Moody’s downgraded the Company’s corporate family rating and senior secured rating of Orchard to Caa3 from Caa1, with a negative outlook due to a higher risk of a distressed exchange, such as debt repurchases at a substantial discount, in-line with current trading prices, or through restructuring of existing obligations, such as through the extension of debt maturities. In June 2017, Standard & Poor’s similarly downgraded the rating of the Company. A downgraded credit rating has adversely affected the availability and pricing of other new financing on favorable terms, including at the securitization facilities. Further, following the Company’s public announcement of entry into the RSA, Standard & Poor’s further downgraded the Company’s rating from CCC- to D in November 2017.
Due to changes in the guidelines and standards the Company has generally had to face increased scrutiny from the federal, state and local regulators in certain of the jurisdictions in which the Company operates. Moreover, certain of the regulators have intensified their scrutiny of the Company’s financial health as a result of the rumors about the Company’s financial distress. This scrutiny has not only forced the Company’s management to spend significant time and resources in discussions with such regulators about its financial health, but also steered the Company’s strategy to pro-actively seek measures to improve its balance sheet to assure the regulators of the Company’s continued and successful business operations.
Similarly, the Company’s operational health has been increasingly threatened by unforeseen disruptions to its business from, without limitation, (a) a business counterparty potentially becoming overly concerned with the Company’s leverage, (b) its highly qualified management team pursuing other options and (c) the reputational risk associated with losing customers or management or facing liquidity concerns.
As more fully described in Section II.G.1 of this Disclosure Statement, while the Existing Class A Common Stock had been listed on the NYSE since PubCo’s IPO in November 2013, on June 17, 2016, the Company was notified by the NYSE that the Company was not in compliance with the NYSE’s continued listing standards. As a result, the NYSE suspended trading of the Existing Class A Common Stock at the close of trading on June 17, 2016, the Existing Class A Common Stock began trading on the OTCQX on June 20, 2016, and the Existing Class A Common Stock was removed from listing on the NYSE following the filing by the NYSE of a Form 25 on July 6, 2016. In addition, as further described in Section II.G.1, pursuant to the notice received by the Company from the OTC Markets Group that the Company’s market capitalization has been less than $5 million for more than 30 consecutive calendar days and does not expect to meet the relevant criteria to regain compliance, as well as the OTCQX rules , the Company will be moved to the OTC Pink on the earlier of (i) December 16, 2017 or (ii) the Petition Date.
Moreover, in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, the Company added disclosure on management’s assessment of the Company’s ability to continue as a going concern. Nevertheless, in applying the relevant standard to be applied for an entity’s ability to continue as a going concern under applicable Financial Accounting Standards for the quarters ended June 30, 2017, and September 30, 2017, the Company also disclosed that it expected to generate and maintain sufficient cash flows to fund its operations and meet all expected liabilities and obligations, including interest payments associated with the Term Loans.

2.	Strategic Responses and Restructuring Negotiations
Because its operations overall has maintained an overall positive outlook despite the headwinds it has faced, the Company has worked diligently to proactively react to the pressures it faced, which predominately were borne from its leverage under the significant indebtedness owed under the Existing Credit Agreement relative to its operational profitability. As further evidenced by its negative cash flow, primarily due to approximately $32 million of cash interest per year, the Company believed that both Structured Settlements and Home Lending would benefit from proactive deleveraging, which the Company believed would result in reduced borrowing costs and increased securitization spreads, improved relations with GSEs and warehouse lenders, improved competitive positioning and a more appropriate debt capacity to better align the sensitivity of Home Lending to sudden changes in interest rates. Nonetheless, the Debtors observed that there were no near-term triggers on its capital structure, with the Term Loans maturing in February 2019, no draws on the Company’s existing revolving facility and no other anticipated near-term events of default, and that the Company still maintained a healthy liquidity position, with approximately $80 million of cash as of December 31, 2016. As the long-term viability of the Company’s capital structure and cash balance became increasingly challenged, the Company began to explore potential transactions to deleverage its business.
On December 15, 2016, the Debtors retained Evercore, as investment banker (“Evercore”), to assist in opportunistically addressing the Company’s capital structure. On February 21, 2017, the Debtors retained Simpson Thacher & Bartlett LLP (“STB” and, together with Evercore, the “Company Advisors”) as legal counsel. Together with STB, Evercore initially helped facilitate diligence with respect to the business plan, taxes and legal structuring and evaluated transaction alternatives.
In February 2017, recognizing the importance of swift action to preserve liquidity and enterprise value, and on the advice of its advisors, the Board authorized Evercore to begin reaching out to certain Term Lenders regarding a proactive and consensual deleveraging of the Company’s balance sheet to ultimately achieve greater operational flexibility and improved equity value. In order to engage in and advance the discussions on a possible restructuring, during the months of February and March 2017, the Debtors entered into separate Confidentiality Agreements (each, “an NDA”) with certain Term Lenders. However, despite Evercore, STB and the Company’s efforts, discussions with such Term Lenders stalled without reaching an agreement on the terms of a possible transaction. Pursuant to its obligations under the NDAs, on April 12, 2017, the Company filed with the SEC a Current Report on Form 8-K disclosing, among other things, the then most recent material terms of a possible transaction. While the parties failed to agree on all material terms, leading to the filing of the Current Report, the discussions nonetheless created the framework for the terms of the eventually agreed upon Restructuring Transactions and encouraged the Company to continue to engage the Term Lenders on the terms of a possible restructuring upon the Term Lenders’ assembly into an organized group.
In April 2017, for the benefit of the Term Lenders, the TL Agent formally retained Davis Polk & Wardwell LLP, as legal counsel (“DPW”), and, in turn, for the benefit of the TL Agent, on behalf of the Term Lenders, DPW formally retained CDG Group, LLC (now, FTI Consulting), as financial advisor (“FTI” and, together with DPW, the “TL Agent Advisors”). Upon such retention, the TL Agent Advisors conducted significant diligence of the Company for the benefit of the Term Lenders, including holding multiple meetings with the Company and the Company Advisors. After conclusion of diligence by the TL Agent Advisors, through the TL Agent Advisors and the Company Advisors, Term Lenders holding a majority of the Term Loans (the “Ad Hoc Committee”) and the Company negotiated the material terms of a potential comprehensive restructuring and recapitalization of the Company. From June 2017 through the Fall of 2017, the Company and the Ad Hoc Committee exchanged term sheets for a possible transaction and, through good faith and arms’-length negotiations, worked collaboratively and constructively towards a consensual restructuring. At the same time, the Company worked tirelessly to preserve liquidity, maintain its relationships with business and financing counterparties and satisfy the requests and inquiries of the regulatory bodies overseeing its business lines. These efforts provided the Company with enough breathing room to effectively negotiate and execute on an attractive consensual restructuring.

3.	Restructuring Support Agreement
In November 2017, the Existing Board convened to consider the material terms of a restructuring proposal and authorized the Debtors’ entry into the RSA, concluding that the terms of the RSA and the Restructuring are in the best interests of the Company, its creditors and its other stakeholders, including the Voting Parties. The RSA, executed on November 9, 2017, outlines a restructuring process and post-reorganization capital structure that is designed to de-lever the Debtors’ balance sheet and provide for an expedient emergence from chapter 11. Pursuant to the RSA, the Consenting Lenders, the TL Agent and Consenting Members have agreed to, among other things, (i) support and complete the Restructuring Transactions in accordance with the RSA and the Plan, (ii) vote their Claims or Equity Interests, respectively, in favor of the Plan, (iii) support confirmation of the Plan and the Debtors’ entry into each of the Plan Documents, including the New RCF Commitment Letter, the New RCF Credit Agreement, the New JGW Organizational Documents and the MIP, (iv) not seek or support any alternative restructuring transactions or take any action inconsistent with the Plan and (v) approve such other definitive documentation as contemplated under the RSA, the Ballots and other materials related to the solicitation of votes for the Plan, and any other agreements, instruments, petitions, motions, pleadings, orders and/or documents that are filed by the Debtors in connection with the Plan and Disclosure Statement or the Chapter 11 Cases. The transactions contemplated by the RSA represent a comprehensive resolution of extensive and complex issues relating to the Debtors to be implemented through the Plan.

III.
ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES
Upon receipt of Plan Approval, as well as receipt of certain Third Party Approvals, the Debtors will commence the Chapter 11 Cases. The filing of voluntary petitions for relief under chapter 11 of the Bankruptcy Code will commence the Chapter 11 Cases, at which time the Debtors will be afforded the benefits, and become subject to the limitations, of the Bankruptcy Code. Despite the commencement of the Chapter 11 Cases, the remaining Term Lenders that have not yet voted their Term Loan Claims to accept or reject the Plan and Holders of Claims and Holders of Equity Interests in any of the other Voting Classes may continue to vote their Claims and/or Equity Interests to accept or reject the Plan until the Voting Deadline, which shall be established by the Bankruptcy Court and which, pursuant to the RSA must be prior to 11:59 p.m. prevailing Eastern Time on December 29, 2017, the date that is 28 days after the date hereof.

A.	Timetable for the Chapter 11 Cases
The Debtors believe it is critical that the length of their stay in chapter 11 be as short as practicable, because protracted bankruptcy proceedings could significantly and detrimentally impact the Company’s relationships with customers, employees, the GSEs and certain Government Agencies, financing counterparties and vendors. It therefore is critical that the Restructuring Transactions be effectuated as expeditiously as possible.
Notwithstanding the below milestones, the Debtors may, in their sole discretion, commence the Chapter 11 Cases sooner, which may occur upon receipt of Plan Approval as well as receipt of certain Third Party Approvals.
The Debtors further do not expect the Chapter 11 Cases to be protracted. In fact, the Debtors will request that the Bankruptcy Court confirm the Plan as soon as the Bankruptcy Court will allow and is practicable. Specifically, the RSA includes the outside dates for the achievement of the following milestones:

December 1, 2017	Launch Solicitation
January 12, 2018	Voting Deadline
January 18, 2018	Commencement of the Chapter 11 Cases and Execution of the New RCF Commitment Letter
January 19, 2018	Filing of the Plan and the Scheduling Motion
January 23, 2018	Entry of the Interim Cash Collateral Order
February 20, 2018	Entry of the Final Cash Collateral Order
March 9, 2018	Entry of the Confirmation Order
March 30, 2018	Occurrence of substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Plan

Although the Debtors will request relief that will allow the Company to satisfy the above milestones, there can be no assurance that the Bankruptcy Court will grant such requests. Furthermore, although the Debtors believe that the above milestones provide the Debtors with sufficient time to obtain all required Third Party Approvals in connection with the Restructuring Transactions, there can be no assurance if and when any of the Third Party Approvals will be obtained or as to the conditions or limitations that any such Third Party Approvals may contain or impose. Furthermore, the Outside Consummation Date is subject to an extension by 30 calendar days, or such other amount of time as agreed between the parties to the RSA, if the only conditions precedent outstanding to consummate the Restructuring Transactions relate to obtaining the Third Party Approvals. Achieving the various milestones under the RSA is crucial to reorganizing the Debtors successfully. The Plan provides that the Effective Date will be a business day on which (i) all conditions to the Plan’s confirmation in Article VIII.A of the Plan have been satisfied or waived as provided for in Article VIII.B of the Plan and (ii) consummation of the Restructuring Transactions has occurred.

B.	Commencement of the Chapter 11 Cases and First Day Motions
The Debtors anticipate that they will operate their business in the ordinary course during the pendency of the Chapter 11 Cases as they had prior to the Petition Date, and the Chapter 11 Cases are anticipated to have little to no impact to any of the Non-Debtor Affiliates, where all operations of the enterprise are conducted, or any of their customers, vendors or counterparties. To facilitate the prompt and efficient implementation of the Plan through the Chapter 11 Cases, shortly after the Petition Date, the Debtors will seek authority to have the Chapter 11 Cases administered jointly. On the Petition Date, the Debtors will file various motions seeking relief from the Bankruptcy Court to facilitate a smooth reorganization through the Chapter 11 Cases, and minimize any disruptions to the operations of the Company. The following is a brief overview of the relief the Debtors anticipate requesting to maintain their operations in the ordinary course.

1.	First and Second Day Relief
As noted above, the Debtors are holding companies and all operations of the enterprise are conducted by certain Non-Debtor Affiliates. Accordingly, the Debtors anticipate seeking relatively limited “first day” relief. The Debtors anticipate filing certain motions and applications requesting various types of “first day” and “second day” relief to enable the Debtors to preserve value and efficiently administer the Chapter 11 Cases, including, among other things: (a) an order authorizing the Debtors to use cash collateral during the Chapter 11 Cases, and granting certain adequate protection to certain secured parties and (b) an order authorizing the Debtors to continue using their existing cash management system, to the extent that certain funds flow through accounts in the name of one of the Debtors, honor certain prepetition obligations related thereto, maintain existing business forms, honor their obligations under insurance policies entered into prepetition in the ordinary course, and continue to honor ordinary course business arrangements with and through their Non-Debtor Affiliates.

2.	Additional Motions
The Debtors may file, on or after the Petition Date, additional motions seeking relief from the Bankruptcy Court in order to stabilize the Debtors’ businesses during the pendency of the Chapter 11 Cases.

C.	Other Procedural Motions and Retention of Professionals; Other Matters Concerning the Chapter 11 Cases
The Debtors anticipate filing several other motions that are common to chapter 11 proceedings of similar size and complexity as the Chapter 11 Cases, including the extension of the deadlines to file schedules and statements, and ultimate waiver if the Plan is effectuated; applications to retain various professionals to assist the Debtors in the Chapter 11 Cases; authorization to continue to utilize and pay non-bankruptcy professionals in the ordinary course of business; authorization to consolidate procedurally and jointly administer the Chapter 11 Cases; and the appointment of a claims and noticing agent. In particular, the Debtors anticipate filing applications, and seeking Bankruptcy Court orders, for approving the retention of various professionals to assist the Debtors in carrying out their duties as debtors in possession and to represent their interests in the Chapter 11 Cases, including:

•	Simpson Thacher & Bartlett LLP, as restructuring co-counsel;

•	Young Conaway Stargatt & Taylor LLP, as Delaware restructuring co-counsel;

•	Evercore Partners, as investment banker;

•	KPMG, as bankruptcy accounting and tax advisors;

•	Ernst & Young, as auditors to the Debtors;

•	Ankura Consulting, as restructuring advisor; and

•	Prime Clerk LLC, as administrative advisor, notice and voting agent.
No bar date is anticipated to be set in the Chapter 11 Cases and, except as otherwise provided in the Plan, Holders of Claims against the Debtors will not be required to file Proofs of Claims unless the Debtors later seek to establish a bar date for parties to file Proofs of Claim and such bar date is approved by the Bankruptcy Court.

IV.
SUMMARY OF THE PLAN
The following description of the Plan is a brief summary of certain provisions of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Plan attached hereto as Exhibit A. All capitalized terms used in this Article IV that are not otherwise defined shall have the meanings ascribed to such terms in the Plan.

A.	Treatment of Unclassified Claims
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

1.	Administrative Claims
Subject to subparagraphs (i) and (ii) below, in full and complete satisfaction, settlement, discharge and release of each Allowed Administrative Claim, except to the extent that a Holder of such Allowed Administrative Claim and either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, agree in writing to less favorable treatment, the Debtors or Reorganized Debtors, as applicable, will pay to each Holder of an Allowed Administrative Claim, Cash in an amount equal to such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable (a) the Effective Date or, if payment is not then due, (b) on the due date of such Allowed Administrative Claim; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

(a)	Professional Fee Claims
Professionals or other Entities (a) asserting a Professional Fee Claim will deliver to the Debtors their estimates for purposes of the Debtors computing the Professional Fee Reserve Amount no later than five (5) Business Days prior to the anticipated Effective Date, provided, that, for the avoidance of doubt, no such estimate will be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Claims filed with the Bankruptcy Court, provided, further, that, if a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional; and (b) asserting a Professional Fee Claim for services rendered before the Effective Date, for the avoidance of doubt, excluding any claims for Restructuring Expenses, must file and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claim no later than the Professional Claims Bar Date; provided, that any Professional who is subject to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Confirmation Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the applicable

Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Fee Claim. Any such objections that are not consensually resolved may be set for hearing on twenty-one (21) days’ notice.

(b)	Professional Fee Escrow Account
On the Effective Date, the Debtors will establish the Professional Fee Escrow Account and fund such account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account will be maintained in trust for the Professionals. Each Holder of an Allowed Professional Fee Claim will be paid by the Reorganized Debtors in Cash from the Professional Fee Escrow Account within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim. If the Professional Fee Escrow Account is depleted, each Holder of an Allowed Professional Fee Claim will be paid the full amount of such Allowed Professional Fee Claim by the Reorganized Debtors in Cash within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim. All amounts remaining in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid in full will revert to the Reorganized Debtors. If the Professional Fee Escrow Account is insufficient to pay the full amount of all Allowed Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be promptly paid by the Reorganized Debtors without any further action or order of the Bankruptcy Court.

2.	Priority Tax Claims
On the Effective Date, each Holder of an Allowed Priority Tax Claim will, as determined by the Debtors, with the consent of the Required Consenting Lenders, or the Reorganized Debtors, as applicable, (i) receive, in full and complete satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (a) payment in full in Cash of such Allowed Priority Tax Claim or (b) such other less favorable treatment as agreed to in writing by either (x) the Debtors and the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, and such Holder, or (ii) otherwise be left Unimpaired and Reinstated.

3.	Statutory Fees
Notwithstanding anything in the Plan to the contrary, on the Effective Date, the Debtors will pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation pursuant to 28 U.S.C. § 1930(a)(6). On and after the Effective Date and for so long as the Reorganized Debtors remain obligated to pay quarterly fees, the Reorganized Debtors will file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor or Reorganized Debtor, as applicable, will remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

B.	Classification and Treatment of Classified Claims and Equity Interests

1.	Introduction

All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below in accordance with section 1123(a)(1) of the Bankruptcy Code. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, Confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan and such groupings will not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change in control of any Debtor for any purpose, cause a merger or consolidation or any legal entities, or cause the transfer of assets. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

2.	Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Term Loan Claims	Impaired	Entitled to Vote
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	General Unsecured Claims	Unimpaired	Presumed to Accept
4	TRA Claims	Impaired	Entitled to Vote
5	Intercompany Claims	Unimpaired	Presumed to Accept
6	Intercompany Interests	Unimpaired	Presumed to Accept
7	Existing Partnership Interests	Impaired	Entitled to Vote
8	Existing PubCo Interests	Impaired	Deemed to Reject

3.	Classification and Treatment of Claims and Equity Interests

(a)	Class 1 – Term Loan Claims.
(1)Classification: Class 1 consists of all Term Loan Claims. Notwithstanding anything contained in the Plan to the contrary, (a) the Term Loan Claims will be Allowed in an aggregate principal amount of approximately four hundred forty nine million five hundred thousand dollars ($449.5 million), plus any accrued and unpaid interest at the non-default rate as of the Petition Date plus all other unpaid and outstanding Obligations (as defined in the Existing Credit Agreement), as applicable and (b) such Term Loan Claims will not be subject to disallowance, setoff, recoupment, subordination, recharacterization or reduction of any kind, including pursuant to Section 502(d) of the Bankruptcy Code.
(2)    Treatment: In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed Term Loan Claim, on the Effective Date, except to the extent a Holder of an Allowed Term Loan Claim agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed Term Loan Claim will receive its Pro Rata share of (a) the Term Lender Cash Consideration and (b) ninety-five and one-half percent (95.5%) of the New Common Equity in the form of New Class A Common Stock, which New Common Equity is subject to dilution on and after the Effective Date by the MIP; provided, that the percentage of the New Common Equity allocable to all Holders of an Allowed Term Loan Claim will increase to the extent that Holders of an Allowed Existing Partnership Interest elect to receive the Partnership Cash Consideration (or, in the case of PubCo and the Blocker Entity, as Holders of Allowed Existing Partnership Interests, to the extent elected by Holders of Allowed TRA Claims on account of their Claims against PubCo).
(3)    Impairment and Voting: Class 1 is Impaired by the Plan. Each Holder of an Allowed Term Loan Claim is entitled to vote to accept or reject the Plan.

(b)	Class 2 – Other Secured Claims.
(1)    Classification: Class 2 consists of all Other Secured Claims. All Other Secured Claims are Allowed.
(2)    Treatment: In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed Other Secured Claim, on the Effective Date, at the option of the Debtors with the consent of the Required Consenting Lenders, each Allowed Other Secured Claim will be (i) paid in full in Cash, (ii) Unimpaired and Reinstated or (iii) treated on such other terms as either (x) the applicable Debtor, with the consent of the Required Consenting Lenders, or (y) the applicable Reorganized Debtor, as applicable, and the Holder thereof may agree.
(3)    Impairment and Voting: Class 2 is Unimpaired by the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Other Secured Claim is not entitled to vote to accept or reject the Plan.

(c)	Class 3 – General Unsecured Claims.
(1)    Classification: Class 3 consists of all General Unsecured Claims. All General Unsecured Claims are Allowed.
(2)    Treatment: All Allowed General Unsecured Claims are Unimpaired by the Plan. At the option of the Debtors or the Reorganized Debtors, as applicable, (i) the Plan may leave unaltered the legal, equitable, and contractual rights of a Holder of an Allowed General Unsecured Claim, (ii) the Debtors or the Reorganized Debtors, as applicable, may pay such Allowed General Unsecured Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, (iii) the Debtors or the

Reorganized Debtors, as applicable, may pay such Allowed General Unsecured Claim in a manner agreed to by the Holder of such Claim, or (iv) the Plan may reinstated the legal, equitable, and contractual rights of the Holder of Allowed General Unsecured Claim in accordance with section 1124(2) of the Bankruptcy Code.
(3)    Impairment and Voting: Class 3 is Unimpaired by the Plan. Each Holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed General Unsecured Claim is not entitled to vote to accept or reject the Plan.

(d)	Class 4 – TRA Claims.
(1)    Classification: Class 4 consists of all TRA Claims. All TRA Claims are Allowed.
(2)    Treatment: In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed TRA Claim, on the Effective Date, except to the extent a Holder of an Allowed TRA Claim agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed TRA Claim will receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims, of the Partnership Consideration to which PubCo is directly or indirectly entitled on account of the Existing Partnership Interests held directly by PubCo, or indirectly by PubCo through the Blocker Entity, which Pro Rata share of such Partnership Consideration will be either, as elected by such Holder in its sole discretion, (i) the Partnership Equity Consideration in the form of New Class A Common Stock, (ii) the Partnership Cash Consideration or (iii) a combination of the Partnership Equity Consideration and the Partnership Cash Consideration; provided, however, that the JLL GP, on account of its interest in the Allowed TRA Claims held by the JLL Holders, will receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims, of the Partnership Consideration in the form of Partnership Equity Consideration, which will be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided, further, however, that any Holder of an Allowed TRA Claim that fails to properly elect the form of Partnership Consideration it is entitled to receive on its Ballot will receive such Partnership Consideration in the form of Partnership Equity Consideration and such Partnership Equity Consideration will be in the form of New Class A Common Stock.
(3)    Impairment and Voting: Class 4 is Impaired by the Plan. Each Holder of an Allowed TRA Claim is entitled to vote to accept or reject the Plan.

(e)	Class 5 – Intercompany Claims.

(1)    Classification: Class 5 consists of all Intercompany Claims. All Intercompany Claims are Allowed.
(2)    Treatment: Each Allowed Intercompany Claim will be adjusted, continued, contributed to capital or discharged to the extent determined by either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable.
(3)    Impairment and Voting: Class 5 is Unimpaired by the Plan. Each Holder of an Allowed Intercompany Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Intercompany Claim is not entitled to vote to accept or reject the Plan.

(f)	Class 6 – Intercompany Interests.
(1)    Classification: Class 6 consists of all Intercompany Interests. All Intercompany Interests are Allowed.
(2)    Treatment: On the Effective Date, all Allowed Intercompany Interests will be Reinstated and otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.
(3)    Impairment and Voting: Class 6 is Unimpaired by the Plan and each Holder of an Allowed Intercompany Interest is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Intercompany Interest is not entitled to vote to accept or reject the Plan.

(g)	Class 7 – Existing Partnership Interests.
(1)    Classification: Class 7 consists of all Existing Partnership Interests. All Existing Partnership Interests are Allowed.
(2)    Treatment: On the Effective Date, except to the extent a Holder of an Allowed Existing Partnership Interest agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed Existing Partnership Interest will receive its Pro Rata share, as compared to all Holders of Allowed Existing Partnership Interests, of either, as elected by such Holder in its sole discretion (or, in the case of PubCo and the Blocker Entity, as Holders of Allowed Existing Partnership Interests, as elected by Holders of Allowed TRA Claims in their respective sole discretion in accordance with Article III.C(iv)(2)of the Plan and on account of their Claims against PubCo), (i) the Partnership Equity Consideration in the form of New Class A Common Stock, (ii) the Partnership Cash Consideration or (iii) a combination of the Partnership Equity Consideration and the Partnership

Cash Consideration; provided, however, that the JLL GP, on account of its interest in the Allowed Existing Partnership Interests held by the JLL Holders, will receive its Pro Rata share, as compared to all Holders of Allowed Existing Partnership Interests, of the Partnership Consideration in the form of Partnership Equity Consideration, which will be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided, further, however, that any Holder of an Allowed Existing Partnership Interest that fails to properly elect the form of Partnership Consideration it is entitled to receive on its Ballot will receive such Partnership Consideration in the form of Partnership Equity Consideration and such Partnership Equity Consideration will be in the form of New Class A Common Stock.
(3)    Impairment and Voting: Class 7 is Impaired by the Plan. Each Holder of an Allowed Existing Partnership Interest is entitled to vote to accept or reject the Plan.

(h)	Class 8 –Existing PubCo Interests.
(1)    Classification: Class 8 consists of all Existing PubCo Interests.
(2)    Treatment: On the Effective Date, all Existing PubCo Interests will be cancelled, and Holders of Existing PubCo Interests will receive no recovery under the Plan.
(3)    Impairment and Voting: Class 8 is Impaired by the Plan, and each Holder of an Existing PubCo Interest is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Existing PubCo Interest is not entitled to vote to accept or reject the Plan.

4.	Special Provisions Regarding Unimpaired Claims
Except as otherwise expressly provided in the Plan, nothing will affect the Debtors’ or the Reorganized Debtors’, as applicable, rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to, or setoffs or recoupments assertable against, Unimpaired Claims.

5.	Subordinated Claims
Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

C.	Acceptance or Rejection of the Plan

1.	Presumed Acceptance of the Plan

Classes 2, 3, 5 and 6 are Unimpaired by the Plan and are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

2.	Deemed Rejection of the Plan
Class 8 is Impaired by the Plan and is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

3.	Voting Classes
Each Holder of an Allowed Claim or Allowed Equity Interest in the Voting Classes as of the applicable Voting Record Date is entitled to vote to accept or reject the Plan.

4.	Acceptance by Impaired Classes of Claims and Equity Interests
Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan. Pursuant to section 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Equity Interests has accepted the Plan if the Holders of at least two-thirds in dollar amount of the Allowed Equity Interests in such Class actually voting have voted to accept the Plan.

5.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
The Debtors may request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors, with the consent of the Required Consenting Lenders, reserve the right to modify the Plan, the Plan Supplement, or the Disclosure Statement in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

6.	Plan Cannot Be Confirmed as to Some or All Debtors
If the Plan cannot be confirmed as to some or all of the Debtors, then the Debtors, with the consent of the Required Consenting Lenders and without prejudice to and subject to the respective parties’ rights under the RSA, (a) may revoke the Plan as to all of the Debtors or (b) may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted, continued or dismissed) and confirm the Plan as to the remaining Debtors to the extent required without the need for re-solicitation as to any Holder of a Claim against and/or Equity Interest in a Debtor for which the Plan is not so revoked.

D.	Means for Implementation of the Plan

1.	Corporate and Organizational Existence; Reorganized Capital Structure and the New Common Equity

The Reorganized Debtors will continue to exist as separate legal entities, pursuant to the applicable organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended by the Plan, without any prejudice to any right to terminate such existence (whether by merger or otherwise) in accordance with applicable law after the Effective Date. To the extent such documents are amended on or prior to the Effective Date, such documents are deemed to be amended pursuant to the Plan without any further notice to or action, order, or approval of the Bankruptcy Court.
On the Effective Date, the reorganized capital structure of the Reorganized Debtors will consist of (i) the New RCF, (ii) the New Partnership Interests, (iii) New Class A Common Stock, including the MIP Equity reserved for issuance by the New Board, and (iv) New Class B Common Stock.
On the Effective Date, the equity interests in Reorganized PubCo will consist of:

•	New Class A Common Stock (including the MIP Equity reserved for issuance by the New Board), each share of which will have one (1) vote; and

•	New Class B Common Stock, each share of which will have one (1) vote.
On the Effective Date, the equity interests in the Reorganized Partnership will consist of the New Partnership Interests.
Each Holder of (i) a Term Loan Claim, (ii) a TRA Claim and/or (iii) an Existing Partnership Interest that is entitled to receive New Common Equity under the Plan, pursuant to its applicable Ballot(s), will receive its applicable Pro Rata share of New Common Equity in the form of New Class A Common Stock (and Reorganized PubCo and the Reorganized Blocker Entity will collectively receive an equivalent amount of New Partnership Interests, which, as between such Entities, will be received in the same proportion as the proportion of Existing Partnership Interests held by PubCo and the Blocker Entity prior to the Effective Date); provided, that, the JLL GP, on account of its interest in the Allowed TRA Claims and the Allowed Existing Partnership Interests held by the JLL Holders, will receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims or all Holders of Allowed Existing Partnership Interests, respectively, of the Partnership Consideration in the form of Partnership Equity Consideration, which will be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock). New Partnership Interests will be exchangeable into New Class A Common Stock, on a one-for-one basis, pursuant to terms and conditions to be set forth in the New JGW Governance Documents, provided, that in order to exchange such New Partnership Interests, the exchanging holder must also deliver the equivalent amount of New Class B Common Stock to the number of New Partnership Interests being exchanged, and such shares of New Class B Common Stock will be immediately cancelled by Reorganized PubCo.
If directed by the Required Consenting Lenders, in their sole discretion, Reorganized JGW will use reasonable best efforts as soon as practically possible: (i) to terminate the effectiveness of the Registration Statements and to remove from registration any securities that remain unsold at the termination of the offering covered by the Registration Statements, (ii) to terminate PubCo’s registration of its existing Class A common stock under Section 12 of the Exchange Act and suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, including seeking no-action relief from the Securities and Exchange Commission, and (iii) to delist from the OTCQX and/or relist on such other securities exchange or over-the-counter market as determined by the Required Consenting Lenders and, if applicable, to comply with the initial and continuing listing requirements of such securities exchange or over-the-counter market, including, without limitation, public disclosure requirements.

2.	Organizational Documents of the Reorganized Debtors
The certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, bylaws, any other New JGW Governance Documents or other organizational documents of the Reorganized Debtors, will be amended and restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and, other than as set forth in the RSA or as forth below, will be in form and substance acceptable to the Required Consenting Lenders, in their sole discretion. The New JGW Governance Documents, as applicable, will satisfy the provisions of the Plan and the Bankruptcy Code, and will authorize the issuance of the New Common Equity in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan. Pursuant to the RSA, the Required Consenting Lenders will consult with the Debtors and the other Consenting Lenders with respect to the terms and conditions of the New JGW Governance Documents, as applicable. In each case, to the extent necessary, the applicable organizational documents of the Reorganized Debtors will (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and (ii) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated in the Plan. After the Effective Date, the Reorganized Debtors may amend and restate their respective certificate of incorporation, certificate of formation, limited liability company agreement, operating agreement, and bylaws, and other applicable organizational documents, as permitted by applicable law and pursuant to the terms contained therein.
The New JGW Governance Documents will contain such provisions to be determined by the Required Consenting Lenders in their sole discretion and in all respects consistent with the RSA. At the direction of the Required Consenting Lenders, the New JGW Governance Documents may provide for, among other things, restrictions on transfer of the New Common Equity (as further described in the Restructuring Term Sheet and Article V.F of the Plan), voting agreements and obligations with respect to the election of the directors of Reorganized PubCo and certain other matters, information rights, preemptive rights, registration rights and confidentiality obligations.
To the extent required under the Plan or applicable nonbankruptcy law, the Reorganized Debtors will file their respective organizational documents with the applicable Secretaries of State or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation.

3.	Managers, Directors and Officers of Reorganized Debtors; Corporate Governance; Non-Debtor Financings and Securitizations

The New Board will be selected by the Required Consenting Lenders, effective as of the Effective Date. To the extent not previously disclosed, the Debtors may disclose in the Plan Supplement, and, in any event, will disclose prior to the Confirmation Hearing, the affiliations of each Person proposed to serve on the New Board or as an officer of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a manager, director or officer, the nature of any compensation for such Person.
On and after the Effective Date, Reorganized PubCo will be the sole managing member of the Reorganized Partnership and the sole stockholder of the Reorganized Blocker Entity, and management of the Reorganized Partnership and the Reorganized Blocker Entity will be vested exclusively with Reorganized PubCo subject to the terms and conditions of the New JGW Governance Documents. The Reorganized Partnership will remain the parent entity of J.G. Wentworth, LLC, and J.G. Wentworth, LLC will remain the parent entity of Orchard Acquisition Company, LLC.
The Non-Debtor Affiliates will continue to operate in the ordinary course, subject to the direction of the New Board, all Non-Debtor Financings and Securitizations will remain in effect in the ordinary course, and any Claims for any guarantee or indemnity obligation against any Debtor related to the Non-Debtor Financings and Securitizations will be deemed to be Allowed Claims under Class 3, General Unsecured Claims, and will be Unimpaired as provided in the treatment of Class 3.

4.	New RCF Credit Agreement
On the Effective Date, the applicable Reorganized Debtors will execute and deliver the New RCF Credit Agreement, and will execute, deliver, file, record, and issue any other related notes, guarantees, deeds of trust, security documents or instruments (including UCC financing statements), amendments to the foregoing, or agreements in connection therewith, in each case, without (A) further notice to or order of the Bankruptcy Court or (B) further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. On the Effective Date, upon the granting of Liens under the New RCF Credit Agreement and its related documentation, (i) the lenders thereunder will have valid, binding and enforceable Liens as specified therein and (ii) the Liens granted to secure the obligations arising thereunder will be granted in good faith as an inducement to the lenders thereunder to extend credit under the New RCF and will be deemed not to constitute a fraudulent conveyance or fraudulent transfer, will not otherwise be subject to avoidance, and the priorities of such Liens will be as set forth in the New RCF Credit Agreement and its related documentation.
Pursuant to and subject to the terms of the New RCF Commitment Letter and the RSA, as consideration for the New RCF Commitment and its commitment to lend and its arrangement of the New RCF, the New RCF Commitment Party will receive payment of the New RCF Commitment Fee, which will be earned as of the date of the New RCF Commitment Letter and will be due and payable upon the earlier of (x) the Effective Date and (y) the effective date of any Subsequent Restructuring Transaction; provided, that the New RCF Commitment Fee will be subject to the terms and conditions contained in the New RCF Commitment Letter if and when executed and delivered. On the Effective Date, the New RCF Commitment Party, in its capacity as a lender under the New RCF, will receive payment of the New RCF Closing Fee.
The form of the New RCF Credit Agreement, the terms of which will have been provided in a term sheet filed with the Plan Supplement, will be amended to reflect the definitive aggregate principal amount of the New RCF, the proceeds of which will be used to fund (among other things) the aggregate amount of the Partnership Cash Consideration and will be consistent with the Restructuring Term Sheet, together with any other amendments consistent with the Plan and the Bankruptcy Code, which amendments will be in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders and the New RCF Commitment Party.

5.	New RCF Effective Date Loans; Term Lender Cash Consideration and Required Pro Forma Liquidity
After the occurrence of the Confirmation Date and prior to the Effective Date, the Debtors will calculate the aggregate amount of the Partnership Cash Consideration, as elected by all eligible Holders in accordance with Article III.C(iv)(2) and Article III.C(vii)(2) of the Plan. Prior to the Effective Date, the Debtors and the Required Consenting Lenders will also determine the Required Pro Forma Liquidity. After determination of the Required Pro Forma Liquidity, and in accordance with the Plan, the Required Consenting Lenders will determine the aggregate size of the New RCF, which amount will be consistent with the Restructuring Term Sheet. After receipt of all invoices for fees and expenses in connection with the Restructuring Transactions, and based upon the Required Pro Forma Liquidity and the aggregate size of the New RCF, the Debtors will calculate the amount of the Term Lender Cash Consideration. All such calculations and determinations with respect to the Term Lender Cash Consideration will be subject to the reasonable consent of the Required Consenting Lenders. After giving effect to the calculations described in Article V.E of the Plan, in no event will an amount less than the Required Pro Forma Liquidity be available on the Reorganized Debtors’ balance sheet in immediately available funds as of the Effective Date.

6.	Issuance of New Securities and Related Documents
On the Effective Date, the Reorganized Debtors will be authorized to, and will, issue and execute, as applicable, the New Securities and Related Documents, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. None of the New Common Equity will be certificated, and all of the New Common Equity will be recorded in book-entry form unless decided otherwise by the Required Consenting Lenders prior to the Effective Date or the New Board after the Effective Date.
The issuance and distribution of the New Common Equity will be made in reliance on the exemption from registration under the Securities Act provided by section 1145(a) of the Bankruptcy Code, or section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, in each case to the extent applicable, and will be exempt from registration under applicable securities laws. Without limiting the effect of section 1145 of the Bankruptcy Code, or section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, all financing documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the New Securities and Related Documents, the New JGW Governance Documents and any other agreement or document related to or entered into in connection with any of the foregoing, will become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
Upon the Effective Date, after giving effect to the Restructuring Transactions, the authorized capital stock or other equity securities of the Reorganized Partnership and Reorganized PubCo will be as designated in the applicable New JGW Governance Documents.
Any party that is to receive shares of New Class A Common Stock or New Class B Common Stock pursuant to the Plan will be required to enter into the Stockholders Agreement as a precondition to such receipt. Any party that is to receive New Partnership Interests pursuant to the Plan will be required to enter into the New Partnership Operating Agreement as a precondition to such receipt. Each holder of New Common Equity will be deemed to be bound to the terms of the Stockholders Agreement and/or the New Partnership Operating Agreement, as applicable, from and after the Effective Date even if not a signatory thereto. To the extent that within six (6) months of the Effective Date, any New Common Equity is not distributed pursuant to the Plan as a result of such party failing to sign the Stockholders Agreement (in the case of New Class A Common Stock or New Class B Common Stock) or the New Partnership Operating Agreement (in the case of New Partnership Interests), such New Common Equity will be treated as an Unclaimed Distribution in accordance with Article VII.I of the Plan.
If directed by the Required Consenting Lenders, the New JGW Governance Documents will contain restrictions on Transfers applicable to all of the New Common Equity from and after the Effective Date and after giving effect to the transactions contemplated by the Plan, including, without limitation:

•
any Transfer of shares of New Class B Common Stock or New Partnership Interests will only be permitted so long as an equivalent amount of New Class B Common Stock and New Partnership Interests, as applicable, are Transferred to the same transferee;

•	any Transfer of the New Common Equity will comply with applicable securities laws generally for such Transfers;

•
any Transfer of the New Common Equity will not cause, directly or indirectly, Reorganized JGW, Reorganized PubCo, the Reorganized Partnership or any of their direct or indirect subsidiaries or affiliates to be required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act;

•
any Transfer of the New Common Equity will not be to a competitor of Reorganized PubCo, the Reorganized Partnership or any of their respective subsidiaries, as determined in the reasonable discretion of the New Board;

•
rights of first refusal, tag-along rights and drag-along rights applicable to certain Transfers of the New Common Equity on such terms and conditions to be provided in the New JGW Governance Documents; and

•	such other provisions to be determined by the Required Consenting Lenders in their sole discretion and consistent with the RSA and the Restructuring Term Sheet.
The New JGW Governance Documents will provide that any Transfer not in conformity with the foregoing restrictions and the other restrictions set forth in the New JGW Governance Documents will be null and void ab initio. All book-entry forms for any shares, units or interests, as applicable, of New Common Equity, including the New Class A Common Stock, the New Class B Common Stock and the New Partnership Interests, will bear conspicuous legends that such securities are subject to the terms and conditions set forth in the New JGW Governance Documents, including with respect to the restrictions of transfer set forth therein and restrictions of transfer under the applicable securities laws.

7.	Management Incentive Plan
The MIP, including the distribution of the Effective Date Grant, will be adopted by the New Board immediately after the Effective Date, the terms of which will be in form and substance set forth in the RSA and the Restructuring Term Sheet. All MIP Equity reserved for issuance pursuant to the MIP will proportionally dilute all of the New Common Equity issued pursuant to the Plan.

8.	Restructuring Transactions
Prior to, on, or after the Effective Date, and pursuant to the Plan, the Debtors, and/or the Reorganized Debtors, as applicable, will implement the Restructuring Transactions. The Debtors and/or the Reorganized Debtors, as applicable, will take any actions, as agreed to by the Required Consenting Lenders, as may be necessary or appropriate to effect a restructuring of the Debtors’ business or the overall organization or capital structure consistent with the terms of the Plan and the RSA. The actions taken by the Debtors and/or the Reorganized Debtors, as applicable, to effect the Restructuring Transactions, with the consent of the Required Consenting Lenders, may include: (i) the execution, delivery, adoption, and/or amendment of appropriate agreements or other documents of restructuring, conversion, disposition, dissolution, liquidation, merger or transfer containing terms that are consistent with the terms of the Plan and any documents contemplated under the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable parties may agree; (ii) the execution, delivery, adoption, and/or amendment of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and any documents contemplated under the Plan and having any other terms for which the applicable parties may agree; (iii) the filing of appropriate certificates or articles of incorporation or formation, reincorporation, merger, or conversion, dissolution or other organizational documents, as applicable, pursuant to applicable state law; (iv) the execution, delivery, adoption, and/or amendment of all filings, disclosures or other documents necessary to obtain the Third Party Approvals and/or (v) all other actions that the Debtors and/or the Reorganized Debtors, as applicable, determine, with the consent of the Required Consenting Lenders, to be necessary, desirable, or appropriate to implement, effectuate, and consummate the Plan or the Restructuring Transactions contemplated by the Plan, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions. All matters provided for pursuant to the Plan that would otherwise require approval of the equity holders, managing members, members, managers, directors, or officers of any Debtor (as of prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the equity holders, managing members, members, managers, directors, or officers of such Debtors, or the need for any approvals, authorizations, actions or consents of any Person.

9.	Vesting of Assets in the Reorganized Debtors
Except as provided elsewhere in the Plan, or in the Confirmation Order, on or after the Effective Date, all property and assets of the Estates (including, without limitation, Causes of Action and Avoidance Actions, but only to the extent such Causes of Action and Avoidance Actions have not been waived or released pursuant to the terms of the Plan, pursuant to an order of the Bankruptcy Court, or otherwise) and any property and assets acquired by the Debtors pursuant to the Plan, will vest in the Reorganized Debtors, free and clear of all Liens or Claims. Except as may be otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

10.	Release of Liens, Claims and Equity Interests
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan (including in both cases, without limitation, with respect to the New RCF Credit Agreement), concurrently with the applicable distributions made pursuant to the Plan, all Liens, Claims, or Equity Interests in or against the property of the Estates will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Any Entity holding such Liens, Claims, or Equity Interests will, if necessary, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors and will incur no liability to any Entity in connection with its execution and delivery of any such instruments.
On the Effective Date, in exchange for the treatment described in the Plan and as set forth in Article III.C(i)(2) of the Plan, the Term Loan Claims will be discharged, the Liens on the Collateral (as defined in the Existing Credit Agreement) will be released and the Existing Credit Agreement and the Guaranty (as defined in the Existing Credit Agreement) will be cancelled and be of no further force or effect. Simultaneously, in consideration of the treatment of the Term Loan Claims provided in the Plan, the Guaranty of the Term Loan Claims by the Subsidiary Guarantors (as defined in the Existing Credit Agreement) will be deemed automatically released upon the Effective Date without any further action by the TL Agent or the Term Lenders and without any further notice to or action, order, or approval of the Bankruptcy Court other than the approval provided in the Confirmation Order.

11.	Cancellation of Stock, Certificates, Instruments and Agreements
On the Effective Date, except as provided below, all stock, units, instruments, certificates, agreements and other documents evidencing the Existing PubCo Interests and the Existing Partnership Interests will be cancelled, and the obligations of the Debtors thereunder or in any way related thereto will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. On the Effective Date, the TL Agent will be released and discharged from any further responsibility under the Existing Credit Agreement and the Loan Documents (as defined therein).

12.	Preservation and Maintenance of Debtor Causes of Action

(a)	Maintenance of Causes of Action
In accordance with section 1123(b) of the Bankruptcy Code, except as otherwise provided in Article X of the Plan or elsewhere in the Plan or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, on and after the Effective Date, the Reorganized Debtors will retain any and all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding filed in the Chapter 11 Cases. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, in their sole and absolute discretion, and will have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all such Causes of Action, without notice to or approval from the Bankruptcy Court. The Reorganized Debtors or their respective successor(s) may pursue such retained claims, rights or Causes of Action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successor(s) who hold such rights. Upon the Effective Date, the Debtors and the Reorganized Debtors, as applicable, will be deemed to have released all Preference Actions, if any.

(b)	Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action against a Holder of a Claim or an Equity Interest or other Entity is (A) expressly waived, relinquished, released, compromised or settled in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in Article X of the Plan) or any Final Order (including, without limitation, the Confirmation Order), or(B) subject to the discharge and injunction provisions in Article X of the Plan, and the Confirmation Order, in the case of each of clauses (A) and(B), the Debtors and the Reorganized Debtors, as applicable, expressly reserve such Cause of Action for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such Causes of Action upon or after the Confirmation of the Plan or the Effective Date of the Plan based on the Plan or the Confirmation Order. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

13.	Exemption from Certain Transfer Taxes
Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers or mortgages from or by the Debtors to the Reorganized Debtors or any other Person or entity pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption under section 1146(a) of the Bankruptcy Code specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, Lien, or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring Transaction; (4) the issuance, distribution, and/or sale of any of the New Common Equity and any other securities of the Debtors or the Reorganized Debtors; or (5) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

14.	Certain Tax Matters
The parties will work together in good faith and will use reasonable best efforts to structure and implement the Restructuring Transactions and the transactions related thereto in a tax-efficient and cost-effective manner for Reorganized JGW, the Term Lenders and the Existing Partnership Equityholders.

15.	Distributions
Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Debtors or Reorganized Debtors to make payments required pursuant to the Plan will be obtained from the Cash balances of the Debtors and/or the Reorganized Debtors, including Cash from operations and the New RCF. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors, as applicable, or any designated Affiliates of the Reorganized Debtors.

16.	Restructuring Expenses

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date will be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without the requirement to file a fee application with the Bankruptcy Court and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date will be estimated prior to and as of the Effective Date and such estimates will be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided, that such estimate will not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date will be submitted to the Debtors. In addition, the Debtors and Reorganized Debtors (as applicable) will continue to pay post-Effective Date, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation and defense of the Plan.

E.	Treatment of Executory Contracts and Unexpired Leases

1.	Assumption of Executory Contracts and Unexpired Leases
Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtors will be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) expired or terminated pursuant to its own terms before the Effective Date; (3) is the subject of a motion to reject filed on or before the Effective Date; (4) is otherwise identified in the Plan Supplement as an Executory Contract or Unexpired Lease to be rejected before the Effective Date; or (5) is to be rejected pursuant to the terms of the Plan, which will include, without limitation, those Executory Contracts or Unexpired Leases set forth on Schedule I to the Plan. Except as set forth on Schedule I to the Plan or as otherwise provided therein, any agreement, including any guarantees to which any of the Debtors is a party, that is not considered an Executory Contract or Unexpired Lease shall be deemed to have been reinstated on the Effective Date in accordance with section 1124(2) of the Bankruptcy Code.
Without amending or altering any prior order of the Bankruptcy Court, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code. All Assumed Agreements will remain in full force and effect for the benefit of the Reorganized Debtors, and be enforceable by the Reorganized Debtors in accordance with their terms notwithstanding any provision in such Assumed Agreement that prohibits, restricts or conditions assumption, assignment or transfer. Any provision of any Assumed Agreement that permits a person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, will be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Assumed Agreement will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

2.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary defaults under each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of Cure amount in Cash, on the later of (1) Effective Date and (2) the date such payment is due pursuant to the terms of the Assumed Agreement, in the amount set forth on the Schedule of Proposed Cure Amounts, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. If an Executory Contract or Unexpired Lease is not listed on the Schedule of Proposed Cure Amounts, the proposed Cure amount for such Executory Contract or Unexpired Lease will be zero dollars.
Any objection by a counterparty to the Cure amount associated with any Executory Contract or Unexpired Lease to be assumed pursuant to the Plan must be filed, served and actually received by the Debtors by no later than seven (7) days prior to the date of the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented thereto and will be deemed to have forever released and waived any objection to the proposed assumption or Cure amount. In the event of a dispute regarding (1) the Cure amount, (2) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (3) any other matter pertaining to assumption, the applicable Cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption.

3.	Rejection of Executory Contracts or Unexpired Leases
All Executory Contracts and Unexpired Leases designated for rejection in the Plan Supplement will be deemed rejected as of the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in Article VI of the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan results in a Claim, then such Claim will be forever barred and will not be enforceable against the Debtors or Reorganized Debtors or their properties, or any of their interests in properties as agent, successor or assign, unless a Proof of Claim is filed and served upon counsel to the Reorganized Debtors within thirty (30) days after the later of (i) service of notice of the Effective Date and (ii) service of notice of the effective date of rejection of the executory contract or unexpired lease. All claims arising from the rejection of any Executory Contract or Unexpired Lease will be treated as General Unsecured Claims, subject to any applicable limitation or defense under the Bankruptcy Code and applicable law. Notwithstanding anything to the contrary in the Plan, no Claims, General Unsecured Claims or otherwise, will arise or be payable with respect to rejection of the agreements set forth on Schedule I.

4.	Assumption of Insurance Policies
Notwithstanding anything in the Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors will be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, including all D&O Liability Insurance Policies (including any obligations to obtain tail coverage liability insurance due to the change in control triggered on the Effective Date). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies, including the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation will not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies, including the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and will survive the Effective Date.
After the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce, modify or restrict in any way, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date will be entitled to the full benefits of any such policy for the full term of such policy (and all tail coverage related thereto) regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

5.	Indemnification
The indemnification provisions in any Indemnification Agreement with respect to or based upon any act or omission taken or omitted by an indemnified party in such indemnified party’s capacity under such Indemnification Agreement will be Reinstated (or assumed, as the case may be) and will survive effectiveness of the Plan. No such Reinstatement or assumption will in any way extend the scope or term of any indemnification provision beyond that contemplated in the applicable Indemnification Agreement.Notwithstanding anything to the contrary in the Plan, any indemnification and reimbursement provisions under the Existing Credit Agreement which are expressly stated to survive any repayment under, or termination of, the Existing Credit Agreement will survive any cancellation or discharge under the Plan in accordance with its terms, and any rights that the TL Agent may have under the agency provisions of the Existing Credit Agreement will survive any such cancellation or discharge.

6.	Severance Agreements and Compensation and Benefit Programs; Employment Agreements

Except as otherwise provided in the Plan or any order of the Bankruptcy Court, all severance policies, all severance arrangements, and all compensation and benefit plans, policies, and programs of the Debtors generally applicable to its employees, retirees, and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance agreements and arrangements, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans and the Company CEO’s amended employment agreement (which provides the Company CEO with all existing rights and privileges until the Effective Date and, on and after the Effective Date, provides the Company CEO with solely the right to resign and receive severance payments equal to one million four hundred thousand dollars ($1,400,000) (paid during the twenty-four (24) months following termination pursuant to Reorganized JGW’s regular payroll practices)), are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, the Required Consenting Lenders and the Company CEO will negotiate in good faith regarding a new employment agreement for the Company CEO to be effective as of the Effective Date, which will supersede the Company CEO’s existing employment agreement and include, among other terms, (i) in the event of his termination by Reorganized JGW without cause or termination by the Company CEO for good reason, severance of one million four hundred thousand dollars ($1,400,000) and (ii) reasonable commuting expenses. Any and all other employment agreements with the Debtors in effect prior to the Effective Date will be terminated and no Claims, General Unsecured Claims or otherwise, will arise or be payable from the termination of any employment agreement with the Debtors.

7.	Workers’ Compensation Benefits
Except as otherwise provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors will continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, and any other policies, programs, and plans regarding or relating to workers’ compensation and workers’ compensation insurance; all such contracts and agreements are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under any such contracts, agreements, policies, programs or plans regarding or relating to workers’ compensation or workers’ compensation insurance.

F.	Provisions Governing Distributions

1.	Distribution Record Date
Distributions under the Plan to the Holders of Allowed Claims will be made to the Holders of such Claims as of the Distribution Record Date. Any transfers of Claims after the Distribution Record Date will not be recognized for purposes of the Plan. On the Distribution Record Date, the TL Agent will provide a true and correct copy of the registry for the Term Loan Claims to the Debtors. The Distribution Agent, or any party responsible for making distributions pursuant to Article VII of the Plan, will be entitled to recognize and deal for all purposes under the Plan only with those record Holders stated on the transfer ledgers and registries as of the close of business on the Distribution Record Date.

2.	Dates of Distributions
Except as otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim will receive the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided in the Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date. Except as otherwise provided in the Plan, Holders of Claims will not be entitled to interest, dividends or accruals on the distributions provided for therein, regardless of whether distributions are delivered on or at any time after the Effective Date.

3.	Distribution Agent
Except as otherwise provided in the Plan, all distributions under the Plan will be made by Reorganized JGW as Distribution Agent, or by such other Entity designated by Reorganized JGW as a Distribution Agent on the Effective Date. The Distribution Agent will not be required to give any bond or surety or other security for the performance of the duties as Distribution Agent unless otherwise ordered by the Bankruptcy Court. For purposes of Cash distributions under the Plan to the Holders of Term Loan Claims, the TL Agent will be and will act as the Distribution Agent and in acting in such capacity will be entitled to all of the rights, protections, and indemnities afforded to the TL Agent under the Existing Credit Agreement.
The Distribution Agent will be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated by the Plan, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions of the Plan. If the Distribution Agent is an entity other than a Reorganized Debtor, such entity will be paid its reasonable fees and expenses, including the reasonable fees and expenses of its attorneys or other professionals.

4.	Cash Distributions
Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign Holders of Claims or Equity Interests, if any, may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

5.	Rounding of Payments

Whenever payment of a fraction of a dollar would otherwise be called for, the actual payment will reflect a rounding down of such fraction to the nearest whole dollar or zero if the amount is less than one dollar.
No fractional membership units or shares will be issued or distributed under the Plan. Each Person entitled to receive New Common Equity will receive the total number of whole units or shares of New Common Equity to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for the distribution of a fraction of a unit or share of New Common Equity, the actual distribution of units or shares of such Equity Interests will be rounded down to the nearest whole number.
To the extent Cash, shares, stock, or units that are to be distributed under the Plan remain undistributed as a result of the rounding down of such fraction to the nearest whole dollar or whole number of notes, shares, stock, or units, such Cash, shares, stock, or units will be treated as an Unclaimed Distribution under the Plan.

6.	Allocation between Principal and Interest
Distributions to any Holder of an Allowed Claim will be allocated first to the principal amount of any such Allowed Claim, and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

7.	General Distribution Procedures
The Distribution Agent will make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise. All Cash and other property held by the Reorganized Debtors for distribution under the Plan will not be subject to any claim by any Person, except as provided under the Plan.

8.	Address for Delivery of Distributions
Distributions to Holders of Allowed Claims, to the extent provided for under the Plan, will be made (1) at the address set forth on any proofs of claim filed by such Holders (to the extent such proofs of claim are filed in the Chapter 11 Cases), (2) at the address set forth in any written notices of address change delivered to the Debtors, (3) at the address in the Debtors’ books and records, or (4) in accordance with the Existing Credit Agreement.

9.	Unclaimed Distributions
If the distribution to the Holder of any Allowed Claim or Equity Interest becomes an Unclaimed Distribution, no further distribution will be made to such Holder, and the Reorganized Debtors will have no obligation to make any further distribution to the Holder.
Such Unclaimed Distribution and such Holder’s rights to the distribution or any subsequent distribution will be deemed forfeit under the Plan. Notwithstanding any federal or state escheat, abandoned or unclaimed property laws to the contrary, such Unclaimed Distribution and any subsequent distributions on account of such Holder’s Allowed Claim or Equity Interest will be deemed disallowed, discharged and forever barred as unclaimed property under section 347(b) of the Bankruptcy Code and will revert to and vest in the Reorganized Debtors free of any restrictions thereon. Holders that fail to claim such Unclaimed Distribution will have no claim whatsoever on account of such Unclaimed Distribution, or any subsequent distributions, against the Debtors or the Reorganized Debtors or against any Holder of an Allowed Claim or Allowed Equity Interest to whom distributions are made by the Reorganized Debtors.

10.	Withholding Taxes
Pursuant to section 346(f) of the Bankruptcy Code, the Reorganized Debtors will comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities and will be entitled to deduct any federal, state or local withholding taxes from any distributions made with respect to Allowed Claims, as appropriate. From and as of the Effective Date, the Reorganized Debtors will comply with all reporting obligations imposed on it by any Governmental Unit in accordance with applicable law with respect to such withholding taxes. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors will be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. As a condition to receiving any distribution under the Plan, the Reorganized Debtors may require that the Holder of an Allowed Claim entitled to receive a distribution pursuant to the Plan provide such Holder’s taxpayer identification number and such other information and certification as may be deemed necessary for the Reorganized Debtors to comply with applicable tax reporting and withholding laws. Notwithstanding the foregoing, each Holder of an Allowed Claim or Allowed Equity Interest that is to receive a distribution under the Plan will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such distribution.

11.	No Postpetition Interest on Claims
Unless otherwise specifically provided for in an order of the Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest will not accrue or be paid on any Claims or Equity Interests and no Holder of a Claim or Equity Interest will be entitled to interest, dividends, or other accruals accruing on or after the Petition Date on any such Claim or Equity Interest.

12.	Setoffs
The Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with the Plan; provided, however, that neither such a setoff nor the allowance of any

Claim under the Plan will constitute a waiver or release by the Reorganized Debtors of any such claims, rights and Causes of Action that the Reorganized Debtors possesses against such Holder; provided, further, however, that the Reorganized Debtors will not seek to exercise any rights of setoff against any Term Loan Claims.

13.	Surrender of Canceled Instruments or Securities
Except as otherwise provided in the Plan, as a condition precedent to receiving any distribution on account of its Allowed Claim or Allowed Equity Interest, each Holder of an Allowed Claim or Allowed Equity Interest based upon an instrument or other security will be deemed to have surrendered such instrument, security or other documentation underlying such Claim or Equity Interest and all such surrendered instruments, securities and other documentation will be deemed canceled pursuant to Article V.L of the Plan.

G.	Conditions Precedent to the Effective Date

1.	Conditions to Effective Date
Effectiveness of the Plan is subject to the satisfaction of each of the following conditions precedent:
(i)    The order approving the Disclosure Statement, in form and substance reasonably acceptable to the Debtors and the Required Consenting Lenders, will have become a Final Order.
(ii)    The Confirmation Order will have been entered and will have become a Final Order.
(iii)    The Plan and the Plan Supplement will be in form and substance consistent with the RSA and reasonably acceptable to the Debtors and the Required Consenting Lenders.
(iv)    The New RCF Commitment Letter will not have been terminated and will be in full force and effect.
(v)    The New RCF Credit Agreement, including all documentation related thereto, in form and substance reasonably acceptable to the Debtors, the New RCF Commitment Party, and the Required Consenting Lenders, will have been executed and delivered, all conditions to the effectiveness thereof will have been satisfied or waived in accordance with the terms thereof and the New RCF Effective Date Loans will be funded contemporaneously with the satisfaction of the conditions to the Effective Date.
(vi)    The RSA will not have been terminated and will be in full force and effect (other than, for the avoidance of doubt, termination of the RSA pursuant to section 3.1(a) of the RSA).
(vii)    The New JGW Governance Documents and the New Securities and Related Documents will be in full force and effect in accordance with their respective terms and executed, as applicable.
(viii)    The Debtors will have paid in full in Cash all Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date.
(ix)    The Debtors will have paid the New RCF Commitment Fee and the New RCF Closing Fee to the New RCF Commitment Party.
(x)    The Debtors will have funded in Cash the Professional Fee Reserve Amount in the Professional Fee Escrow Account.
(xi)    The terms of the proposed MIP and any related documents will be reasonably acceptable to the Debtors and the Required Consenting Lenders.

(xii)    The new employment agreement for the Company CEO, as described in Article VI.F of the Plan, will have been executed and delivered and will be in full force and effect.
(xiii)    All material Third Party Approvals, to the extent required on or prior to the Effective Date, will have been obtained and be in full force and effect.

2.	Waiver of Conditions
The conditions to the Effective Date of the Plan set forth in Article VIII of the Plan, may be waived only if waived in writing by the Debtors, the Required Consenting Lenders, and, solely with respect to clauses (ii), (iv), (v) and (ix) under Article VIII.A of the Plan, the New RCF Commitment Party, without notice, leave or order of the Bankruptcy Court or any formal action, subject to any consents that may be required under the RSA; provided, that the condition requiring that the Confirmation Order will have been entered by the Bankruptcy Court may not be waived.

3.	Effect of Non-Occurrence of Conditions to the Effective Date
Absent further order of the Bankruptcy Court, if the Effective Date of the Plan does not occur within 21 days of Confirmation—which period (i) will be extended by 30 calendar days, or such other amount of time as may be agreed between the Debtors and the Required Consenting Lenders, without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors, the Consenting Lenders or the Consenting Members, as applicable, if all conditions precedent to effectiveness of the Plan set forth in Article VIII.A of the Plan, other than those set forth in Article VIII.A(xii) of the Plan, have been satisfied or waived, as applicable, or, for conditions that by their nature are to be satisfied on the Effective Date, will then be capable of being satisfied and (ii) may be extended by the Debtors with the consent of the Required Consenting Lenders—the Plan will be null and void in all respects and nothing contained in the Plan, the Plan Supplement, or the Disclosure Statement will: (a) constitute a waiver or release of any Claims or Equity Interests or claims or Causes of Action of the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (c) constitute an allowance of any Claim or Equity Interest; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

H.	Effects of Confirmation

1.	General Settlement of Claims
Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan will constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such Allowed Claim or Equity Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, the Reorganized Debtors and Holders of Claims and Equity Interests and is fair, equitable, and reasonable.

2.	Binding Effect
ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, AND EACH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT ANY SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR EQUITY INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR AFFIRMATIVELY VOTED TO REJECT THE PLAN.

3.	Discharge of the Debtors
To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, and effective as of the Effective Date: (i) the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan will be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (ii) the Plan will bind all Holders of Claims and Equity Interests, notwithstanding whether any such Holders abstained from voting to accept or reject the Plan or voted to reject the Plan; (iii) all Claims and Equity Interests will be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto will be extinguished completely, including any liability of the kind specified under section 502(g), 502(h) or 502(i) of the Bankruptcy Code; and (iv) except as otherwise expressly provided for in the Plan, all Entities will be precluded from asserting against, derivatively on behalf of, or through, the Debtors, the Debtors’ Estates, the Reorganized Debtors, each of their successors and assigns, and each of their assets and properties, any other Claims or Equity Interests based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

4.	Exculpation and Limitation of Liability
The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, filing, disseminating, implementing, administering, confirming or effecting the consummation of the Chapter 11 Cases, the Plan, the Plan Supplement, the Disclosure Statement, the RSA, the New RCF Commitment Letter, the New RCF Credit Agreement and related documents, the New JGW Governance Documents, the New Securities and Related Documents or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement, or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted fraud, gross negligence, or willful misconduct. Each Exculpated Party will be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

5.	Releases by the Debtors
NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, EFFECTIVE AS OF THE EFFECTIVE DATE AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASE PARTIES, THE ADEQUACY OF WHICH IS BY THE PLAN CONFIRMED, THE DEBTORS AND THEIR ESTATES ARE DEEMED TO HAVE CONCLUSIVELY, ASBOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASE AND DISCHARGED THE RELEASE PARTIES FROM ANY AND ALL CLAIMS, EQUITY INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, FORSEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE LAWS OF OTHERWISE, INCLUDING AVOIDANCE ACTIONS, THOSE CAUSES OF ACTION BASED ON VEIL PIERCING OR ALTER-EGO THEORGIES OF LIABILITIES, CONTRIBUTION, INDEMNIFICATION, JOINT LIABILITY OR OTHERWISE THAT ANY SUCH DEBTOR OR ANY OF THE DEBTORS’ ESTATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS' RESTRUCTURING, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMUALATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE RSA, THE NEW RCF CREDIT AGREEMENT AND RELATED DOCUMENTS, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, THE DISTRIBUTION OF THE NEW SECURITIES AND RELATED DOCUMENTS AND OTHER PROPERTY UNDER THE PLAN, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT,

EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE WILL NOT OPERATE TO WAIVE AND RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN AND (II) THE RIGHTS OF THE DEBTORS TO ENFORCE THE PLAN, THE CONFIRMATION ORDER, THE RSA, THE NEW RCF CREDIT AGREEMENT, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED OR REINSTATED PURSUANT TO THE PLAN OR FINAL ORDER OF THE BANKRUPTCY COURT.

6.	Releases by Holders of Claims and Equity Interests.
NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, EFFECTIVE AS OF THE EFFECTIVE DATE AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTORS AND THEIR ESTATES AND THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS BY THE PLAN CONFIRMED, THE RELEASING PARTIES ARE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVERM RELEASED AND DISCHARGED THE DEBTORS AND THEIR ESTATES AND THE RELEASE PARTIES FROM ANY AND ALL CLAIMS, EQUITY INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF ANY DEBTOR OR ANY OF THE DEBTORS’ ESTATES, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, FORSEEN OR UNFORESEEN, EXISITING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, WHETHER FOR TORT, FRAUD CONTRACT, VIOLATIONS OF FEDERAL OR STATE LAWS OR OTHERWISE, INCLUDING AVIODANCE ACTIONS, THOSE CAUSES OF ACTION BASED ON VEIL PIERCING OR ALTER-EGO THEORIES OF LIABILITY, CONTRIBUTION, INDEMNIFICATION, JOINT LIABILITY OR OTHERWISE THAT ANY SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS' RESTRUCTURING, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, ON ONE HAND, AND ANY RELEASING PARTY, ON THE OTHER HAND, THE

RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMUALATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE RSA, THE NEW RCF CREDIT AGREEMENT AND RELATED DOCUMENTS, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, THE DISTRIBUTION OF THE NEW SECURITIES AND RELATED DOCUMENTS AND OTHER PROPERTY UNDER THE PLAN, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE WILL NOT OPERATE TO WAIVE AND RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN AND (II) THE RIGHTS OF THE RELEASING PARTIES TO ENFORCE THE PLAN, THE CONFIRMATION ORDER, THE RSA, THE NEW RCF CREDIT AGREEMENT, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED OR REINSTATED PURSUANT TO THE PLAN OR FINAL ORDER OF THE BANKRUPTCY COURT.

7.	Injunction
EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL PERSONS THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM THAT IS DISCHARGED OR AN EQUITY INTEREST THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN ARE PERMANENTLY ENJOINED AND PRECLUDED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS OR TERMINATED EQUITY INTERESTS OR RIGHTS: (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST ANY RELEASED PARTY (OR PROPERTY OR ESTATE OF ANY RELEASED PARTY) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES, AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY; (II) ENFORCING, ATTACHING, COLLECTING OR

RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (III) CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (IV) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY, PROVIDED, THAT ANY RIGHTS OF SETOFF AND RECOUPMENT OF ANY ENTITY OR PERSON ARE PRESERVED FOR THE PURPOSE OF ASSERTING SUCH RIGHTS AS A DEFENSE TO ANY CLAIMS OR CAUSES OF ACTION OF THE DEBTORS OR THEIR ESTATES REGARDLESS OF WHETHER SUCH ENTITY OR PERSON IS THE HOLDER OF AN ALLOWED CLAIM; AND (V) COMMENCING OR CONTINUING ANY ACTION, ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES RELEASED SETTLED OR COMPROMISED PURSUANT TO THE PLAN, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

8.	Protection Against Discriminatory Treatment
Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, will not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

V.
VOTING PROCEDURES AND REQUIREMENTS

A.	Parties Entitled to Vote on the Plan
The Debtors are soliciting the Voting Parties entitled to vote on the Plan that are comprised of the Holders of Term Loan Claims in Class 1, the Holders of TRA Claims in Class 4 and the Holders of Existing Partnership Interests in Class 7. Failure to vote to accept the Plan could result in the Debtors seeking alternatives to the consummation of the Restructuring Transactions pursuant to the Plan.
Upon a debtor’s commencement of a Chapter 11 case under the Bankruptcy Code, only holders of claims against or equity interests in such debtor in “impaired” (as defined in section 1124 of the Bankruptcy Code) classes are entitled to vote on a plan. Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.
If, however, the holder of a claim or equity interest in an impaired class will not receive or retain any distribution under a plan on account of such claim or equity interest, section 1126(g) of the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, all such holders do not actually vote on the plan. If a class of claims or equity interests is not impaired by the plan, section 1126(f) of the Bankruptcy Code deems the holders in such class to have accepted the plan and, accordingly, such holders are not entitled to vote on the plan.
A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.
The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the plan, in each case, not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code. The Bankruptcy Code defines “acceptance” of a plan by a class of equity interests as acceptance by holders in that class that hold at least two-thirds (2/3) in dollar amount of the equity interests that cast ballots for acceptance or rejection of the plan, in each case, not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.
The Claims and Equity Interests in the following Classes are Impaired under the Plan and entitled to vote to accept or reject the Plan:

•	Class 1 – Term Loan Claims

•	Class 4 – TRA Claims

•	Class 7 – Existing Partnership Interests

Because all other Classes are either Unimpaired by the Plan and are, therefore, conclusively presumed to have accepted the Plan or Impaired by the Plan and are, therefore, conclusively presumed to have rejected the Plan, only Classes 1, 4 and 7 are entitled to vote.

B.	Voting Deadline
Before deciding whether to vote to accept or reject the Plan, each Voting Party as of the Voting Record Date should carefully review this Disclosure Statement, including the exhibits hereto. All Voting Parties are advised to follow the instructions in their applicable Ballot carefully. All descriptions of the Plan set forth in this Disclosure Statement are subject to, and qualified in their entirety by reference to, the Plan.
The Ballot in respect of the Term Loan Claims (the “TL Ballot”) will be provided to each Holder of Term Loan Claims as of the record date for determining which Holders of Claims or Equity Interests may vote on the Plan (the “Voting Record Date”) to vote to (x) accept the Plan, including the Releases, or (y) reject the Plan and/or opt out of the Releases. The TL Ballot contains detailed voting instructions and sets forth, among other things, the deadlines, procedures, and instructions for voting to (i) accept the Plan, including the Releases, or (ii) reject the Plan and/or opt out of the Releases.
The Ballot in respect of the TRA Claims (the “TRA Ballot”) will be provided to each Holder of TRA Claims as of the Voting Record Date to vote to (x) accept the Plan, including the Releases, or (y) reject the Plan and/or opt out of the Releases. The TRA Ballot contains detailed voting instructions and sets forth, among other things, the deadlines, procedures, and instructions for (a) voting to (i) accept the Plan, including the Releases, or (ii) reject the Plan and/or opt out of the Releases and (b) electing the form of Partnership Consideration to be received pursuant to the Plan.
The Ballot in respect of the Existing Partnership Interests (the “Existing Equity Ballot”) will be provided to each Holder of Existing Partnership Interests as of the Voting Record Date to vote to (x) accept the Plan, including the Releases, or (y) reject the Plan and/or opt out of the Releases. The Existing Equity Ballot contains detailed voting instructions and sets forth, among other things, the deadlines, procedures, and instructions for (a) voting to (i) accept the Plan, including the Releases, or (ii) reject the Plan and/or opt out of the Releases and (b) electing the form of Partnership Consideration to be received pursuant to the Plan.
The Debtors have engaged Prime Clerk LLC (the “Voting Agent”) to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan. IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR COMPLETED BALLOT(S) MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT IN THE MANNER SET FORTH ON THE BALLOTS ON OR BEFORE THE VOTING DEADLINE OF 5:00 P.M., PREVAILING EASTERN TIME, ON DECEMBER 29, 2017.

Notwithstanding the foregoing, the Debtors may, in their sole discretion, commence the Chapter 11 Cases prior to the Voting Deadline. The Debtors may, in their sole discretion, commence the Chapter 11 Cases upon receipt of Plan Approval, as well as receipt of certain Third Party Approvals. Nevertheless, despite any such earlier commencement of the Chapter 11 Cases, the Voting Deadline shall not be impacted and the Voting Agent will continue to receive completed Ballots, and, in order to be counted, all Ballots must be actually received on or prior to the Voting Deadline set forth above. YOUR VOTE MATTERS, AND, DESPITE ANY SUCH EARLIER COMMENCEMENT OF THE CHAPTER 11 CASES, THE DEBTORS STRONGLY RECOMMEND YOU SUBMIT YOUR COMPLETED BALLOTS ON OR PRIOR TO THE VOTING DEADLINE SET FORTH ABOVE IN CONNECTION WITH EFFECTUATING THE RESTRUCTURING TRANSACTIONS.

C.	Selection of Partnership Consideration
The Plan provides for all Holders of TRA Claims and all Holders of Existing Partnership Interests to receive, at such Holder’s election, its applicable pro rata portion of Partnership Consideration in the form of either (x) Partnership Equity Consideration in the form of New Class A Common Stock, (y) Partnership Cash Consideration or (z) a combination of Partnership Equity Consideration and Partnership Cash Consideration; provided, however, that the JLL GP, on account of its interest in the TRA Claims and the Existing Partnership Interests held by the JLL Holders, shall receive its portion of the Partnership Consideration in the form of Partnership Equity Consideration (which shall be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock, which will be “stapled” with such New Partnership Interests), as provided in the Plan). The Ballots provide detailed instructions on designating such preference, and such Holder must indicate its preference in the appropriate field in the respective Ballot in accordance with the instructions contained therein.
IN THE EVENT SUCH HOLDER FAILS TO SELECT WHICH FORM OF PARTNERSHIP CONSIDERATION SUCH HOLDER WOULD PREFER TO RECEIVE, OR FAILS TO DULY SIGN AND DELIVER ITS BALLOT, SUCH HOLDER SHALL RECEIVE THE DEFAULT FORM OF PARTNERSHIP EQUITY CONSIDERATION (WHICH SHALL BE IN THE FORM OF NEW CLASS A COMMON STOCK AS PROVIDED IN THE PLAN).

D.	Submission of the Completed Ballots
Voting Parties must submit the completed applicable Ballots to the Voting Agent either:

Via the E-Ballot Platform located at: https://cases.primeclerk.com/jgwballots For detailed instructions, please review the instructions provided in the Ballots.	Via mail, personal delivery, or overnight courier: JGW Ballot Processing c/o Prime Clerk LLC 830 Third Avenue, 3rd Floor New York, New York 10022

E.	Voting Procedures
The Debtors are providing copies of this Disclosure Statement and the documents attached hereto to the Voting Parties. Any Holder of Term Loan Claims, TRA Claims or Existing Partnership Interests that has not received its applicable Ballot(s) or E-Ballot ID#(s) should contact the Voting Agent. The TL Agent will not vote on behalf of any Holder of Term Loan Claims. Each Holder of Term Loan Claims, TRA Claims or Existing Partnership Interests must submit its own completed Ballot(s).
Each Holder of Term Loan Claims, TRA Claims or Existing Partnership Interests should provide all of the information requested by its applicable Ballot(s). Each Holder of Term Loan Claims, TRA Claims or Existing Partnership Interests should complete and return all items in its applicable Ballot(s) in accordance with the instructions set forth in therein and returning such Ballot(s) directly to the Voting Agent in accordance with the instructions contained therein on or before the Voting Deadline.
All materials in the Ballots must be signed by the applicable Holder of record of the Term Loan Claims, TRA Claims or Existing Partnership Interests, as applicable, or any person who has obtained a properly completed proxy from such Holder of record on such date. For purposes of the Ballots, the Holders of the Term Loan Claims, the Holders of the TRA Claims or the Holders of the Existing Partnership Interests will be deemed to be the “Holders” of the Claims represented thereby, as applicable.
If you return more than one Ballot voting different Claims or Equity Interests in the same Class, the Ballots are not voted in the same manner, and you do not correct this before the Voting Deadline, those Ballots will not be counted. An otherwise properly executed Ballot, as applicable, that attempts to partially accept and partially reject the Plan will likewise not be counted. If you cast more than one Ballot voting the same Claim(s) or Equity Interest(s) before the Voting Deadline, the last valid Ballot received on or before the Voting Deadline will be deemed to reflect your intent, and thus, to supersede any prior Ballot. If you cast Ballots received by Prime Clerk LLC on the same day, but which are voted inconsistently, such Ballots will not be counted.
The Ballots provided to the Holders of Term Loan Claims, the Holders of TRA Claims and the Holders of Existing Partnership Interests will reflect the principal amount of such Holder’s Claim or amount of Equity Interests held by such Holder, as applicable.
Except as provided below, unless a completed Ballot is timely submitted to the Voting Agent before the Voting Deadline with any other documents required by the materials contained in such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.
ANY BALLOT THAT IS NOT RETURNED TO THE VOTING AGENT IN CONFORMITY WITH THE INSTRUCTIONS PROVIDED IN THE APPLICABLE BALLOT WILL NOT BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE PLAN. DELIVERING TO THE VOTING AGENT AN OTHERWISE PROPERLY COMPLETED BALLOT THAT IS NOT APPLICABLE TO YOUR CLASS WILL NOT BE COUNTED AS

A VOTE TO ACCEPT OR REJECT THE PLAN. ANY BALLOT THAT IS EXECUTED AND RETURNED, BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN, WILL, IN EACH CASE, NOT BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE PLAN. ANY BALLOT THAT IS EXECUTED AND RETURNED THAT EITHER ACCEPTS THE PLAN OR REJECTS THE PLAN, BUT DOES NOT AFFIRMATIVELY OPT OUT OF THE RELEASES DESCRIBED IN THE PLAN, SHALL BE DEEMED TO HAVE ACCEPTED THE INJUNCTION, RELEASE AND EXCULPATION PROVISIONS SET FORTH IN ARTICLE X OF THE PLAN. THE DEBTORS, IN THEIR SOLE DISCRETION, MAY REQUEST THAT THE VOTING AGENT ATTEMPT TO CONTACT SUCH VOTING PARTIES TO CURE ANY DEFECTS IN THE BALLOTS. THE FAILURE TO VOTE ON THE PLAN DOES NOT CONSTITUTE A VOTE TO ACCEPT OR REJECT THE PLAN. AN OBJECTION TO THE CONFIRMATION OF THE PLAN, EVEN IF TIMELY SERVED, DOES NOT CONSTITUTE A VOTE TO ACCEPT OR REJECT THE PLAN, OR A CONSENT TO OR OPT OUT OF THE INJUNCTION, RELEASE AND EXCULPATION PROVISIONS SET FORTH IN ARTICLE X OF THE PLAN.

1.	Fiduciaries And Other Representatives
If the applicable Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit the separate Ballots of each Holder for whom they are voting.
UNLESS THE APPLICABLE BALLOT IS SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST THE BANKRUPTCY COURT TO ALLOW SUCH BALLOT TO BE COUNTED.

2.	Agreements Upon Furnishing Ballots
The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of such Holder with respect to such Ballot to accept (i) all of the terms of, and conditions to, this Solicitation; and (ii) the terms of the Plan including the injunction, release, and exculpation provisions set forth in Article X therein. All parties in interest retain their right to object to confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, subject to any applicable terms of the RSA.

3.	Change of Vote
Any party that has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change its vote and/or selection of the form of Partnership Consideration to be distributed to it by submitting to the Voting Agent prior to the Voting Deadline a subsequent, properly completed Ballot.

F.	Waivers of Defects, Irregularities, etc.
Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent and/or the Debtors, as applicable, in their sole discretion, which determination will be final and binding. The Debtors reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful. The Debtors further reserve their right to waive any defects or irregularities or conditions of delivery as to any particular Ballot by any of the Voting Parties. The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court, as applicable) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

VI.
DESCRIPTION OF NEW JGW ORGANIZATIONAL DOCUMENTS
As of the Effective Date, the material New JGW Governance Documents (including the amended by-laws and the amended certificate of incorporation of Reorganized PubCo, the New Partnership Operating Agreement and the Stockholders Agreement) will be substantially in the forms contained in the Plan Supplement. The New JGW Organizational Documents will be adopted on the Effective Date and will govern the New Common Equity. The form of each of the New JGW Organizational Documents will be filed as part of the Plan Supplement seven (7) days before the Voting Deadline.
The New JGW Governance Documents will contain such provisions to be determined by the Required Consenting Lenders in their sole discretion and consistent with the RSA. At the direction of the Required Consenting Lenders, the New JGW Governance Documents may provide for, among other things, voting agreements and obligations with respect to the election of the directors of Reorganized PubCo and certain other matters, information rights, preemptive rights, registration rights and confidentiality obligations. None of the New Common Equity will be certificated, and all of the New Common Equity will be recorded in book-entry form unless decided otherwise by the Required Consenting Lenders prior to the Effective Date or the New Board after the Effective Date.
If directed by the Required Consenting Lenders, the New JGW Governance Documents shall contain restrictions on Transfers applicable to all of the New Common Equity from and after the Effective Date and after giving effect to the transactions contemplated hereby, including, without limitation:

•
any Transfer of shares of New Class B Common Stock or New Partnership Interests shall only be permitted so long as an equivalent amount of New Class B Common Stock and New Partnership Interests, as applicable, are Transferred to the same transferee;

•	any Transfer of the New Common Equity will comply with applicable securities laws generally for such Transfers;

•
any Transfer of the New Common Equity shall not cause, directly or indirectly, Reorganized JGW, Reorganized PubCo, the Reorganized Partnership or any of their direct or indirect subsidiaries or affiliates to be required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act;

•
any Transfer of the New Common Equity shall not be to a competitor of Reorganized PubCo, the Reorganized Partnership or any of their respective subsidiaries, as determined in the reasonable discretion of the New Board;

•
rights of first refusal, tag-along rights and drag-along rights applicable to certain Transfers of the New Common Equity on such terms and conditions to be provided in the New JGW Governance Documents; and

•	such other provisions to be determined by the Required Consenting Lenders in their sole discretion and consistent with the RSA and the Restructuring Term Sheet.
The New JGW Governance Documents shall provide that any Transfer not in conformity with the foregoing restrictions and the other restrictions set forth in the New JGW Governance Documents shall be null and void ab initio. All book-entry forms for any shares, units or interests, as applicable, of the New Common Equity, including the New Class A Common Stock, the New Class B Common Stock and the New Partnership Interests, shall bear conspicuous legends that such securities are subject to the terms and conditions set forth in the New JGW Governance Documents, including with respect to the restrictions of transfer set forth therein and restrictions of transfer under the applicable securities laws.

VII.
DESCRIPTION OF THE NEW RCF CREDIT AGREEMENT
The following is a summary of certain provisions of the New RCF Credit Agreement, which will be entered into on or prior to the Effective Date and the terms of which will be summarized in a term sheet filed with the Bankruptcy Court no later than seven (7) days prior to the Voting Deadline as part of the Plan Supplement.

A.	Prepetition Process and Negotiations
In connection with the negotiations for the terms of the Restructuring Transactions, HPS and the Company discussed the terms of a possible credit facility for the Company to finance the Restructuring Transactions along with other general corporate uses for the Company. Ultimately, in connection with the execution of the RSA and the New RCF Commitment Letter, the Company negotiated the material terms of the New RCF Credit Agreement on an arms’-length basis, which New RCF the Company believed provided the best financing terms available.
In parallel with the negotiations of the New RCF, Evercore, on behalf of the Company, ran a competitive process to solicit bids from other potential financers in the market to confirm for the Company that the transactions under the New RCF provided the Company with the best available terms. Evercore reached out to 27 parties on a no-names basis to solicit bids from such potential lenders on potential financing arrangements. In an effort to define the best pricing on terms providing sufficient liquidity for the Company as well as cash recovery to the Term Lenders in a restructuring, Evercore sought proposals at various sizes and forms for such financings. Evercore made significant progress with a few of these other parties, including 8 such parties entering into Confidentiality Agreements and 2 such parties proposing concrete terms. Nonetheless, upon completion of this process, Evercore determined, and recommended to the Existing Board, that none of these other proposals provided the Company with as attractive terms and/or operational flexibility as the proposal made by the New RCF Commitment Party, as such proposals had a higher all-in cost of capital and less favorable financing structures, which included providing the required funds partially or completely in the form of term loans. Accordingly, the Existing Board ultimately determined, in connection with the RSA, that the New RCF proposed by the New RCF Commitment Party was the most desirable source of funding in connection with the Restructuring.

B.	The Material Terms of the New RCF
Pursuant to and subject to the terms of the RSA, the Plan and the New RCF Commitment Letter, and as contemplated under the New RCF Credit Agreement, on the Effective Date and in connection with the Restructuring Transactions, Reorganized Orchard, along with certain of the other Reorganized Debtors and/or their respective affiliates, shall enter into the New RCF Credit Agreement with the New RCF Commitment Party, which shall provide for, among other things, a revolving credit facility in an aggregate principal amount to be determined by the Required Consenting Lenders; provided, that such principal amount shall be at least $65,000,000 but shall not exceed $70,000,000. The New RCF will be used to fund the fees and expenses of the

Restructuring Transactions, the Partnership Cash Consideration and a portion of the Term Lender Cash Consideration, if necessary, as well as for general corporate purposes and working capital.
Pursuant to the New RCF Commitment Letter, which shall have been entered into on or prior to the Petition Date, the New RCF Commitment Party will agree to provide 100% of the commitments under the New RCF. The New RCF Commitment Letter shall be on terms and conditions acceptable to the Company, the New RCF Commitment Party and the Required Consenting Lenders.
After the occurrence of the Confirmation Date and prior to the Effective Date, the Debtors shall calculate the aggregate amount of the Partnership Cash Consideration, as elected by all eligible Holders in accordance with Article III of the Plan. Prior to the Effective Date, the Debtors and the Required Consenting Lenders shall also determine the Required Pro Forma Liquidity. After determination of the Required Pro Forma Liquidity, and in accordance with Article V of the Plan, the Required Consenting Lenders shall determine the aggregate size of the New RCF, which amount shall be consistent with the Restructuring Term Sheet. After receipt of all invoices for fees and expenses in connection with the Restructuring Transactions, and based upon the Required Pro Forma Liquidity and the aggregate size of the New RCF, the Debtors will calculate the amount of the Term Lender Cash Consideration. All such calculations and determinations with respect to the Term Lender Cash Consideration shall be subject to the reasonable consent of the Required Consenting Lenders. After giving effect to the calculations described in this paragraph, in no event shall an amount less than the Required Pro Forma Liquidity be available on the Reorganized Debtors’ balance sheet in immediately available funds as of the Effective Date.
The form of the New RCF Credit Agreement, the terms of which shall have been provided in the Plan Supplement, shall be amended to reflect the definitive aggregate principal amount of the New RCF, which amount shall be sufficient to fund the aggregate amount of the Partnership Cash Consideration and shall be consistent with the Restructuring Term Sheet, together with any other amendments consistent with the Plan and the Bankruptcy Code, which amendments shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders and the New RCF Commitment Party.
On the Effective Date, the New RCF Commitment Party shall provide Reorganized Orchard and/or its affiliates with borrowings under the New RCF Credit Agreement, which Effective Date funded amount shall be agreed upon by the Debtors, with the consent of the Required Consenting Lenders, or the Reorganized Debtors, as applicable, and the proceeds of which shall be used to fund (among other things) the Partnership Cash Consideration, and which borrowings shall be made in a manner consistent with the terms of the New RCF Credit Agreement.
Loans under the New RCF Credit Agreement will mature four (4) years from the Effective Date and will bear interest at a rate of LIBOR plus five percent (5.00%) per annum on drawn amounts, with a LIBOR floor of one percent (1.00%), and at a rate of three percent (3.00%) per annum on undrawn amounts. During an event of default under the New RCF Credit Agreement, the interest rate shall increase by two percent (2.00%) per annum. The other terms of the New RCF Credit Agreement will be consistent with the terms set forth on Annex I to the RSA or as otherwise agreed between the Debtors, the New RCF Commitment Party and the Required Consenting Lenders.
The Subsidiary Guarantors will provide guarantees under the New RCF Credit Agreement consistent with their Obligations under the Existing Credit Agreement, and the New RCF Credit Agreement will provide for security interests and be secured in a manner consistent with the Existing Credit Agreement.
Pursuant to the New RCF Commitment Letter, the RSA and the Plan, the New RCF Commitment Party shall receive on the Effective Date, in exchange for such commitment to lend and its arrangement of the New RCF, the New RCF Commitment Fee in an amount equal to four percent (4.0%) of the commitments under the New RCF, payable in cash, and the New RCF Closing Fee in an amount equal to four percent (4.0%) of the commitments under the New RCF, payable in cash.

VIII.
DESCRIPTION OF EMPLOYMENT MATTERS
Pursuant to the RSA and the Plan, the Company will maintain existing severance agreements between the Company and management, including the employment and severance agreement currently in effect between the Company and Stewart Stockdale, the Company’s Chief Executive Officer (the “CEO”), as amended to provide the Company CEO with all existing rights and privileges until the Effective Date and, on and after the Effective Date, to provide the Company CEO with solely the right to resign and receive severance payments equal to one million four hundred thousand dollars ($1,400,000) (paid during the twenty-four (24) months following termination pursuant to Reorganized JGW’s regular payroll practices)) (the “Existing CEO Agreement”). The Required Consenting Lenders and the CEO will negotiate in good faith regarding a new employment agreement to be effective as of the Effective Date, which will supersede the Existing CEO Agreement and include, among other terms, that (x) in the event of his termination by the reorganized Company without cause or termination by the CEO for good reason, the CEO will be entitled to severance equal to $1,400,000 and (y) during the term of employment, reasonable commuting expenses. Any and all other employment agreements with the Debtors currently in effect shall be terminated and no claims, general unsecured claims or otherwise, shall arise or be payable from the termination of any employment agreement with the Debtors.
In addition to the CEO’s new employment agreement, the Plan contemplates that, immediately after the Effective Date, the New Board intends to adopt the MIP, under which the MIP Equity representing 8% of the New Common Equity on an as-converted basis, in the form of New Class A Common Stock, shall be reserved for issuance by the New Board for the benefit of certain management employees. The MIP Equity is expected to be dilutive of all other New Common Equity issued on the Effective Date in connection with the Restructuring Transactions.
Following the adoption of the MIP by the New Board, the New Board, after reasonably considering the recommendations of the CEO, is expected to grant the Effective Date Grant. Pursuant to the Effective Date Grant, fifty percent (50%) of the MIP Equity would be granted upon adoption of the MIP, twenty-five percent (25%) of which will be in the form of restricted stock units and seventy five percent (75%) of which will be in the form of stock options with a per share exercise price equal to the implied value of each share of New Common Equity on the Effective Date. The Effective Date Grant is intended to vest in four equal installments, with the first installment vesting on the grant date and the remaining installments on the first three anniversaries of the Effective Date, and the Effective Date Grant will be subject to such other general terms and conditions of the MIP as determined by the New Board. The remainder of the MIP Equity subject to the MIP would be granted on terms determined by the New Board.

IX.
CONFIRMATION OF THE PLAN

A.	Confirmation Hearing
Upon commencement of the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to consider (i) the adequacy of this Disclosure Statement and (ii) confirmation of the Plan at the Confirmation Hearing to be held as soon as practicable at such time that the Bankruptcy Court may allow, before the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware 19801. At the Confirmation Hearing, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129 of the Bankruptcy Code and pursuant to the terms of the RSA. Subject to the terms of the RSA, the Debtors may modify the Plan, to the extent permitted by section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, as necessary to confirm the Plan. The Confirmation Hearing may be adjourned from time-to-time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

B.	Objections To Confirmation
Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan. Notice of the Confirmation Hearing and of the time to present objections will be provided in accordance with orders of the Bankruptcy Court. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules and the Local Rules, must set forth the name of the objector, the nature and amount of Claims or Equity Interests held or asserted by the objector against the Debtors’ estates or properties, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court, with a copy to the chambers of the United States Bankruptcy Judge appointed to the Chapter 11 Cases, together with proof of service thereof, and served upon the following parties, including such other parties as the Bankruptcy Court may order:
To the Debtors:
Orchard Acquisition Company, LLC
1200 Morris Drive
Suite 300
Chesterbrook, PA 19087
Attn: Stephen A. Kirkwood, Esq. (skirkwood@jgwentworth.com)
Fax: (855) 285-5089

with a copy to:
Proposed Counsel to the Debtors
Simpson Thacher & Bartlett LLP
425 Lexington Avenue

New York, NY 10017
Attn:     Elisha D. Graff, Esq. (egraff@stblaw.com)
Kathrine A. McLendon (kmclendon@stblaw.com)
Edward R. Linden, Esq. (edward.linden@stblaw.com)
Randi Lynn Veenstra, Esq. (randi.veenstra@stblaw.com)
Fax: (212) 455-2502

- and –
Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, DE 19801
Attn:    Edmon L. Morton, Esq. (emorton@ycst.com)
Sean M. Beach, Esq. (sbeach@ycst.com)
Fax: (302) 571-1253

To Counsel to the TL Agent and the Consenting Lenders:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:     Damian S. Schaible, Esq. (damian.schaible@davispolk.com)
Natasha Tsiouris, Esq. (natasha.tsiouris@davispolk.com)
Fax: (212) 701-5800

- and –
Potter Anderson & Corroon LLP
1313 N Market St, 6th Floor
Wilmington, DE 19801
Attn:    Jeremy W. Ryan, Esq. (jryan@potteranderson.com)
Fax: (302) 658-1192
To Counsel to the New RCF Commitment Party:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn:     Kelly DiBlasi, Esq. (kelly.diblasi@weil.com)
Damian P. Ridealgh, Esq. (damian.ridealgh@weil.com)
Fax: (212) 310-8007

To the United States Trustee:
Office of the United States Trustee for the District of Delaware
844 King Street
Suite 2207
Wilmington, Delaware 19801
Facsimile:    (302) 573-6491

C.	Requirements for Confirmation of the Plan
Among the requirements for Confirmation of the Plan pursuant to section 1129 are: (i) the Plan is in the “best interests” of holders of claims and equity interests; (ii) the Plan is feasible and (iii) the Plan is accepted by all Impaired Classes of Claims, or if rejected by an Impaired Class or if an Impaired Class is deemed to reject, the Plan “does not discriminate unfairly and is fair and equitable” as to such Class.
At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfied all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (i) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11; (ii) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11; and (iii) the Plan has been proposed in good faith.

1.	Best Interests Test/Liquidation Analysis
The Bankruptcy Code requires the Bankruptcy Court find that the Plan is in the “best interests” of all Holders of Claims or Equity Interests that are Impaired by the Plan and that have not accepted the Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that (i) all members of an impaired class of claims or equity interests have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such member would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.
The Debtors believe that, under the Plan, all Holders of Impaired Claims or Equity Interests will receive property with a value not less than the value such Holder would receive in a liquidation under chapter 7 of the Bankruptcy Code. The Debtors’ belief is based primarily on (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to Holders of Impaired Claims or Equity Interests and (ii) the Liquidation Analysis attached hereto as Exhibit F (the “Liquidation Analysis”), which sets forth the estimated effect a chapter 7 liquidation would have on the recovery of Holders of Allowed Claims and Holders of Allowed Equity Interests. As set forth in the Liquidation Analysis, and as compared to the Valuation Analysis, a liquidation under chapter 7 would result in significantly smaller distributions to creditors than those provided for in the Plan.
The Debtors believe that any liquidation analysis is speculative, as it is necessarily premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. The Liquidation Analysis provided in Exhibit F is solely for the purpose of disclosing to Holders of Claims or Equity Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein. There can be no assurance as to values that would actually be realized in a chapter 7 liquidation nor can there be any assurance that a bankruptcy court will accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

2.	Feasibility
In connection with Confirmation of the Plan, section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called “feasibility” test. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors prepared the financial projections (the “Financial Projections”) set forth in Exhibit E. Based upon such Financial Projections, the Debtors believe they will have sufficient resources to make all payments required pursuant to the Plan and that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.
THE FINANCIAL PROJECTIONS ARE BY THEIR NATURE FORWARD LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION SET FORTH THEREIN. ACCORDINGLY, READERS OF THIS DISCLOSURE STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FINANCIAL PROJECTIONS, AND SHOULD CAREFULLY REVIEW THE RISK FACTORS CONTAINED IN ARTICLE XII OF THIS DISCLOSURE STATEMENT THAT COULD IMPACT THE FEASIBILITY OF THE PLAN. THE FINANCIAL PROJECTIONS SHOULD NOT BE RELIED UPON AS NECESSARILY INDICATIVE OF FUTURE, ACTUAL RECOVERIES.
Holders of Claims against or Equity Interests in the Debtors are advised that the Financial Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. Furthermore, the Debtors’ independent certified public accountants have not compiled or examined the Financial Projections and accordingly do not express any opinion or any other form of assurance with respect thereto and assume no responsibility for the Financial Projections.
The Financial Projections assume that (i) the Plan will be confirmed and consummated in accordance with its terms, (ii) there will be no material change in legislation or regulations, or the administration thereof, that will have an unexpected effect on the operations of the Reorganized Debtors, and (iii) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtors other than as noted in the Financial Projections. Although considered reasonable by the Debtors as of the date hereof, unanticipated events and circumstances occurring after the preparation of the Financial Projections may affect actual recoveries under the Plan.

The Debtors do not intend to update or otherwise revise the Financial Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Debtors do not intend to update or revise the Financial Projections to reflect changes in general economic or industry conditions.

3.	Acceptance by Impaired Classes
The Bankruptcy Code requires, as a condition to confirmation, except as described in the following sub-Section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not impaired under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.
Bankruptcy Code section 1126(c) defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that have voted to accept or reject the plan. Bankruptcy Code section 1126(d) defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed equity interests in that class, counting only those equity interests that have voted to accept or reject the plan. Thus, a class of claims or equity interests will have voted to accept the plan only if two-thirds in amount and a majority in number of such class actually cast their ballots in favor of acceptance.

4.	Additional Requirements for Non-Consensual Confirmation
In the event that any Impaired Class of Claims or Equity Interests does not accept or is deemed to reject the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if the Plan has been accepted by at least one Impaired Class and, as to each Impaired Class of Claims or Equity Interests that has not accepted the Plan, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such Classes of Claims or Equity Interests, pursuant to section 1129(b) of the Bankruptcy Code.

(a)	Unfair Discrimination Test
The “unfair discrimination” test applies to Classes of Claims or Equity Interests that are of equal priority and are receiving different treatment under the Plan. A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or equity interests receives more than it legally is entitled to receive for its holders’ claims or equity interests. This test does not require that the treatment be the same or equivalent, but that such treatment is “fair.”
The Debtors believe the Plan satisfies the “unfair discrimination” test. Claims of equal priority are receiving comparable treatment and such treatment is fair under the circumstances.

(b)	Fair and Equitable Test
The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims or equity interests in such class. As to dissenting classes, the test sets different standards depending on the type of claims or equity interests in such class.

(i)	Secured Creditors
The Bankruptcy Code provides that each holder of an impaired secured claim either (i) retains its liens on the property to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan of reorganization, of at least the allowed amount of such claim, (ii) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale or (iii) receives the “indubitable equivalent” of its allowed secured claim.

(ii)	Unsecured Creditors
The Bankruptcy Code provides that either (i) each holder of an impaired unsecured claim receives or retains under the plan of reorganization, property of a value equal to the amount of its allowed claim or (ii) the holders of claims or equity interests that are junior to the claims of the dissenting class of unsecured claims will not receive any property under the plan of reorganization.

(iii)	Equity Interests
With respect to a class of equity interests, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan of reorganization property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock, or (ii) the holders of equity interests that are junior to any dissenting class of equity interests will not receive any property under the plan of reorganization.
In the event any Class is deemed or vote to reject the Plan, the Debtors will seek confirmation of the Plan pursuant to the cramdown provisions under section 1129 of the Bankruptcy Code with respect to such rejecting Class. Furthermore, Confirmation by the Bankruptcy Court will bind all Holders of Claims against and Equity Interests in the Debtors regardless of whether they voted for or against the Plan and regardless of whether they voted at all on the Plan.
In addition, as the Plan constitutes a separate plan of reorganization for each of the Debtors, the Plan may be confirmed and consummated as to each of the Debtors separate from, and independent of, confirmation and consummation of the Plan as to any other Debtor. If the Plan cannot be confirmed as to some or all of the Debtors, then the Debtors, with the consent of the Required Consenting Lenders and without prejudice to and subject to the respective parties’ rights under the RSA, (a) may revoke the Plan as to all of the Debtors or (b) may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted, continued or dismissed) and confirm the Plan as to the remaining Debtors to the extent required without the need for re-

solicitation as to any Holder of a Claim against and/or Equity Interest in a Debtor for which the Plan is not so revoked.

D.	Implied Valuation of the Company
The total enterprise value of the Company following the Restructuring Transactions is estimated to be approximately $160 million to $190 million. The implied equity value of the Company following the Restructuring Transactions, and solely for the purposes of the Restructuring Transactions, will range from approximately $140 million to $170 million. The implied equity value is based on estimated net debt of approximately $20 million on the Effective Date.
To support this valuation, the Debtors considered factors that impact the performance and the business and the strength of its assets and other such factors described in this Disclosure Statement and in the Valuation Analysis set forth in Exhibit D, including the consolidated historical financial statements of the Company and the Financial Projections set forth in Exhibit E. Readers of this Disclosure Statement are cautioned not to assume the results of operations for past periods are indicative of results for any future periods.

X.
ALTERNATIVES TO THE PLAN
The Debtors have evaluated several alternatives to the Restructuring Transactions. After studying these alternatives, the Debtors, the TL Agent, the Consenting Lenders and the Consenting Members believe that the Plan is the preferred approach to resolving the Company’s capital requirements and balance-sheet restructuring and maximizing the prospects of a successful turnaround and value for all stakeholders and, therefore, is in the best interests of all constituencies. If the Plan is not confirmed, the Debtors may be unable to satisfy their financial obligations and the Debtors’ ability to continue operating as a going concern could be severely jeopardized. The realistic alternatives likely will be either (i) the preparation and presentation of an alternative plan of reorganization, (ii) a sale of some or all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (iii) a liquidation under Chapter 7 of the Bankruptcy Code.

A.	Alternative Plan of Reorganization
If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors’ business or an orderly liquidation of its assets. The Debtors, however, submit that the Plan, as described herein, enables their creditors to realize the most value under the circumstances.

B.	Sale Under Section 363 of the Bankruptcy Code
If the Plan is not confirmed, the Debtors could seek from the Bankruptcy Court, after notice and a hearing, authorization to sell their assets under section 363 of the Bankruptcy Code. Holders of Claims in Classes 1 and 2 would be entitled to credit bid on any property to which their security interest is attached subject to any obligations under any applicable intercreditor agreement, and to offset their Claims against the purchase price of the property. In addition, the security interests in the Debtors’ assets held by Holders of Claims in Classes 1 and 2 would attach to the proceeds of any sale of the Debtors’ assets. After these Claims are satisfied, the remaining funds could be used to pay any deficiency Claims from Classes 1 and 2 as well as Holders of Claims or Equity Interests in Classes 3, 4, 5, 6, 7, and 8. Upon analysis and consideration of this alternative, the Debtors do not believe a sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for Holders of Claims or Equity Interests than the Plan.

C.	Liquidation Under Chapter 7 or Applicable Non-Bankruptcy Law
If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to their creditors in accordance with the priorities established by the Bankruptcy Code. The effect a Chapter 7 liquidation would have on the recovery of Holders of Allowed Claims and Equity Interests is set forth in the Liquidation Analysis attached hereto as Exhibit F. As noted in Section IX.C.1 of this Disclosure Statement, the Debtors believe that liquidation under Chapter 7 would result in smaller distributions to creditors than those provided for in the Plan because of the delay resulting from the conversion of the cases and the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals who would be required to become familiar with the many legal and factual issues in the Debtors’ Chapter 11 Cases. The assets available for distribution to creditors would be reduced by (a) such additional expenses, (b) certain Claims that may be entitled to priority in the context of a liquidation and/or might arise by reason of the liquidation and (d) the absence of a robust market for the liquidation of the Debtors’ assets and services, which may occur at substantial discounts to fair value in a liquidation context.
The Liquidation Analysis demonstrates that under a Chapter 7 liquidation the Term Lenders would receive a substantially lower recovery on account of their Term Loan Claims, while unsecured creditors, including the TRA Claimants, as well as Existing Partnership Equityholders would receive nothing on account of their Claims and/or Equity Interests.
THE COMPANY, THE TL AGENT, THE CONSENTING LENDERS AND THE CONSENTING MEMBERS THEREFORE BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD ANY OTHER ALTERNATIVE AND SHOULD BE CONFIRMED PROMPTLY.

XI.
SECURITIES LAW MATTERS

A.	The Solicitation
This Disclosure Statement has been prepared in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3016(c) and not necessarily in accordance with federal or state securities laws or other laws governing disclosure outside the context of chapter 11 of the Bankruptcy Code. The Debtors are soliciting acceptances of the Plan from all Voting Parties upon the terms and subject to the conditions set forth in this Disclosure Statement and consistent with sections 1125 and 1126 of the Bankruptcy Code, rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure, and applicable non-bankruptcy law. This Disclosure Statement has been neither approved nor disapproved by the SEC nor any state regulatory authority, nor has the SEC nor any state regulatory authority passed upon the accuracy or adequacy of the statements contained herein.
The Solicitation has not been registered under the Securities Act or the securities laws of any U.S. state or the securities laws of any other country or any other jurisdiction, nor is such registration contemplated. The Solicitation will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or other exemptions of similar import in the laws of the states and jurisdictions where the Solicitation will be made and in compliance with any applicable U.S. state or other securities laws.
Rule 701 under the Securities Act provides a safe harbor exemption from registration under the Securities Act for equity securities issued as employee compensation. Accordingly, the Debtors believe that the MIP Equity issued to directors, officers, and other key employees of the Debtors will be exempt from registration under the Securities Act and any applicable state securities laws (“Blue Sky Laws”).
The Debtors do not have any contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting votes to accept or reject the Plan, except for reasonable, actual and necessary out-of-pocket expenses of mailing. In addition, none of its financial advisors engaged to provide financial analysis and assist the Debtors with addressing the financial aspects of the Restructuring Transactions or any broker, dealer, salesperson, agent or any other person has been engaged or authorized to express any statement, opinion, recommendation or judgment with respect to the relative merits and risks of the Solicitation or the Plan (and the transactions contemplated thereby).
No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Debtors or, to the Debtors’ knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

B.	Issuance of the New Common Equity Under the Plan
The Plan provides for Reorganized PubCo and the Reorganized Partnership, as applicable, to distribute the New Common Equity to Holders of Term Loan Claims, Holders of TRA Claims and Holders of Existing Partnership Interests. The Debtors believe that the New Common Equity will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and any applicable Blue Sky Law.
Notwithstanding the foregoing, the Debtors will rely on section 1145(a)(1) of the Bankruptcy Code to exempt the exchange, issuance and distribution of the New Common Equity and any other equity interests in the Reorganized Debtors to Holders of Claims against or Equity Interests in the Debtors under the Plan from the registration requirements of the Securities Act, and state securities and any Blue Sky Law, insofar as, for each Reorganized Debtor, (i) the securities are issued by such Reorganized Debtor, an affiliate participating in a joint plan therewith, or a successor thereto under the Plan; (ii) the recipients of securities hold Claims against, Equity Interests in, or claims for administrative expenses in the Chapter 11 case concerning, such Debtor; and (iii) the securities are issued entirely in exchange for a recipient’s Claim against or Equity Interest in such Debtor, or are issued “principally” in such exchange and “partly” in exchange for cash or property (the “Section 1145 Securities”).
In general, the Section 1145 Securities will be freely tradable and transferable. However, if the holder is an “underwriter” (as defined in section 1145(b) of the Bankruptcy Code) with respect to such securities, resales by such holder of such securities will not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such holder will only be permitted to sell such securities without registration if it is able to comply with the provisions of Rule 144 under the Securities Act.
Persons who receive equity securities under the Plan are urged to consult their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Law, including determination of whether such person is or is not an “underwriter”, and with respect to restrictions applicable under the Securities Act and any appropriate rules and the circumstances under which securities may be sold in reliance upon any such rules.

C.	The Going Dark Process
As part of the Restructuring Transactions, and as directed by the Required Consenting Lenders pursuant to their rights under the RSA, the Company is seeking to suspend its reporting obligations under sections 13(a) and 15(d) of the Exchange Act (the “Going Dark Process”). The Existing Class A Common Stock is registered under section 12(g) of the Exchange Act and constitutes the only class of the Company’s securities that is registered under section 12 of the Exchange Act. Under section 12(g) of the Exchange Act, the Company is subject to reporting obligations under sections 13(a) and 15(d) of the Exchange Act.
Following the Effective Date and subject to the Going Dark Process, the Company expects that none of the New Common Equity will be listed on the OTCQX or any national securities exchange and the Company does not intend to apply for any such listing. The Company further expects that none of Reorganized JGW, Reorganized PubCo, the Reorganized Partnership or any of their respective subsidiaries will be subject to any public periodic reporting obligations with the SEC or any other entity.

XII.
RISK FACTORS
PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS OR EQUITY INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT, TOGETHER WITH ANY ATTACHMENTS AND EXHIBITS. THESE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE COMPANY’S BUSINESS OR THE PLAN AND ITS IMPLEMENTATION. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO THE DEBTORS OR WHICH THEY CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR THE COMPANY’S BUSINESS. IF ONE OR MORE OF THESE RISKS ACTUALLY OCCUR, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S BUSINESS, FINANCIAL POSITION OR RESULTS OF OPERATIONS, AND YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

A.	Risk Factors Relating to the Company’s Business
There are risks, uncertainties and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project and the Debtors undertake no obligation to update any such statement. These risks, uncertainties, and factors are set forth in PubCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, which are incorporated by reference herein.

B.	Risk Factors Relating to the New Common Equity

1.	The New Common Equity will be subject to certain transfer restrictions.
The New Common Equity will be subject to restrictions on transfers, as determined by the Required Consenting Lenders, among others, that any transfers must be approved by the New Board or pursuant to general terms and conditions established by the New Board which may include that transfers be subject to (i) a right of first refusal subject to certain ownership thresholds, (ii) compliance with applicable securities laws generally for such transfers and (iii) such other conditions to be determined by the Required Consenting Lenders or the New Board in their or its respective sole discretion for Reorganized JGW to ensure it shall not incur obligations to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Any such transfer restrictions and the terms thereof shall be set forth in the New JGW Governance Documents which will be provided in the Plan Supplement. For more information on the New JGW Governance Documents and applicable transfer restrictions, see Article VI.
As will be provided in the New JGW Governance Documents, no holder of New Partnership Interests may transfer such interests unless they are transferred together with the equivalent amount of New Class B Common Stock (and vice versa).

2.
The ability to transfer the New Common Equity may be limited by the absence of an active trading market and the New Common Equity, following consummation of the Restructuring Transactions and the Going Dark Process, will not be registered.

Since its delisting from the NYSE, the Existing Class A Common Stock has been trading on the over the counter markets. The Required Consenting Lenders, pursuant to their rights under the RSA, have directed PubCo and Reorganized PubCo, as applicable, to use reasonable best efforts as soon as practically possible, to suspend their reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and to delist the Existing Class A Common Stock from the OTCQX. Following the Effective Date and subject to the Going Dark Process, the Company expects that none of the New Common Equity will be listed on the OTCQX or national securities exchange. The Company further expects that none of Reorganized JGW or Reorganized PubCo will be subject to any public periodic reporting obligations with the SEC or any other entity. All of the New Common Equity will be subject to restrictions on transfer as further described in Article VI of this Disclosure Statement. The Company also does not expect to register any of the New Common Equity under the Securities Act.
As a result of these anticipated actions, an active trading market for the New Common Equity may not be developed or maintained in the future or, even if developed, may not be liquid. The liquidity of any market for the New Common Equity will depend on various factors, including the number of holders of the New Common Equity and the interest of security dealers in making a market for the New Common Equity. If an active trading market is not developed and maintained or such trading market is not liquid, holders of New Common Equity may be unable to sell their New Common Equity at fair market value or at all. Consequently, holders of the New Common Equity may bear certain risks associated with holding securities for an indefinite period of time, including, but not limited to, the risk that the New Common Equity will lose some or all of its value. No assurance can be given that the liquidity of any trading market may develop, that the holders of the New Common Equity will be able to sell their New Common Equity or on the price at which holders would be able to sell their New Common Equity.

3.	The Going Dark Process, if successful, will result in the suspension of the Company’s ongoing reporting obligations with respect to its SEC filings.
The Company has initiated the Going Dark Process by filing a no action letter with the SEC requesting relief from its ongoing reporting obligations and plans to subsequently file, after such relief is given, a Form 15 to terminate its ongoing reporting obligations. While there are no assurances that such Going Dark Process will be successful or even if successful, as to when such Going Dark Process will be completed, if the Going Dark Process is successful, the Company expects that it will no longer be required to file any current or periodic reports with the SEC as and when due following the filing and effectiveness of a Form 15. Accordingly, subject to the provisions contained in the New JGW Governance Documents, holders of New Common Equity, or any potential buyers of New Common Equity from such holders, will no longer have access to ongoing and updated reports and results from the Company. Consequently, holders of the New Common Equity may bear certain risks associated with holding securities of a non-reporting company, including increased difficulty in valuing and transferring the New Common Equity. For more information on securities law matters, see Article XI.

4.	The Reorganized Debtors are under no obligation to declare or pay any dividends or other distributions.
The Reorganized Debtors are under no obligation, and do not expect, to declare or pay any dividends or other distributions on account of the New Common Equity. The terms of any such distributions shall be set forth in the New JGW Governance Documents. In addition, the Company shall enter into the New RCF Credit Agreement which may also restrict the Reorganized Debtors’ ability to make distributions and certain other payments. Consequently, a holder’s only ability to recognize a return on the New Common Equity may be through the sale of the New Common Equity.

5.	The New Common Equity is subject to dilution.
All New Common Equity issued on the Effective Date in connection with the Plan is subject to dilution as a result of the issuance of new equity securities after the consummation of the Restructuring Transactions, including on account of the MIP, including the Effective Date Grant, and any other equity issued by Reorganized PubCo and the Reorganized Partnership, as applicable. In addition, the New Board may agree to grant equity securities to employees, consultants and directors under certain management incentive plans, including, but not limited to, the MIP, that may result in additional issuances of New Common Equity or rights with respect thereto. Furthermore, Reorganized PubCo and the Reorganized Partnership may issue equity securities in connection with future investments, acquisitions or capital raising transactions. Such grants or issuances may result in substantial dilution in ownership of the New Common Equity.

6.	Certain rights under the New JGW Governance Documents are expected to be based on ownership percentages of the New Common Equity.
Certain rights under the New JGW Governance Documents are expected to be limited to holders of the New Common Equity holding specified percentages of the outstanding New Common Equity. For example, the Required Consenting Lenders may determine that only those holders above certain percentage thresholds may be provided with registration rights, including demand, shelf and piggyback rights, certain consent rights over corporate actions, preemptive rights and/or a right of first refusal on any proposed transfers of the New Common Equity. Such thresholds and the terms of such rights shall be set forth in the New JGW Governance Documents which will be provided in the Plan Supplement.

7.	Reorganized PubCo and the Reorganized Partnership will each be a holding company and the value of the New Common Equity are dependent on their subsidiaries’ performance.
Upon consummation of the Restructuring, Reorganized PubCo and the Reorganized Partnership will continue to be holding companies and, as such, they will not have any independent operations, and their most significant asset will continue to be their ownership of the capital stock of their subsidiaries, including the Non-Debtor Affiliates. As a consequence, the value of the New

Common Equity will continue to be entirely dependent upon the future performance of their subsidiaries and will continue to depend upon the financial, business and other factors affecting their subsidiaries and the markets in which they do business, as well as general economic and financial conditions.

8.	Holders of the New Common Equity may not be able to recover in future cases of bankruptcy, liquidation, insolvency, or reorganization.
Holders of the New Common Equity will be subordinated to all liabilities of the Reorganized Debtors and their subsidiaries, including the indebtedness under the New RCF Credit Agreement. Therefore, the assets of the Reorganized Debtors will not be available for distribution to any holder of the New Common Equity in any bankruptcy, liquidation, insolvency or reorganization of the Debtors unless and until all indebtedness, if any, of the Reorganized Debtors, including the New RCF Credit Agreement, to the extent any loans thereunder are outstanding and their subsidiaries has been paid. The remaining assets of the Debtors and each of their subsidiaries may not be sufficient to satisfy the outstanding claims of its equity holders, including the holders of the New Common Equity.

C.	Risk Factors Relating to the Bankruptcy Process
The following risks apply in the context of the Chapter 11 Cases in the Bankruptcy Court and should be considered along with other risk factors.

1.	The Debtors may fail to satisfy the vote requirement.
Although the Debtors intend to commence the Chapter 11 Cases having already received sufficient votes to approve the Plan, the Debtors can make no assurance that they will receive the requisite acceptances to confirm the Plan. In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan or other restructuring. There can be no assurance that the terms of any such alternative restructuring would be similar or as favorable to the Holders of Allowed Claims or Allowed Equity Interests as those proposed in the Plan.

2.	Parties in interest may object to the Plan’s classification of Claims and Equity Interests.
Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of the Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Equity Interests, each encompassing Claims or Equity Interests, as applicable, that are substantially similar to the other Claims and Equity Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion, and the Plan may not be confirmed if the Bankruptcy Court determines that the Plan’s classification of Claims and Equity Interests was not appropriate.

3.	The Debtors may not be able to obtain Confirmation of the Plan.
In the event that votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, findings by a bankruptcy court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such Holders would receive if the debtor was liquidated under Chapter 7 of the Bankruptcy Code.
The Bankruptcy Court may determine that this Disclosure Statement and/or the solicitation procedures did not satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules or may decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirement that the terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes, or the Plan contains other terms disapproved of by the Bankruptcy Court. If the Debtors fail to achieve Confirmation of the Plan, the Chapter 11 Cases would likely continue for a protracted period without indication of how or when the Chapter 11 Cases may be completed. Some of the risks that the Company faces in a bankruptcy proceeding would become more acute in such a scenario, including certain risks that are beyond its control, such as further deterioration or other changes in economic conditions, changes in the industries in which the Company operates, potential revaluing of its assets due to chapter 11 proceedings, changes in consumer demand for, and acceptance of, its products, regulatory difficulties and increasing expenses.
While the Chapter 11 Cases are anticipated to be consolidated for procedural purposes only and the Debtors request that they be jointly administered, the Plan constitutes a separate plan of reorganization for each of the Debtors. Nevertheless the Plan may be confirmed and consummated as to each of the Debtors separate from, and independent of, confirmation and consummation of the Plan as to any other Debtor. If the Plan cannot be confirmed as to some or all of the Debtors, then the Debtors, with the consent of the Required Consenting Lenders and without prejudice to and subject to the respective parties’ rights under the RSA, (a) may revoke the Plan as to all of the Debtors or (b) may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted, continued or dismissed) and confirm the Plan as to the remaining Debtors to the extent required without the need for re-solicitation as to any Holder of a Claim against and/or Equity Interest in a Debtor for which the Plan is not so revoked.
Alternatively, if the requisite acceptances of the Plan are received, the Debtors intend to seek Confirmation of the Plan by the Bankruptcy Court. If the requisite acceptances of the Plan are not received, the Debtors may nevertheless seek Confirmation of the Plan notwithstanding the dissent of certain Classes of Claims or Equity Interests. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code if the Plan satisfies section 1129(b) of the Bankruptcy Code. To confirm a plan over the objection of a dissenting class, the

Bankruptcy Court also must find that at least one Impaired class (which cannot be an “insider” class) has accepted the Plan.
Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court is not obligated to confirm the plan as proposed. A dissenting Holder of a Claim against the Debtors could challenge the balloting procedures as not being in compliance with the Bankruptcy Code, which could mean that the results of the balloting may be invalid. If the Bankruptcy Court determined that the balloting procedures were appropriate and the results were valid, the Bankruptcy Court could still decline to confirm the Plan, if the Bankruptcy Court found that any of the statutory requirements for confirmation had not been met.
If the Plan is not confirmed by the Bankruptcy Court, (a) the Debtors may not be able to reorganize their businesses; (b) the distributions that Holders of Claims or Equity Interests ultimately would receive, if any, with respect to their Claims or Equity Interests is uncertain and (c) there is no assurance that the Debtors will be able to successfully develop, prosecute, confirm, and consummate an alternative plan that will be acceptable to the Bankruptcy Court and the Holders of Claims or Equity Interests.

4.	Modifications to the Plan may result in distributions may provide for less favorable distributions.
Section 1127 of the Bankruptcy Code permits the Debtors to modify the Plan at any time before Confirmation, but not if such modified Plan fails to meet the requirements for Confirmation. The Debtors or the Reorganized Debtors may modify the Plan, subject to the RSA, at any time after Confirmation of the Plan and before substantial consummation of the Plan if circumstances warrant such modification and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, but not if such modified Plan fails to meet the requirements for Confirmation. The Debtors, subject to the terms and conditions of the Plan and the RSA, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation.
Furthermore, if the Plan is not confirmable, the Debtors may be forced to modify the Plan. If the Plan is not confirmed or if the Debtors determine to modify the Plan, the Debtors will comply with the disclosure and solicitation requirements set forth in section 1125 of the Bankruptcy Code with respect to a modified Plan. Any Holder of an Allowed Claim or Allowed Equity Interest that has accepted or rejected the Plan is deemed to have accepted or rejected, as the case may be, the Plan as modified, unless, within the time fixed by the Bankruptcy Court, such Holder changes their previous acceptance or rejection.
Any modifications to the Plan could result in less favorable treatment of any non-accepting Class, as well as any Classes junior to such non-accepting Class, than the treatment currently provided in the Plan. Such modifications could also require a re-solicitation of votes on the Plan, which could result in delays to Confirmation.

5.	The Debtors may fail to satisfy solicitation requirements.
Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or equity interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information,” as defined in section 1125 of the Bankruptcy Code.
In addition, Bankruptcy Rule 3018(b) states that a holder of a claim or equity interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the Bankruptcy Court finds that the plan was not transmitted to substantially all creditors and equity security holders of the same class, that an unreasonably short time was prescribed for such creditors and equity security holders to accept or reject the plan, or that the solicitation was not in compliance with section 1126(b) of the Bankruptcy Code.
To satisfy the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), the Debtors are attempting to deliver this Solicitation and Disclosure Statement to all Holders of Claims in Classes and Equity Interests in Classes 1, 4, and 7 as of the Voting Record Date. In that regard, the Debtors believe that the solicitation of votes to accept or reject the Plan is proper under applicable non-bankruptcy law, rules and regulations. The Debtors cannot be certain, however, that the solicitation of acceptances or rejections will be approved by the Bankruptcy Court, and if such approval is not obtained, the confirmation of the Plan could be denied. If the Bankruptcy Court were to conclude that the Debtors did not satisfy the solicitation requirements, then the Debtors may seek to resolicit votes to accept or reject the Plan or to solicit votes to accept or reject the Plan from one or more Classes that were not previously solicited. The Debtors cannot provide any assurances that such a resolicitation would be successful.

6.	Confirmation and consummation may be delayed if the Debtors have to resolicit.
The Debtors may need to seek to resolicit votes to accept or reject the Plan if, among other things, (a) the Debtors failed to receive the requisite votes for Confirmation, (b) the Debtors made changes to the terms of the Plan that constituted material changes under section 1127 of the Bankruptcy Code, (c) the Debtors waived a material condition to Confirmation, (d) the Bankruptcy Court concluded that the Debtors did not satisfy the solicitation requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) or (e) the Bankruptcy Court denied the motion seeking approval of the adequacy of this Disclosure Statement.
If the Debtors resolicit acceptances of the Plan from the Voting Parties, or if the Debtors are required to solicit the votes of the Holders of Claims or Equity Interests that have been deemed to reject the Plan, Confirmation of the Plan could be delayed and possibly jeopardized.

7.	The Debtors may not be able to confirm and consummate the Plan quickly.
While the Debtors intend to file the Plan in their pre-packaged Chapter 11 Cases and intend to seek confirmation and consummation of the Plan as soon as practicable, the Debtors may not be able to confirm and consummate the Plan quickly if, among other things, the Effective Date is significantly delayed due to the Debtors’ need to resolicit the Plan or if there are significant objections to the Plan that otherwise require the Bankruptcy Court to adjourn the Confirmation Hearing to allow the Debtors sufficient time to address the objections and, if necessary, amend the Plan, Plan Supplement or other Plan Documents or file responses to objecting parties’ concerns with respect to the Plan.
Nonconfirmation of the Plan could result in an extended chapter 11 proceeding, during which time the Company could experience significant deterioration in their relationships with trade vendors and major customers, the counterparties under the Non-Debtor Financings and Securitizations, the GSEs, the Government Agencies and the Licensing Authorities and a loss of further opportunities for the business. Furthermore, if the Effective Date is significantly delayed, there is a risk that the RSA may expire or be terminated in accordance with its terms.

8.	The Restructuring Support Agreement may terminate.
The RSA may terminate if, among, other things, the deadlines set forth therein or the conditions precedent to the respective parties’ obligation to support the Plan or to confirm the Plan, including, without limitation, the receipt of all material Third Party Approvals, including certain GSEs, certain Government Agencies, certain Licensing Authorities and certain counterparties under the Non-Debtor Financings and Securitizations, are not met. While the RSA provides for certain automatic extensions and while the parties to the RSA may mutually agree to extend the RSA, if the RSA terminates, the Debtors may not be able to obtain the support of the Voting Parties, including the Holders of Term Loan Claims, required to confirm the Plan.

9.	The New RCF Commitment Party’s commitment to provide the New RCF may be terminated or the New RCF Credit Agreement may never be consummated.
The New RCF Commitment Letter may terminate if, among other things, certain conditions precedent to the respective parties’ obligations are not satisfied in accordance with the terms of such agreement or the termination events set forth therein occur. If the New RCF Commitment Letter is terminated, the Debtors may not be able to raise the proceeds necessary to fund their obligations under the Plan, and the Restructuring Transactions would not be consummated. Furthermore, termination of the New RCF Commitment Letter is a termination event under the RSA and therefore threatens the support of the parties to the RSA, including the Term Lenders, and the ability for the Debtors to execute on the Plan.
In addition, entry into the New RCF Credit Agreement is a condition precedent to the effectiveness of the Plan. If the conditions precedent to the New RCF Credit Agreement are not met, the Effective Date under the Plan could not occur. In fact, loans to be provided under the New RCF will be used to, among other things, fund the Partnership Cash Consideration and a portion of the Term Lender Cash Consideration; the termination of the New RCF Commitment Letter or the failure to enter into the New RCF Credit Agreement could result in a subsequently reduced recovery for certain Holders of Claims or Equity Interests. Furthermore, if the New RCF Credit Agreement is not entered into and/or the New RCF Effective Date Loans are not funded, each a condition precedent to the effectiveness of the Plan, or if the New RCF Commitment Letter is terminated or breached and the New RCF Commitment is terminated, events that could trigger a termination of the RSA, the Effective Date could be significantly delayed or may not occur and the Debtors may lose the support of the Voting Parties. The Company may need to seek financing from an alternative source, but there are no assurances that any such financing may be obtained or on what terms such financing is available.

10.	The Debtors’ exclusive right to propose the Plan may expire or be terminated.
Upon filing the petitions for chapter 11 relief, the Debtors will have the exclusive right to propose the Plan or any other alternative plan of reorganization. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve Confirmation of the Plan in order to achieve the Debtors’ stated goals.

11.	If the Effective Date is delayed or projected proceeds are not timely received, among other reasons, the Debtors may need to seek postpetition financing.
Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date. The Debtors may not have sufficient cash available in order to operate their business if the Effective Date is delayed or projected proceeds are not timely received by the Debtors. In these cases, the Debtors may need postpetition financing, which may substantially increase the costs of consummating the Plan. There is no assurance of the terms on which such financing may be available or if such financing will be available. Any increased costs as a result of the incurrence of additional indebtedness may reduce amounts available to distribute to Holders of Allowed Claims or Holders of Allowed Equity Interests.

12.	The Debtors’ emergence from Chapter 11 is not assured.
While the Debtors expect to emerge from Chapter 11, the Debtors can give no assurance that they will successfully reorganize or when this reorganization will occur, irrespective of the Debtors’ obtaining Confirmation of the Plan.

13.	Releases, injunctions, and exculpation provisions of the Plan may not be approved.
Article X of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, the Reorganized Debtors, or the Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the Releases are not approved, certain Released Parties may withdraw their support for the Plan, and the Debtors may not be able to obtain Confirmation of the Plan.

In addition, in consideration of the treatment of the Term Loan Claims provided therein, the Guaranty (as defined in the Existing Credit Agreement) of the Term Loan Claims by the Subsidiary Guarantors shall be deemed automatically released upon the Effective Date without any further action by the TL Agent or the Term Lenders and without any further notice to or action, order, or approval of the Bankruptcy Court other than the approval provided in the Confirmation Order. The RSA and Plan contemplates that, the Term Lenders shall agree to release or cause to release the Obligations of each of the Subsidiary Guarantors as of the Effective Date and not to seek or cause to seek to exercise any rights or remedies against the Subsidiary Guarantors until the occurrence of the termination of the RSA, including the consummation of the Restructuring. Voting Parties, including the Holders of Term Loan Claims, that are not party to the RSA may reject the Plan and opt out of the Releases and challenge the Releases granted under the Plan, including those Releases to certain Non-Debtor Affiliates, as Subsidiary Guarantors under the Existing Credit Agreement and Released Parties under the Plan, as non-consensual third party releases that should be rejected by the Bankruptcy Court. Similarly, certain counterparties to the Non-Debtor Financings and Securitizations may assert that, notwithstanding the Consenting Lenders’ agreement not to seek or cause to seek to exercise any rights or remedies against the Subsidiary Guarantors, the filing of the Chapter 11 Cases nevertheless constituted a default under the Existing Credit Agreement as to those Subsidiary Guarantors and therefore, in turn, constituted a default under such Non-Debtor Financings and Securitizations. Moreover, such counterparties to the Non-Debtor Financings and Securitizations may assert that the filing of the Chapter 11 Cases or the consummation of the transactions contemplated by the Plan constitutes a default under such Non-Debtor Financings and Securitizations on other bases, such as a cross-default, material adverse effect, commencement of legal proceedings or similar events of default because such filing or consummation effects one of the Non-Debtor Affiliates that is party to the applicable Non-Debtor Financing or Securitization. Because the Release of the Subsidiary Guarantors are vital to the implementation of the Plan and a healthy restructuring of the Debtors, any successful objections to these Releases would almost certainly result in the Plan being unconfirmable

14.	Certain Third Party Approvals may not be obtained.
In addition to the risk factors described above in connection with the condition precedents to the Plan, the effectiveness of the Plan is subject to obtaining the Third Party Approvals and the health of the ongoing operations of the Company are dependent on such Third Party Approvals. To consummate the Restructuring Transactions speedily, the Debtors have already commenced seeking such Third Party Approvals, as applicable, including, from the GSEs, the Government Agencies, certain state regulatory authorities in connection with the state licenses related to the operation of J.G. Wentworth Home Lending, LLC, a Virginia limited liability company (“JGWHL”), and certain counterparties under the Non-Debtor Financings and Securitizations.
While effectiveness of the Plan requires that the Company obtain all such Third Party Approvals, no assurance can be given that such Third Party Approvals will be obtained or such conditions to effectiveness of the Plan be satisfied or waived, as such Third Party Approvals are beyond the control of the Company. Even if all such Third Party Approvals are obtained and such conditions are satisfied or waived, no assurance can be given as to the terms, conditions and timing of such Third Party Approvals. For example, certain third parties providing such Third Party

Approvals may require the Debtors or the Holders of Claims or the Holders of Equity Interests to pay certain fees accept certain conditions, requirements, limitations or restrictions that may be imposed by such third parties. Such fees, conditions, requirements, limitations or restrictions may jeopardize or delay completion of the Restructuring Transactions or may result in the modification of the Plan, reducing the proposed treatment of a Voting Party and/or requirement the need for resolicitation.
Furthermore, if such Third Party Approvals require an extended period of time to be obtained, such extended period of time could result in a longer period of time that the Debtors remain in Chapter 11 proceedings.
Moreover, if the condition precedent to effectiveness of the Plan with respect to such Third Party Approvals is waived on account of such Third Party Approvals not being obtained or being delayed, the Debtors may consummate the Restructuring Transactions without having obtained such Third Party Approvals. Accordingly the Company may not have the same profile as contemplated under the Plan and this Disclosure Statement. For example, with respect to the Non-Debtor Financings and Securitizations, the Company may suffer from reduced liquidity to run its operations as a result of having not obtaining certain consents and waivers with respect thereto. With respect to Home Lending, JGWHL may not be licensed to operate in certain jurisdictions, and/or the GSEs and the Government Agencies, whose Third Party Approvals are paramount to the operations of JGWHL, may withhold their approval of the Restructuring Transactions or even reject or terminate the license of JGWHL as an issuer solely due to the commencement of the Chapter 11 Cases by its indirect parent.

15.	Certain Claims may not be discharged and could have a material adverse effect on the Debtors financial condition and results of operations.
The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation. With few exceptions, all claims that arise prior to a debtor’s filing a petition for reorganization under the Bankruptcy Code or before confirmation of a plan of reorganization (a) would be subject to compromise and/or treatment under the plan and/or (b) would be discharged in accordance with the terms of the plan. Any Claims not ultimately discharged through the Plan could be asserted against the Reorganized Debtors and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations on a post-reorganization basis.

16.	The Chapter 11 Cases may be converted into Chapter 7 cases.
If no plan of reorganization can be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of Holders of Claims and Holders of Equity Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. See the description of the Liquidation Analysis in Section X.C of this Disclosure Statement and attached hereto as Exhibit F, for a discussion of the effects that a Chapter 7 liquidation would have on the recoveries of Holders of Claims and Holders of Equity Interests.

17.	Restructuring under Chapter 11 of the Bankruptcy Code may adversely affect the Debtors’ business.
Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed. Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Company’s business. Although the Company intends to continue operating its business in the ordinary course of business during the pendency of the Chapter 11 Cases, there is no guarantee that its customers will continue to conduct business with it or that qualified professionals will be available to the Company in adequate numbers to staff its operating segments in light of the uncertainties inherent in the chapter 11 process. The loss of any major customer relationships or the Company’s failure to retain employees could significantly impair the Company’s performance. In addition, the Debtors will file certain “first-day” motions seeking relief they deem necessary or appropriate to operate their business in bankruptcy with as little disruption as possible, including, for example, a motion authorizing the continuation of ordinary course arrangements with the Non-Debtor Affiliates and the honoring of intercompany transactions. There can be no assurance that such relief will be granted, in which case the Company’s business may be disrupted. Further, the chapter 11 process may harm the Company’s image and reputation, which in turn could materially and adversely affect the Debtors’ business and operating results. This is particularly the case if the chapter 11 process requires significantly more time to complete than the Debtors anticipate, which may depend on factors beyond the Debtors’ control. The proceedings will also involve additional expense and may divert some of the attention of the Debtors’ management away from business operations.

18.	The Debtors could withdraw the Plan.
Subject to the terms of, and without prejudice to, the rights of any party to the RSA, the Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

D.	Additional Risk Factors

1.	The Debtors have no duty to update.
The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

2.	The financial information contained in this Disclosure Statement has not been audited.
In preparing this Disclosure Statement, the Debtors relied on financial information derived from their books and records that was available at the time of such preparation. Such financial information has not been audited, reviewed, or compiled by the Debtors’ independent registered public accounting firm. Accordingly, the Debtors’ independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information. The Debtors are unable to represent or warrant that the financial information contained in this Disclosure Statement, incorporated by reference herein is without inaccuracies.

3.	No representations outside this Disclosure Statement are authorized.
No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan, as applicable, are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your vote to accept the Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to accept or reject the Plan.

4.	No legal or tax advice is provided by this Disclosure Statement.
The contents of this Disclosure Statement should not be construed as legal, business, or tax advice. Each Holder of a Claim or Equity Interest should consult its own legal counsel and accountant as to legal, tax, and other matters concerning its Claims or Equity Interests.
This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to provide you with information regarding the Debtors and the proposed Restructuring Transactions to assist you in making a decision regarding whether or not to vote in favor of the Plan.

5.	No admissions made.
Nothing contained herein or in the Plan will constitute an admission of, or will be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or Holders of Claims or Holders of Equity Interests.

XIII.
CERTAIN TAX CONSEQUENCES OF THE PLAN
The following is a summary of certain U.S. federal income tax consequences of the Plan and of the ownership of the Term Loan Claims, TRA Claims and Existing Partnership Interests (each, and solely for the purposes of this Article XIII, an “Interest”) as of the date hereof. Except where noted, this summary deals only with holders of Interests that hold such Interests as capital assets. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable under all circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non-U.S. tax laws. The tax consequences of the Plan are complex, and the tax treatment of certain aspects of the Plan may be subject to considerable uncertainty. You should consult your own tax advisors as to the particular U.S. federal income tax consequences to you of the Plan, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction. This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	A dealer in securities or currencies;

•	A financial institution;

•	A regulated investment company;

•	A real estate investment trust;

•	An insurance company;

•	A tax-exempt organization;

•	A person holding Interests as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•	A trader in securities that has elected the mark-to-market method of accounting for its securities;

•	A person liable for the alternative minimum tax;

•	A partnership or other pass-through entity for U.S. federal income tax purposes; or

•	A U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar.
As used herein, the term “U.S. Holder” means a beneficial owner of Interests that is for U.S. federal income tax purposes:

•	An individual citizen or resident of the United States;

•
A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
A trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The term “non-U.S. Holder” means a beneficial owner of Interests (other than a partnership or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.
If a partnership holds Interests, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding an Interest, you should consult your tax advisors.
The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal tax consequences different from those discussed below. Except as otherwise noted, this discussion is limited to U.S. Holders and does not address the consequences to non-U.S. Holders.

A.	Consequences to the Debtors
Any U.S. federal income tax consequences of the Plan will generally not be borne by Orchard, Holdings and the Partnership (the “Pass-Through Debtors” and, from and after the Effective Date, the “Reorganized Pass-Through Debtors”), but instead will be taken into account by the direct or indirect owners of such Pass-Through Debtors, including PubCo and the Blocker Entity (the “Corporate Debtors” and, from and after the Effective Date, the “Reorganized Corporate Debtors”). Other direct and indirect owners of the Pass-Through Debtors should consult their own tax advisors regarding the consequences of the Plan to them as a result of their ownership of the Pass-Through Debtors.
In general, absent an applicable exception (discussed below), a Corporate Debtor will realize and recognize cancellation of debt income (“COD Income”) upon satisfaction of the outstanding indebtedness of the Pass-Through Debtors for total consideration less than the amount of such indebtedness. The amount of COD Income recognized by a Corporate Debtor, in general, is such Corporate Debtor’s distributive share (determined in accordance with the existing limited liability company agreement of the Partnership and applicable law) of the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of cash paid, and (y) the fair market value of any other consideration (including New Common Equity) given in satisfaction of such Term Loan Claims at the time of the exchange. The issue price of any such new debt instrument is determined under either section 1273 or 1274 of the Internal Revenue Code. Generally, these provisions treat the fair market value of a debt instrument treated as publicly traded for U.S. federal income tax purposes as its issue price and the stated principal amount of any other debt instrument as its issue price if its terms provide for interest not less than the applicable federal rate.
A Corporate Debtor will not, however, be required to include any amount of COD Income in gross income if the Corporate Debtor is under the jurisdiction of a Bankruptcy Court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a Corporate Debtor must generally reduce its tax attributes by the amount of COD Income that it excluded from gross income. In general, tax attributes will be reduced in the following order: (a) net operating losses (“NOLs”); (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); and (e) foreign tax credits. A Corporate Debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Internal Revenue Code. In the context of a consolidated group of corporations, the tax rules provide for a complex ordering mechanism in determining how the tax attributes of one member can be reduced by the COD Income of another member.
The Reorganized Corporate Debtors will continue to be members of the Reorganized Partnership and will receive a deemed distribution of cash as a result of a decrease in the Corporate Debtor’s share of the liabilities of the Reorganized Partnership. PubCo is not expected to recognize gain as a result of the deemed distribution. The Blocker Entity is expected to recognize taxable gain as a result of the deemed distribution, but sufficient NOLs are expected to be available to offset any such gain resulting in no U.S. federal income tax liability as a result of such gain, except as described below under “—Alternative Minimum Tax”.
Because the Plan provides that Holders of Term Loan Claims will receive New Class A Common Stock, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the fair market value of the New Class A Common Stock. This value cannot be known with certainty until after the Effective Date. In addition, the Corporate Debtors will need to determine whether to make the election under section 108(b)(5) of the Internal Revenue Code.

1.	Accrued Interest
To the extent that there exists accrued but unpaid interest on indebtedness owing to Holders of Term Loan Claims and to the extent that such accrued but unpaid interest has not been deducted previously by the Debtors, portions of payments made in consideration for the indebtedness underlying such Term Loan Claims that are allocable to such accrued but unpaid interest should be deductible by the Debtors. Any such interest that is not paid will not be deductible by the Debtors and will not give rise to COD Income.
To the extent that any of the Debtors have previously taken a deduction for accrued but unpaid interest, any amounts so deducted that are paid will not give rise to any tax consequences to such Debtors. If such amounts are not paid, they will give rise to COD Income that would be excluded from gross income pursuant to the bankruptcy exclusion discussed above. As a result, the Debtors would be required to reduce their tax attributes to the extent of such interest previously deducted and not paid.

2.	Utilization of Net Operating Loss Carryforwards
The amount of tax attributes that will be available to the Reorganized Corporate Debtors at emergence is based on a number of factors and is impossible to calculate at this time. Some of the factors that will impact the amount of available tax attributes include: (a) the amount of tax losses incurred by the Corporate Debtors in applicable prior tax years; (b) the fair market value of the New PubCo Common Stock; and (c) the amount of COD Income realized by the Corporate Debtors in connection with consummation of the Plan. Following consummation of the Plan, any remaining NOLs (if any) could be subject to limitation under section 382 of the Internal Revenue Code by reason of the transactions pursuant to the Plan. At this time, but subject to further consideration, Reorganized Corporate Debtors are not anticipating significant NOLs or other tax attributes following emergence.
Under section 382 of the Internal Revenue Code, whenever a corporation (or a consolidated group) undergoes an “ownership change,” the ability of the corporation to utilize its NOL carryovers and certain subsequently recognized built-in losses and deductions (collectively, “Pre-Change Losses”) to offset future taxable income may be subject to an annual limitation. The issuance of the New PubCo Common Stock pursuant to the Plan is likely to result in an “ownership change” of the Reorganized Corporate Debtors for these purposes, and the Reorganized Corporate Debtors’ use of their Pre-Change Losses could be subject to limitation unless an exception to the general rules of section 382 of the Internal Revenue Code applies. This limitation is independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from the exclusion of COD Income which may result in the use of all of the Corporate Debtors’ NOLs. Because the Reorganized Corporate Debtors are not anticipating significant NOLs or other tax attributes following emergence from the restructuring the Company does not expect the section 382 limitation to be a meaningful limitation on the Reorganized Corporate Debtors.

3.	Alternative Minimum Tax
In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, as a general rule, only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards.
Additionally, under section 56(g)(4)(G) of the Internal Revenue Code, an “ownership change” (as discussed above) that occurs with respect to a corporation having a net unrealized built in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the “ownership change” to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under section 382(h) of the Internal Revenue Code, immediately before the “ownership change.” A corporation that pays AMT generally is later allowed a nonrefundable credit (equal to a portion of its prior year AMT liability) against its regular federal income tax liability in future taxable years when it is no longer subject to the AMT.

B.	Consequences to the Holders of Term Loan Claims

1.	Section 351 Transactions
For U.S. federal income tax purposes, a transaction is treated as a transaction under section 351 of the Internal Revenue Code if property is transferred to a corporation by one or more transferors in exchange for stock of such corporation and other property and immediately after such exchange, the transferors, in the aggregate, own (i) stock possessing at least 80 percent of the total combined voting power of all classes of stock of the corporation entitled to vote, and (ii) 80 percent of the total number of shares of all other classes of stock of the corporation. The exchange of Interests for New Class A Common Stock made pursuant to the Plan should be treated as a transaction to which section 351 of the Internal Revenue Code applies.

2.	U.S. Holders
Exchange by the U.S. Holders of Term Loan Claims for Cash and New Class A Common Stock
Gain or loss realized on the exchange by a U.S. Holder of Term Loan Claims of its Term Loan Claims for New Class A Common Stock and cash will equal the difference, if any, between (i) the sum of (A) its pro rata share of the Term Lender Cash Consideration and (B) the fair market value of the New Class A Common Stock received in the exchanges, and (ii) such U.S. Holder’s tax basis in the Term Loan Claims discharged in the exchange.
For U.S. federal income tax purposes, the acquisition by a U.S. Holder of Term Loan Claims of New Class A Common Stock should be treated as a transaction under section 351 of the Internal Revenue Code, with gain (but not loss) being recognized, but only to the extent of its pro rata share of the Term Lender Cash Consideration (minus cash attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) received by such U.S. Holder of Term Loan Claims in such exchanges. A U.S. Holder of Term Loan Claims should have a tax basis in the New Class A Common Stock equal its tax basis in the Term Loan Claims, plus the amount of any gain recognized in the exchanges less the amount of Term Lender Cash Consideration received. Section 362 of the Internal Revenue Code may apply to require a reduction in the tax basis of Reorganized PubCo in the contributed Term Loan Claims to their fair market value (absent an election by the U.S. Holder of Term Loan Claims to reduce its tax basis in its New Class A Common Stock). A U.S. Holder of Term Loan Claims should have a holding period in the New Class A Common Stock that includes the holding period for the Term Loan Claims surrendered therefor.

Accrued but Unpaid Interest
A portion of the consideration received by U.S. Holders of Term Loan Claims may be attributable to accrued but unpaid interest on such Term Loan Claims. Any such amount should be taxable to that U.S. Holder of Term Loan Claims as interest income if such accrued interest has not been previously included in the U.S. Holder’s gross income for U.S. federal income tax purposes.
If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on the Term Loan Claims, the extent to which such consideration will be attributable to accrued but unpaid interest is uncertain. Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Term Loan Claims will be allocated first to the principal amount of Term Loan Claims, with any excess (of which the Company does not expect there to be any) allocated to untaxed interest that accrued on such Term Loan Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain U.S. Treasury regulations treat payments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by U.S. Holders of Term Loan Claims should be allocated in some way other than as provided in the Plan. U.S. Holders of Term Loan Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan between principal and accrued but unpaid interest.
Market Discount
Under the “market discount” provisions of sections 1276 through 1278 of the Internal Revenue Code, some or all of any gain realized by a U.S. Holder of Term Loan Claims exchanging the debt instruments constituting its Term Loan Claims may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the exchanged debt.
In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder of Term Loan Claims has an adjusted tax basis in the debt instrument of less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or, (ii) in the case of a debt instrument issued with “original issue discount,” its adjusted issue price, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).
Any gain recognized by a U.S. Holder of Term Loan Claims on the taxable disposition (determined as described above) of the debt that it acquired with market discount would be treated as ordinary income to the extent of the market discount that accrued thereon while such debt was considered to be held by the U.S. Holder of Term Loan Claims (unless the U.S. Holder of Term Loan Claims elected to include market discount in income as it accrued). To the extent that the exchanged debt that had been acquired with market discount is exchanged in a tax-free or other reorganization transaction for other property, any market discount that accrued on such debt but was not recognized by the U.S. Holder of Term Loan Claims may be required to be carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property may be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged debt instrument.
Capital Loss Limitations
U.S. Holders of Term Loan Claims who recognize capital losses will be subject to limits on their use of capital losses. For U.S. Holders of Term Loan Claims other than corporations, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (i) $3,000 ($1,500 for married individuals filing separate returns), or (ii) the excess of the capital losses over the capital gains. Non-corporate U.S. Holders of Term Loan Claims may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income, though losses from the sale or exchange of capital assets may only be used to offset capital gains. For corporate U.S. Holders of Term Loan Claims, capital losses may only be used to offset capital gains. U.S. Holders of Term Loan Claims who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. For corporate U.S. Holders of Term Loan Claims, unused capital losses may be carried forward for the five years following the capital loss year or carried back to the three years preceding the capital loss year. Non-corporate U.S. Holders of Term Loan Claims may carry over unused capital losses for an unlimited number of years.

3.	Non-U.S. Holders
The rules governing the U.S. federal income taxation of a non-U.S. Holder of Term Loan Claims are complex. The following discussion includes only certain U.S. federal income tax consequences of the transactions contemplated by the Plan to non-U.S. Holders of Term Loan Claims. The discussion does not include any non-U.S. tax considerations. Non-U.S. Holders of Term Loan Claims should consult with their own tax advisors to determine the effect of U.S. federal, state, and local tax laws, as well as any other applicable non-U.S. tax laws and/or treaties, with regard to their participation in the transactions contemplated by the Plan and other tax consequences that may be relevant to them.
Gain or Loss on the Exchange
Whether a non-U.S. Holder of Term Loan Claims recognizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders of Term Loan Claims.
Any gain realized by a non-U.S. Holder of Term Loan Claims on the exchange of its Term Loan Claims generally will not be subject to U.S. federal income taxation unless (a) the non-U.S. Holder of Term Loan Claims is an individual who was present in the U.S. for 183 days or more during the taxable year which includes the Effective Date and certain other conditions are met or (b) such gain is effectively connected with the conduct by such non-U.S. Holder of Term Loan Claims of a trade or business in the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by such non-U.S. Holder of Term Loan Claims in the United States).

If the first exception applies, the non-U.S. Holder of Term Loan Claims generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such non-U.S. Holder of Term Loan Claims has capital gains allocable to U.S. sources in excess of the capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the non-U.S. Holder of Term Loan Claims generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder of Term Loan Claims if such gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder of Term Loan Claims. In order to claim an exemption from withholding tax, such non-U.S. Holder of Term Loan Claims will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates). In addition, if such non-U.S. Holder of Term Loan Claims is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Loss Importation
Internal Revenue Code section 362(e)(1) applies to certain transactions to reduce the basis in property if three conditions are satisfied. First, the transaction must be a contribution to capital, a section 351 exchange, or a reorganization. Second, all or part of the property transferred in the transaction must be “Importation Property.” Importation Property is any property for which gain or loss (i) is not subject to tax in the hands of transferor immediately before the transfer, but (ii) is subject to such tax in the hands of the acquiror immediately after such transfer. Third, the transaction generally must result in acquiror’s aggregate adjusted basis in all such property transferred exceeding the fair market value of that property after the transaction. If all three of the above conditions are satisfied, Internal Revenue Code section 362(e)(1) requires the basis of each item of Importation Property transferred in the transaction to be adjusted to fair market value in acquiror’s hands immediately after the transaction. The loss importation rules may apply to non-U.S. Holders of Term Loan Claims who exchange their Term Loan Claims for New Class A Common Stock.
Accrued but Unpaid Interest
Payments to a non-U.S. Holder of Term Loan Claims that are attributable to accrued but untaxed interest generally will not be subject to U.S. federal income or withholding tax; provided, that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the non-U.S. Holder is not a U.S. person. Interest income, however, may be subject to U.S. income or withholding tax if:

1.	the non-U.S. Holder of Term Loan Claims actually or constructively owns 10% or more of the Partnership’s capital or profits interests;

2.	the non-U.S. Holder of Term Loan Claims is a “controlled foreign corporation” that is a “related person” with respect to the Partnership (each, within the meaning of the Internal Revenue Code);

3.	the non-U.S. Holder of Term Loan Claims is a bank receiving interest described in Internal Revenue Code section 881(c)(3)(A); or

4.
such interest is effectively connected with the conduct by the non-U.S. Holder of Term Loan Claims of a trade or business within the U.S. and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by such non-U.S. Holder of Term Loan Claims in the United States (in which case, provided the non-U.S. Holder of Term Loan Claims provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the non-U.S. Holder of Term Loan Claims (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder of Term Loan Claims (unless an applicable income tax treaty provides otherwise), and a non-U.S. Holder of Term Loan Claims that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to effectively connected earnings and profits that are attributable to the accrued but untaxed interest of such non-U.S. Holder of Term Loan Claims at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

C.	Consequences to the Holders of TRA Claims

1.	U.S. Holders
Exchange by the U.S. Holders of TRA Claims for Cash and/or New Class A Common Stock
The U.S. federal income tax treatment of the receipt of cash and/or New Class A Common Stock by a U.S. Holder in exchange for TRA Claims is subject to uncertainty because there are no published authorities that directly address the treatment of such payment. The receipt of cash and/or New Class A Common Stock may be treated as a separate fee that would be subject to tax as ordinary income.
Alternatively, the exchange by a U.S. Holder of TRA Claims who had previously Exchanged (within the meaning of the TRA) interests in the Partnership for Existing Class A Common Stock and applied the “open transaction doctrine” to such Exchange for cash and/or New Class A Common Stock may be treated as an adjustment to the purchase price of such Exchange. In that case, amount and character of gain or loss, if any, should relate back to the facts surrounding such Exchange of interests in the Partnership. U.S. Holders of TRA Claims should consult their own tax advisors as to the availability and consequences of this treatment based on their own circumstances.
Alternatively, the exchange by a U.S. Holder of TRA Claims for New Class A Common Stock may be treated as a transaction under section 351 of the Internal Revenue Code, with gain (but not loss) being recognized, but only to the extent of cash received by such U.S. Holder of TRA Claims in such exchanges. A U.S. Holder of TRA Claims should have a tax basis in the New Class A Common Stock equal to its tax basis in the TRA Claims (which may be zero), plus the amount of any gain recognized in the exchange less the amount of cash received. A U.S. Holder of TRA

Claims will have a holding period in the New Class A Common Stock that may include the holding period for the TRA Claims surrendered therefor, although it is unclear how such holding period is measured.
The tax consequences of the exchange by U.S. Holders of TRA Claims and the transactions described above are subject to uncertainty and may be subject to recharacterization by the IRS or a court. Holders should consult their own tax advisors as to the proper treatment of the Plan and the transactions described above.

2.	Non-U.S. Holders
The rules governing the U.S. federal income taxation of a non-U.S. Holder of TRA Claims are complex. The following discussion includes only certain U.S. federal income tax consequences of the transactions contemplated by the Plan to non-U.S. Holders of TRA Claims. The discussion does not include any non-U.S. tax considerations. Non-U.S. Holders of TRA Claims should consult with their own tax advisors to determine the effect of U.S. federal, state, and local tax laws, as well as any other applicable non-U.S. tax laws and/or treaties, with regard to their participation in the transactions contemplated by the Plan and other tax consequences that may be relevant to them.
Gain or Loss on the Exchange
Whether a non-U.S. Holder of TRA Claims recognizes income, gain or loss on the exchange and the amount of such income, gain or loss is determined in the same manner as set forth above in connection with U.S. Holders of TRA Claims.
As discussed above under “Exchange by the U.S. Holders of TRA Claims for Cash and/or New Class A Common Stock”, it is unclear whether the receipt by a non-U.S. Holder of TRA Claims of cash and/or New Class A Common Stock will be treated as (i) a separate fee that would be subject to tax as ordinary income, (ii) in certain cases, additional consideration received in a prior Exchange (within the meaning of the TRA) or (iii) in certain cases, a transaction to which section 351 of the Internal Revenue Code applies. Because it is unclear how such receipt will be characterized, the applicable withholding agent may withhold U.S. federal income tax from any such consideration paid to a non-U.S. Holder of TRA Claims at a rate of 30% unless (i) the non-U.S. Holder of TRA Claims timely provides the withholding agent with a properly executed IRS Form W-8ECI stating that such consideration is United States trade or business income or (ii) an applicable income tax treaty between the United States and the country of residence of the non-U.S. Holder of TRA Claims eliminates or reduces the withholding tax and such non-U.S. Holder of TRA Claims timely provides a properly executed IRS Form W-8BEN or Form W-8BEN-E to the withholding agent. Alternative documentation may be provided in certain situations. Non-U.S. Holders generally should be eligible for a refund of any excess amounts withheld, provided the required information is timely furnished to the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of their receipt of cash and/or New Class A Common Stock in exchange for their TRA Claims.

D.	Consequences to the Holders of Existing Partnership Interests

1.	U.S. Holders
Exchange by the U.S. Holders of Existing Partnership Interests for Cash
U.S. Holders of Existing Partnership Interests that exchange their Existing Partnership Interests for cash should be treated as having received a distribution of cash from the Partnership in liquidation of their Existing Partnership Interests. Any such U.S. Holder generally will recognize taxable gain in connection with such a Partnership distribution to the extent that the amount of cash received exceeds the adjusted basis of such U.S. Holder’s Existing Partnership Interest immediately before the distribution and will recognize a taxable loss to the extent of the excess of the adjusted basis of the U.S. Holder’s Existing Partnership Interest over the amount of cash distributed to such U.S. Holder. Such gain or loss generally will be taxable as capital gain or loss. However, a portion of this gain or loss will be separately computed and taxed as ordinary income or loss under section 751(b) of the Internal Revenue Code to the extent attributable to “unrealized receivables” or to “inventory items” owned by the Partnership. U.S. Holders should consult their own tax advisors regarding the application of section 751(b) of the Internal Revenue Code.
Exchange by the U.S. Holders of Existing Partnership Interests for New Class A Common Stock
For U.S. federal income tax purposes, the acquisition by a U.S. Holder of Existing Partnership Interests of New Class A Common Stock may be treated as a transaction under section 351 of the Internal Revenue Code, with gain (but not loss) being recognized, but only to the extent of cash received by such U.S. Holder of Existing Partnership Interests in such exchange. A U.S. Holder of Existing Partnership Interests’ tax basis in the New Class A Common Stock should equal its tax basis in the Existing Partnership Interests, plus the amount of any gain recognized in the exchanges less the amount of cash received. Section 362 of the Internal Revenue Code may apply to require a reduction in the tax basis of Reorganized PubCo in the contributed Existing Partnership Interests to their fair market value (absent an election by the U.S. Holder of Existing Partnership Interests to reduce its tax basis in its New Class A Common Stock). A U.S. Holder of Existing Partnership Interests’ holding period in the New Class A Common Stock should include the holding period for the Existing Partnership Interests surrendered therefor.

E.	Consequences of Ongoing Ownership of New Class A Common Stock

1.	U.S. Holders of New Class A Common Stock
The following is a summary of certain U.S. federal tax consequences that will apply to you if you are a U.S. Holder of New Class A Common Stock.
Taxation of Dividends
If you are a U.S. Holder of New Class A Common Stock, the gross amount of distributions on New Class A Common Stock will be taxable as dividends to the extent paid out of Reorganized

PubCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includable in your gross income as ordinary income on the day actually or constructively received by you. Reorganized PubCo’s accumulated earnings and profits and current earnings and profits in future years will depend in significant part on Reorganized PubCo’s future profits or losses, which cannot be accurately predicted. Non-corporate U.S. Holders of New Class A Common Stock will generally be eligible for reduced rates of taxation on any dividends received from Reorganized PubCo with respect to the New Class A Common Stock; provided, that certain holding period and other requirements are satisfied. To the extent that the amount of any distribution exceeds Reorganized PubCo’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted tax basis of the New Class A Common Stock, and the balance in excess of adjusted tax basis will be taxed as capital gain recognized on a sale or exchange. If you are a corporation, dividends that are received by you will generally be eligible for a 70% dividends received deduction under the Internal Revenue Code. To be eligible for this dividends-received deduction, a corporation must hold the New Class A Common Stock for more than 45 days during the 91-day period that begins 45 days before the New Class A Common Stock become ex-dividend with respect to such dividend and must meet certain other requirements. Corporate U.S. Holders of New Class A Common Stock should consider the effect of section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the New Class A Common Stock. Corporate U.S. Holders of New Class A Common Stock should also consider the effect of section 1059 of the Internal Revenue Code, which, under certain circumstances, requires you to reduce the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends-received deduction.
Taxation of Capital Gains
If you are a U.S. Holder of New Class A Common Stock, you will recognize gain or loss on any taxable sale, exchange or other disposition of New Class A Common Stock in an amount equal to the difference between the amount realized for the New Class A Common Stock and your adjusted tax basis in such New Class A Common Stock. U.S. Holders of New Class A Common Stock should consult their tax advisors to determine their tax basis. Such gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. Holders of New Class A Common Stock (including individuals) derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

2.	Non-U.S. Holders of New Class A Common Stock
The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. Holder of New Class A Common Stock. Special rules may apply to certain non-U.S. Holders, such as “controlled foreign corporations,” “passive foreign investment companies,” and certain U.S. expatriates, among others, that are subject to special treatment under the Internal Revenue Code. Such non-U.S. Holders of New Class A Common Stock

should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
Taxation of Dividends
If you are a non-U.S. Holder of New Class A Common Stock, dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder of New Class A Common Stock within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder of New Class A Common Stock were a U.S. Holder of New Class A Common Stock. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. Holder of New Class A Common Stock who wishes to claim the benefits of an applicable income tax treaty and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Internal Revenue Code and is eligible for treaty benefits or (b) if New Class A Common Stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders of New Class A Common Stock that are pass-through entities rather than corporations or individuals. A non-U.S. Holder of New Class A Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Taxation of Capital Gains
If you are a non-U.S. Holder, any gain realized on the disposition of New Class A Common Stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. Holder of New Class A Common Stock in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. Holder of New Class A Common Stock);

•
the non-U.S. Holder of New Class A Common Stock is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	Reorganized PubCo is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and certain other conditions are met.

An individual non-U.S. Holder of New Class A Common Stock described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. Holder of New Class A Common Stock described in the second bullet point immediately above will be subject to a flat 30% (or lower applicable treaty rate) tax on the gain derived from the sale, which may be offset by U.S. source capital losses. If a non-U.S. Holder of New Class A Common Stock that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Internal Revenue Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. Reorganized PubCo will not be a USRPHC immediately after the consummation of the Plan, and does not expect to become one in the future.

3.	Information Reporting and Backup Withholding
U.S. Holders of New Class A Common Stock
In general, information reporting will apply to dividends in respect of New Class A Common Stock and the proceeds from the sale, exchange or redemption of New Class A Common Stock that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient such as a corporation. A backup withholding tax (currently at a 28% rate) generally applies if a U.S. Holder of New Class A Common Stock (i) fails to furnish its social security number or other taxpayer identification number (“TIN”), (ii) furnishes an incorrect TIN, (iii) fails properly to report interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that it is a U.S. person not subject to backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or as a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders of New Class A Common Stock
Information reporting will generally apply to the amount of dividends paid to each non-U.S. Holder of New Class A Common Stock and the tax withheld with respect to such dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder of New Class A Common Stock resides under the provisions of an applicable income tax treaty.
A non-U.S. Holder of New Class A Common Stock will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. Holder of New Class A Common Stock (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Internal Revenue Code), or such holder otherwise establishes an exemption (such as its corporate status). Dividends subject to withholding of U.S. federal income tax as described above under “— Consequences of Ongoing Ownership of New Class A Common Stock—Non-U.S. Holders of New Class A Common Stock” will not be subject to backup withholding. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of New Class A Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Internal Revenue Code), or such owner otherwise establishes an exemption (such as its corporate status).
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or as a credit against a non-U.S. Holder of New Class A Common Stock’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you.
Additional Withholding Requirements
Under sections 1471 through 1474 of the Internal Revenue Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on the New Class A Common Stock, and, for a disposition of New Class A Common Stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Internal Revenue Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Internal Revenue Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of New Class A Common Stock.
THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR U.S. HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIV.
CONCLUSION AND RECOMMENDATION
THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY, ITS ESTATES, ITS CREDITORS AND ITS OTHER STAKEHOLDERS, INCLUDING THE VOTING PARTIES. FOR THESE REASONS, THE DEBTORS URGE ALL VOTING CLASSES TO VOTE TO ACCEPT THE PLAN AND TO EVIDENCE THEIR ACCEPTANCE BY DULY COMPLETING AND RETURNING THEIR BALLOTS SO THAT THEY WILL ACTUALLY BE RECEIVED BY THE VOTING AGENT ON OR BEFORE 5:00 P.M. (PREVAILING EASTERN TIME) ON DECEMBER 29, 2017.

ORCHARD ACQUISITION COMPANY, LLC
THE J.G. WENTWORTH COMPANY, LLC
THE J.G. WENTWORTH COMPANY
J.G. WENTWORTH, LLC
JGW HOLDINGS, INC.

/s/ Stewart A. Stockdale
Name:	Stewart A. Stockdale
Title:	Chief Executive Officer

DATED: December 1, 2017

Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
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In re: ORCHARD ACQUISITION COMPANY, LLC, et al., Debtors.[1]	:::::::	Chapter 11 Case No. 17-_____ (___) (Joint Administration Requested)
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JOINT PRE-PACKAGED PLAN OF REORGANIZATION OF ORCHARD ACQUISITION COMPANY, LLC AND ITS DEBTOR AFFILIATES

Dated: December 1, 2017	SIMPSON THACHER & BARTLETT LLP

Elisha D. Graff, Esq.
Kathrine A. McLendon, Esq.
Edward R. Linden, Esq.
Randi Lynn Veenstra, Esq.
425 Lexington Avenue
New York, NY 10017
T: (212) 455-2000
F: (212) 455-2502

– and –
YOUNG CONAWAY STARGATT & TAYLOR, LLP
Edmon L. Morton, Esq.
Sean M. Beach, Esq.
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
T: (302) 571-6600
F: (302) 571-1253

Proposed Counsel to Debtors and Debtors in Possession

1    The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Orchard Acquisition Company, LLC (4753); The J.G. Wentworth Company, LLC (1295); The J.G. Wentworth Company (7859); J.G. Wentworth, LLC (2773); and JGW Holdings, Inc. (4569). The Debtors’ address is 1200 Morris Drive, Suite 300, Chesterbrook, PA 19087.

i

ii

iii

JOINT PRE-PACKAGED PLAN OF REORGANIZATION OF ORCHARD ACQUISITION COMPANY, LLC, AND ITS DEBTOR AFFILIATES

INTRODUCTION
Orchard Acquisition Company, LLC, a Delaware limited liability company, together with the other above-captioned Debtors4, hereby propose the Plan for, among other things, the resolution of the outstanding Claims against, and Equity Interests in, the Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. Reference is made to the Disclosure Statement (distributed contemporaneously herewith) for a discussion of the Debtors’ history, business, properties, and projections and the events leading up to Solicitation of the Plan and for a summary and analysis of the Plan and the treatment provided for herein. The Debtors urge all Holders of Claims and Equity Interests entitled to vote on the Plan to review the Disclosure Statement and the Plan in full before voting to accept or reject the Plan. There also are other agreements and documents that will be filed with the Bankruptcy Court that are referenced in the Plan and the Plan Supplement as Exhibits. All such Exhibits are incorporated into and are a part of the Plan as if set forth in full herein. Subject to certain restrictions set forth in the RSA and the Plan, and the requirements set forth in 11 U.S.C. § 1127 and Bankruptcy Rule 3019, the Debtors reserve the right to amend, supplement, amend and restate, modify, revoke or withdraw the Plan prior to the Effective Date.
The Chapter 11 Cases will be consolidated for procedural purposes only and the Debtors will request that they be jointly administered pursuant to an order of the Bankruptcy Court. The Plan constitutes a separate plan of reorganization for each of the Debtors and notwithstanding anything herein, the Plan may be confirmed and consummated as to each of the Debtors separate from, and independent of, confirmation and consummation of the Plan as to any other Debtor. If the Plan cannot be confirmed as to some or all of the Debtors, then the Debtors, with the consent of the Required Consenting Lenders and without prejudice to and subject to the respective parties’ rights under the RSA, (a) may revoke the Plan as to all of the Debtors or (b) may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted, continued or dismissed) and confirm the Plan as to the remaining Debtors to the extent required without the need for re-solicitation as to any Holder of a Claim against and/or Equity Interest in a Debtor for which the Plan is not so revoked. The Debtors reserve the right to seek confirmation of the Plan pursuant to the “cram down” provisions contained in section 1129(b) of the Bankruptcy Code with respect to any non-accepting Class.

4 Unless otherwise noted, capitalized terms used in this Plan have the meanings set forth in Article I.B of the Plan.

Article I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.	Rules of Interpretation, Computation of Time and Governing Law
For purposes hereof: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections hereof; (e) unless otherwise stated, the words “herein,” “hereof,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors and assigns; (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules has the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (j) “$” or “dollars” means dollars in lawful currency of the U.S.; (k) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in a manner consistent with the overall purpose and intent of the Plan, all without further notice to or action, order, or approval of the Bankruptcy Court or any other entity, and such interpretation shall control in all respects; and (l) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date.

B.	Definitions
1.1    “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) or section 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the Debtors’ Estates and operating the Debtors’ businesses, including wages, salaries, or commissions for services rendered, (b) Professional Fee Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 328, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to and including the Effective

Date, and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.
1.2    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.
1.3    “Allowed” means, with respect to any Claim or Equity Interest, such Claim or Equity Interest or any portion thereof that the Debtors and the Required Consenting Lenders have assented to the validity of or that has been (a) allowed by an order of the Bankruptcy Court, (b) allowed pursuant to the terms of the Plan, (c) allowed by agreement between the Holder of such Claim, on one hand, and the Debtors and the Required Consenting Lenders, or the Reorganized Debtors, as applicable, on the other hand, or (d) allowed by an order of a court in which such Claim could have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” or an Equity Interest as an “Allowed Equity Interest,” neither the Debtors nor the Reorganized Debtors waive their rights to contest the amount and validity of such Claim or Equity Interest to the extent it is disputed, contingent or unliquidated, in the manner and venue in which such Claim or Equity Interest would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; and provided, further, that the amount of any Allowed Claim or Allowed Equity Interest shall be determined in accordance with the Bankruptcy Code, including sections 502(b), 503(b) and 506 of the Bankruptcy Code.
1.4    “Assumed Agreement” means an Executory Contract or Unexpired Lease which has been assumed by the Debtors either pursuant to the terms of the Plan or pursuant to an order of the Bankruptcy Court.
1.5    “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under chapter 5 of the Bankruptcy Code.
1.6    “Ballot” means, with respect to a Holder of a Claim or Equity Interest in a Voting Class, the applicable voting form distributed to such Holder on which the Holder is to indicate, among other things, acceptance or rejection of the Plan in accordance with the instructions contained therein and make any other elections or representations required pursuant to the Plan or as described in the Disclosure Statement.
1.7    “Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended.
1.8    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Cases.
1.9    “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms and the Local Rules, in each case as amended from time to time and as applicable to the Chapter 11 Cases or proceedings therein.

1.10    “Blocker Entity” means JGW Holdings, Inc., a Delaware corporation.
1.11    “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.
1.12    “Cash” means legal tender of the U.S. or the equivalent thereof.
1.13    “Cause of Action” means any action, proceeding, agreement, claim, cause of action, controversy, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Cause of Action also includes: (a) any right of setoff, cross-claim, counterclaim, or recoupment, and any claim on a contract or for a breach of duty imposed by law or in equity; (b) with respect to the Debtors, the right to object to Claims or Equity Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any Avoidance Action; and (f) any state law fraudulent transfer claim.
1.14    “Chapter 11 Cases” means the cases commenced by the Debtors under chapter 11 of the Bankruptcy Code on the Petition Date in the Bankruptcy Court.
1.15    “Claim” means a “claim” against any of the Debtors as defined in section 101(5) of the Bankruptcy Code.
1.16    “Class” means a category of Claims or Equity Interests classified under Article III of the Plan pursuant to section 1122 of the Bankruptcy Code.
1.17    “Company CEO” means Mr. Stewart Stockdale, in his capacity as Chief Executive Officer of JGW and Reorganized JGW, as applicable.
1.18    “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order on the docket of the Chapter 11 Cases, within the meanings of Bankruptcy Rules 5003 and 9021.
1.19    “Confirmation Date” means the date upon which Confirmation occurs.
1.20    “Confirmation Hearing” means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
1.21    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan entered pursuant to section 1129 of the Bankruptcy Code, which order shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Lenders and, solely with respect to any provisions contained therein affecting the New RCF Commitment Party in its capacity as such, the New RCF Commitment Party.
1.22    “Consenting Lenders” means those Term Lenders that agree to support the Restructuring Transactions as signatories to the RSA.
1.23    “Consenting Members” means those Existing Partnership Equityholders that agree to support the Restructuring Transactions as signatories to the RSA.
1.24    “Cure” means the payment of Cash by the Debtors, or the distribution of other property or other action (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an Executory Contract or Unexpired Lease of the Debtors that the Debtors may assume under section 365(a) of the Bankruptcy Code.
1.25    “Debtors” means each of the above-captioned debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code.
1.26    “Disclosure Statement” means that certain Disclosure Statement for Joint Plan of Reorganization of Orchard Acquisition Company, LLC and its Debtor Affiliates, as may be amended, supplemented, amended and restated, or otherwise modified from time to time, and that is prepared and distributed in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018 and applicable non-bankruptcy law, in form and substance reasonably satisfactory to the Debtors and the Required Consenting Lenders.
1.27    “Distribution Agent” means Reorganized JGW or any party designated by Reorganized JGW to serve as distribution agent under the Plan.
1.28    “Distribution Record Date” means the Confirmation Date.
1.29    “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) for liability of the managing members, members, managers, directors, and officers maintained by the Debtors as of the Petition Date or thereafter.
1.30    “Effective Date” means the date on which the Plan shall take effect, which date shall be a Business Day, selected by the Debtors in consultation with the Required Consenting Lenders, on which (a) all conditions in Article VIII.A of the Plan have been satisfied or waived as provided for in Article VIII.B and (b) consummation of the Restructuring Transactions has occurred.
1.31    “Effective Date Grant” means the grant of the equity awards under the MIP by the New Board upon adoption of the MIP immediately after the Effective Date, as described in the Restructuring Term Sheet.
1.32    “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code.
1.33    “Equity Interest” means all outstanding ownership interests in any of the Debtors, including any interest evidenced by common or preferred stock, a limited liability company or other membership or partnership interest or unit, a warrant, an option, or any other right to acquire or otherwise receive any ownership interest in any of the Debtors, or any right to payment or compensation based upon any such interest, whether or not such interest is owned by the Holder of such right to payment or compensation.
1.34    “Estate” means the estate of a Debtor in the applicable Chapter 11 Case, as created under section 541 of the Bankruptcy Code.
1.35    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
1.36    “Exculpated Parties” means, (a) each Debtor, (b) each Released Party and (c) all current and former officers, directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents, managers, managing members, principals and other representatives of the Debtors in their capacity as such.
1.37    “Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
1.38    “Exhibit” means an exhibit annexed to either the Plan or the Plan Supplement or as an exhibit or appendix to the Disclosure Statement (as such exhibits may be amended, supplemented, amended and restated, or otherwise modified from time to time).
1.39    “Existing Credit Agreement” means that certain Credit Agreement, dated as of February 8, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of May 31, 2013, that certain Second Amendment to Credit Agreement, dated as of December 6, 2013, that certain Third Amendment to Credit Agreement, dated as of July 15, 2015, and as may be further amended, supplemented or otherwise modified from time to time), among the Parent Borrower, Holdings, any Additional Borrowers (as defined therein) from time to time party thereto, the Term Lenders, the TL Agent, as administrative agent, collateral agent and lead arranger and bookrunner, and Jefferies Group, Inc., as the Swing Line Lender and LC Issuer (each as defined in the Existing Credit Agreement).
1.40    “Existing Partnership Equityholders” means the Holders of Existing Partnership Interests, including, for the avoidance of doubt, PubCo and the Blocker Entity.
1.41    “Existing Partnership Interests” means the Equity Interests in the Partnership.
1.42    “Existing PubCo Equityholders”means the Holders of Equity Interests in PubCo.
1.43    “Existing PubCo Interests”means, collectively, all outstanding Equity Interests in PubCo, including all outstanding Class A and Class B common stock of PubCo, any interest evidenced by common or preferred stock, a membership interest or unit, a warrant, an option, a profit interest unit, or any other right to acquire or otherwise receive any ownership interest in PubCo, or any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.
1.44    “Final Order” means an order or judgment of the Bankruptcy Court or another court of competent jurisdiction as to which no stay has been entered and either the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, as applicable, or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed, or otherwise not vacated, or such appeal, writ of certiorari, new trial, reargument, or rehearing shall have been denied, in each case, by the highest court to which such appeal, writ of certiorari, new trial, reargument, or rehearing had been sought and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.
1.45    “General Unsecured Claim” means any Claim against any Debtor that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Professional Fee Claim, Term Loan Claim, Other Secured Claim, Intercompany Claim or TRA Claim.
1.46    “Government Agency” means any applicable government agencies, including the Government National Mortgage Association, the U.S. Department of Housing and Urban Development, the U.S. Department of Veterans Affairs and the U.S. Department of Agriculture.
1.47    “Government Agency Approval” means, to the extent necessary, in connection with the Restructuring Transactions, the approval or non-objection from a Government Agency, if applicable.
1.48    “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.
1.49    “GSE” means any applicable government-sponsored enterprises, including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.
1.50    “GSE Approval” means, to the extent necessary, in connection with the Restructuring Transactions, the approval or non-objection from a GSE, if applicable.
1.51    “Holder” means an Entity holding a Claim against, or Equity Interest in, any Debtor as of the applicable date of determination.

1.52    “Holdings” means J.G. Wentworth, LLC, a Delaware limited liability company.
1.53    “Impaired” means, with respect to a Claim, Equity Interest or Class of Claims or Equity Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.
1.54    “Indemnification Agreement” means any organizational or employment and/or service agreement of or with a Debtor that provides for the indemnification of any managing member, member, manager, director, officer or employee of the Debtors.
1.55    “Intercompany Claim” means any Claim by a Debtor against another Debtor.
1.56    “Intercompany Interest” means any Equity Interest held by a Debtor in any other Debtor other than the Partnership.
1.57    “JGW” means the Debtors and all Non-Debtor Affiliates.
1.58    “JLL GP” means JLL Associates G.P. V, L.L.C., a Delaware limited liability company.
1.59    “JLL Holders” means JGW Holdco, LLC, a Delaware limited liability company, and JLL JGW Distribution LLC, a Delaware limited liability company.
1.60    “Licensing Authority” means each applicable state regulatory authority in connection with the state licenses related to the operations of J.G. Wentworth Home Lending, LLC and its subsidiaries.
1.61    “Licensing Notification and Approval” means, to the extent necessary, in connection with the Restructuring Transactions, the notification and approval or non-objection from a Licensing Authority, if applicable.
1.62    “Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.
1.63    “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.
1.64    “MIP” means an equity-based management incentive plan to be adopted by the New Board immediately after the Effective Date, the terms of which shall be in form and substance set forth in the RSA and the Restructuring Term Sheet, and pursuant to which the MIP Equity shall be reserved for issuance by the New Board for the benefit of the MIP Participants.

1.65    “MIP Equity” means eight percent (8%) of the New Common Equity on a fully-diluted basis, which shall be in the form of New Class A Common Stock, reserved for issuance by the New Board for the benefit of the MIP Participants and shall be dilutive of all other New Common Equity issued in connection with the Restructuring Transactions.
1.66    “MIP Participants” means those certain management employees entitled to receive MIP Equity pursuant to a grant under the MIP.
1.67    “New Board” means Reorganized PubCo’s initial board of directors as selected by the Required Consenting Lenders, which shall consist of five (5) persons, each with one vote, and one of whom shall be the CEO of Reorganized JGW.
1.68    “New Class A Common Stock” means Class A common stock, par value of one thousandth of a penny ($0.00001) per share, which will be voting interests in Reorganized PubCo and entitle the holders thereof to 100% of the economics associated with the New Partnership Interests held by Reorganized PubCo.
1.69    “New Class B Common Stock” means Class B common stock, par value of one thousandth of a penny ($0.00001) per share, which will be “vote-only” interests in Reorganized PubCo.
1.70    “New Common Equity” means, collectively, (a) the New Class A Common Stock, including the MIP Equity, (b) the New Class B Common Stock and (c) the New Partnership Interests, as applicable.
1.71    “New JGW Governance Documents” means the New Partnership Operating Agreement, the amended certificate of formation of the Partnership, the amended by-laws of Reorganized PubCo, the amended certificate of incorporation of Reorganized PubCo, the Stockholders Agreement, the amended organizational documents of the other Debtors and any other applicable governance and/or organizational documents of Reorganized PubCo, the Reorganized Partnership and the other Reorganized Debtors, and, in each case, shall be in form and substance consistent with the RSA.
1.72    “New Partnership Interests” means new common interests in the Reorganized Partnership.
1.73    “New Partnership Operating Agreement” means the limited liability company agreement of the Reorganized Partnership, as amended and restated pursuant to the Plan and the transactions contemplated hereby, in form and substance consistent with the RSA.
1.74    “New RCF” means the new revolving credit facility under and evidenced by the New RCF Credit Agreement in an aggregate principal amount to be determined by the Required Consenting Lenders; provided, that such aggregate principal amount shall be at least sixty-five million dollars ($65,000,000) but shall not exceed seventy million dollars ($70,000,000).

1.75    “New RCF Closing Fee” means a fee in the aggregate amount equal to 4.0% of the commitments under the New RCF, payable in Cash.
1.76    “New RCF Commitment” means the agreement of the New RCF Commitment Party to provide 100% of the commitments under the New RCF on and after the Effective Date pursuant to the New RCF Commitment Letter.
1.77    “New RCF Commitment Fee” means a fee in the aggregate amount equal to 4.0% of the commitments under the New RCF, payable in Cash.
1.78    “New RCF Commitment Letter” means that certain commitment letter to be entered into on or prior to the Petition Date, by and among the Partnership and Parent Borrower, on one hand, and the New RCF Commitment Party, on the other hand, evidencing, among other things, the New RCF Commitment, including, without limitation, all exhibits, schedules and annexes thereto, as may be amended, supplemented, amended and restated, or otherwise modified from time to time, as provided for therein, which New RCF Commitment Letter shall be on terms and conditions acceptable to the Debtors, the New RCF Commitment Party and the Required Consenting Lenders.
1.79    “New RCF Commitment Party” means, collectively, HPS Investment Partners, LLC and/or its affiliates, affiliated or managed funds, separately managed accounts and co-investors.
1.80    “New RCF Credit Agreement” means the credit agreement with respect to the New RCF, by and among the Reorganized Parent Borrower, as borrower, each of the guarantors named therein, the New RCF Commitment Party, in its capacity as a lender, and the New RCF Commitment Party, in its capacity as agent (as amended, supplemented, amended and restated, or otherwise modified from time to time), the terms of which shall be included in a term sheet filed with the Plan Supplement, which shall be consistent with the material terms and conditions set forth in Annex I to the Restructuring Term Sheet and reasonably acceptable to the Debtors, the New RCF Commitment Party and the Required Consenting Lenders.
1.81    “New RCF Effective Date Loans” means the aggregate principal amount of loans under the New RCF funded on the Effective Date by the New RCF Commitment Party, in its capacity as a lender under the New RCF.
1.82    “New Securities and Related Documents” means, collectively, the New Common Equity and other related documents or agreements required to be issued, executed or delivered pursuant to the Plan, each of which shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Lenders.
1.83    “Non-Debtor Affiliates” means, collectively, each of the non-Debtor Entities that are Affiliates of the Debtors.
1.84    “Non-Debtor Financings and Securitizations” means each loan, securitization, warehouse, purchase or other financing arrangement to which any Non-Debtor

Affiliate is a party, including, without limitation, any intercreditor, custodial, servicing, trust or transfer arrangements related thereto.
1.85    “Non-Debtor Financings and Securitizations Consents and Waivers” means, to the extent necessary, in connection with the consummation of the Restructuring Transactions, the required consents and/or waivers under the Non-Debtor Financings and Securitizations from each of the applicable parties thereunder that are not any of the Debtors or Non-Debtor Affiliates.
1.86    “Ordinary Course Professionals Order” means an order of the Bankruptcy Court, if any, approving a motion to employ ordinary course professionals in the Chapter 11 Cases.
1.87    “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.
1.88    “Other Secured Claim” means any Secured Claim against any Debtor other than a Term Loan Claim.
1.89    “Parent Borrower” means Orchard Acquisition Company, LLC, a Delaware limited liability company.
1.90    “Partnership” means The J.G. Wentworth Company, LLC, a Delaware limited liability company.
1.91    “Partnership Consideration” means, collectively, the Partnership Equity Consideration and the Partnership Cash Consideration.
1.92    “Partnership Cash Consideration” means Cash in an amount equal to the product of (x) four and one-half percent (4.5%) of one hundred and forty-five million dollars ($145,000,000) multiplied by a fraction equal to (y)(i) the number of Existing Partnership Interests designated by Holders of Existing Partnership Interests (or, in the case of PubCo and the Blocker Entity, as Holders of Existing Partnership Interests, as designated by Holders of Allowed TRA Claims on account of their Claims against PubCo) to receive Partnership Cash Consideration on the applicable Ballot(s) of such Holders divided by (ii) the total number of outstanding Existing Partnership Interests.
1.93    “Partnership Equity Consideration” means a percentage amount of New Common Equity equal to the product of (x) four and one-half percent (4.5%) multiplied by a fraction equal to (y)(i) the number of Existing Partnership Interests designated by Holders of Existing Partnership Interests (or, in the case of PubCo and the Blocker Entity, as Holders of Existing Partnership Interests, as designated by Holders of Allowed TRA Claims on account of their Claims against PubCo) to receive Partnership Equity Consideration on the applicable Ballot(s) of such Holders divided by (ii) the total number of outstanding Existing Partnership Interests, which New Common Equity is subject to dilution on and after the Effective Date by the MIP.

1.94    “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.
1.95    “Petition Date” means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.
1.96    “PGHI” means PGHI Corp., a Delaware corporation.
1.97    “Plan” means, collectively, this joint pre-packaged plan of reorganization, the Exhibits, all supplements, appendices, and schedules hereto, either in their present form or as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the RSA, and any document to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including, without limitation, the documents to be included in the Plan Supplement.
1.98    “Plan Documents” shall have the meaning ascribed to it in the RSA.
1.99    “Plan Supplement” means one or more supplements to the Plan containing certain schedules, documents and/or forms of documents relating to the implementation of the Plan, which may include, without limitation, the material New JGW Governance Documents, or forms thereof, as applicable, with a term sheet summarizing the key terms of the New RCF, the New RCF Commitment Letter, the MIP, designation of the identity of the members of the New Board and the members, managers and directors, as applicable, of each of the other Reorganized Debtors, disclosure of the identity and compensation of any insiders proposed to serve as officers and directors of the Reorganized Debtors, the Schedule of Proposed Cure Amounts, a schedule of rejected contracts and any other schedules, documents and/or forms of documents necessary to comply with Bankruptcy Code sections 1123(a)(7) and 1129(a)(5), to be filed with the Bankruptcy Court no later than seven (7) days prior to the Voting Deadline, as amended, supplemented, or modified from time to time in accordance with the terms of the Plan, the RSA, and the Bankruptcy Code.
1.100    “Preference Actions” means any and all avoidance, recovery or other actions or remedies that may be brought by and on behalf of the Debtors or their Estates under section 547 of the Bankruptcy Code.
1.101    “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.
1.102    “Professional” means: (a) any Entity employed in the Chapter 11 Cases pursuant to section 327, 328, 363 or 1103 of the Bankruptcy Code or otherwise and (b) any Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.
1.103    “Professional Claims Bar Date” means sixty (60) days after the Effective Date.

1.104    “Professional Fee Claim” means a Claim under sections 328, 330(a), 331, 363, 503 or 1103 of the Bankruptcy Code for compensation for services rendered or reimbursement of costs, expenses or other charges incurred by Professionals after the Petition Date and prior to and including the Effective Date, provided, that Professional Fee Claims shall not include Restructuring Expenses (as defined below).
1.105    “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors in Cash on the Effective Date pursuant to Article II.A(ii) of the Plan, in an amount equal to the Professional Fee Reserve Amount.
1.106    “Professional Fee Reserve Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.A(i) of the Plan.
1.107    “Proof of Claim” means a proof of Claim or Equity Interest filed against any Debtor in the Chapter 11 Cases.
1.108    “Pro Rata” means, at any time, the proportion that the face amount of a Claim or Equity Interest in a particular Class bears to the aggregate face amount of all Claims or Equity Interests in that Class, unless the Plan provides otherwise.
1.109    “PubCo” means The J.G. Wentworth Company, a Delaware corporation.
1.110    “Registration Statements” means, collectively, (i) PubCo’s registration statement on Form S-3 (File No. 333-203111), as amended, (ii) PubCo’s registration statement on Form S-3 (File No. 333-205699), as amended, and (iii) PubCo’s registration statement on Form S-8 (File No. 333-192359).
1.111    “Reinstated” or “Reinstatement” means, with respect to any Claim: (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) of the Bankruptcy Code expressly does not require to be cured; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim arises from any failure to perform a non-monetary obligation, other than a default arising from failure to operate a non-residential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim (other than any Debtor or an insider of any Debtor) for any actual pecuniary loss incurred by the Holder of such Claim as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

1.112    “Related Parties” means, with respect to an Entity, collectively, its direct and indirect affiliates, and its and its respective affiliates’ current and former equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, financial advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective equityholders, members, partners, subsidiaries, affiliates, funds, managers, managing members, officers, directors, employees, advisors, financial advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives, each in their capacity as such).
1.113    “Released Parties” means, collectively, in each case solely in their respective capacities as such: (a) the Debtors, (b) the Reorganized Debtors, (c) the Non-Debtor Affiliates, (d) the TL Agent, (e) the Term Lenders, (f) the Existing Partnership Equityholders, (g) the New RCF Commitment Party, (h) the TRA Claimants, (i) the Existing PubCo Equityholders, and (j) each of the Related Parties of the Entities in the foregoing (a)-(g); provided, however, that any Holder of a Claim or Equity Interest that “opts out” of the releases provided in the Plan on its Ballot shall not be included in the definition of “Released Parties”.
1.114    “Releasing Parties” means, collectively, in each case solely in their respective capacities as such: (a) the Debtors, (b) the Reorganized Debtors, (c) the Non-Debtor Affiliates, (d) the TL Agent, (e) the Consenting Lenders, (f) the Consenting Members, (g) the TRA Claimants that do not opt out of granting the releases herein, (h) each of the Related Parties of the Entities in the foregoing (a)-(f) and (i) those Holders of Claims or Equity Interests (i) who vote to accept the Plan, (ii) who are Unimpaired under the Plan and do not timely object to the releases provided herein, (iii) whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not opt out of granting the releases herein, or (iv) who vote to reject the Plan but do not opt out of granting the releases herein.
1.115    “Reorganized” means, in reference to a Debtor, such Debtor from and after the Effective Date.
1.116    “Required Consenting Lenders” means the Consenting Lenders representing fifty and one-tenth percent (50.1%) of the aggregate principal amount of the Term Loan Claims held by the Consenting Lenders.
1.117    “Required Pro Forma Liquidity” means pro forma liquidity on Reorganized JGW’s balance sheet on the Effective Date, including, without limitation, unrestricted cash on its balance sheet and unused availability under the New RCF, of at least fifty million dollars ($50,000,000); provided, that the Required Pro Forma Liquidity may be reduced, subject to the reasonable consent of the Debtors and the Required Consenting Lenders, to account for ordinary-course, short-term restrictions, delays, or other similar limitations on the liquidity available to Reorganized JGW on the Effective Date.
1.118    “Restructuring Expenses” means all reasonable and documented fees and expenses of (x) the New RCF Commitment Party in connection with the New RCF Credit Agreement and related documents, and (y) the advisors to the TL Agent (including, without limitation, Davis

Polk & Wardwell LLP, Potter Anderson & Corroon LLP and FTI Consulting) in each case that are due and owing after receipt of applicable invoices, and in accordance with the terms of their applicable agreements or engagement letters, other than, for the avoidance of doubt, the New RCF Closing Fee and the New RCF Commitment Fee.
1.119    “Restructuring Term Sheet” means the term sheet attached to the RSA as Exhibit A, along with any annexes thereto.
1.120    “Restructuring Transactions” means the restructuring transactions for the Debtors, in accordance with, and subject to the terms and conditions set forth in, the Plan and the RSA.
1.121    “RSA” means that certain Restructuring Support Agreement, dated November 9, 2017, by and among the Debtors, the Consenting Lenders, the TL Agent and the Consenting Members, attached as Exhibit B to the Disclosure Statement, including, without limitation, all exhibits, schedules and annexes thereto, as may be amended, supplemented, amended and restated, or otherwise modified from time to time, as provided for therein.
1.122    “Schedule of Proposed Cure Amounts” means that schedule of proposed Cure amounts to be paid on account of each Assumed Agreement, which shall be filed as part of the Plan Supplement.
1.123    “Secured Claim” means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.
1.124    “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
1.125    “Solicitation” means the Debtors’ formal request for acceptances of the Plan, consistent with sections 1125 and 1126 of the Bankruptcy Code, rules 3017 and 3018 of the Federal Rules of Bankruptcy Procedure, and applicable non-bankruptcy law.
1.126    “Stockholders Agreement” means an agreement among holders of the New Common Equity on and after the Effective Date, Reorganized PubCo, the Reorganized Partnership and other applicable entities, which agreement shall contain or provide for such terms, rights and obligations in form and substance consistent with the RSA.
1.127    “Subsequent Restructuring Transaction” means any plan of reorganization or any out-of-court restructuring other than the Plan of any of the Debtors that does not include the New RCF provided by the New RCF Commitment Party.
1.128    “Tax Code” means the Internal Revenue Code of 1986, as amended.

1.129    “Term Lenders” means the lenders, in their capacity as lenders under the Existing Credit Agreement, from time to time party thereto.
1.130    “Term Lender Cash Consideration” means Cash in an amount equal to the lesser of (a) forty-five million dollars ($45,000,000) and (b) the aggregate amount such that the Required Pro Forma Liquidity is available to Reorganized JGW as of the Effective Date.
1.131    “Term Loan Claims” means all Claims and obligations arising under or relating to the Term Loan Documents.
1.132    “Term Loan Documents” means, collectively, the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement), together with all related documentation.
1.133    “Third Party Approvals” means, collectively, the GSE Approvals, the Government Agency Approvals, the Licensing Notification and Approvals, the Non-Debtor Financings and Securitizations Consents and Waivers and, to the extent necessary, any other consents required from any Entity that is not a Debtor, a non-Debtor Affiliate, the TL Agent, or a Holder of a Claim or Equity Interest required to be obtained in connection with the Restructuring Transactions.
1.134    “TL Agent” means Jefferies Finance LLC, as administrative agent and collateral agent under the Existing Credit Agreement, together with its successors and assigns in such capacities.
1.135    “TRA” means that certain Tax Receivable Agreement, dated as of November 14, 2013, among PubCo (f/k/a JGWPT Holdings Inc.), the TRA Claimants and, to the extent described therein, JLL Fund V AIF II, L.P. and the shareholders of PGHI.
1.136    “TRA Claims” means all Claims and obligations arising under or relating to the TRA.
1.137    “TRA Claimants” means Holders of TRA Claims.
1.138    “Transfer” shall mean any voluntary or involuntary attempt to, directly or indirectly, offer, sell, assign, transfer, grant a participation or beneficial interest in, pledge, mortgage, lend, encumber or otherwise dispose of any interest whether in debt, equity or otherwise, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take pledge of, any such interest.
1.139    “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware or the Uniform Commercial Code as in effect in any other state to the extent it may be applicable to any security interests in property of the Debtors.
1.140    “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Equity Interest to a Holder that, within six (6) months from when the distribution was first made, has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ request for information necessary to facilitate a particular distribution; (d) taken delivery of such distribution or where such distribution was returned for lack of a current address or otherwise; or (e) taken any other action necessary to facilitate such distribution.
1.141    “Unexpired Lease” means a lease to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
1.142    “Unimpaired” means any Claim or Equity Interest that is not designated as Impaired.
1.143    “U.S.” means the United States of America.
1.144    “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.
1.145    “Voting Classes” means, collectively, Classes 1, 4 and 7.
1.146    “Voting Deadline” means the deadline, including any extended deadline, established by the Bankruptcy Court by which Ballots accepting or rejecting the Plan must be received by the Debtors or by any other Entity designated by the Debtors as a voting or claims agent.
1.147    “Voting Record Date” means the date for determining which Holders are entitled to receive the Disclosure Statement and vote to accept or reject the Plan, as applicable, which date is November 29, 2017 for all Holders of Claims and Equity Interests.
Article II.

TREATMENT OF UNCLASSIFIED CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

A.	Administrative Claims
Subject to subparagraphs (i) and (ii) below, in full and complete satisfaction, settlement, discharge and release of each Allowed Administrative Claim, except to the extent that a Holder of such Allowed Administrative Claim and either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, agree in writing to less favorable treatment, the Debtors or Reorganized Debtors, as applicable, shall pay to each Holder of an Allowed Administrative Claim, Cash in an amount equal to such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable (a) the Effective Date or, if payment is not then due, (b) on the due date of such Allowed Administrative Claim; provided, however, that Administrative Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

(i)    Professional Fee Claims
Professionals or other Entities (a) asserting a Professional Fee Claim shall deliver to the Debtors their estimates for purposes of the Debtors computing the Professional Fee Reserve Amount no later than five (5) Business Days prior to the anticipated Effective Date, provided, that, for the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Claims filed with the Bankruptcy Court, provided, further, that, if a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional; and (b) asserting a Professional Fee Claim for services rendered before the Effective Date, for the avoidance of doubt, excluding any claims for Restructuring Expenses, must file and serve on the Reorganized Debtors and such other Entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Professional Fee Claim no later than the Professional Claims Bar Date; provided, that any Professional who is subject to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Confirmation Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Fee Claim. Any such objections that are not consensually resolved may be set for hearing on twenty-one (21) days’ notice.
(ii)    Professional Fee Escrow Account
On the Effective Date, the Debtors shall establish the Professional Fee Escrow Account and fund such account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Each Holder of an Allowed Professional Fee Claim will be paid by the Reorganized Debtors in Cash from the Professional Fee Escrow Account within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim. If the Professional Fee Escrow Account is depleted, each Holder of an Allowed Professional Fee Claim will be paid the full amount of such Allowed Professional Fee Claim by the Reorganized Debtors in Cash within five (5) Business Days of entry of the order approving such Allowed Professional Fee Claim. All amounts remaining in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been paid in full shall revert to the Reorganized Debtors. If the Professional Fee Escrow Account is insufficient to pay the full amount of all Allowed Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be promptly paid by the Reorganized Debtors without any further action or order of the Bankruptcy Court.

B.	Priority Tax Claims
On the Effective Date, each Holder of an Allowed Priority Tax Claim will, as determined by the Debtors, with the consent of the Required Consenting Lenders, or the Reorganized Debtors, as applicable, (i) receive, in full and complete satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (a) payment in full in Cash of such Allowed Priority Tax Claim or (b) such other less favorable treatment as agreed to in writing by either (x) the Debtors and the

Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, and such Holder, or (ii) otherwise be left Unimpaired and Reinstated.

C.	Statutory Fees
Notwithstanding anything in the Plan to the contrary, on the Effective Date, the Debtors shall pay, in full, in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation pursuant to 28 U.S.C. § 1930(a)(6). On and after the Effective Date and for so long as the Reorganized Debtors remain obligated to pay quarterly fees, the Reorganized Debtors shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor or Reorganized Debtor, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.
Article III.

CLASSIFICATION AND TREATMENT OF
CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Introduction
All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below in accordance with section 1123(a)(1) of the Bankruptcy Code. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, Confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan and such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change in control of any Debtor for any purpose, cause a merger or consolidation or any legal entities, or cause the transfer of assets. A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

B.	Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Term Loan Claims	Impaired	Entitled to Vote
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	General Unsecured Claims	Unimpaired	Presumed to Accept
4	TRA Claims	Impaired	Entitled to Vote
5	Intercompany Claims	Unimpaired	Presumed to Accept
6	Intercompany Interests	Unimpaired	Presumed to Accept
7	Existing Partnership Interests	Impaired	Entitled to Vote
8	Existing PubCo Interests	Impaired	Deemed to Reject

C.	Classification and Treatment of Claims and Equity Interests
(i)    Class 1 – Term Loan Claims.
(1)    Classification: Class 1 consists of all Term Loan Claims. Notwithstanding anything contained in the Plan to the contrary, (a) the Term Loan Claims shall be Allowed in an aggregate principal amount of approximately four hundred forty nine million five hundred thousand dollars ($449.5 million), plus any accrued and unpaid interest at the non-default rate as of the Petition Date plus all other unpaid and outstanding Obligations (as defined in the Existing Credit Agreement), as applicable and (b) such Term Loan Claims shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization or reduction of any kind, including pursuant to Section 502(d) of the Bankruptcy Code.
(2)    Treatment: In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed Term Loan Claim, on the Effective Date, except to the extent a Holder of an Allowed Term Loan Claim agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed Term Loan Claim shall receive its Pro Rata share of(a) the Term Lender Cash Consideration and (b) ninety-five and one-half percent (95.5%) of the New Common Equity in the form of New Class A Common Stock, which New Common Equity is subject to dilution on and after the Effective Date by the MIP; provided, that the percentage of the New Common Equity allocable to all Holders of an Allowed Term Loan Claim shall increase to the extent that Holders of an Allowed Existing Partnership Interest elect to receive the Partnership Cash Consideration (or, in the case of PubCo and the Blocker Entity, as Holders of Allowed Existing Partnership Interests, to the extent elected by Holders of Allowed TRA Claims on account of their Claims against PubCo).
(3)    Impairment and Voting: Class 1 is Impaired by the Plan. Each Holder of an Allowed Term Loan Claim is entitled to vote to accept or reject the Plan.

(ii)    Class 2 – Other Secured Claims.
(1)    Classification: Class 2 consists of all Other Secured Claims. All Other Secured Claims are Allowed.
(2)    Treatment: In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed Other Secured Claim, on the Effective Date, at the option of the Debtors with the consent of the Required Consenting Lenders, each Allowed Other Secured Claim shall be (i) paid in full in Cash, (ii) Unimpaired and Reinstated or (iii) treated on such other terms as either (x) the applicable Debtor, with the consent of the Required Consenting Lenders, or (y) the applicable Reorganized Debtor, as applicable, and the Holder thereof may agree.
(3)    Impairment and Voting: Class 2 is Unimpaired by the Plan. Each Holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Other Secured Claim is not entitled to vote to accept or reject the Plan.
(iii)    Class 3 – General Unsecured Claims.
(1)    Classification: Class 3 consists of all General Unsecured Claims. All General Unsecured Claims are Allowed.
(2)    Treatment: All Allowed General Unsecured Claims are Unimpaired by the Plan. At the option of the Debtors or the Reorganized Debtors, as applicable, (i) the Plan may leave unaltered the legal, equitable, and contractual rights of a Holder of an Allowed General Unsecured Claim, (ii) the Debtors or the Reorganized Debtors, as applicable, may pay such Allowed General Unsecured Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, (iii) the Debtors or the Reorganized Debtors, as applicable, may pay such Allowed General Unsecured Claim in a manner agreed to by the Holder of such Claim, or (iv) the Plan may reinstate the legal, equitable, and contractual rights of the Holder of an Allowed General Unsecured Claim in accordance with section 1124(2) of the Bankruptcy Code.
(3)    Impairment and Voting: Class 3 is Unimpaired by the Plan. Each Holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed General Unsecured Claim is not entitled to vote to accept or reject the Plan.
(iv)    Class 4 – TRA Claims.
(1)    Classification: Class 4 consists of all TRA Claims. All TRA Claims are Allowed.
(2)    Treatment: In full and final satisfaction, settlement, discharge and release of, and in exchange for, each Allowed TRA Claim, on the Effective Date, except to the extent a Holder of an Allowed TRA Claim agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed TRA Claim shall receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims, of the Partnership Consideration to which PubCo is directly or indirectly entitled on account of the Existing Partnership Interests held directly by PubCo, or indirectly by PubCo through the Blocker Entity, which Pro Rata share of such Partnership Consideration shall be either, as elected by such Holder in its sole discretion, (i) the Partnership Equity Consideration in the form of New Class A Common Stock, (ii) the Partnership Cash Consideration or (iii) a combination of the Partnership Equity Consideration and the Partnership Cash Consideration; provided, however, that the JLL GP, on account of its interest in the Allowed TRA Claims held by the JLL Holders, shall receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims, of the Partnership Consideration in the form of Partnership Equity Consideration, which shall be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided, further, however, that any Holder of an Allowed TRA Claim that fails to properly elect the form of Partnership Consideration it is entitled to receive on its Ballot shall receive such Partnership Consideration in the form of Partnership Equity Consideration and such Partnership Equity Consideration shall be in the form of New Class A Common Stock.
(3)    Impairment and Voting: Class 4 is Impaired by the Plan. Each Holder of an Allowed TRA Claim is entitled to vote to accept or reject the Plan.
(v)    Class 5 – Intercompany Claims.
(1)    Classification: Class 5 consists of all Intercompany Claims. All Intercompany Claims are Allowed.
(2)    Treatment: Each Allowed Intercompany Claim shall be adjusted, continued, contributed to capital or discharged to the extent determined by either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable.
(3)    Impairment and Voting: Class 5 is Unimpaired by the Plan. Each Holder of an Allowed Intercompany Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Intercompany Claim is not entitled to vote to accept or reject the Plan.
(vi)    Class 6 – Intercompany Interests.
(1)    Classification: Class 6 consists of all Intercompany Interests. All Intercompany Interests are Allowed.
(2)    Treatment: On the Effective Date, all Allowed Intercompany Interests shall be Reinstated and otherwise rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(3)    Impairment and Voting: Class 6 is Unimpaired by the Plan and each Holder of an Allowed Intercompany Interest is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Allowed Intercompany Interest is not entitled to vote to accept or reject the Plan.
(vii)    Class 7 – Existing Partnership Interests.
(1)    Classification: Class 7 consists of all Existing Partnership Interests. All Existing Partnership Interests are Allowed.
(2)    Treatment: On the Effective Date, except to the extent a Holder of an Allowed Existing Partnership Interest agrees to less favorable treatment with either (x) the Debtors, with the consent of the Required Consenting Lenders, or (y) the Reorganized Debtors, as applicable, each Holder of an Allowed Existing Partnership Interest shall receive its Pro Rata share, as compared to all Holders of Allowed Existing Partnership Interests, of either, as elected by such Holder in its sole discretion (or, in the case of PubCo and the Blocker Entity, as Holders of Allowed Existing Partnership Interests, as elected by Holders of Allowed TRA Claims in their respective sole discretion in accordance with Article III.C(iv)(2) and on account of their Claims against PubCo), (i) the Partnership Equity Consideration in the form of New Class A Common Stock, (ii) the Partnership Cash Consideration or (iii) a combination of the Partnership Equity Consideration and the Partnership Cash Consideration;provided, however, that the JLL GP, on account of its interest in the Allowed Existing Partnership Interests held by the JLL Holders, shall receive its Pro Rata share, as compared to all Holders of Allowed Existing Partnership Interests, of the Partnership Consideration in the form of Partnership Equity Consideration, which shall be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock); provided, further, however, that any Holder of an Allowed Existing Partnership Interest that fails to properly elect the form of Partnership Consideration it is entitled to receive on its Ballot shall receive such Partnership Consideration in the form of Partnership Equity Consideration and such Partnership Equity Consideration shall be in the form of New Class A Common Stock.
(3)    Impairment and Voting: Class 7 is Impaired by the Plan. Each Holder of an Allowed Existing Partnership Interest is entitled to vote to accept or reject the Plan.
(viii)    Class 8 –Existing PubCo Interests.
(1)    Classification: Class 8 consists of all Existing PubCo Interests.
(2)    Treatment: On the Effective Date, all Existing PubCo Interests shall be cancelled, and Holders of Existing PubCo Interests shall receive no recovery under the Plan.
(3)    Impairment and Voting: Class 8 is Impaired by the Plan, and each Holder of an Existing PubCo Interest is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, each Holder of an Existing PubCo Interest is not entitled to vote to accept or reject the Plan.

D.	Special Provisions Regarding Unimpaired Claims
Except as otherwise expressly provided in the Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’, as applicable, rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to, or setoffs or recoupments assertable against, Unimpaired Claims.

E.	Subordinated Claims
Pursuant to section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.
Article IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Presumed Acceptance of the Plan
Classes 2, 3, 5 and 6 are Unimpaired by the Plan and are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

B.	Deemed Rejection of the Plan
Class 8 is Impaired by the Plan and is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

C.	Voting Classes
Each Holder of an Allowed Claim or Allowed Equity Interest in the Voting Classes as of the applicable Voting Record Date is entitled to vote to accept or reject the Plan.

D.	Acceptance by Impaired Classes of Claims and Equity Interests
Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan. Pursuant to section 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Equity Interests has accepted the Plan if the Holders of at least two-thirds in dollar amount of the Allowed Equity Interests in such Class actually voting have voted to accept the Plan.

E.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code
The Debtors may request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors, with the consent of the Required Consenting Lenders, reserve the right to modify the Plan, the Plan Supplement, or the Disclosure Statement in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

F.	Plan Cannot Be Confirmed as to Some or All Debtors
If the Plan cannot be confirmed as to some or all of the Debtors, then the Debtors, with the consent of the Required Consenting Lenders and without prejudice to and subject to the respective parties’ rights under the RSA, (a) may revoke the Plan as to all of the Debtors or (b) may revoke the Plan as to any Debtor (and any such Debtor’s Chapter 11 Case may be converted, continued or dismissed) and confirm the Plan as to the remaining Debtors to the extent required without the need for re-solicitation as to any Holder of a Claim against and/or Equity Interest in a Debtor for which the Plan is not so revoked.
Article V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Corporate and Organizational Existence; Reorganized Capital Structure and the New Common Equity
The Reorganized Debtors shall continue to exist as separate legal entities, pursuant to the applicable organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended by the Plan, without any prejudice to any right to terminate such existence (whether by merger or otherwise) in accordance with applicable law after the Effective Date. To the extent such documents are amended on or prior to the Effective Date, such documents are deemed to be amended pursuant to the Plan without any further notice to or action, order, or approval of the Bankruptcy Court.
On the Effective Date, the reorganized capital structure of the Reorganized Debtors shall consist of (i) the New RCF, (ii) the New Partnership Interests, (iii) New Class A Common Stock, including the MIP Equity reserved for issuance by the New Board, and (iv) New Class B Common Stock.
On the Effective Date, the equity interests in Reorganized PubCo shall consist of:

▪	New Class A Common Stock (including the MIP Equity reserved for issuance by the New Board), each share of which shall have one (1) vote; and

▪	New Class B Common Stock, each share of which shall have one (1) vote.
On the Effective Date, the equity interests in the Reorganized Partnership shall consist of the New Partnership Interests.
Each Holder of (i) a Term Loan Claim, (ii) a TRA Claim and/or (iii) an Existing Partnership Interest that is entitled to receive New Common Equity hereunder, pursuant to its applicable Ballot(s), shall receive its applicable Pro Rata share of New Common Equity in the form of New

Class A Common Stock (and Reorganized PubCo and the Reorganized Blocker Entity shall collectively receive an equivalent amount of New Partnership Interests, which, as between such Entities, shall be received in the same proportion as the proportion of Existing Partnership Interests held by PubCo and the Blocker Entity prior to the Effective Date); provided, that, the JLL GP, on account of its interest in the Allowed TRA Claims and the Allowed Existing Partnership Interests held by the JLL Holders, shall receive its Pro Rata share, as compared to all Holders of Allowed TRA Claims or all Holders of Allowed Existing Partnership Interests, respectively, of the Partnership Consideration in the form of Partnership Equity Consideration, which shall be in the form of New Partnership Interests (and an equivalent amount of New Class B Common Stock). New Partnership Interests shall be exchangeable into New Class A Common Stock, on a one-for-one basis, pursuant to terms and conditions to be set forth in the New JGW Governance Documents, provided, that in order to exchange such New Partnership Interests, the exchanging holder must also deliver the equivalent amount of New Class B Common Stock to the number of New Partnership Interests being exchanged, and such shares of New Class B Common Stock shall be immediately cancelled by Reorganized PubCo.
If directed by the Required Consenting Lenders, in their sole discretion, Reorganized JGW will use reasonable best efforts as soon as practically possible: (i) to terminate the effectiveness of the Registration Statements and to remove from registration any securities that remain unsold at the termination of the offering covered by the Registration Statements, (ii) to terminate PubCo’s registration of its existing Class A common stock under Section 12 of the Exchange Act and suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, including seeking no-action relief from the Securities and Exchange Commission, and (iii) to delist from the OTCQX and/or relist on such other securities exchange or over-the-counter market as determined by the Required Consenting Lenders and, if applicable, to comply with the initial and continuing listing requirements of such securities exchange or over-the-counter market, including, without limitation, public disclosure requirements.

B.	Organizational Documents of the Reorganized Debtors
The certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, bylaws, any other New JGW Governance Documents or other organizational documents of the Reorganized Debtors, shall be amended and restated as necessary to satisfy the provisions of the Plan and the Bankruptcy Code, and, other than as set forth in the RSA or as forth below, shall be in form and substance acceptable to the Required Consenting Lenders, in their sole discretion. The New JGW Governance Documents, as applicable, shall satisfy the provisions of the Plan and the Bankruptcy Code, and shall authorize the issuance of the New Common Equity in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan. Pursuant to the RSA, the Required Consenting Lenders shall consult with the Debtors and the other Consenting Lenders with respect to the terms and conditions of the New JGW Governance Documents, as applicable. In each case, to the extent necessary, the applicable organizational documents of the Reorganized Debtors will (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and (ii) to the extent necessary or appropriate, include such provisions as may be needed to effectuate and consummate the Plan and the transactions contemplated herein. After the Effective Date, the Reorganized Debtors may amend and restate their respective certificate of incorporation, certificate of formation, limited liability company agreement, operating agreement, and bylaws, and other applicable organizational documents, as permitted by applicable law and pursuant to the terms contained therein.
The New JGW Governance Documents will contain such provisions to be determined by the Required Consenting Lenders in their sole discretion and in all respects consistent with the RSA. At the direction of the Required Consenting Lenders, the New JGW Governance Documents may provide for, among other things, restrictions on transfer of the New Common Equity (as further described in the Restructuring Term Sheet and Article V.F herein), voting agreements and obligations with respect to the election of the directors of Reorganized PubCo and certain other matters, information rights, preemptive rights, registration rights and confidentiality obligations.
To the extent required under the Plan or applicable nonbankruptcy law, the Reorganized Debtors will file their respective organizational documents with the applicable Secretaries of State or other applicable authorities in their respective states, provinces, or countries of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation.

C.	Managers, Directors and Officers of Reorganized Debtors; Corporate Governance; Non-Debtor Financings and Securitizations
The New Board shall be selected by the Required Consenting Lenders, effective as of the Effective Date. To the extent not previously disclosed, the Debtors may disclose in the Plan Supplement, and, in any event, will disclose prior to the Confirmation Hearing, the affiliations of each Person proposed to serve on the New Board or as an officer of the Reorganized Debtors, and, to the extent such Person is an insider other than by virtue of being a manager, director or officer, the nature of any compensation for such Person.
On and after the Effective Date, Reorganized PubCo shall be the sole managing member of the Reorganized Partnership and the sole stockholder of the Reorganized Blocker Entity, and management of the Reorganized Partnership and the Reorganized Blocker Entity shall be vested exclusively with Reorganized PubCo subject to the terms and conditions of the New JGW Governance Documents. The Reorganized Partnership will remain the parent entity of J.G. Wentworth, LLC, and J.G. Wentworth, LLC will remain the parent entity of Orchard Acquisition Company, LLC.
The Non-Debtor Affiliates will continue to operate in the ordinary course, subject to the direction of the New Board, all Non-Debtor Financings and Securitizations shall remain in effect in the ordinary course, and any Claims for any guarantee or indemnity obligation against any Debtor related to the Non-Debtor Financings and Securitizations shall be deemed to be Allowed Claims under Class 3, General Unsecured Claims, and shall be Unimpaired as provided in the treatment of Class 3.

D.	New RCF Credit Agreement
On the Effective Date, the applicable Reorganized Debtors shall execute and deliver the New RCF Credit Agreement, and shall execute, deliver, file, record, and issue any other related notes, guarantees, deeds of trust, security documents or instruments (including UCC financing statements), amendments to the foregoing, or agreements in connection therewith, in each case, without (A) further notice to or order of the Bankruptcy Court or (B) further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. On the Effective Date, upon the granting of Liens under the New RCF Credit Agreement and its related documentation, (i) the lenders thereunder shall have valid, binding and enforceable Liens as specified therein and (ii) the Liens granted to secure the obligations arising thereunder shall be granted in good faith as an inducement to the lenders thereunder to extend credit under the New RCF and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such Liens shall be as set forth in the New RCF Credit Agreement and its related documentation.
Pursuant to and subject to the terms of the New RCF Commitment Letter and the RSA, as consideration for the New RCF Commitment and its commitment to lend and its arrangement of the New RCF, the New RCF Commitment Party shall receive payment of the New RCF Commitment Fee, which shall be earned as of the date of the New RCF Commitment Letter and shall be due and payable upon the earlier of (x) the Effective Date and (y) the effective date of any Subsequent Restructuring Transaction; provided, that the New RCF Commitment Fee shall be subject to the terms and conditions contained in the New RCF Commitment Letter if and when executed and delivered. On the Effective Date, the New RCF Commitment Party, in its capacity as a lender under the New RCF, shall receive payment of the New RCF Closing Fee.
The form of the New RCF Credit Agreement, the terms of which shall have been provided in a term sheet filed with the Plan Supplement, shall be amended to reflect the definitive aggregate principal amount of the New RCF, the proceeds of which shall be used to fund (among other things) the aggregate amount of the Partnership Cash Consideration and shall be consistent with the Restructuring Term Sheet, together with any other amendments consistent with the Plan and the Bankruptcy Code, which amendments shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders and the New RCF Commitment Party.

E.	New RCF Effective Date Loans; Term Lender Cash Consideration and Required Pro Forma Liquidity
After the occurrence of the Confirmation Date and prior to the Effective Date, the Debtors shall calculate the aggregate amount of the Partnership Cash Consideration, as elected by all eligible Holders in accordance with Article III.C(iv)(2) and Article III.C(vii)(2). Prior to the Effective Date, the Debtors and the Required Consenting Lenders shall also determine the Required Pro Forma Liquidity. After determination of the Required Pro Forma Liquidity, and in accordance herewith, the Required Consenting Lenders shall determine the aggregate size of the New RCF, which amount shall be consistent with the Restructuring Term Sheet. After receipt of all invoices for fees and expenses in connection with the Restructuring Transactions, and based upon the Required Pro Forma Liquidity and the aggregate size of the New RCF, the Debtors will calculate the amount of the Term

Lender Cash Consideration. All such calculations and determinations with respect to the Term Lender Cash Consideration shall be subject to the reasonable consent of the Required Consenting Lenders. After giving effect to the calculations described in this Article V.E, in no event shall an amount less than the Required Pro Forma Liquidity be available on the Reorganized Debtors’ balance sheet in immediately available funds as of the Effective Date.

F.	Issuance of New Securities and Related Documents
On the Effective Date, the Reorganized Debtors will be authorized to, and will, issue and execute, as applicable, the New Securities and Related Documents, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. None of the New Common Equity will be certificated, and all of the New Common Equity will be recorded in book-entry form unless decided otherwise by the Required Consenting Lenders prior to the Effective Date or the New Board after the Effective Date.
The issuance and distribution of the New Common Equity will be made in reliance on the exemption from registration under the Securities Act provided by section 1145(a) of the Bankruptcy Code, or section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, in each case to the extent applicable, and will be exempt from registration under applicable securities laws. Without limiting the effect of section 1145 of the Bankruptcy Code, or section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, all financing documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the New Securities and Related Documents, the New JGW Governance Documents and any other agreement or document related to or entered into in connection with any of the foregoing, will become effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by such applicable agreement).
Upon the Effective Date, after giving effect to the Restructuring Transactions, the authorized capital stock or other equity securities of the Reorganized Partnership and Reorganized PubCo will be as designated in the applicable New JGW Governance Documents.
Any party that is to receive shares of New Class A Common Stock or New Class B Common Stock pursuant to the Plan shall be required to enter into the Stockholders Agreement as a precondition to such receipt. Any party that is to receive New Partnership Interests pursuant to the Plan shall be required to enter into the New Partnership Operating Agreement as a precondition to such receipt. Each holder of New Common Equity shall be deemed to be bound to the terms of the Stockholders Agreement and/or the New Partnership Operating Agreement, as applicable, from and after the Effective Date even if not a signatory thereto. To the extent that within six (6) months of the Effective Date, any New Common Equity is not distributed pursuant to this Plan as a result of such party failing to sign the Stockholders Agreement (in the case of New Class A Common Stock or New Class B Common Stock) or the New Partnership Operating Agreement (in the case of New

Partnership Interests), such New Common Equity shall be treated as an Unclaimed Distribution in accordance with Article VII.I of this Plan.
If directed by the Required Consenting Lenders, the New JGW Governance Documents shall contain restrictions on Transfers applicable to all of the New Common Equity from and after the Effective Date and after giving effect to the transactions contemplated hereby, including, without limitation:

•
any Transfer of shares of New Class B Common Stock or New Partnership Interests shall only be permitted so long as an equivalent amount of New Class B Common Stock and New Partnership Interests, as applicable, are Transferred to the same transferee;

•	any Transfer of the New Common Equity will comply with applicable securities laws generally for such Transfers;

•
any Transfer of the New Common Equity shall not cause, directly or indirectly, Reorganized JGW, Reorganized PubCo, the Reorganized Partnership or any of their direct or indirect subsidiaries or affiliates to be required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act;

•
any Transfer of the New Common Equity shall not be to a competitor of Reorganized PubCo, the Reorganized Partnership or any of their respective subsidiaries, as determined in the reasonable discretion of the New Board;

•
rights of first refusal, tag-along rights and drag-along rights applicable to certain Transfers of the New Common Equity on such terms and conditions to be provided in the New JGW Governance Documents; and

•	such other provisions to be determined by the Required Consenting Lenders in their sole discretion and consistent with the RSA and the Restructuring Term Sheet.
The New JGW Governance Documents shall provide that any Transfer not in conformity with the foregoing restrictions and the other restrictions set forth in the New JGW Governance Documents shall be null and void ab initio. All book-entry forms for any shares, units or interests, as applicable, of New Common Equity, including the New Class A Common Stock, the New Class B Common Stock and the New Partnership Interests, shall bear conspicuous legends that such securities are subject to the terms and conditions set forth in the New JGW Governance Documents, including with respect to the restrictions of transfer set forth therein and restrictions of transfer under the applicable securities laws.

G.	Management Incentive Plan
The MIP, including the distribution of the Effective Date Grant, shall be adopted by the New Board immediately after the Effective Date, the terms of which shall be in form and substance set forth in the RSA and the Restructuring Term Sheet. All MIP Equity reserved for issuance pursuant to the MIP shall proportionally dilute all of the New Common Equity issued pursuant to this Plan.

H.	Restructuring Transactions
Prior to, on, or after the Effective Date, and pursuant to the Plan, the Debtors, and/or the Reorganized Debtors, as applicable, shall implement the Restructuring Transactions. The Debtors and/or the Reorganized Debtors, as applicable, shall take any actions, as agreed to by the Required Consenting Lenders, as may be necessary or appropriate to effect a restructuring of the Debtors’ business or the overall organization or capital structure consistent with the terms of this Plan and the RSA. The actions taken by the Debtors and/or the Reorganized Debtors, as applicable, to effect the Restructuring Transactions, with the consent of the Required Consenting Lenders, may include: (i) the execution, delivery, adoption, and/or amendment of appropriate agreements or other documents of restructuring, conversion, disposition, dissolution, liquidation, merger or transfer containing terms that are consistent with the terms of the Plan and any documents contemplated hereunder and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable parties may agree; (ii) the execution, delivery, adoption, and/or amendment of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and any documents contemplated hereunder and having any other terms for which the applicable parties may agree; (iii) the filing of appropriate certificates or articles of incorporation or formation, reincorporation, merger, or conversion, dissolution or other organizational documents, as applicable, pursuant to applicable state law; (iv) the execution, delivery, adoption, and/or amendment of all filings, disclosures or other documents necessary to obtain the Third Party Approvals and/or (v) all other actions that the Debtors and/or the Reorganized Debtors, as applicable, determine, with the consent of the Required Consenting Lenders, to be necessary, desirable, or appropriate to implement, effectuate, and consummate the Plan or the Restructuring Transactions contemplated hereby, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions. All matters provided for pursuant to the Plan that would otherwise require approval of the equity holders, managing members, members, managers, directors, or officers of any Debtor (as of prior to the Effective Date) will be deemed to have been so approved and will be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the equity holders, managing members, members, managers, directors, or officers of such Debtors, or the need for any approvals, authorizations, actions or consents of any Person.

I.	Vesting of Assets in the Reorganized Debtors
Except as provided elsewhere in the Plan, or in the Confirmation Order, on or after the Effective Date, all property and assets of the Estates (including, without limitation, Causes of Action and Avoidance Actions, but only to the extent such Causes of Action and Avoidance Actions have not been waived or released pursuant to the terms of the Plan, pursuant to an order of the Bankruptcy Court, or otherwise) and any property and assets acquired by the Debtors pursuant to the Plan, will vest in the Reorganized Debtors, free and clear of all Liens or Claims. Except as may be otherwise provided in the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy

Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

J.	Release of Liens, Claims and Equity Interests
Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan (including in both cases, without limitation, with respect to the New RCF Credit Agreement), concurrently with the applicable distributions made pursuant to the Plan, all Liens, Claims, or Equity Interests in or against the property of the Estates will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. Any Entity holding such Liens, Claims, or Equity Interests will, if necessary, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors and shall incur no liability to any Entity in connection with its execution and delivery of any such instruments.
On the Effective Date, in exchange for the treatment described herein and as set forth in Article III.C(i)(2), the Term Loan Claims shall be discharged, the Liens on the Collateral (as defined in the Existing Credit Agreement) shall be released and the Existing Credit Agreement and the Guaranty (as defined in the Existing Credit Agreement) shall be cancelled and be of no further force or effect. Simultaneously, in consideration of the treatment of the Term Loan Claims provided herein, the Guaranty of the Term Loan Claims by the Subsidiary Guarantors (as defined in the Existing Credit Agreement) shall be deemed automatically released upon the Effective Date without any further action by the TL Agent or the Term Lenders and without any further notice to or action, order, or approval of the Bankruptcy Court other than the approval provided in the Confirmation Order.

K.	Cancellation of Stock, Certificates, Instruments and Agreements
On the Effective Date, except as provided below, all stock, units, instruments, certificates, agreements and other documents evidencing the Existing PubCo Interests and the Existing Partnership Interests will be cancelled, and the obligations of the Debtors thereunder or in any way related thereto will be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person. On the Effective Date, the TL Agent will be released and discharged from any further responsibility under the Existing Credit Agreement and the Loan Documents (as defined therein).

L.	Preservation and Maintenance of Debtor Causes of Action
(i)    Maintenance of Causes of Action
In accordance with section 1123(b) of the Bankruptcy Code, except as otherwise provided in Article X or elsewhere in the Plan or the Confirmation Order, or in any contract, instrument,

release, or other agreement entered into in connection with the Plan, on and after the Effective Date, the Reorganized Debtors shall retain any and all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding filed in the Chapter 11 Cases. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may, in their sole and absolute discretion, and will have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all such Causes of Action, without notice to or approval from the Bankruptcy Court. The Reorganized Debtors or their respective successor(s) may pursue such retained claims, rights or Causes of Action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successor(s) who hold such rights. Upon the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be deemed to have released all Preference Actions, if any.
(ii)    Preservation of All Causes of Action Not Expressly Settled or Released
Unless a Cause of Action against a Holder of a Claim or an Equity Interest or other Entity is (A) expressly waived, relinquished, released, compromised or settled in the Plan (including, without limitation, and for the avoidance of doubt, the releases contained in Article X of the Plan) or any Final Order (including, without limitation, the Confirmation Order), or (B) subject to the discharge and injunction provisions in Article X of the Plan, and the Confirmation Order, in the case of each of clauses (A) and (B), the Debtors and the Reorganized Debtors, as applicable, expressly reserve such Cause of Action for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such Causes of Action upon or after the Confirmation of the Plan or the Effective Date of the Plan based on the Plan or the Confirmation Order. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.

M.	Exemption from Certain Transfer Taxes
Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers or mortgages from or by the Debtors to the Reorganized Debtors or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sales or use tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Such exemption under section 1146(a) of the Bankruptcy Code specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, Lien, or other security interest; (2) the making or assignment of any lease or sublease; (3) any Restructuring

Transaction; (4) the issuance, distribution, and/or sale of any of the New Common Equity and any other securities of the Debtors or the Reorganized Debtors; or (5) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation, or dissolution; (c) deeds; (d) bills of sale; or (e) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

N.	Certain Tax Matters
The parties will work together in good faith and will use reasonable best efforts to structure and implement the Restructuring Transactions and the transactions related thereto in a tax-efficient and cost-effective manner for Reorganized JGW, the Term Lenders and the Existing Partnership Equityholders.

O.	Distributions
Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Debtors or Reorganized Debtors to make payments required pursuant to the Plan will be obtained from the Cash balances of the Debtors and/or the Reorganized Debtors, including Cash from operations and the New RCF. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors, as applicable, or any designated Affiliates of the Reorganized Debtors.

P.	Restructuring Expenses
The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) without the requirement to file a fee application with the Bankruptcy Court and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided, that such estimate shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and Reorganized Debtors (as applicable) shall continue to pay post-Effective Date, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation and defense of the Plan.
Article VI.

TREATMENT OF EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases
Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtors shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) expired or terminated pursuant to its own terms before the Effective Date; (3) is the subject of a motion to reject filed on or before the Effective Date; (4) is otherwise identified in the Plan Supplement as an Executory Contract or Unexpired Lease to be rejected before the Effective Date; or (5) is to be rejected pursuant to the terms of the Plan, which shall include, without limitation, those Executory Contracts or Unexpired Leases set forth on Schedule I to the Plan. Except as set forth on Schedule I to the Plan or as otherwise provided herein, any agreement, including any guarantees to which any of the Debtors is a party, that is not considered an Executory Contract or Unexpired Lease shall be deemed to have been reinstated on the Effective Date in accordance with section 1124(2) of the Bankruptcy Code.
Without amending or altering any prior order of the Bankruptcy Court, entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code. All Assumed Agreements shall remain in full force and effect for the benefit of the Reorganized Debtors, and be enforceable by the Reorganized Debtors in accordance with their terms notwithstanding any provision in such Assumed Agreement that prohibits, restricts or conditions assumption, assignment or transfer. Any provision of any Assumed Agreement that permits a person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, shall be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtors’ assumption of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Assumed Agreement will revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
Any monetary defaults under each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of Cure amount in Cash, on the later of (1) Effective Date and (2) the date such payment is due pursuant to the terms of the Assumed Agreement, in the amount set forth on the Schedule of Proposed Cure Amounts, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. If an Executory Contract or Unexpired Lease is not listed on the Schedule of Proposed Cure Amounts, the proposed Cure amount for such Executory Contract or Unexpired Lease shall be zero dollars.

Any objection by a counterparty to the Cure amount associated with any Executory Contract or Unexpired Lease to be assumed pursuant to the Plan must be filed, served and actually received by the Debtors by no later than seven (7) days prior to the date of the Confirmation Hearing. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption or Cure amount will be deemed to have assented thereto and will be deemed to have forever released and waived any objection to the proposed assumption or Cure amount. In the event of a dispute regarding (1) the Cure amount, (2) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (3) any other matter pertaining to assumption, the applicable Cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order or orders resolving the dispute and approving the assumption.

C.	Rejection of Executory Contracts or Unexpired Leases
All Executory Contracts and Unexpired Leases designated for rejection in the Plan Supplement will be deemed rejected as of the Effective Date. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described in this Article VI of the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. If the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtors or Reorganized Debtors or their properties, or any of their interests in properties as agent, successor or assign, unless a Proof of Claim is filed and served upon counsel to the Reorganized Debtors within thirty (30) days after the later of (i) service of notice of the Effective Date and (ii) service of notice of the effective date of rejection of the executory contract or unexpired lease. All claims arising from the rejection of any Executory Contract or Unexpired Lease shall be treated as General Unsecured Claims, subject to any applicable limitation or defense under the Bankruptcy Code and applicable law. Notwithstanding anything to the contrary herein, no Claims, General Unsecured Claims or otherwise, shall arise or be payable with respect to rejection of the agreements set forth on Schedule I.

D.	Assumption of Insurance Policies
Notwithstanding anything in the Plan to the contrary, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto, including all D&O Liability Insurance Policies (including any obligations to obtain tail coverage liability insurance due to the change in control triggered on the Effective Date). Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies, including the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies, including the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.
After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce, modify or restrict in any way, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy (and all tail coverage related thereto) regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

E.	Indemnification
The indemnification provisions in any Indemnification Agreement with respect to or based upon any act or omission taken or omitted by an indemnified party in such indemnified party’s capacity under such Indemnification Agreement will be Reinstated (or assumed, as the case may be) and will survive effectiveness of the Plan. No such Reinstatement or assumption shall in any way extend the scope or term of any indemnification provision beyond that contemplated in the applicable Indemnification Agreement. Notwithstanding anything to the contrary herein, any indemnification and reimbursement provisions under the Existing Credit Agreement which are expressly stated to survive any repayment under, or termination of, the Existing Credit Agreement shall survive any cancellation or discharge under this Plan in accordance with its terms, and any rights that the TL Agent may have under the agency provisions of the Existing Credit Agreement shall survive any such cancellation or discharge.

F.	Severance Agreements and Compensation and Benefit Programs; Employment Agreements
Except as otherwise provided in the Plan or any order of the Bankruptcy Court, all severance policies, all severance arrangements, and all compensation and benefit plans, policies, and programs of the Debtors generally applicable to its employees, retirees, and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance agreements and arrangements, severance benefit plans, incentive plans, life, and accidental death and dismemberment insurance plans and the Company CEO’s amended employment agreement (which provides the Company CEO with all existing rights and privileges until the Effective Date and, on and after the Effective Date, provides the Company CEO with solely the right to resign and receive severance payments equal to one million four hundred thousand dollars ($1,400,000) (paid during the twenty-four (24) months following termination pursuant to Reorganized JGW’s regular payroll practices)), are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, the Required Consenting Lenders and the Company CEO shall negotiate in good faith regarding a new employment agreement for the Company CEO to be effective as of the Effective Date, which shall supersede the Company CEO’s existing employment agreement and include, among other terms, (i) in the event of his termination by Reorganized JGW without cause or termination by the Company CEO for good reason, severance of one million four hundred thousand dollars ($1,400,000) and (ii) reasonable commuting expenses.Any and all other employment agreements with the Debtors in effect prior to the Effective Date shall be terminated and no Claims, General Unsecured Claims or otherwise, shall arise or be payable from the termination of any employment agreement with the Debtors.

G.	Workers’ Compensation Benefits
Except as otherwise provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors will continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, and any other policies, programs, and plans regarding or relating to workers’ compensation and workers’ compensation insurance; all such contracts and agreements are treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan will not impair or otherwise modify any rights of the Reorganized Debtors under any such contracts, agreements, policies, programs or plans regarding or relating to workers’ compensation or workers’ compensation insurance.
Article VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distribution Record Date
Distributions hereunder to the Holders of Allowed Claims shall be made to the Holders of such Claims as of the Distribution Record Date. Any transfers of Claims after the Distribution Record Date shall not be recognized for purposes of the Plan. On the Distribution Record Date, the TL Agent shall provide a true and correct copy of the registry for the Term Loan Claims to the Debtors. The Distribution Agent, or any party responsible for making distributions pursuant to this Article VII shall be entitled to recognize and deal for all purposes hereunder only with those record Holders stated on the transfer ledgers and registries as of the close of business on the Distribution Record Date.

B.	Dates of Distributions
Except as otherwise provided in the Plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not on a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for therein, regardless of whether distributions are delivered on or at any time after the Effective Date.

C.	Distribution Agent
Except as otherwise provided in the Plan, all distributions under the Plan shall be made by Reorganized JGW as Distribution Agent, or by such other Entity designated by Reorganized JGW as a Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of the duties as Distribution Agent unless otherwise ordered by the Bankruptcy Court. For purposes of Cash distributions under the Plan to the Holders of Term Loan Claims, the TL Agent will be and shall act as the Distribution Agent and in acting in such capacity shall be entitled to all of the rights, protections, and indemnities afforded to the TL Agent under the Existing Credit Agreement.
The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities, and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. If the Distribution Agent is an entity other than a Reorganized Debtor, such entity shall be paid its reasonable fees and expenses, including the reasonable fees and expenses of its attorneys or other professionals.

D.	Cash Distributions
Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Reorganized Debtors, except that Cash payments made to foreign Holders of Claims or Equity Interests, if any, may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

E.	Rounding of Payments
Whenever payment of a fraction of a dollar would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar or zero if the amount is less than one dollar.
No fractional membership units or shares shall be issued or distributed under the Plan. Each Person entitled to receive New Common Equity shall receive the total number of whole units or shares of New Common Equity to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for the distribution of a fraction of a unit or share of New Common Equity, the actual distribution of units or shares of such Equity Interests shall be rounded down to the nearest whole number.
To the extent Cash, shares, stock, or units that are to be distributed under the Plan remain undistributed as a result of the rounding down of such fraction to the nearest whole dollar or whole number of notes, shares, stock, or units, such Cash, shares, stock, or units shall be treated as an Unclaimed Distribution under the Plan.

F.	Allocation between Principal and Interest
Distributions to any Holder of an Allowed Claim shall be allocated first to the principal amount of any such Allowed Claim, and then, to the extent the consideration exceeds such amount, to the remainder of such Claim comprising interest, if any (but solely to the extent that interest is an allowable portion of such Allowed Claim).

G.	General Distribution Procedures
The Distribution Agent shall make all distributions of Cash or other property required under the Plan, unless the Plan specifically provides otherwise. All Cash and other property held by the Reorganized Debtors for distribution under the Plan shall not be subject to any claim by any Person, except as provided under the Plan.

H.	Address for Delivery of Distributions
Distributions to Holders of Allowed Claims, to the extent provided for under the Plan, shall be made (1) at the address set forth on any proofs of claim filed by such Holders (to the extent such proofs of claim are filed in the Chapter 11 Cases), (2) at the address set forth in any written notices of address change delivered to the Debtors, (3) at the address in the Debtors’ books and records, or (4) in accordance with the Existing Credit Agreement.

I.	Unclaimed Distributions
If the distribution to the Holder of any Allowed Claim or Equity Interest becomes an Unclaimed Distribution, no further distribution shall be made to such Holder, and the Reorganized Debtors shall have no obligation to make any further distribution to the Holder.
Such Unclaimed Distribution and such Holder’s rights to the distribution or any subsequent distribution shall be deemed forfeit under the Plan. Notwithstanding any federal or state escheat, abandoned or unclaimed property laws to the contrary, such Unclaimed Distribution and any subsequent distributions on account of such Holder’s Allowed Claim or Equity Interest shall be deemed disallowed, discharged and forever barred as unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to and vest in the Reorganized Debtors free of any restrictions thereon. Holders that fail to claim such Unclaimed Distribution shall have no claim whatsoever on account of such Unclaimed Distribution, or any subsequent distributions, against the Debtors or the Reorganized Debtors or against any Holder of an Allowed Claim or Allowed Equity Interest to whom distributions are made by the Reorganized Debtors.

J.	Withholding Taxes
Pursuant to section 346(f) of the Bankruptcy Code, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities and shall be entitled to deduct any federal, state or local withholding taxes from any distributions made with respect to Allowed Claims, as appropriate. From and as of the Effective Date, the Reorganized Debtors shall comply with all reporting obligations imposed on it by any Governmental Unit in accordance with applicable law with respect to such withholding taxes. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. As a condition to receiving any distribution under the Plan, the Reorganized Debtors may require that the Holder of an Allowed Claim entitled to receive a distribution pursuant to the Plan provide such Holder’s taxpayer identification number and such other information and certification as may be deemed necessary for the Reorganized Debtors to comply with applicable tax reporting and withholding laws. Notwithstanding the foregoing, each Holder of an Allowed Claim or Allowed Equity Interest that is to receive a distribution hereunder shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such distribution.

K.	No Postpetition Interest on Claims
Unless otherwise specifically provided for in an order of the Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Equity Interests and no Holder of a Claim or Equity Interest shall be entitled to interest, dividends, or other accruals accruing on or after the Petition Date on any such Claim or Equity Interest.

L.	Setoffs
The Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with the Plan; provided, however, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims, rights and Causes of Action that the Reorganized Debtors possesses against such Holder; provided, further, however, that the Reorganized Debtors shall not seek to exercise any rights of setoff against any Term Loan Claims.

M.	Surrender of Canceled Instruments or Securities
Except as otherwise provided herein, as a condition precedent to receiving any distribution on account of its Allowed Claim or Allowed Equity Interest, each Holder of an Allowed Claim or Allowed Equity Interest based upon an instrument or other security shall be deemed to have surrendered such instrument, security or other documentation underlying such Claim or Equity Interest and all such surrendered instruments, securities and other documentation shall be deemed canceled pursuant to Article V.L of the Plan.

Article VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions to Effective Date
Effectiveness of the Plan is subject to the satisfaction of each of the following conditions precedent:
(i)    The order approving the Disclosure Statement, in form and substance reasonably acceptable to the Debtors and the Required Consenting Lenders, shall have become a Final Order.
(ii)    The Confirmation Order shall have been entered and shall have become a Final Order.
(iii)    The Plan and the Plan Supplement shall be in form and substance consistent with the RSA and reasonably acceptable to the Debtors and the Required Consenting Lenders.
(iv)    The New RCF Commitment Letter shall not have been terminated and shall be in full force and effect.
(v)    The New RCF Credit Agreement, including all documentation related thereto, in form and substance reasonably acceptable to the Debtors, the New RCF Commitment Party, and the Required Consenting Lenders, shall have been executed and delivered, all conditions to the effectiveness thereof shall have been satisfied or waived in accordance with the terms thereof and the New RCF Effective Date Loans shall be funded contemporaneously with the satisfaction of the conditions to the Effective Date.
(vi)    The RSA shall not have been terminated and shall be in full force and effect (other than, for the avoidance of doubt, termination of the RSA pursuant to section 3.1(a) of the RSA).
(vii)    The New JGW Governance Documents and the New Securities and Related Documents shall be in full force and effect in accordance with their respective terms and executed, as applicable.
(viii)    The Debtors shall have paid in full in Cash all Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date.
(ix)    The Debtors shall have paid the New RCF Commitment Fee and the New RCF Closing Fee to the New RCF Commitment Party.
(x)    The Debtors shall have funded in Cash the Professional Fee Reserve Amount in the Professional Fee Escrow Account.

(xi)    The terms of the proposed MIP and any related documents shall be reasonably acceptable to the Debtors and the Required Consenting Lenders.
(xii)    The new employment agreement for the Company CEO, as described in Article VI.F, shall have been executed and delivered and shall be in full force and effect.
(xiii)    All material Third Party Approvals, to the extent required on or prior to the Effective Date, shall have been obtained and be in full force and effect.

B.	Waiver of Conditions
The conditions to the Effective Date of the Plan set forth in this Article VIII may be waived only if waived in writing by the Debtors, the Required Consenting Lenders, and, solely with respect to clauses (ii), (iv), (v) and (ix) under Article VIII.A, the New RCF Commitment Party, without notice, leave or order of the Bankruptcy Court or any formal action, subject to any consents that may be required under the RSA; provided, that the condition requiring that the Confirmation Order shall have been entered by the Bankruptcy Court may not be waived.

C.	Effect of Non-Occurrence of Conditions to the Effective Date
Absent further order of the Bankruptcy Court, if the Effective Date of the Plan does not occur within 21 days of Confirmation—which period (i) shall be extended by 30 calendar days, or such other amount of time as may be agreed between the Debtors and the Required Consenting Lenders, without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors, the Consenting Lenders or the Consenting Members, as applicable, if all conditions precedent to effectiveness of the Plan set forth in Article VIII.A, other than those set forth in Article VIII.A(xii), have been satisfied or waived, as applicable, or, for conditions that by their nature are to be satisfied on the Effective Date, shall then be capable of being satisfied and (ii) may be extended by the Debtors with the consent of the Required Consenting Lenders—the Plan will be null and void in all respects and nothing contained in the Plan, the Plan Supplement, or the Disclosure Statement will: (a) constitute a waiver or release of any Claims or Equity Interests or claims or Causes of Action of the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (c) constitute an allowance of any Claim or Equity Interest; or (d) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.
Article IX.

RETENTION OF JURISDICTION

A.	Retention of Jurisdiction
Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, without limitation, jurisdiction to:
(i)    allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any Claim or Equity Interest;
(ii)    grant or deny any applications for allowance of Professional Fee Claims;
(iii)    resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor or Reorganized Debtor may be liable and adjudicate and, if necessary, liquidate, any Claims arising therefrom;
(iv)    resolve any issues related to any matters adjudicated in the Chapter 11 Cases;
(v)    ensure that distributions to Holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Plan;
(vi)    decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date; provided, that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;
(vii)    resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, the Confirmation Order, and all orders previously entered into by the Bankruptcy Court, or any Entity’s obligations incurred in connection with the Plan;
(viii)    issue and enforce injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;
(ix)    enforce the terms and condition of the Plan and the Confirmation Order;
(x)    resolve any cases, controversies, suits or disputes with respect to the releases, the exculpations, the indemnification provisions and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement, enforce, or determine the scope of all such releases, exculpations, injunctions and other provisions;
(xi)    enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

(xii)    resolve any cases, controversies, suits or disputes that may arise in connection with or relate to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture or other agreement or document adopted or entered into in connection with the Plan, the Plan Supplement, or the Disclosure Statement;
(xiii)    consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order previously entered by the Bankruptcy Court, including the Confirmation Order;
(xiv)    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
(xv)    hear any other matter not inconsistent with the Bankruptcy Code; and
(xvi)    enter an order closing each of the Chapter 11 Cases.
As of the Effective Date, notwithstanding anything in this Article IX to the contrary, the New RCF Credit Agreement, the New JGW Governance Documents, and the New Securities and Related Documents shall be governed by the respective jurisdictional provisions therein.

B.	Failure of Bankruptcy Court to Exercise Jurisdiction
If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set for in Article IX.A of the Plan, the provisions of this Article IX shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.
Article X.

EFFECTS OF CONFIRMATION

A.	General Settlement of Claims
Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such Allowed Claim or Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, the Reorganized Debtors and Holders of Claims and Equity Interests and is fair, equitable, and reasonable.

B.	Binding Effect
ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, AND EACH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT ANY SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR EQUITY INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR AFFIRMATIVELY VOTED TO REJECT THE PLAN.

C.	Discharge of the Debtors
To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, and effective as of the Effective Date: (i) the rights afforded herein and the treatment of all Claims and Equity Interests herein will be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (ii) the Plan will bind all Holders of Claims and Equity Interests, notwithstanding whether any such Holders abstained from voting to accept or reject the Plan or voted to reject the Plan; (iii) all Claims and Equity Interests will be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto will be extinguished completely, including any liability of the kind specified under section 502(g), 502(h) or 502(i) of the Bankruptcy Code; and (iv) except as otherwise expressly provided for in the Plan, all Entities will be precluded from asserting against, derivatively on behalf of, or through, the Debtors, the Debtors’ Estates, the Reorganized Debtors, each of their successors and assigns, and each of their assets and properties, any other Claims or Equity Interests based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

D.	Exculpation and Limitation of Liability
The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, filing, disseminating, implementing, administering, confirming or effecting the consummation of the Chapter 11 Cases, the Plan, the Plan Supplement, the Disclosure Statement, the RSA, the New RCF Commitment Letter, the New RCF Credit Agreement and related documents, the New JGW Governance Documents, the New Securities and Related Documents or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement, or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted fraud, gross negligence, or willful misconduct. Each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan.

E.	Releases by the Debtors
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EFFECTIVE AS OF THE EFFECTIVE DATE AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTORS AND THEIR ESTATES ARE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, EQUITY INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE LAWS OR OTHERWISE, INCLUDING AVOIDANCE ACTIONS, THOSE CAUSES OF ACTION BASED ON VEIL PIERCING OR ALTER-EGO THEORIES OF LIABILITY, CONTRIBUTION, INDEMNIFICATION, JOINT LIABILITY OR OTHERWISE THAT ANY SUCH DEBTOR OR ANY OF THE DEBTORS’ ESTATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE RSA, THE NEW RCF CREDIT AGREEMENT AND RELATED DOCUMENTS, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, THE DISTRIBUTION OF THE NEW SECURITIES AND RELATED DOCUMENTS AND OTHER PROPERTY UNDER THE PLAN, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF

THIS RELEASE SHALL NOT OPERATE TO WAIVE AND RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN AND (II) THE RIGHTS OF THE DEBTORS TO ENFORCE THE PLAN, THE CONFIRMATION ORDER, THE RSA, THE NEW RCF CREDIT AGREEMENT, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED OR REINSTATED PURSUANT TO THE PLAN OR FINAL ORDER OF THE BANKRUPTCY COURT.

F.	Releases by Holders of Claims and Equity Interests.
NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EFFECTIVE AS OF THE EFFECTIVE DATE AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE DEBTORS AND THEIR ESTATES AND THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE RELEASING PARTIES ARE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED THE DEBTORS AND THEIR ESTATES AND THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, EQUITY INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED ON BEHALF OF ANY DEBTOR OR ANY OF THE DEBTORS’ ESTATES, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, FORESEEN OR UNFORESEEN, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, OR OTHERWISE, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE LAWS OR OTHERWISE, INCLUDING AVOIDANCE ACTIONS, THOSE CAUSES OF ACTION BASED ON VEIL PIERCING OR ALTER-EGO THEORIES OF LIABILITY, CONTRIBUTION, INDEMNIFICATION, JOINT LIABILITY OR OTHERWISE THAT ANY SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING, THE RESTRUCTURING TRANSACTIONS, THE CHAPTER 11 CASES, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR EQUITY INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR OR ANY RELEASED PARTY, ON ONE HAND, AND ANY RELEASING PARTY, ON THE OTHER HAND, THE RESTRUCTURING OF CLAIMS AND EQUITY INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE RSA, THE NEW RCF CREDIT AGREEMENT AND RELATED DOCUMENTS, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS

OR ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, THE PURSUIT OF CONFIRMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, THE DISTRIBUTION OF THE NEW SECURITIES AND RELATED DOCUMENTS AND OTHER PROPERTY UNDER THE PLAN, UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY THAT CONSTITUTES ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE AND RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN AND (II) THE RIGHTS OF THE RELEASING PARTIES TO ENFORCE THE PLAN, THE CONFIRMATION ORDER, THE RSA, THE NEW RCF CREDIT AGREEMENT, THE NEW RCF COMMITMENT LETTER, THE NEW JGW GOVERNANCE DOCUMENTS, THE NEW SECURITIES AND RELATED DOCUMENTS OR ANY RELATED AGREEMENTS, INSTRUMENTS, AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN OR ASSUMED OR REINSTATED PURSUANT TO THE PLAN OR FINAL ORDER OF THE BANKRUPTCY COURT.

G.	Injunction
EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL PERSONS THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM THAT IS DISCHARGED OR AN EQUITY INTEREST THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN ARE PERMANENTLY ENJOINED AND PRECLUDED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS OR TERMINATED EQUITY INTERESTS OR RIGHTS: (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST ANY RELEASED PARTY (OR PROPERTY OR ESTATE OF ANY RELEASED PARTY) ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES, AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY; (II) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (III) CREATING, PERFECTING OR ENFORCING ANY LIEN, CLAIM OR ENCUMBRANCE AGAINST

THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES; (IV) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS OR THE REORGANIZED DEBTORS OR THEIR RESPECTIVE PROPERTY, PROVIDED, THAT ANY RIGHTS OF SETOFF AND RECOUPMENT OF ANY ENTITY OR PERSON ARE PRESERVED FOR THE PURPOSE OF ASSERTING SUCH RIGHTS AS A DEFENSE TO ANY CLAIMS OR CAUSES OF ACTION OF THE DEBTORS OR THEIR ESTATES REGARDLESS OF WHETHER SUCH ENTITY OR PERSON IS THE HOLDER OF AN ALLOWED CLAIM; AND (V) COMMENCING OR CONTINUING ANY ACTION, ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES RELEASED SETTLED OR COMPROMISED PURSUANT TO THE PLAN, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

H.	Protection Against Discriminatory Treatment
Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

Article XI.

MISCELLANEOUS PROVISIONS

A.	Modification of Plan
Subject in all respects to the limitations and rights contained in the Plan and in the RSA: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend, supplement, amend and restate, or otherwise modify the Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, after notice and hearing and entry of an order of the Bankruptcy Court, amend, supplement, amend and restate, or otherwise modify the Plan in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A Holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as amended, supplemented, amended and restated, or otherwise modified, if the proposed amendment, supplement, amendment and restatement, or other modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder, or release any claims or liabilities reserved by such Holder under the Plan. Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. Prior to the Effective Date, the Debtors may make appropriate technical adjustments to the Plan without further order or approval of the Bankruptcy Court; provided, that such technical adjustments or modifications shall be reasonably satisfactory to the Required Consenting Lenders.

B.	Revocation of Plan
The Debtors, with the consent of the Required Consenting Lenders, reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent chapter 11 plans, but without prejudice to the respective parties’ rights under the RSA. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtors or any other Entity.

C.	Severability of Plan Provisions
If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted and the Debtors, with the consent of the Required Consenting Lenders, may amend, supplement, amend and restate, or otherwise modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan. Notwithstanding any such holding of the Bankruptcy Court, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

D.	Successors and Assigns
The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of that Person or Entity.

E.	Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Effective Date has occurred.

F.	Reservation of Rights
Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and the Effective Date shall have occurred. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or Equity Interest or other Entity, in each case, prior to the Effective Date.

G.	Notices
Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) facsimile transmission or (e) email transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile or email transmission, upon confirmation of transmission, addressed as follows:
If to the Debtors:
Orchard Acquisition Company, LLC
1200 Morris Drive
Suite 300
Chesterbrook, PA 19087
Attn: Stephen A. Kirkwood (skirkwood@jgwentworth.com)
Fax: (855) 285-5089

with a copy to (which shall not constitute notice):
Counsel to the Debtors
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attn:     Elisha D. Graff, Esq. (egraff@stblaw.com)
Kathrine A. McLendon (kmclendon@stblaw.com)
Edward R. Linden, Esq. (edward.linden@stblaw.com)
Randi Lynn Veenstra, Esq. (randi.veenstra@stblaw.com)
Fax: (212) 455-2502

- and –
Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, DE 19801
Attn:    Edmon L. Morton, Esq. (emorton@ycst.com)
Sean M. Beach, Esq. (sbeach@ycst.com)
Fax: (302) 571-1253

If to any Consenting Lender or the TL Agent
To such Consenting Lender or the TL Agent at the address identified in such Consenting Lender’s or the TL Agent’s signature page to the RSA with a copy to (which shall not constitute notice):
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn:     Damian S. Schaible, Esq. (damian.schaible@davispolk.com)
Natasha Tsiouris, Esq. (natasha.tsiouris@davispolk.com)
Fax: (212) 701-5800

- and –
Potter Anderson & Corroon LLP
1313 N Market St, 6th Floor
Wilmington, DE  19801
Attn:   Jeremy W. Ryan, Esq. (jryan@potteranderson.com)
Fax: (302) 658-1192
If to the New RCF Commitment Party
To the New RCF Commitment Party at the address identified in the New RCF Commitment Party’s signature page to the RSA with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn:     Kelly DiBlasi, Esq. (kelly.diblasi@weil.com)
Damian P. Ridealgh, Esq. (damian.ridealgh@weil.com)
Fax: (212) 310-8007

H.	Governing Law
Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

I.	Exhibits
All exhibits and schedules to the Plan, including the Exhibits, are incorporated and are a part of the Plan as if set forth in full herein.

J.	Consent Rights of Required Consenting Lenders and New RCF Commitment Party
Notwithstanding anything in the Plan to the contrary, any and all consent rights of the Required Consenting Lenders set forth in the RSA with respect to the form and substance of this Plan, the Plan Supplement, and any other Plan Documents are fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms. In case of a conflict between the consent rights of the Required Consenting Lenders set forth in the RSA with the consent rights of the Required Consenting Lenders set forth in any Plan Document, the consent rights in the RSA shall control. In addition, the terms and conditions of the New RCF, the New RCF Credit Agreement, and all related documents shall be consistent with the Restructuring Term Sheet and Annex I thereto, and any modification, amendment, supplement or waiver of any term of such documents or of the Plan, Plan Supplement, or any other document that adversely modifies, amends, supplements or waives any provision relating to the New RCF, payment of the New RCF Commitment Fee, or payment of the New RCF Closing Fee shall be acceptable to the New RCF Commitment Party.

K.	No Strict Construction
The Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Consenting Lenders, the TL Agent, the Consenting Members and their respective professionals. Each of the foregoing was represented by counsel of its choice who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, the Plan Supplement, the Disclosure Statement, and the agreements and documents contemplated therein or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of the Plan, the Plan Supplement, the Disclosure Statement, and the documents contemplated thereunder and related thereto.

L.	Conflicts
In the event of a conflict between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of a conflict between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of a conflict between the Confirmation Order and the Plan, the Confirmation Order shall control.

M.	Immediate Binding Effect
Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the Holders of Claims and Equity Interests, the Released Parties, and each of their respective successors and assigns.

N.	Entire Agreement
On the Effective Date, this Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

O.	Reservation of Rights
Except as otherwise provided herein, this Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of this Plan, any statement or provision of this Plan, or the taking of any action by the Debtors with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to any Claims or Equity Interests prior to the Effective Date.

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December 1, 2017
ORCHARD ACQUISITION COMPANY, LLC
THE J.G. WENTWORTH COMPANY, LLC
THE J.G. WENTWORTH COMPANY
J.G. WENTWORTH, LLC
JGW HOLDINGS, INC.

/s/ Stewart A. Stockdale
Name:	Stewart A. Stockdale
Title:	Chief Executive Officer

Schedule I

Schedule of Certain Executory Contracts or Unexpired Leases
to be Rejected Pursuant to the Plan

1.	Registration Rights Agreement, dated November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.) and the Stockholders, as defined and named therein.

2.
Any agreements to maintain a registration statement related to or in connection with the Stock Purchase Agreement, dated as of March 6, 2015, by and among PubCo, WestStar Mortgage, Inc., Walter F. Jones, Kathleen Murphy-Zimpel, and Roger W. Jones.

3.	Director Designation Agreement, dated as of November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.), PGHI Corp., and the JLL Holders, as defined and named therein.

4.	Voting Trust Agreement, dated as of November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.), the Trustees, as defined and named therein, and the Stockholders, as defined and named therein.

5.	Voting Agreement, dated as of November 14, 2013, by and among the Stockholders, as defined and named therein.

6.	Tax Receivable Agreement, dated November 14, 2013, by and among, inter alia, PubCo (f/k/a JGWPT Holdings Inc.) and the Principals (as defined therein).

Exhibit B

Restructuring Support Agreement

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of November 9, 2017 (as amended, supplemented or otherwise modified from time to time, this “Support Agreement”), by and among (i) The J.G. Wentworth Company, LLC, a Delaware limited liability company (the “Partnership”), (ii) Orchard Acquisition Company, LLC, a Delaware limited liability company (the “Parent Borrower”), (iii) J.G. Wentworth, LLC, a Delaware limited liability company (“Holdings”), (iv) The J.G. Wentworth Company, a Delaware corporation (“PubCo”), (v) JGW Holdings, Inc., a Delaware corporation (together with the Partnership, Parent Borrower, Holdings and PubCo the “Company Parties”), (vi) the Term Lenders (as defined below) from time to time party hereto (in such capacity, the “Consenting Lenders” and each a “Consenting Lender”), (vii) Jefferies Finance LLC (in its capacity as administrative agent and collateral agent under the Existing Credit Agreement (as defined below), together with its successors in such capacities, the “TL Agent”) and (viii) the undersigned members of the Partnership (such members of the Partnership, the “Consenting Members” and each a “Consenting Member”). The Company Parties, the TL Agent, each Consenting Member, each Consenting Lender and each other person that becomes a party hereto in accordance with the terms hereof are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Parent Borrower and Holdings are party to the Credit Agreement, dated as of February 8, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of May 31, 2013, that certain Second Amendment to Credit Agreement, dated as of December 6, 2013, that certain Third Amendment to Credit Agreement, dated as of July 15, 2015, and as may be further amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”),among the Parent Borrower, Holdings, any Additional Borrowers (as defined therein) from time to time party thereto, the lenders from time to time party thereto (certain such lenders, in their capacity as lenders of the term loans under the Existing Credit Agreement, the “Term Lenders” and, such term loans, the “Term Loans”), the TL Agent, as administrative agent, collateral agent and lead arranger and bookrunner, and Jefferies Group, Inc., as the Swing Line Lender and LC Issuer (each as defined in the Existing Credit Agreement);

WHEREAS, PubCo is party to the Tax Receivable Agreement, dated as of November 14, 2013,by and among PubCo, JLL JGW Distribution LLC, a Delaware limited liability company, JGW Holdco, LLC, a Delaware limited liability company, Candlewood Special Situations Fund L.P., a Delaware limited partnership, R3 Capital Partners Master, L.P., a Cayman Islands exempted limited partnership, The Royal Bank of Scotland PLC, a public limited company incorporated in Scotland, DLJ Merchant Banking Funding, Inc., a Delaware corporation, PGHI Corp., a Delaware corporation (“PGHI”), David Miller, Randi Sellari, and Stefano Sola, and, to the extent described therein, JLL Fund V AIF II, L.P., a Delaware limited partnership, and the shareholders of PGHI;

WHEREAS, the Consenting Members hold over 99% of the ownership interests of the Partnership (the “Existing Partnership Interests”);

WHEREAS, the Parties have reached an agreement in principle on the material terms of the restructuring (the “Restructuring”) of the Company Parties’ outstanding indebtedness and the Existing Partnership Interests to be effectuated by voluntary pre-packaged cases of the Company Parties (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), to be filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to a pre-packaged chapter 11 plan of reorganization (as may be amended, supplemented or otherwise modified from time to time in accordance with this Support Agreement, and in form and substance reasonably acceptable to the Required Consenting Lenders unless otherwise provided herein, the “Plan”), on the terms and subject to the conditions described in this Support Agreement and the term sheet attached as Exhibit A hereto (which term sheet, along with any annexes thereto, is expressly incorporated by reference herein and made a part of this Support Agreement as if fully set forth herein, and as may be amended in accordance with this Support Agreement, the “Restructuring Term Sheet”);1

WHEREAS, pursuant to the Restructuring and as further described in the Restructuring Term Sheet, on and after the Effective Date (as defined below), the New RCF Commitment Party (as defined below) will extend revolving loans to the Company Parties under a new revolving credit facility (the “New RCF”) in an aggregate principal amount of at least $65,000,000, but not to exceed $70,000,000, on terms and subject to the conditions contained in a new credit agreement with respect to the New RCF (the “New RCF Credit Agreement”) to be entered into in connection therewith, which New RCF Credit Agreement shall be consistent with the terms set forth on Annex I to the Restructuring Term Sheet;

WHEREAS, pursuant to a commitment letter (the “New RCF Commitment Letter”) with respect to the New RCF, HPS Investment Partners, LLC and/or its affiliates, affiliated or managed funds, separately managed accounts and co-investors (collectively, the “New RCF Commitment Party”), will evidence its agreement to provide 100% of the commitments (collectively, the “New RCF Commitment”) under the New RCF on and after the Effective Date on terms and conditions acceptable to the Company Parties, the New RCF Commitment Party and the Required Consenting Lenders (as defined below); and

WHEREAS, in connection with the Restructuring, the Company Parties have requested that the Consenting Lenders, the TL Agent and the Consenting Members execute and deliver this Support Agreement in connection with effectuating the transactions described herein;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties to this Support Agreement, intending to be legally bound hereby, agrees as follows:

Section 1.Proposed Restructuring.

(a)
In order to effectuate the Chapter 11 Cases, the Company Parties shall solicit (i) the Term Lenders prior to the Petition Date (as defined in Section 3.1(e)(ii)(A)) for their approval of the Plan and (ii) the TRA Claimants (as defined in the Restructuring Term Sheet) and the Existing Partnership Equityholders (as defined in the Restructuring Term Sheet) for their approval of the Plan and their election of the form of Partnership Consideration (as defined in the Restructuring Term Sheet).

(b)
The Plan and the related documents which shall be consistent in all material respects with this Support Agreement and shall be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Lenders, unless otherwise indicated (collectively, the “Plan Documents”), and which shall include, without limitation, (i) the Plan, (ii) the related disclosure statement (the “Disclosure Statement”), (iii) agreements evidencing the New RCF, including, without limitation, the New RCF Credit Agreement, the New RCF Commitment Letter, which New RCF Commitment Letter shall be in form and substance reasonably acceptable to the Company Parties, the New RCF Commitment Party and the Required Consenting Lenders, and any security documents or other

1     In the event of any inconsistencies within this Support Agreement or between this Support Agreement and the Restructuring Term Sheet, the terms of the Restructuring Term Sheet shall govern.

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documentation with respect to the New RCF Credit Agreement, (iv) the organizational documents and all other governing documents and agreements of the reorganized Company Parties, as applicable, and any other related transactional, tax or corporate documents contemplated by this Support Agreement, including, if directed by the Required Consenting Lenders to be entered into by the applicable reorganized Company Party, a stockholders’ agreement and a registration rights agreement, in each case, with respect to the New Common Equity (as defined in the Restructuring Term Sheet), in each case consistent with the terms set forth in the Restructuring Term Sheet, (v) any management or employee cash or equity-based bonus or incentive plan of PubCo or any successors thereto, if any, including, without limitation, any award agreements thereunder and the MIP (as defined in the Restructuring Term Sheet), (vi) any employment and/or severance agreements or arrangements, as applicable, including the new employment agreement of Mr. Stockdale, (vii) the ballots and other materials related to the solicitation of votes for the Plan pursuant to sections 1125, 1126 and 1145 of the Bankruptcy Code (the “Chapter 11 Solicitation”), and (viii) any other agreements, instruments, petitions, motions, pleadings, orders and/or documents that are filed by the Company Parties in connection with the Plan and Disclosure Statement or the Chapter 11 Cases, including, but not limited to, (A) (1) a motion (the “Scheduling Motion”) seeking approval of and a proposed order setting the schedule for the hearing to approve the Disclosure Statement and confirm the Plan, (2) a proposed solicitation order approving the solicitation materials and procedures with respect to the Plan and the Disclosure Statement and (3) a proposed confirmation order approving the Plan (the “Confirmation Order”), (B) any appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or the Disclosure Statement, and (C) in form and substance acceptable to the Required Consenting Lenders, a motion seeking approval of consensual use of cash collateral and providing adequate protection to the Term Lenders (the interim order approving such motion and providing for, among other things, a requirement for the Company Parties to prepare and provide to the Consenting Lenders during the pendency of the Chapter 11 Cases once every two weeks or more frequently as updated during the Chapter 11 Cases, a rolling 13-week cash flow forecast in form and substance reasonably acceptable to the Required Consenting Lenders, as well as adequate protection including but not limited to adequate protection liens, superpriority administrative claims and payment of fees and expenses of the Term Lenders and the TL Agent, the “Interim Cash Collateral Order”, and the final order providing for the same, the “Final Cash Collateral Order”).

(c)
Upon receipt of votes in favor of the Plan from the Term Lenders sufficient to satisfy the requirements of section 1126(c) of the Bankruptcy Code (the “Plan Approval”), the Company Parties will effectuate the Restructuring by commencing, in accordance with the terms of this Support Agreement and the Plan, the Chapter 11 Cases.

(d)
The Plan shall constitute a separate plan of reorganization for each of the Company Parties in the Chapter 11 Cases. If the Plan cannot be confirmed as to some or all of the Company Parties, then the Company Parties, with the consent of the Required Consenting Lenders, may (a) revoke the Plan as to all of the Company Parties or (b) revoke the Plan as to any such Company Party (and any such Company Party’s Chapter 11 Case may be converted, continued or dismissed) and confirm the Plan as to such remaining Company Parties without the need for re-solicitation as to any Party holding a claim against or equity interest in such Company Parties for which the Plan is not so revoked.

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(e)
The obligations of the Parties to consummate the Plan shall be conditioned upon the occurrence of the following events (together with any conditions set forth in the Plan and/or Confirmation Order), which conditions may be waived by mutual agreement of the Company Parties, the Required Consenting Lenders, and, solely with respect to any such conditions that relates to the New RCF Commitment Letter and the New RCF Credit Agreement, the New RCF Commitment Party, in each case in their reasonable discretion:

(i)
(A) all conditions precedent to effectiveness of each of the Plan Documents (including, without limitation, to the New RCF Credit Agreement) shall have been satisfied substantially contemporaneously with or prior to consummation of the Plan, (B) an order authorizing entry into and performance under the New RCF Commitment Letter (which order may be the Confirmation Order) shall have been entered by the Bankruptcy Court and shall have become a final order that is not stayed, which condition may be waived by mutual agreement of the Company Parties and the New RCF Commitment Party, (C) the New RCF Credit Agreement shall have been duly executed and delivered by each party thereto, (D) all other orders, including the Confirmation Order, included in the Plan Documents shall have been entered by the Bankruptcy Court and shall have become a final order that is not stayed and (E) each of the Plan Documents that by its terms is to be effective substantially contemporaneously with or prior to consummation of the Plan shall be in full force and effect; and

(ii)	this Support Agreement shall not have been terminated.
Section 2.Agreements of the Parties.

(a)
Subject to the terms and conditions hereof, until the occurrence of a Termination Event (as defined below), each Consenting Lender (and so long as it remains the legal owner or beneficial owner of any Term Loans) and, to the extent applicable, the TL Agent, severally and not jointly and severally, hereby agrees:

(i)
(A) to use commercially reasonable efforts to (1) support and complete the Restructuring, in accordance with this Support Agreement and the Plan, and all other actions contemplated in connection therewith and under the Plan Documents and (2) take appropriate actions in furtherance of the Restructuring and the Plan Documents, as applicable, (B) to not take any actions inconsistent with this Support Agreement, the Plan or the Plan Documents, as applicable, and (C) to the extent any legal or structural impediment that would prevent, hinder, or delay the consummation of the Restructuring, to negotiate in good faith appropriate additional or alternative provisions to address any such impediment; provided, that the economic outcome for the Consenting Lenders, the anticipated timing of confirmation and the Effective Date and other material terms as contemplated herein must be substantially preserved in such alternate provisions;

(ii)	(A)(1) to vote or cause to vote (if and when solicited to do so and by the applicable deadline for doing so) all of its claims on account of its ownership

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of Term Loans (the “Term Loan Claims”) in favor of the Plan, (2) to release or cause to release the Obligations (as defined in the Existing Credit Agreement) of each of the Subsidiary Guarantors (as defined in the Existing Credit Agreement) as of the Effective Date (if and when solicited to do so and by the applicable deadline for doing so) and not to seek or cause to seek to exercise any rights or remedies against the Subsidiary Guarantors until the occurrence of the Termination Date, and (3) to not change, revoke or withdraw, or cause to not change, revoke or withdraw, such vote and (B) not to or cause not to (1) object to or impede the Plan, (2) support directly or indirectly any such objection or impediment or otherwise take any action or commence any proceeding to oppose or to seek any modification of the Plan or any Plan Documents, as applicable, prepared in connection with pursuit or consummation of the Plan or (3) “opt out”, or cause its affiliates or funds to “opt out”, of any releases under the Plan as described in the Restructuring Term Sheet, to the extent applicable, including the release of the Subsidiary Guarantors; provided, that, in each case and, subject to Section 3.2(b), such consent, tender, agreement and/or vote may be revoked, terminated or withdrawn immediately upon the occurrence of a Termination Event (as defined in and in accordance with Section 3.1);

(iii)
not to, directly or indirectly, propose, seek, solicit, negotiate, support, encourage, participate or engage in any discussions relating to, or enter into any agreements relating to (A) any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, financing or restructuring of any of the Company Parties, other than the Plan or (B) any other action that is inconsistent with, or that would delay or obstruct, the Plan nor shall the Consenting Lenders solicit or direct any person or entity to undertake any of the foregoing; and

(iv)
to take all reasonable actions necessary or advisable to support the Company Parties in completing their obligations with respect to the Third Party Approvals (as defined below), and to timely provide any documentation requested by the Company Parties and/or any Licensing Authority, GSE or Government Agency (each as defined below) in connection therewith.

(b)
Subject to Section 8.12 and the terms and conditions hereof, until the occurrence of a Termination Event, each Consenting Member, severally and not jointly and severally, hereby agrees, and agrees to cause the Company Parties, as applicable:

(i)
(A) to use commercially reasonable efforts to (1) support and complete the Restructuring, in accordance with this Support Agreement, Plan, and all other actions contemplated in connection therewith and under the Plan Documents and (2) take appropriate actions in furtherance of the Restructuring and the Plan Documents, as applicable, (B) to not take any actions inconsistent with this Support Agreement, the Plan or the Plan Documents, as applicable, and (C) to the extent any legal or structural impediment that would prevent, hinder, or delay the consummation of the Restructuring, to negotiate in good faith appropriate additional or

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alternative provisions to address any such impediment; provided, that the economic outcome for the Consenting Members, the anticipated timing of confirmation and the Effective Date and other material terms as contemplated herein must be substantially preserved in such alternate provisions;

(ii)
(A) to complete, deliver and not withdraw or cause to complete, deliver and not withdraw the requisite consents, if any, necessary for consummating the Restructuring, (B) to vote or cause to vote (if and when solicited to do so and by the applicable deadline for doing so) all of its Existing Partnership Interests in favor of the Plan and not change, revoke or withdraw, or cause to not change, revoke or withdraw, such vote, (C) not to (1) object to or impede the Plan, (2) support directly or indirectly any such objection or impediment or otherwise take any action or commence any proceeding to oppose or to seek any modification of the Plan or any Plan Documents, as applicable, prepared in connection with the pursuit or consummation of the Plan or (3) “opt out”, or cause its affiliates or funds to “opt out”, of any releases under the Plan as described in the Restructuring Term Sheet, to the extent applicable; provided, that, in each case and, subject to Section 3.2(b), such consent, tender, agreement and/or vote may be revoked, terminated or withdrawn immediately upon the occurrence of a Termination Event (as defined in and in accordance with Section 3.1) and (D) in the case of JLL Associates G.P. V, L.L.C., to elect or cause to elect to receive its pro rata share of the Partnership Consideration as consideration on account of its interest in the TRA Claims (as defined in the Restructuring Term Sheet) held by JGW Holdco, LLC and JLL JGW Distribution LLC, as applicable, and its interest in the Existing Partnership Interests held by JGW Holdco, LLC and JLL JGW Distribution LLC, as applicable, in the form of Partnership Equity Consideration (as defined in the Restructuring Term Sheet);

(iii)
not to, directly or indirectly, (A) propose, seek, solicit, negotiate, support, encourage, participate or engage in any discussions relating to, or enter into any agreements relating to any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring of any of the Company Parties, other than the Plan, (B) take any other action that is inconsistent with, or that would delay or obstruct, the Plan or (C) solicit or direct any person or entity to undertake any of the foregoing;

(iv)
not pledge, encumber, assign, sell, or otherwise transfer, including by the declaration of a worthless stock deduction for any tax year ending on or prior to the Effective Date, offer, or contract to pledge, encumber, assign, sell, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any of its shares, stock, or other interests in the Company Parties to the extent such pledge, encumbrance, assignment, sale or other transfer will impair any of the Company Parties’ tax attributes; and

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(v)
to take all reasonable actions necessary or advisable to support the Company Parties and Consenting Lenders in completing their obligations with respect to the Third Party Approvals and to timely provide any documentation requested by the Company Parties, Consenting Lenders and/or any Licensing Authority, GSE or Government Agency in connection therewith.

(c)	Subject to Section 8.12 and the terms and conditions hereof, until the occurrence of a Termination Event, each Company Party, jointly and severally, hereby agrees:

(i)
to (A) promptly prepare or cause the preparation of the Disclosure Statement, (B) provide draft copies of the Plan Documents to the advisors to the TL Agent within a reasonable amount of time prior to the Plan Solicitation Commencement Date (as defined below), solicitation of votes on the Plan, commencement of the Chapter 11 Cases or the proposed execution date of any such documents, as applicable, and (C) except in an emergency where it is not reasonably practicable, provide draft copies of all motions, including “first day” motions, and applications and other documents the Company Parties intend to file with the Bankruptcy Court to the advisors to the TL Agent as soon as reasonably practicable, but in no event less than three (3) business days before such documents are filed with the Bankruptcy Court (and, in the case of the Interim Cash Collateral Order, Plan, Disclosure Statement and Scheduling Motion, in no event later than seven (7) business days before such documents are filed with the Bankruptcy Court), and shall consult in good faith with the advisors to the TL Agent regarding the form and substance of any such proposed filing (without limiting the approval rights of any Party contained herein);

(ii)
to (A) use commercially reasonable efforts to support and complete the Restructuring in accordance with this Support Agreement, and all other actions contemplated in connection herewith in accordance with the Restructuring Timeline (as defined below), (B) use commercially reasonable efforts to take any and all necessary and appropriate actions in furtherance of the Restructuring, (C) seek, and use commercially reasonable efforts to obtain, any and all required regulatory approvals and third-party approvals (including, if applicable, bankruptcy court approvals and the Third Party Approvals) in connection with the Restructuring, (D) not take any actions inconsistent with, or that would delay or obstruct, this Support Agreement and the Restructuring and (E) to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate in good faith appropriate additional or alternative provisions to address any such impediment in consultation with the Required Consenting Lenders; provided, that the economic outcome for the Consenting Lenders and the Consenting Members, the anticipated timing of confirmation and the Effective Date and other material terms as contemplated herein must be substantially preserved in such alternate provisions;

(iii)	to (A) cease and cause to be terminated any ongoing solicitation, discussions and/or negotiations with respect to any plan of reorganization, proposal,

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offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring of the Company Parties and (B) not, directly or indirectly, negotiate, support, engage, or initiate discussions relating to, or enter into any agreements relating to, or provide any information about the Company Parties for the purpose of entering into, any Alternative Proposal (as defined below) and not solicit or direct any person or entity to undertake any of the foregoing, other than, in the each of clauses (A) and (B) above, as contemplated pursuant to the Plan (an “Alternative Proposal”);

(iv)
that the Company Parties shall (A) operate the business of the Company Parties in the ordinary course and consistent with past practice, other than as contemplated in this Support Agreement or consistent with effectuating the Plan and (B) keep the Consenting Lenders reasonably informed about the operations of the Company Parties and provide Consenting Lenders such information regarding the operations of the Company Parties or the Restructuring as may be reasonably requested;

(v)
to the extent the Restructuring contemplates any person or entity or any group of affiliated persons or entities, where such persons or entities are deemed to be “affiliates” for the purposes hereof if any person or entity directly or indirectly controls, is controlled by or is under common control with any such person or entity, holding, on or after the business day, selected by the Company Parties, in consultation with the Required Consenting Lenders, that is (i) on or after the date of entry of the Confirmation Order and on which date no stay of the Confirmation Order is in effect, (ii) on or after the date on which the conditions to the effectiveness of the Plan have been either satisfied or waived as set forth therein and (iii) the Plan is declared effective (the “Effective Date”), an aggregate percentage ownership of PubCo or the Partnership above certain state thresholds whereby such person or entity or such group of affiliated persons or entities would be required under applicable state law to undertake reviews by the applicable state regulatory authority (a “Licensing Authority”) in connection with the state licenses related to the operations of J.G. Wentworth Home Lending, LLC and its subsidiaries (collectively, “JGWHL”), to notify each such Licensing Authority of the proposed Restructuring and to seek to obtain each such state regulatory authority approval (each, a “Licensing Notification and Approval”), if applicable, on or prior to the Effective Date;

(vi)
to the extent necessary, (x) to notify the government sponsored enterprises (each, a “GSE”), including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, and applicable government agencies (each, a “Government Agency”), including the Government National Mortgage Association (“Ginnie Mae”), the United States Department of Housing and Urban Development, the United States Department of Veterans Affairs and the United States Department of Agriculture, in connection with the Restructuring and (y) to seek to obtain approval or non-objection from each such GSE (each, a “GSE Approval”)

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and Government Agency (each, a “Government Agency Approval”), if applicable, on, prior to or after the Effective Date, as may be required;

(vii)
to the extent necessary, (x) to notify the counterparties to financings and securitizations of their non-debtor affiliates and (y) to seek to obtain all required consents and waivers in connection with the Restructuring (each, a “Non-Debtor Financings and Securitizations Consents and Waivers” and, collectively with the GSE Approvals, the Government Agency Approvals, the Licensing Notifications and Approvals, the Non-Debtor Financings and Securitizations Consents and Waivers and, to the extent necessary, any other consents required from any other third-party required to be obtained in connection with the Restructuring, the “Third Party Approvals”), if applicable, on, prior to or after the Effective Date, as may be required; and

(viii)
to take all actions reasonably necessary or advisable to support the Consenting Lenders in completing their obligations with respect to the Third Party Approvals and to timely provide any documentation reasonably requested by the Consenting Lenders and/or any Licensing Authority, GSE or Government Agency in connection therewith.

Section 3.Termination Events.
3.1    Termination Events.
This Support Agreement shall terminate and, except as set forth in Section 3.2, all obligations of the Parties shall immediately terminate and be of no further force and effect following the occurrence of any of the following events and, if applicable, the provision of any notice required hereunder (each such termination event, a “Termination Event” and the date of termination of this Support Agreement pursuant to the terms hereof, the “Termination Date”):

(a)	automatically without notice upon the Effective Date;

(b)
upon the termination of this Support Agreement by the mutual written consent of each of the Company Parties, the Required Consenting Lenders, the TL Agent and the Required Consenting Members; provided, that such notice of termination is provided within one (1) business day to each of the other Parties in accordance with Section 8.16;

(c)
by the Company Parties or the Required Consenting Lenders (or, solely to the extent such material breach adversely affects the Existing Partnership Interests, the Required Consenting Members) (such terminating Parties, the “Terminating Parties”) upon the occurrence of any material breach of this Support Agreement by any of the other Parties (such breaching party, the “Breaching Party”) of any of the undertakings, representations, warranties or covenants set forth in this Support Agreement, if such breach remains uncured before the earlier of (i) seven (7) business days after the Terminating Parties have given written notice of such breach to the Breaching Parties, the Company Parties, the Required Consenting Lenders, and the Consenting Members and (ii) one (1) calendar day prior to the Effective Date; provided, that the Required Consenting Lenders shall not be permitted to terminate this Support Agreement upon the occurrence of any material breach of this Support Agreement by any Consenting Lender or the TL Agent;

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(d)	upon the election by the Company Parties to terminate this Support Agreement in accordance with Section 8.12;

(e)
immediately upon written notice by the Required Consenting Lenders or, solely with respect to Section 3.1(e)(ii)(F), by the Company Parties, upon the occurrence of any of the following, unless such Termination Event is waived or the applicable deadline is extended by the Required Consenting Lenders and, solely with respect to Section 3.1(e)(ii)(F), the Company Parties, in writing (which may be in the form of an email acknowledgment from an authorized representative thereof):

(i)
at 11:59 p.m. prevailing Eastern Time on the date that is 15 business days following the RSA Effective Date, unless the Company Parties have commenced the Chapter 11 Solicitation (such actual date that the solicitation commences, the “Plan Solicitation Commencement Date”);

(ii)
at 11:59 p.m. prevailing Eastern Time on the date that is 28 business days after the Plan Solicitation Commencement Date (such actual date that the solicitation ends, the “Plan Solicitation End Date”) unless the Company Parties have received Plan Approval;

(A)
at 11:59 p.m. prevailing Eastern Time on the date that is 3 business days after the Plan Solicitation End Date (the “Outside Petition Date”) unless the Company Parties shall have commenced the Chapter 11 Cases (the date that the Chapter 11 Cases are commenced is referred to herein as the “Petition Date”);

(B)	at 11:59 p.m. prevailing Eastern Time on the first business day that is 1 calendar days after the Petition Date unless, the Company Parties have filed (i) the Plan and (ii) the Scheduling Motion;

(C)	at 11:59 p.m. prevailing Eastern Time on the first business day that is 5 calendar days after the Petition Date, unless the Bankruptcy Court shall have entered the Interim Cash Collateral Order;

(D)	at 11:59 p.m. prevailing Eastern Time on the first business day that is 30 calendar days after the Petition Date, unless the Bankruptcy Court shall have entered the Final Cash Collateral Order;

(E)
at 11:59 p.m. prevailing Eastern Time on the first business day that is 50 calendar days after the Petition Date, unless the Bankruptcy Court shall have entered the Confirmation Order (which order shall also approve the Disclosure Statement and any supplement to the Plan);

(F)
at 11:59 p.m. prevailing Eastern Time on the first business day that is 21 calendar days following entry by the Bankruptcy Court of the Confirmation Order (such date, the “Outside Consummation Date”) if there has not occurred substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Plan on or before such date, provided, that, if, prior to the Outside

10

Consummation Date, all conditions precedent to effectiveness of the Plan (as provided therein) have been satisfied or waived, as applicable, or, for conditions that by their nature are to be satisfied on the Effective Date, shall then be capable of being satisfied, except the Third Party Approvals have not been obtained, the Outside Consummation Date shall be automatically extended to 11:59 p.m. prevailing Eastern Time on the first business day that is 30 calendar days following such initial Outside Consummation Date, or to such other time as agreed between the Parties, provided, further, that the Required Consenting Lenders shall not have the right to terminate pursuant to this paragraph if any action of any of the Consenting Lenders or any failure to perform any obligation, representation or warranty hereunder of any of the Consenting Lenders required to be performed or be true, as applicable, at or prior to the Outside Consummation Date is the primary cause of the failure of the Effective Date to occur on or before the Outside Consummation Date (such dates set forth in clauses (i) through (ii) shall constitute the “Restructuring Timeline”);

(iii)
except as provided for in this Support Agreement, upon the entry of an order by the Bankruptcy Court (A) dismissing any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (C) appointing a trustee or an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code in any of the Chapter 11 Cases, or (D) terminating or shortening exclusivity under section 1121 of the Bankruptcy Code;

(iv)
the Company Parties take any of the following actions: (A) withdrawing the Plan; (B) publicly announcing their intention not to support, or otherwise withdrawing support for, the Plan; or (C) filing any plan of reorganization and/or disclosure statement that is not, within the reasonable judgment of the Required Consenting Lenders, consistent with the Restructuring Term Sheet in all material respects;

(v)	if the Company Parties’ consensual use of cash collateral is terminated and remains terminated for five (5) business days;

(vi)
upon the commencement of an involuntary case against any Company Party or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of the Company Parties or their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect, provided, that such involuntary proceeding is not dismissed within a period of thirty (30)days after the filing thereof, or if any court order grants the relief sought in such involuntary proceeding;

(vii)	upon the Company Parties (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation,

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administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for any Company Party for a substantial part of its assets, (E) making a general assignment or arrangement for the benefit of creditors or (F) taking any corporate action for the purpose of authorizing any of the foregoing, in each case except as provided for in this Support Agreement;

(viii)
upon the amendment, modification of, or the filing of a pleading by any of the Company Parties, without prior written consent from the Required Consenting Lenders, that seeks to amend or modify the Plan, the Disclosure Statement or any of the other Plan Documents, in a manner that is materially inconsistent with this Support Agreement;

(ix)
the Bankruptcy Court grants relief that is inconsistent with this Support Agreement, the Plan or any of the other Plan Documents in any material respect (in each case with such amendments and modifications as have been effected in accordance with the terms hereof), unless otherwise agreed in writing by the Required Consenting Lenders and the Company Parties; or

(x)
except as provided for in this Support Agreement, any of the Company Parties files, proposes or otherwise supports any plan of liquidation, asset sale of all or substantially all of the Company Parties’ assets or plan of reorganization other than the Plan;

(f)
by the Company Parties or the Required Consenting Lenders unless the New RCF Commitment Letter has been duly executed by the relevant parties thereto and delivered to the Parties on or prior to the Petition Date, unless such Termination Event is waived by the Company Parties and the Required Consenting Lenders in writing;

(g)	upon the termination of the New RCF Commitment Letter; or

(h)
by the Company Parties or the Required Consenting Lenders immediately following the occurrence of any court of competent jurisdiction or other competent governmental or regulatory authority issuing a ruling or an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the transactions contemplated by this Support Agreement in a way that cannot be reasonably remedied by the Company Parties;

provided, that no Party may terminate this Support Agreement if such Party failed to perform or comply in all material respects with the terms and conditions of this Support Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of one or more acts that would otherwise permit termination by such Party as are specified herein.

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3.2    Termination Event Procedures.

(a)
If this Support Agreement is terminated as to any Party pursuant to this Section 3, this Support Agreement shall forthwith become void and of no further force or effect, each such Party shall be released from its commitments, undertakings and agreements under or related to this Support Agreement, and there shall be no liability or obligation on the part of any such Party; provided, that (i) each such Party shall have all rights and remedies available to it under applicable law (for all matters unrelated to this Support Agreement); (ii) any and all consents and ballots tendered by a terminating Consenting Lender or a terminating Consenting Member prior to such termination shall be deemed, for all purposes, automatically to be null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Plan and this Support Agreement or otherwise and such consents or ballots may be changed or resubmitted regardless of whether the applicable voting deadline has passed (without the need to seek a court order or consent from the Company Parties allowing such change or resubmission); (iii) in no event shall any such termination relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination (including any reimbursement obligations incurred prior to the date of such termination); (iv) in no event shall any such termination relieve any Party from its obligations under this Support Agreement which expressly survive any such termination pursuant to Section 8.4; (v) in the event the Chapter 11 Cases have been commenced, the automatic stay arising pursuant to section 362 of the Bankruptcy Code shall be deemed waived or modified for purposes of providing notice or exercising rights of termination hereunder; and (vi) in the event any Consenting Member terminates this Support Agreement, this Support Agreement shall not terminate or be terminable by any other Party solely on the basis of such termination, this Support Agreement shall remain in full force and effect and such other Parties shall not be relieved of any obligations hereunder, except that (1) such terminating Consenting Member shall no longer be a Party to this Support Agreement and shall be relieved of all obligations hereunder, provided, that such terminating Consenting Member shall be the beneficiary of the survival provisions set forth in Section 8.4, (2) such other Parties shall not be obligated to grant or support the grant of any releases to such terminating Consenting Member under the Plan, as applicable, and (3) all of the applicable rights and remedies of the remaining Parties under this Support Agreement, the Existing Credit Agreement and applicable law shall be reserved in all respects.

(b)
Notwithstanding anything herein to the contrary, including, without limitation, Section 3.1(c), it shall not be a Termination Event if any Consenting Lender breaches its obligations pursuant to this Support Agreement; provided, that (x) the non-breaching Consenting Lenders still comprise the Lender Class (as defined below) and the New RCF Commitment Party and (y) the New RCF Commitment Letter and the New RCF Commitment remain in full force and effect.

(c)
Notwithstanding anything to the contrary herein, any Termination Event may be waived in accordance with the procedures established by Section 8.14, in which case the Termination Event so waived shall be deemed not to have occurred, this Support Agreement shall be deemed to continue in full force and effect and the rights and obligations of the Parties shall be restored, subject to any modification set forth in such waiver.

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Section 4.Conditions Precedent to Effectiveness of the Support Agreement
The obligations of the Parties and the effectiveness hereof are subject to satisfaction of each of the following conditions (the date upon which all such conditions are satisfied, the “RSA Effective Date”):

(a)
execution and delivery of signature pages for this Support Agreement by each of the Company Parties, the Required Consenting Members, the New RCF Commitment Party, the TL Agent and the Consenting Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Term Loans outstanding (such Consenting Lenders, collectively, the “Lender Class”), which signature pages may be executed and delivered as set forth in Section 8.5; and

(b)
payment of all reasonable and documented outstanding fees and expenses due to the Required Consenting Lenders, the New RCF Commitment Party, the advisors to the TL Agent and, solely with respect to the New RCF Commitment Letter and the New RCF Credit Agreement, legal counsel to the New RCF Commitment Party through the date hereof to the extent invoiced at least two (2) calendar days prior to the date hereof.

Section 5.Representations, Warranties and Covenants.
5.1    Power and Authority.
Each Consenting Lender, severally and not jointly and severally, the TL Agent in the case of clause (b) below, each Consenting Member, severally and not jointly and severally, and each of the Company Parties, jointly and severally, represents, warrants and covenants that (a) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this Support Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Support Agreement, except as contemplated pursuant to this Support Agreement, and (b) the execution and delivery of this Support Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

5.2    Enforceability.
Each Consenting Lender, severally and not jointly and severally, the TL Agent, each Consenting Member, severally and not jointly and severally, and each of the Company Parties, jointly and severally, represents, warrants and covenants that this Support Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability or ruling of the Bankruptcy Court.

5.3    Governmental Consents.

(a)
Each Consenting Lender, severally and not jointly and severally, each Consenting Member, severally and not jointly and severally, and each of the Company Parties, jointly and severally, represents, warrants and covenants that the execution, delivery, and performance by it of this Support Agreement does not and shall not require any material registration or material filing with, material consent or material approval of, or material notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except: (a) such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws; (b) any filings in

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connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan; and (c) in the case of the Company Parties, (i) filings of amended articles of incorporation or formation or other organizational documents with applicable state authorities and (ii) other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company Parties.

(b)
Each Consenting Lender other than OppenheimerFunds, Inc. (in its capacity as investment adviser to certain funds and accounts (severally and not jointly)), severally and not jointly and severally, represents, warrants and covenants that prior to and on the Effective Date, it, along with any of its affiliates, does not and shall not own, acquire or purchase, directly or indirectly, for its own account or the account of any affiliate, legal or beneficial ownership of ten percent (10%) or more in any Ginnie Mae-approved issuer of mortgage-backed securities guaranteed by Ginnie Mae (other than the Company Parties or any of their affiliates), such that said Ginnie Mae-approved issuer would be regarded as an affiliate, as that term is defined in the Statement of Financial Accounting Standards No. 57 (FAS-57) issued by the Financial Accounting Standards Board, of JGWHL.

5.4    Ownership.

(a)	Each Consenting Lender, severally and not jointly and severally, represents, warrants and covenants that:

(i)
such Consenting Lender is the legal owner of the Term Loan Claims set forth on its signature page hereto or on the schedule attached to its Joinder (as defined below), as applicable, and has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Term Loan Claims to the terms of this Support Agreement; provided, that such Consenting Lender may Transfer (as defined below) its Term Loan Claims pursuant to and in accordance with the terms of Section 8.1.

(ii)
such Consenting Lender (a)(1) has and shall maintain full power and authority to vote on its Term Loan Claims and execute and deliver its signature page to this Support Agreement and consent to or (2) has received direction from the party having full power and authority to vote on its Term Loan Claims and execute and deliver its signature page(s) to this Support Agreement and (b) with respect to such Term Loan Claims in either of clauses (a)(1) and (a)(2), (1) has and shall maintain full power and authority to or (2) has received direction from the party having full power and authority to consent to such matters concerning its Term Loan Claims and to cancel, invest, exchange, assign and/or transfer such Term Loan Claims; and

(iii)
other than as permitted under this Support Agreement, such Term Loan Claims are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Lender’s performance

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of its obligations under this Support Agreement at the time such obligations are required to be performed.

(b)	Each Consenting Member, severally and not jointly and severally, represents, warrants and covenants that:

(i)
such Consenting Member is the legal and beneficial owner of the Existing Partnership Interests set forth on such Consenting Member’s signature page hereto or on the schedule attached to its Member Joinder (as defined below), or is and shall continue to be the nominee, investment manager, or advisor for beneficial holders of such Existing Partnership Interests, and has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Existing Partnership Interests to the terms of this Support Agreement;

(ii)
such Consenting Member (a)(1) has and shall maintain full power and authority to vote on its Existing Partnership Interests and execute and deliver its signature page to this Support Agreement and consent to or (2) has received direction from the party having full power and authority to vote on its Existing Partnership Interests and execute and deliver its signature page(s) to this Support Agreement and (b) with respect to such Existing Partnership Interests in either of clauses (a)(1) and (a)(2), (1) has and shall maintain full power and authority to or (2) has received direction from the party having full power and authority to consent to such matters concerning its Existing Partnership Interests and to invest, exchange, assign and/or transfer such Existing Partnership Interests; and

(iii)
other than as permitted under this Support Agreement, such Existing Partnership Interests are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Member’s performance of its obligations under this Support Agreement at the time such obligations are required to be performed.

5.5    Knowledge and Experience.
Each Consenting Member and each Consenting Lender (i) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Support Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company Parties and has received such information that it considers sufficient and reasonable for purposes of entering into this Support Agreement, participating in the New RCF, as applicable, and acquiring any securities issued in connection with the Restructuring and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) or a “qualified institutional buyer” (within the meaning of Rule 144A of the Securities Act).

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5.6    New RCF Commitment.
The Parties agree that this Support Agreement does not constitute a commitment to, nor shall it obligate any of the Parties to, provide any new financing or credit support. Notwithstanding the foregoing, the Parties acknowledge and agree that the New RCF Commitment of the New RCF Commitment Party is contemplated hereby, and the execution and delivery of the New RCF Credit Agreement and the funding by the New RCF Commitment Party and the receipt by the Company Parties of any borrowings on the Effective Date under the New RCF will be conditions precedent to the consummation of the Restructuring. The commitment of the New RCF Commitment Party to provide the New RCF shall be set forth in the New RCF Commitment Letter and the New RCF Credit Agreement and shall be subject to the terms and conditions set forth therein.

Each Consenting Lender further hereby agrees that it shall not, directly or indirectly, propose, seek, solicit, negotiate, support, encourage, participate or engage in any discussions relating to, or enter into any agreements relating to any plan of reorganization or any out-of-court restructuring other than the Plan (a “Subsequent Restructuring Transaction”) of any of the Company Parties that does not include the New RCF provided by the New RCF Commitment Party, unless such Subsequent Restructuring Transaction provides for payment of the New RCF Commitment Fee to the New RCF Commitment Party; provided, that, notwithstanding the foregoing, it is hereby understood and agreed that the New RCF Commitment Fee (i) shall not be earned or payable pursuant to the Plan or the Subsequent Restructuring Transaction unless and until the New RCF Commitment Letter is executed and delivered and (ii) shall be otherwise subject to the terms and conditions contained in the New RCF Commitment Letter if and when executed and delivered.

5.7    No Adverse Actions.
Each of the Parties also agrees, severally and not jointly and severally, that, unless this Support Agreement is terminated in accordance with the terms hereof (and subject in all respects to Section 3.2(b)), it will not take any action and cause not to take any action (or refrain or cause to refrain from taking any action) that would in any material respect interfere with, delay, or postpone the effectuation of the transactions contemplated by this Support Agreement. Notwithstanding the foregoing, nothing in this Support Agreement shall (i) be construed to prohibit any Party from contesting whether any matter or action is a breach of, or is inconsistent with, this Support Agreement or the Plan Documents or (ii) impair or waive the rights of any Party to (x) assert or raise any objection permitted under this Support Agreement (1) in connection with any hearing on confirmation of the Plan or (2) in the Bankruptcy Court or (y) prevent such Party from enforcing this Support Agreement against any other Party.

5.8    Plan Documents.
Each of the Parties also agrees, severally and not jointly and severally, that, unless this Support Agreement is terminated in accordance with the terms hereof (and subject in all respects to Section 3.2(b)), it will negotiate in good faith the Plan Documents.

Section 6.Remedies.
It is understood and agreed by each of the Parties that any breach of this Support Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief for any such breach. The Company Parties and the Consenting Members agree that for so long as the Consenting Lenders have not taken any action to

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prejudice the enforceability of this Support Agreement (including without limitation, alleging in any pleading that this Support Agreement is unenforceable), and have taken such actions as are reasonably required or desirable for the enforcement hereof, then the Consenting Lenders shall have no liability for damages hereunder in the event a court determines that this Support Agreement is not enforceable.

Section 7.Acknowledgment.
This Support Agreement and the transactions contemplated herein are the product of negotiations among the Parties, together with their respective representatives. Notwithstanding anything herein to the contrary, this Support Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of the Plan or any plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. The Company Parties will not solicit acceptances of the Plan from any Consenting Lender until such Consenting Lender has been provided with a copy of a Disclosure Statement containing adequate information as required by section 1125 of the Bankruptcy Code. Furthermore, no securities of the Company Parties are being offered or sold hereby and this Support Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company Parties.

Section 8.Additional Terms.
8.1    Assignment; Transfer Restrictions.
(a)

(i)
Each Consenting Lender hereby agrees, severally and not jointly and severally, for so long as this Support Agreement shall remain in effect as to it, not to sell, assign, transfer, hypothecate or otherwise dispose of (each, a “Transfer”) any Term Loan Claim, except to a party that (A) is a Consenting Lender, provided, that any Term Loan Claims Transferred to a Consenting Lender shall automatically be deemed to be subject to the terms of this Support Agreement and any election to exchange or not to exchange Term Loan Claims made by the Consenting Lender transferor shall be binding upon the transferee or (B) executes and delivers a Joinder pursuant to the terms and conditions under Section 8.1(c).

(ii)
Notwithstanding Section 8.1(a)(i), in the case of a purported Transfer of any Term Loan Claim (a “Proposed Lender Transfer”) to a purported transferee (the “Proposed Lender Transferee”), such Proposed Lender Transfer shall be prohibited and/or deemed void ab initio and of no force or effect in accordance with Section 8.1(b) in the case of any of the following events:

(A)
(i) the Proposed Lender Transferee held less than ten and five hundredths percent (10.05%) of the Term Loan Claims outstanding immediately prior to the effectiveness of such Proposed Lender Transfer and (ii) such Proposed Lender Transfer shall result in such Proposed Lender Transferee holding ten and five hundredths percent (10.05%) or more of the Term Loan Claims outstanding;

(B)	(i) the Proposed Lender Transferee held less than twenty five and thirteen hundredths percent (25.13%) of the Term Loan Claims

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outstanding immediately prior to the effectiveness of such Proposed Lender Transfer and (ii) such Proposed Lender Transfer shall result in such Proposed Lender Transferee holding twenty five and thirteen hundredths percent (25.13%) or more of the Term Loan Claims outstanding;

(C)
(i) the Proposed Lender Transferee holdings of Term Loan Claims including all Term Loan Claims collectively held, directly or indirectly, in the aggregate through one or more intermediaries, together with any entity under ten percent (10%) or more common ownership with the Proposed Lender Transferee, or controlled by the same party that controls the Proposed Lender Transferee (collectively, the “Proposed Lender Transferee Interests”), represented less than ten and five hundredths percent (10.05%) of the Term Loan Claims outstanding immediately prior to the effectiveness of such Proposed Lender Transfer and (ii) such Proposed Lender Transfer shall result in the Proposed Lender Transferee Interests representing ten and five hundredths percent (10.05%) or more of the Term Loan Claims outstanding; and

(D)
(i) the Proposed Lender Transferee Interests represented less than twenty five and thirteen hundredths percent (25.13%) of the Term Loan Claims outstanding immediately prior to the effectiveness of such Proposed Lender Transfer and (ii) such Proposed Lender Transfer shall result in the Proposed Lender Transferee Interests representing twenty five and thirteen hundredths percent (25.13%) or more of the Term Loan Claims outstanding;

provided, that, for each such Proposed Lender Transfers prohibited under this Section 8.1(a)(ii), (x) the Company Parties and (y) the Consenting Lenders representing fifty and one-tenth percent (50.1%) of the aggregate principal amount of the Term Loan Claims held by the Consenting Lenders other than such Proposed Lender Transferee and the purported transferor of such Proposed Lender Transfer may nevertheless agree to consent to and permit such Proposed Lender Transfer, and such Proposed Lender Transfer shall be deemed effective.

(iii)
The TL Agent shall have no obligations other than as expressly provided in the Existing Credit Agreement relating to Transfers, including Transfers of the type described in Section 8.1(a)(ii). For the avoidance of doubt, the TL Agent shall not be required to notify any other Party upon occurrence of a Transfer of the type described in Section 8.1(a)(ii).

(b)
Any Transfer of any Term Loan Claim that does not comply with the procedures set forth in Section 8.1(a) shall be deemed void ab initio and of no force or effect, regardless of any prior notice provided to the Company Parties and/or any Consenting Lender, and shall not create any obligation or liability of any Company Party or any other Consenting Lender to the purported transferee. Any Consenting Lender that effectuates a Transfer permitted under and in compliance with Section 8.1(a) shall have no liability under this Support Agreement

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arising solely from or related to the failure of the transferee of such Transfer to comply with the terms of this Support Agreement on or after the effective date of such Transfer.

(c)
Any person that receives or acquires a portion of the Term Loan Claims pursuant to a Transfer of such Term Loan Claims by a Consenting Lender hereby agrees to be bound by all of the terms of this Support Agreement (as the same may be hereafter amended, supplemented or otherwise modified from time to time) (a “Joining Lender Party”) by executing a joinder in the form of Exhibit B hereto (the “Joinder”) and delivering such Joinder promptly upon, but in no event later than three (3) business days following, execution to the Company Parties and legal counsel to the Required Consenting Lenders. The Joining Lender Party shall thereafter be deemed to be, for all purposes under this Support Agreement, a Party and a Consenting Lender and, if such Term Loan Claims acquired in the Transfer were Term Loan Claims held by the New RCF Commitment Party, a New RCF Commitment Party.

(d)
With respect to the Term Loan Claims held by the Joining Lender Party upon consummation of the Transfer of such Term Loan Claims to such Joining Lender Party, the Joining Lender Party hereby makes the representations and warranties of the Consenting Lenders, as applicable, set forth in Section 5 of this Support Agreement to the Company Parties.

(e)
Each Consenting Member hereby agrees, severally and not jointly and severally, for so long as this Support Agreement shall remain in effect as to it, not to Transfer any of its Existing Partnership Interests unless the transferee thereof executes and delivers a Member Joinder (as defined in Section 8.1(f)) pursuant to the terms and conditions under Section 8.1(f).

(f)
Any person that receives or acquires a portion of the Existing Partnership Interests in the Company Parties pursuant to a Transfer of such Existing Partnership Interests by a Consenting Member hereby agrees to be bound by all of the terms of this Support Agreement (as the same may be hereafter amended, supplemented or otherwise modified from time to time) (a “Joining Member Party”) by executing a joinder in the form of Exhibit C hereto (the “Member Joinder”) and delivering such Member Joinder promptly upon, but in no event later than three (3) business days following, execution to the Company Parties and legal counsel to the Required Consenting Lenders. The Joining Member Party shall thereafter be deemed to be, for all purposes under this Support Agreement, a Party and a Consenting Member.

(g)
With respect to the Existing Partnership Interests held by the Joining Member Party upon consummation of the Transfer of such Existing Partnership Interests to such Joining Member Party, the Joining Member Party hereby makes the representations and warranties of the Consenting Members set forth in Section 5 of this Support Agreement to the other Parties.

(h)
Notwithstanding the foregoing provisions of this Section 8.1, any Consenting Lender may, at any time and without notice to or consent from any other Party, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of interest and repayment of principal) under the Existing Credit Agreement in order to secure obligations of such Consenting Lender to a Federal Reserve Bank; provided, that no such pledge or grant of a security interest shall release such Consenting Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Consenting Lender as a party hereto.

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(i)
This Support Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional Term Loan Claims except as expressly prohibited by Section 8.1(a)(ii) herein; provided, that any such Term Loan Claims shall automatically be deemed to be subject to the terms of this Support Agreement and each such Consenting Lender agrees that such additional Term Loan Claims shall be subject to this Support Agreement and shall be Term Loan Claims hereunder.

(j)
(i) A Qualified Marketmaker (as defined below) that acquires any of the Term Loan Claims solely with the purpose and intent of acting as a Qualified Marketmaker for such Term Loan Claims, shall not be required to execute and deliver to counsel a Joinder or otherwise agree to be bound by the terms and conditions set forth in this Support Agreement if such Qualified Marketmaker Transfers such Term Loan Claims (by purchase, sale, assignment, participation, or otherwise) to a Consenting Lender or a Joining Lender Party that properly executes and delivers a Joinder pursuant to this Section 8.1, and the Transfer otherwise is permitted under Section 8.1(a) (including, for the avoidance of doubt, the requirement that such subsequent transferee properly executes and delivers a Joinder pursuant to this Section 8.1, if necessary), and (ii) to the extent any Party who has signed this Support Agreement is acting in its capacity as a Qualified Marketmaker, such Party may Transfer any Term Loan Claims that it acquires from a Term Lender that is not a Consenting Lender to a transferee that is not a Consenting Lender at the time of such Transfer without the requirement that such transferee be or become a Consenting Lender. Notwithstanding the foregoing, any transfer to a Qualified Marketmaker shall be permitted so long as the Qualified Marketmaker agrees, solely to the extent that it holds any Term Loan Claims from a Consenting Lender on the record date for voting on the Plan, to act in accordance with this Support Agreement with respect to any vote or consent required hereunder (including a vote on the Plan) with respect to such Term Loan Claims. For these purposes, “Qualified Marketmaker” means an entity that (x) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against any Company Party (including debt securities or other debt) or enter with customers into long and short positions in claims against any Company Party (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against any Company Party and (y) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

8.2    No Third Party Beneficiaries.
Unless expressly stated herein, this Support Agreement shall be solely for the benefit of the Parties hereto and, in the case of the Consenting Lenders, solely in their capacity as Term Lenders under the Existing Credit Agreement. No other person or entity shall be a third party beneficiary.
8.3    Entire Agreement.
This Support Agreement, including Schedules, Exhibits and Annexes, constitutes the entire agreement of the Parties with respect to the subject matter of this Support Agreement, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Support Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Support Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

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8.4    Survival.
Notwithstanding (i) any Transfer of the Term Loan Claims in accordance with Section 8.1 or (ii) the termination of this Support Agreement in accordance with its terms, the agreements and obligations of the Parties in (x) Sections 6, 8.3, 8.6, 8.8, 8.9, 8.10, 8.12, and 8.13 and in this Section 8.4 shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Company Parties, the Consenting Lenders and the Consenting Members in accordance with the terms hereof and (y) Section 5.6 shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Consenting Lenders for a nine month period following the date hereof.

8.5    Counterparts.
This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Support Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

8.6    Settlement Discussions.
This Support Agreement is part of a proposed settlement of disputes among the Parties hereto. Nothing herein shall be deemed to be an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Support Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Support Agreement.

8.7    Continued Banking Practices.
Notwithstanding anything herein to the contrary, each Consenting Lender and its affiliates may accept deposits from, lend money to, and generally engage in any kind of lending, investment banking, trust or other business with, or provide debt financing (including debtor in possession financing), equity capital or other services (including financial advisory services) to any Company Party or any affiliate of any Company Party or any other person, including, but not limited to, any person proposing or entering into a transaction related to or involving any Company Party or any affiliate thereof.

8.8    Reservation of Rights.

(a)
If the transactions contemplated by this Support Agreement are not consummated as provided herein, if a Termination Date occurs, or if this Support Agreement is otherwise terminated for any reason, each of the Consenting Lenders and the Company Parties fully reserves any and all of their respective rights, remedies and interests under the Loan Documents (as defined in the Existing Credit Agreement), applicable law and in equity; provided, however, that each Consenting Lender agrees that neither the execution of this Support Agreement by the Company Parties nor the implementation of the transactions contemplated by this Support Agreement shall constitute a Default or Event of Default (in each case under and as defined in the Existing Credit Agreement).

(b)
Notwithstanding anything herein to the contrary, the Parties acknowledge that the support of any Consenting Lender contained in this Support Agreement relates solely to such Consenting Lender’s rights and obligations as a Consenting Lender under the Existing Credit

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Agreement and does not bind such Consenting Lender or its affiliates with respect to any other indebtedness owed by any of the Company Parties or any of their respective subsidiaries and affiliates to such Consenting Lender or any affiliate of such Consenting Lender (for the avoidance of doubt, if the Consenting Lender is specified on the relevant signature page as a particular group or business within an entity, “Consenting Lender” shall mean such group or business and shall not mean the entity or its affiliates, or any other desk or business thereof, or any third party funds advised thereby). For purposes of this Support Agreement, (x) Term Loan Claims that are held by such Consenting Lender in a fiduciary or similar capacity and (y) Term Loan Claims held by a Consenting Lender in its capacity as a broker, dealer or market maker of “Loans” under and as defined in the Existing Credit Agreement (the “Loans”) or any other claim against or security in the Company Parties (including any Loans or claims held in inventory with respect to such broker, dealer or market-making activities, provided, that the positions with respect to such Loans or claims are separately identified on the internal books and records of such Consenting Lender) shall not, in either case (x) or (y), be bound by or subject to this Support Agreement unless otherwise reflected on its signature page hereto or on the schedule attached to its Joinder (as applicable).
8.9    Governing Law; Waiver of Jury Trial.

(a)
The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute between the Parties, whether sounding in contract, tort or otherwise.

(b)
This Support Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to the following sentence, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)
Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Support Agreement.

8.10    Successors.
This Support Agreement is intended to bind the Parties and inure to the benefit of the Consenting Lenders, the TL Agent, the Consenting Members and each of the Company Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 8.10 shall be deemed to permit any transfer, tender, vote or consent, of any claims other than in accordance with the terms of this Support Agreement.

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8.11    Headings.
The headings of all sections of this Support Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

8.12    Fiduciary Duties.
Notwithstanding anything to the contrary herein, nothing in this Support Agreement shall require PubCo, any of the other Company Parties, or any of their respective boards of directors, managing members, members or officers (in such person’s capacity as a managing member, member or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s or entity’s fiduciary obligations under applicable law. The Company Parties may terminate this Support Agreement to the extent taking any such action or refraining from taking any such action would be inconsistent with the foregoing, as provided in Section 3.1(d) (it being understood that the specific performance provisions of Section 6 shall not be applicable with respect to a termination under this Section 8.12); provided, that, upon a termination of this Support Agreement by the Company Parties pursuant to this Section 8.12, (x) all obligations of the Consenting Lenders hereunder shall immediately terminate without further action or notice by such Consenting Lenders and (y) the Company Parties and the Consenting Members (and their directors, managers, officers, employees, advisors, subsidiaries, and representatives) shall not have or incur any liability under this Support Agreement or otherwise on account of such termination. For the avoidance of doubt, nothing in this Support Agreement shall be deemed to prohibit or limit the Company Parties or any of their respective boards of directors, managing members, members or officers (in such person’s capacity as a managing member, member or officer) from having discussions with any party regarding any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring of the Company Parties to evaluate whether any action should be taken, or not be taken, with respect thereto consistent with such person’s or entity’s fiduciary obligations under applicable law.

8.13    Acknowledgment of Counsel.
Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Support Agreement and the transactions contemplated by this Support Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

8.14    Amendments, Modifications, Waivers.
This Support Agreement, including the Exhibits hereto, may only be modified, amended or supplemented, and any of the terms thereof may only be waived, by an agreement in writing (which may include electronic mail by counsel to the applicable parties) by each of the Company Parties and the Required Consenting Lenders (and, solely, to the extent such material breach adversely affects the Existing Partnership Interests, the Required Consenting Members); provided, that if the modification, amendment, supplement or waiver at issue directly, materially and adversely impacts the treatment or rights of any Consenting Lender

24

differently than any other Consenting Lender, the agreement in writing of such Consenting Lender whose treatment or rights are materially adversely impacted in a different manner than other Consenting Lenders shall also be required for such modification, amendment, supplement, or waiver to be effective; provided, further, that, if the proposed modification, amendment, supplement or waiver directly, materially and adversely impacts the treatment or rights of any Consenting Member, the agreement in writing of such Consenting Member whose treatment or rights are directly, materially and adversely impacted shall also be required for such modification, amendment, supplement or waiver to be effective (this proviso shall not be modified, amended or supplemented or any of its terms waived, without the prior consent of each Consenting Member); provided, further, that, if the proposed modification, amendment, supplement or waiver adversely modifies, amends, supplements or waives any provision herein relating to the New RCF, the agreement in writing of the New RCF Commitment Party shall also be required for such modification, amendment, supplement or waiver to be effective. As used herein, (i) the “Required Consenting Lenders” shall mean the Consenting Lenders representing fifty and one-tenth percent (50.1%) of the aggregate principal amount of the Term Loans held by the Consenting Lenders and (ii) the “Required Consenting Members” shall mean JLL Partners, Inc. and/or its affiliates.

8.15    Severability of Provisions.
If any provision of this Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Support Agreement.

8.16    Notices.
All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by electronic mail, facsimile, courier service or by registered or certified mail (return receipt requested) to the following addresses, or such other addresses as may be furnished hereafter by notice in writing. Any notice given by delivery, mail or courier shall be effective when received. Any notice given by electronic mail or facsimile shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

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If to the Company Parties, to:

Orchard Acquisition Company, LLC
1200 Morris Drive
Suite 300
Chesterbrook, PA 19087
Attn: Stephen Kirkwood, Esq.
Email:     skirkwood@jgwentworth.com
Fax: (855) 285-5089
Telephone: (484) 434-2350

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn:     Elisha D. Graff, Esq.
Kathrine A. McLendon, Esq.
Fax: (212) 455-2502
Email:     egraff@stblaw.com and kmclendon@stblaw.com
Telephone: (212) 455-2000

If to any Consenting Lender or the TL Agent, the address set forth on its signature page, with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Damian S. Schaible, Esq.
Natasha Tsiouris, Esq.
Fax: (212) 701-5800
Email: Damian.Schaible@davispolk.com and Natasha.Tsiouris@davispolk.com
Telephone: (212) 450-4000

If to the New RCF Commitment Party, the address set forth on its signature page, with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn: Damian Ridealgh, Esq. and Matthew Barr, Esq.
Fax: (212) 310-8007
Email:     damian.ridealgh@weil.com and matt.barr@weil.com
Telephone: (212) 310-8510

If to any Consenting Member, the address set forth on its signature page.

[SIGNATURE PAGES FOLLOW]

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Please sign in the space provided below to indicate your agreement and consent to the terms hereof.

Very truly yours,

ORCHARD ACQUISITION COMPANY, LLC
By: /s/ Stewart A. Stockdale
Name:  Stewart A. Stockdale
Title:  Chief Executive Officer

THE J.G. WENTWORTH COMPANY, LLC
By: /s/ Stewart A. Stockdale
Name:   Stewart A. Stockdale
Title:  Chief Executive Officer

THE J.G. WENTWORTH COMPANY
By: /s/ Stewart A. Stockdale
Name:  Stewart A. Stockdale
Title:  Chief Executive Officer

J.G. WENTWORTH, LLC
By: /s/ Stewart A. Stockdale
Name:  Stewart A. Stockdale
Title:  Chief Executive Officer

JGW HOLDINGS, INC.
By: /s/ Stewart A. Stockdale
Name:  Stewart A. Stockdale
Title:  Chief Executive Officer

Signature Page to Restructuring Support Agreement

HPS INVESTMENT PARTNERS, LLC, as a Consenting Lender and the New RCF Commitment Party

By: /s/ Vikas Keswani
Name:  Vikas Keswani
Title:  Managing Director

Signature Page to Restructuring Support Agreement

ANTHEM INC., as a Consenting Lender

By: Logen Asset Management L.P.
Its Agent and Authorized Signatory

By: /s/ Steven Gerdal
Name: Steven Gerdal
Title: Managing Partner

Signature Page to Restructuring Support Agreement

AXAR CAPITAL MANAGEMENT LP, as a Consenting Lender

By: /s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Portfolio Manager

Signature Page to Restructuring Support Agreement

BENEFIT STREET PARTNERS LLC, as a Consenting Lender

By: /s/ Bryan Martoken
Name: Bryan Martoken
Title: Chief Financial Officer

Signature Page to Restructuring Support Agreement

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD., as a Consenting Lender

By: HG Vora Capital Management, LLC, as investment adviser

By: /s/ Gary Moss
Name: Gary Moss
Title: Partner

Signature Page to Restructuring Support Agreement

LOGEN ASSET MANAGEMENT MASTER FUND LTD, as a Consenting Lender

By: Logen Asset Management L.P.
Its Agent and Authorized Signatory

By: /s/ Steven Gendal
Name: Steven Gendal
Title: Managing Partner

Signature Page to Restructuring Support Agreement

OPPENHEIMERFUNDS, INC., in its capacity as investment adviser to certain funds and accounts (severally and not jointly), as a Consenting Lender

By: /s/ Myk Pleet
Name: Myk Pleet
Title: Vice President

Signature Page to Restructuring Support Agreement

WADDELL & REED INVESTMENT MANAGEMENT COMPANY and IVY INVESTMENT MANAGEMENT COMPANY, as a Consenting Lender

By: /s/ Chad Gunther
Name: Chad Gunther
Title: Sr. Vice President

Signature Page to Restructuring Support Agreement

THE J.G. WENTWORTH COMPANY, as a Consenting Member

By: /s/ Stewart A. Stockdale
Name:  Stewart A. Stockdale
Title:  Chief Executive Officer

Signature Page to Restructuring Support Agreement

JGW HOLDINGS, INC., as a Consenting Member

By: /s/ Stewart A. Stockdale
Name:  Stewart A. Stockdale
Title:  Chief Executive Officer

Signature Page to Restructuring Support Agreement

JGW HOLDCO, LLC, as a Consenting Member

By: /s/ Francisco Rodriguez
Name: Francisco Rodriguez
Title: Authorized Person

Signature Page to Restructuring Support Agreement

PGHI CORP., as a Consenting Member

By: /s/ Neal Pomroy
Name: Neal Pomroy
Title:

Signature Page to Restructuring Support Agreement

JEFFERIES FINANCE LLC., as administrative agent and collateral agent under the Existing Credit Agreement

By: /s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

Signature Page to Restructuring Support Agreement

EXHIBIT A

RESTRUCTURING TERM SHEET
(see attached)

RESTRUCTURING TERM SHEET – THE J.G. WENTWORTH COMPANY, LLC
THIS TERM SHEET (THIS “TERM SHEET”) DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OR DEBT OF THE COMPANY (AS DEFINED BELOW) OR ANY OF ITS SUBSIDIARIES OR AFFILIATES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER OR SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS.
THIS TERM SHEET IS PROVIDED IN CONFIDENCE AND MAY BE DISTRIBUTED ONLY WITH THE EXPRESS WRITTEN CONSENT OF THE COMPANY, ON THE ONE HAND, AND THE REQUIRED CONSENTING LENDERS (AS DEFINED BELOW), ON THE OTHER HAND. THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROVISIONS OF RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, DOCTRINES AND RULES. FURTHER, NOTHING IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR DEEMED BINDING ON THE COMPANY, ANY OF THE CONSENTING LENDERS (AS DEFINED BELOW), OR THEIR RESPECTIVE AFFILIATES.
THIS TERM SHEET SETS FORTH THE PRINCIPAL TERMS OF THE RESTRUCTURING (AS DEFINED BELOW) OF TERM LOANS (AS DEFINED BELOW) UNDER THE EXISTING CREDIT AGREEMENT (AS DEFINED BELOW) AND OTHER OBLIGATIONS OF THE COMPANY.
THIS TERM SHEET DOES NOT ADDRESS ALL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH THE RESTRUCTURING, AND ENTRY INTO OR THE CREATION OF ANY BINDING AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY SATISFACTORY IN ALL RESPECTS TO THE COMPANY AND THE REQUIRED CONSENTING LENDERS. THIS TERM SHEET IS SUBJECT TO ONGOING REVIEW BY THE COMPANY, THE REQUIRED CONSENTING LENDERS AND THEIR RESPECTIVE PROFESSIONALS, AND IS SUBJECT TO MATERIAL CHANGE. SUBJECT TO THE FOREGOING AND THE TERMS OF THE RSA (AS DEFINED BELOW), THE COMPANY AND THE CONSENTING LENDERS ARE PREPARED TO SUPPORT THE RESTRUCTURING CONSISTENT WITH THE TERMS SET FORTH HEREIN. MOREOVER, THE TREATMENT SET FORTH IN THIS TERM SHEET REMAINS SUBJECT TO ONGOING DISCUSSIONS AMONG THE PARTIES COVERED HEREBY.
THIS TERM SHEET DOES NOT CONSTITUTE A COMMITMENT OR OFFER BY THE NEW RCF COMMITMENT PARTY (AS DEFINED BELOW) OR ANY OF ITS AFFILIATES TO PROVIDE OR UNDERWRITE ALL OR ANY PORTION OF THE NEW RCF (AS DEFINED BELOW) OR ANY OTHER FINANCING. ANY SUCH COMMITMENT OR OFFER WOULD BE EVIDENCED BY AN ADDITIONAL WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE NEW RCF COMMITMENT PARTY.

Transaction:
The J.G. Wentworth Company, LLC (the “Partnership”) and certain of its direct and indirect subsidiaries and affiliates (collectively, the “Company”) desire to implement a comprehensive deleveraging of the Company’s balance sheet as described more fully in this Term Sheet (the “Restructuring”; the Company, after giving effect to the Restructuring, “Reorganized JGW”).

As more fully described below, the Restructuring contemplates that the lenders (the “Term Lenders” and those Term Lenders party to the RSA (as defined below), the “Consenting Lenders”) of the term loans (the “Term Loans”) under the Existing Credit Agreement (as defined below) shall agree to cancel the Term Loans in exchange for the Term Lender Cash Consideration (as defined below) and at least 95.5% of the New Common Equity (as defined below), which New Common Equity is subject to dilution on and after the Effective Date by the MIP (as defined below).

On the effective date of the Restructuring (the “Effective Date”), certain direct or indirect subsidiaries of the Partnership shall enter into a new credit agreement (the “New RCF Credit Agreement”) evidencing a new revolving credit facility (the “New RCF”), which shall be in the form of exit financing, in an aggregate principal amount to be determined by the Required Consenting Lenders (as defined below); provided, that such principal amount shall be at least $65,000,000 but shall not exceed $70,000,000. The New RCF Credit Agreement shall be consistent with the material terms set forth in the term sheet attached hereto as Annex I, and the commitments and all loans thereunder shall be provided solely by the New RCF Commitment Party (as defined below), as provided therein.

Implementation:
The Restructuring will be consummated by voluntary pre-packaged cases of the Partnership along with certain of its affiliates (collectively, the “Debtors”)[1] (the “Chapter 11 Cases”), under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), to be filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to a pre-packaged chapter 11 plan of reorganization (as amended, supplemented or otherwise modified from time to time, the “Plan”) that is consistent in all respects with the terms and conditions of this Term Sheet and the Restructuring Support Agreement, dated as of November 9, 2017, to which this Term Sheet is an exhibit (as amended, supplemented or otherwise modified from time to time, the “RSA”). As used herein, the “Required Consenting Lenders” shall mean the Consenting Lenders representing fifty and one-tenth percent (50.1%) of the aggregate principal amount of the Term Loans held by the Consenting Lenders.

Current Capital Structure:
The current capital structure of the Company includes the following
(e)    Indebtedness comprised of the Term Loans under that certain credit agreement, dated February 8, 2013 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), in an aggregate principal amount outstanding of $449.5 million;
(f)    Equity interests (“Existing Partnership Interests”) in the Partnership held by the existing equity holders (the “Existing Partnership Equityholders”);
(g)    Claims (the “TRA Claims”) against The J.G. Wentworth Company (“PubCo”) arising out of and pursuant to that certain Tax Receivable Agreement, dated November 14, 2013 (the “Existing TRA”), by and among, inter alia, PubCo (f/k/a JGWPT Holdings Inc.), the Principals (as defined therein) and, to the extent described therein, JLL Fund V AIF II, L.P. and the shareholders of PGHI Corp. (collectively, the “TRA Claimants”); and
(a)    Class A, Class B and Class C equity interests (including any warrants, options, profit interest units, or rights to acquire any such equity interests) in PubCo (“Existing PubCo Interests”).

Administrative, Priority Tax, and Other Priority Claims:
Each holder of an allowed administrative, priority tax or other priority claim shall be paid in full in cash on the Effective Date, or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code, in each case, as determined by the Debtors and the Required Consenting Lenders.

Professional Fee Claims:
All final requests for payment of the claims for professional services rendered or costs incurred on or after the date on which the Chapter 11 Cases are commenced (the “Petition Date”) and on or prior to the Effective Date by professional persons retained by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code must be filed no later than sixty (60) days after the Effective Date.

Term Loan:
The Term Loans, together with all accrued interest thereon and, solely with respect to the Term Loans, all other outstanding Obligations (as defined in the Existing Credit Agreement) (collectively, the “Term Loan Claims”), which shall be allowed in an aggregate principal amount of approximately $449.5 million, plus any accrued and unpaid interest at the non-default rate as of the Petition Date plus all other unpaid and outstanding Obligations, as applicable, shall be restructured as follows:
▪    On the Effective Date, in exchange for the treatment described herein, the Term Loan Claims shall be discharged, the Liens on the Collateral (each as defined in the Existing Credit Agreement) shall be released, and, along with all other outstanding Obligations, the Existing Credit Agreement shall be cancelled and be of no further force or effect.
▪    On the Effective Date, in exchange for the Term Loan Claims, each Term Lender shall receive its pro rata share of (i) cash (the “Term Lender Cash Consideration”) in an amount equal to the lesser of (a) $45,000,000 and (b) the aggregate amount such that at least $50,000,000 of pro forma liquidity shall be maintained on the Company’s balance sheet on the Effective Date in immediately available funds (the “Required Pro Forma Liquidity”), from both cash on hand and draws from the New RCF on the Effective Date; provided, that the Required Pro Forma Liquidity may be reduced, subject to the reasonable consent of the Company and the Required Consenting Lenders, to account for ordinary-course, short-term restrictions, delays, or other similar limitations on the liquidity available to the Company on the Effective Date; and (ii) 95.5% of the New Common Equity, as contemplated under “Reorganized Capital Structure and the New Common Equity” below, which New Common Equity is subject to dilution on and after the Effective Date by the MIP; provided, that the percentage of the New Common Equity allocable to Term Lenders shall increase to the extent that Existing Partnership Equityholders, including PubCo—as a direct and indirect holder of Existing Partnership Interests—on behalf of TRA Claimants, elect to receive the Partnership Cash Consideration (as defined below).

Other Secured Claims:
To the extent that any other secured claims exist, on or as soon as practicable after the Effective Date, all such other secured claims allowed as of the Effective Date, if not paid previously, shall, at the option of the Debtors, with the consent of the Required Consenting Lenders, either (i) be satisfied by payment in full in cash, (ii) be reinstated pursuant to section 1124 of the Bankruptcy Code, or (iii) receive such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

Intercompany Claims:	All allowed intercompany claims shall be adjusted, continued or discharged to the extent determined appropriate by the Debtors, with the consent of the Required Consenting Lenders.

Intercompany Interests:	All intercompany interests shall be reinstated for administrative convenience, except as described herein.
Existing Partnership Interests:
On the Effective Date, each Existing Partnership Equityholder, including holders of claims against PubCo on account of PubCo’s direct and indirect Existing Partnership Interests, shall receive, as elected by each Existing Partnership Equityholder in its sole discretion (or, in the case of PubCo, as an indirect and direct Existing Partnership Equityholder, at the election of each TRA Claimant), its pro rata share of either (i) a percentage amount of New Common Equity (the “Partnership Equity Consideration”) equal to (x) 4.5% multiplied by (y)(1) the number of Existing Partnership Interests designated by such holders (including PubCo on account of the TRA Claims) to receive Partnership Equity Consideration divided by (2) the total number of outstanding Existing Partnership Interests, which New Common Equity shall be diluted on and after the Effective Date by the MIP, (ii) an amount of cash (the “Partnership Cash Consideration” and, together with the Partnership Equity Consideration, the “Partnership Consideration”) equal to (x) 4.5% of $145,000,000 multiplied by (y)(1) the number of Existing Partnership Interests designated by such holders (including PubCo on account of the TRA Claims) to receive Partnership Cash Consideration divided by (2) the total number of outstanding Existing Partnership Interests or (iii) a combination of Partnership Equity Consideration and Partnership Cash Consideration. The Partnership Cash Consideration shall, in aggregate, not exceed $5,722,000.

Notwithstanding the foregoing, JLL Associates G.P. V, L.L.C. shall receive its pro rata share of the Partnership Consideration in the form of Partnership Equity Consideration, which shall be in the form of New Partnership Interests and an equivalent amount of New Class B Common Stock, as described further below.

TRA Claimants:
On the Effective Date, the Existing TRA shall be cancelled and be of no further force or effect. All TRA Claims shall be discharged and, in consideration thereof, each TRA Claimant shall receive, on account of its claim against PubCo, its pro rata share, as compared to all TRA Claimants, of the Partnership Consideration to which PubCo is directly or indirectly entitled on account of PubCo’s direct and indirect equity interests in the Partnership, which Partnership Consideration shall be in the form of Partnership Cash Consideration and/or Partnership Equity Consideration at each such TRA Claimant’s sole election.

General Unsecured Claims (other than the TRA Claims):
Except to the extent that a holder of an allowed general unsecured claim (other than a TRA Claim) agrees to lesser treatment with the Debtors, each holder of an allowed general unsecured claim (other than a TRA Claim) shall be paid, at the option of the Debtors, (i) in the ordinary course of business or (ii) on or as soon as practicably after the Effective Date.

Existing PubCo Interests:	On the Effective Date, Existing PubCo Interests shall be cancelled and holders of Existing PubCo Interests shall receive no recovery under the Plan.

New RCF:
On the Effective Date, certain direct or indirect subsidiaries of the Partnership (as more fully described on Annex I) shall receive borrowings under the New RCF from the New RCF Commitment Party (as defined below).

HPS Investment Partners, LLC and/or its affiliates, affiliated or managed funds, separately managed accounts and co-investors (collectively, the “New RCF Commitment Party”) will agree to provide 100% of the commitments under the New RCF pursuant to a commitment letter with respect to the New RCF (the “New RCF Commitment Letter”) on terms and conditions acceptable to the Company, the New RCF Commitment Party and the Required Consenting Lenders. Pursuant to the New RCF Commitment Letter, as consideration for the New RCF Commitment Party’s commitment to lend and its arrangement of the New RCF, it shall receive a fee equal to 4.0% of the commitments under the New RCF, payable in cash (the “New RCF Commitment Fee”), which fee shall be earned as of the date of the New RCF Commitment Letter, and shall be due and payable upon the earlier of (x) the Effective Date and (y) the effective date of any Subsequent Restructuring Transaction, subject to the terms of the RSA and the New RCF Commitment Letter.

On the Effective Date, the New RCF Commitment Party shall receive a New RCF closing fee, which shall be equal to 4.0% of the commitments under the New RCF, payable in cash (the “New RCF Closing Fee”).

Certain terms of the New RCF are described in additional detail on Annex I.

Reorganized Capital Structure and the New Common Equity:
On the Effective Date, the reorganized capital structure shall consist of (i) the New RCF, (ii) the New Partnership Interests, (iii) New Class A Common Stock, including the MIP Equity (as defined below) reserved for issuance by the New Board (as defined below), and (iv) New Class B Common Stock (as defined below).

On the Effective Date, the equity interests of reorganized PubCo shall consist of:
▪    Class A Common Stock, par value of one thousandth of a penny ($0.00001) per share (the “New Class A Common Stock”) (including the MIP Equity reserved for issuance by the New Board), which will be voting interests in PubCo and entitle the holders thereof to 100% of the economics associated with the New Partnership Interests (as defined below) held by reorganized PubCo; and
▪    Class B Common Stock, par value of one thousandth of a penny ($0.00001) per share (the “New Class B Common Stock” and, together with the New Class A Common Stock, the “New PubCo Common Stock”), which will be voting only interests in reorganized PubCo.
On the Effective Date, the equity interests of the reorganized Partnership shall consist of:
▪    Common Interests (the “New Partnership Interests” and, collectively with the New Class A Common Stock and the New Class B Common Stock, the “New Common Equity”).
At the election of each party receiving New Common Equity in connection with the Restructuring (other than each recipient of New Common Equity issued under the MIP), such recipient shall receive either (a) New Partnership Interests and an equivalent amount of New Class B Common Stock or (b) New Class A Common Stock (and reorganized PubCo will be issued a number of New Partnership Interests equal to the number of New Class A Common Stock issued on account of such election). New Partnership Interests shall be exchangeable into New Class A Common Stock, on a one-for-one basis, provided, that in order to exchange such New Partnership Interests, the exchanging holder must deliver the number of New Class B Common Stock equal to the number of New Partnership Interests being exchanged, and such New Class B Common Stock shall be immediately cancelled by reorganized PubCo.

Each share of New Class A Common Stock and New Class B Common Stock will have one (1) vote with respect to voting and voting thresholds required on all matters for which the New PubCo Common Stock is entitled to vote.

Reorganized JGW’s “Up-C” structure as described in this Term Sheet shall be maintained at least until the closing of any bona fide sale of Reorganized JGW or all or substantially all of the assets of Reorganized JGW (which may be effected by a merger, equity sale, asset sale or otherwise). Upon such a sale, the New Board may require Reorganized JGW (including its applicable entities and any holders of New Common Equity, as applicable) to take the appropriate actions to collapse Reorganized JGW’s Up-C structure and reorganize into a new organization structure, which may consist of one or more corporations, limited liability companies or such other appropriate structure as may be determined by the New Board in its sole discretion (the “Up-C Collapse Right”).

Financing and Receivables Facilities:	All financing and receivables facilities shall continue to exist in the normal course outside of bankruptcy.

Corporate Governance:
The terms and conditions of the corporate governance documents of the Company (including the bylaws, certificates of incorporation, partnership agreements, LLC agreements, stockholders agreements, registration rights agreements and other governance documents, as applicable (collectively, the “Governance Documents”)) shall be amended, consistent with this Term Sheet and subject to the consent of the Required Consenting Lenders, including providing for:
•    the initial board of directors (or similar governing body, the “New Board”) of Reorganized JGW shall be five (5) persons, each with one vote, selected by the Required Consenting Lenders and shall include the CEO of Reorganized JGW;
•    the terms of the New Class A Common Stock and New Class B Common Stock shall provide generally for equal voting power and equal treatment except that the New Class B Common Stock shall not have any economic interest;
•    at the direction of the Required Consenting Lenders, continuing rights to designate directors or observers on the board of Reorganized JGW (including the obligation of holders of the New Common Equity to vote for the election of such directors) to be granted to certain of the Consenting Lenders to be determined by the Required Consenting Lenders;
•    at the direction of the Required Consenting Lenders, consent and management rights over certain actions by Reorganized JGW in each case to be granted to certain of the Consenting Lenders to be determined by the Required Consenting Lenders;
•    preemptive rights, information and reporting rights and sale support rights subject to customary confidentiality provisions available to each Consenting Lender and JLL Partners, Inc. (and/or its respective affiliates) who become a beneficial owner of the New Common Equity and sign a stockholders agreement (each such holder, a “Key Holder”); provided that the Board may, in its sole discretion, exclude any competitors to the Company from exercising any Key Holder rights;
•    tag-along rights for Key Holders on a pro rata basis with respect to a proposed transfer in one or more related transactions of an amount of New Common Equity in excess of a threshold to be determined by the Required Consenting Lenders;
•    drag-along rights applicable to all holders of the New Common Equity on terms and conditions to be determined by the Required Consenting Lenders;
•    customary minority equityholder protections;
•    the Up-C Collapse Right;
•    if determined by the Required Consenting Lenders, transfer restrictions on all of the New Common Equity to ensure (i) all transfers of the New Common Equity will comply with applicable securities laws generally for such transfers and (ii) any such transfers shall not cause Reorganized JGW or PubCo (or any of their direct or indirect subsidiaries or affiliates) to be required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided the other terms and conditions of such transfer restrictions are to be determined by the Required Consenting Lenders in their sole discretion;
•    if determined by the Required Consenting Lenders, any beneficial owner of the New Common Equity of a percentage of then outstanding New Common Equity to be determined by the Required Consenting Lenders (such percentage to be at least 5.0%, and each such beneficial owner, a “Major Holder”) shall be subject to a right of first refusal for any transfers of any amount of its New Common Equity with such right of first refusal to be in favor of (1) first, Major Holders on a pro rata basis and (2) second, if determined by the Required Consenting Lenders, the Company; provided the other terms and conditions of such right of first refusal are to be determined by the Required Consenting Lenders in their sole discretion;
•    registration rights, including demand, shelf and piggyback registration rights on such terms and with such other rights to be determined by the Required Consenting Lenders; and
•    such other provisions to be determined by the Required Consenting Lenders in their sole discretion.
The Required Consenting Lenders shall consult with the Company and the other Consenting Lenders with respect to the terms and conditions of the corporate governance documents.
For as long as the Company’s current Up-C structure is maintained, reorganized PubCo shall be the managing member of the reorganized Partnership.

Management Incentive Plan:
A post-restructuring management incentive plan (the “MIP”) will be approved and implemented by the New Board pursuant to which 8% of the New Common Equity on a fully diluted basis (the “MIP Equity”), shall be reserved for issuance by the New Board to management employees (the “MIP Participants”).  The MIP Equity shall be in respect of New Class A Common Stock and will be dilutive of all other New Common Equity issued on the Effective Date in connection with the Restructuring.  The MIP shall be entered into immediately after the Effective Date and the New Board will, after reasonably considering the recommendations of the CEO, determine the allocation among the MIP Participants of the MIP Equity to be granted in connection with the Restructuring.  In this regard, 50% of the MIP Equity shall be granted immediately after the Effective Date, 25% in the form of RSUs and 75% in the form of options with a per share exercise price equal to the implied value of each share of New Common Equity on the Effective Date, as determined under the MIP.  Such RSUs and Options granted immediately after the Effective Date will be 25% vested upon grant, with the remainder vesting in equal installments, 25% on each of the first three anniversaries of the Effective Date, with no acceleration of vesting on termination of employment.  The remaining 50% of the MIP Equity shall be reserved for grants as determined by the New Board following the Effective Date and all grants of the MIP Equity, including RSUs and Options granted immediately after the Effective Date, shall be subject to the general terms and conditions of the MIP as determined and administered by the New Board.

The Company will maintain existing severance agreements between the Company and management other than the employment and severance agreement currently in effect between the Company and Mr. Stockdale, which agreement will be terminated as of the Effective Date. In lieu of such agreement, the Required Consenting Lenders and Mr. Stockdale will negotiate in good faith regarding a new employment agreement for Mr. Stockdale to be effective as of the Effective Date, which will include, among other terms, (i) in the event of his termination by Reorganized JGW without cause or termination by Mr. Stockdale for good reason severance of $1,400,000 (paid during the twenty-four (24) months following termination pursuant to the Reorganized JGW’s regular payroll practices) and (ii) reasonable commuting expenses. Notwithstanding anything herein to the contrary, if the Required Consenting Lenders and Mr. Stockdale do not execute an employment agreement on or prior to the Effective Date, then Mr. Stockdale will thereafter be entitled to resign and receive severance payments equal to $1,400,000, payable in substantially equal installments over the twenty-four (24) month period following the date of such resignation. Any and all other employment agreements with the Debtors currently in effect shall be terminated and no claims, general unsecured claims or otherwise, shall arise or be payable from the termination of any employment agreement with the Debtors, including but not limited to the termination of the employment and severance agreement currently in effect between the Company and Mr. Stockdale.

Tax Matters:
The parties will work together in good faith and will use reasonable best efforts to structure and implement the Restructuring and the transactions related thereto in a tax-efficient and cost-effective manner for the reorganized Company, the Term Lenders and the Existing Partnership Equityholders.

Releases and Exculpations:
The Restructuring shall include standard and customary releases (including third party releases) and exculpations, in each case, to the fullest extent permitted by law, for the benefit of the Company, all non-Debtor direct and indirect subsidiaries of the Company, the holders of claims against or interests in the Debtors, including the administrative agent under the Existing Credit Agreement, the Term Lenders, the direct and indirect holders of Existing Partnership Interests, TRA Claimants, the direct and indirect holders of Existing PubCo Interests, and such entities’ respective affiliates, and such entities’ and their affiliates’ officers, managers, directors, predecessors, successors, and assigns, subsidiaries, and each of their current and former officers, managers, directors, principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

Executory Contracts:
Each executory contract and unexpired lease shall be assumed or rejected as determined by the Company, subject to the reasonable satisfaction of the Required Consenting Lenders; provided, that the following executory contracts shall be rejected:
▪    Registration Rights Agreement, dated November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.) and the Stockholders, as defined and named therein;
▪    Stock Purchase Agreement, dated as of March 6, 2015, by and among PubCo, WestStar Mortgage, Inc., Walter F. Jones, Kathleen Murphy-Zimpel, and Roger W. Jones, and any related agreements to maintain a registration statement in connection with the acquisition of the WestStar business;
▪    Director Designation Agreement, dated as of November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.), PGHI Corp., and the JLL Holders, as defined and named therein;
▪    Voting Trust Agreement, dated as of November 14, 2013, by and among PubCo (f/k/a JGWPT Holdings Inc.), the Trustees, as defined and named therein, and the Stockholders, as defined and named therein;
▪    Voting Agreement, dated as of November 14, 2013, by and among the Stockholders, as defined and named therein; and

▪    any other agreements to maintain a registration statement or maintain PubCo’s or Reorganized JGW’s status as a public filer of reports required under Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, no claims, general unsecured claims or otherwise, shall arise or be payable from any rejected executory contract or unexpired lease, except as expressly provided herein.

Securities Law Matters and Registration Rights:
The issuance and distribution under the Plan of the New Partnership Interests, the New Class A Common Stock and the New Class B Common Stock to the Term Lenders and the Existing Partnership Equityholders, including holders of claims against PubCo on account of PubCo’s direct or indirect equity interests in the Partnership, as applicable, will be exempt from registration under the Securities Act of 1933, as amended, without further act or action pursuant to section 1145 of the Bankruptcy Code and/or any other applicable exemptions.

If directed by the Required Consenting Lenders, in their sole discretion, Reorganized JGW will use reasonable best efforts as soon as practically possible: (i) to terminate PubCo’s existing registration statements and deregister all unsold securities, (ii) to terminate PubCo’s registration under Section 12 of the Exchange Act and suspend its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, including seeking no-action relief from the Securities and Exchange Commission, and (iii) to delist from the OTCQX and/or relist on such other securities exchange or over-the-counter market as determined by the Required Consenting Lenders and, if applicable, to comply with the initial and continuing listing requirements of such securities exchange or over-the-counter market, including, without limitation, public disclosure requirements.

Restructuring Expenses:
Costs and expenses (including legal fees and expenses) incurred by (i) the Required Consenting Lenders in connection with the Restructuring and (ii) the New RCF Commitment Party in connection with the New RCF Credit Agreement, that are due and owing after receipt of applicable invoices shall be payable by the Company, with any balance(s) paid on the Effective Date and without any requirement for the filing of fee or retention applications.

Conditions Precedent to Closing:	The occurrence of the Effective Date shall be subject to the satisfaction of customary conditions precedent for transactions of this type.
Condition Precedent to RSA:
Consenting Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate principal amount of the Term Loans outstanding, the administrative agent under the Existing Credit Agreement, the New RCF Commitment Party and the Debtors become parties to the RSA.

Governing Law:	New York and, to the extent applicable, the Bankruptcy Code.

1 The Debtors are expected to be PubCo (as defined below), JGW Holdings, Inc., the Partnership, Orchard Acquisition Company, LLC (the Parent Borrower under the Existing Credit Agreement) and J.G. Wentworth, LLC.

Annex I – Terms of New RCF

Borrower:	Consistent with the Existing Credit Agreement
Administrative Agent:	HPS Investment Partners, LLC (and/or its affiliates, affiliated or managed funds, separately managed accounts and co-investors).
Amount/Type:
Revolving credit facility in an aggregate principal amount to be determined by the Required Consenting Lenders (of which $6,500,000 may be used to cash collateralize third party letters of credit); provided, that such principal amount shall be at least $65,000,000, but shall not exceed $70,000,000.

Maturity:	4 years from the Effective Date.
Guarantors:	Consistent with the Existing Credit Agreement.
Security:	Consistent with the Existing Credit Agreement.
New RCF Closing Fee:	4.00%.
New RCF Commitment Fee:	4.00%
Interest Rate:	L + 5.00% per annum, payable in cash.
LIBOR Floor:	1.00%.
Default Rate:	During an event of default, interest shall be increased by 2.00% per annum.
Unused Line Fee:	3.00% per annum.
Use of Proceeds:
Utilized for general corporate purposes and working capital, including to fund the fees and expenses of the Restructuring, as well as to fund a portion of the Term Lender Cash Consideration if necessary and to fund the Partnership Cash Consideration.

Mandatory Prepayments :	Customary for facilities of this type.
Prepayment Premium:
2.00% of any permanent reduction in commitments until the first anniversary after the Effective Date, 1.00% of any permanent reduction in commitment from the first anniversary until the second anniversary of the Effective Date, and no premium thereafter.

Financial Covenant:	Consolidated Total Net Leverage Ratio, tested quarterly, of 3.75x (without any step-downs).
Representations and Warranties and Conditions Precedent to all Credit Events (as defined in the Existing Credit Agreement):	Consistent with the Existing Credit Agreement.
Affirmative Covenants, Negative Covenants and Events of Default:	Consistent with the Existing Credit Agreement, with modifications to be mutually agreed.

EXHIBIT B

JOINDER
This Joinder (the “Joinder”) to the Restructuring Support Agreement, dated as of November 9, 2017 (the “Support Agreement”), by and among (i) The J.G. Wentworth Company, LLC, a Delaware limited liability company, (ii) Orchard Acquisition Company, LLC, a Delaware limited liability company, (iii) J.G. Wentworth, LLC, a Delaware limited liability company, (iv) The J.G. Wentworth Company, a Delaware corporation, (v) JGW Holdings, Inc., a Delaware corporation, (vi) the Consenting Lenders signatory thereto, (vii) Jefferies Finance LLC and (viii) the Consenting Members signatory thereto is executed and delivered by [ ] (the “Joining Lender Party”) as of [_], 20[__]. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.

1.Agreement to be Bound. The Joining Lender Party hereby agrees to be bound by all of the terms of the Support Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Lender Party shall hereafter be deemed to be, for all purposes under the Support Agreement, a Party and a Consenting Lender and, if such Term Loan Claims acquired in the Transfer were Term Loan Claims held by the New RCF Commitment Party, a New RCF Commitment Party.

2.Representations and Warranties. With respect to the Term Loan Claims held by the Joining Lender Party upon consummation of the Transfer of such Term Loan Claims, the Joining Lender Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 5 of the Support Agreement to the other Parties.

3.Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *
[THE REMAINDER OF THIS PAGE IS
INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Lender Party has caused this Joinder to be executed as of the date first written above.

______________________________________
Entity Name of Joining Lender Party

Authorized Signatory:

By:    ____________________
    Name:
    Title:

Principal amount of Term Loan Claims Transferred:

$ _______________________

Notice Address:

[JOINDER]

ANNEX I

[Restructuring Support Agreement]
(see attached)

EXHIBIT C

MEMBER JOINDER
This Member Joinder (this “Member Joinder”) to the Restructuring Support Agreement, dated as of November 9, 2017 (the “Support Agreement”), by and among by and among (i) The J.G. Wentworth Company, LLC, a Delaware limited liability company, (ii) Orchard Acquisition Company, LLC, a Delaware limited liability company, (iii) J.G. Wentworth, LLC, a Delaware limited liability company, (iv) The J.G. Wentworth Company, a Delaware corporation, (v) JGW Holdings, Inc., a Delaware corporation, (vi) the Consenting Lenders signatory thereto, (vii) Jefferies Finance LLC and (viii) the Consenting Members signatory thereto is executed and delivered by [ ] (the “Joining Member Party”) as of [_], 20[__]. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.
1.    Agreement to be Bound. The Joining Member Party hereby agrees to be bound by all of the terms of the Support Agreement, attached to this Member Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Member Party shall hereafter be deemed to be, for all purposes under the Support Agreement, a Party and a Consenting Member.

2.    Representations and Warranties. With respect to the Existing Partnership Interests held by the Joining Member Party upon consummation of the Transfer of such Existing Partnership Interests to such Joining Member Party, the Joining Member Party hereby makes the representations and warranties of the Consenting Members set forth in Section 5 of the Support Agreement to the other Parties.

3.    Governing Law. This Member Joinder shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *
[THE REMAINDER OF THIS PAGE IS
INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Member Party has caused this Member Joinder to be executed as of the date first written above.

______________________________________
Entity Name of Joining Member Party

Authorized Signatory:

By: _________________________________
Name:
Title:

Number of Existing Partnership Interests Held in The J.G. Wentworth Company, LLC:

_______________________

Notice Address:

[MEMBER JOINDER]

ANNEX I

[Restructuring Support Agreement]
(see attached)

Exhibit C

Structure Charts

Existing Corporate Structure Chart

Class A Holders
Class B Holders
The J.G. Wentworth Company*
Publicly Traded
100%
Other Members
JGW Holdings, Inc.*
45%
39%
16%
The J.G. Wentworth Company, LLC*
100%
J.G. Wentworth, LLC*
100%
Orchard Acquisition Company, LLC*
Non-Debtor Affiliates
Non-Debtor Affiliates
Existing Public Equityholders
Existing Partnership Interest Holders
Borrower under prepetition credit facility
Guarantor under prepetition credit facility

* Debtors in the Chapter 11 Cases

Post-Restructuring Corporate Structure Chart

Former Term Lenders
Former TRA Claimants and Existing Partnership Equityholders*
95.5% +
100%
The J.G. Wentworth Company
No Longer Publicly Traded
JLL Associates G.P. V, L.L.C
JGW Holdings Inc.
The J.G. Wentworth Company, LLC
100%
J.G. Wentworth, LLC
100%
Orchard Acquisition Company, LLC
Non-Debtor Affiliates
Non-Debtor Affiliates
New Class A Common Stock Holders
New Partnership Interest Holders
Borrower under New RCF
Guarantor under New RCF

* Former TRA Claimants and Existing Partnership Equityholders (other than JLL Associates G.P. V, L.L.C.) shall be holders of New Class A Common Stock New Common Equity to the extent such Holders select to receive their Partnership Consideration in the form of equity, or make no such selection and receive the default form of equity.

Exhibit D

Valuation Analysis
THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED DISTRIBUTABLE VALUE FOR THE DEBTORS AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE VALUE OF THE NEW COMMON EQUITY DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE OF REORGANIZED JGW.
Introduction
In connection with developing the Plan, the Debtors directed Evercore to estimate the going-concern value of Reorganized JGW. This analysis has been prepared for the Debtors’ sole use and is based on information provided to Evercore by the Debtors.
Based on the Projections set forth in Exhibit E to the Disclosure Statement and subject to the disclaimers and the descriptions of Evercore’s methodology set forth herein, and solely for purposes of the Plan, Evercore estimates the total enterprise value of Reorganized JGW to be between approximately $160 million and $190 million as of an assumed Effective Date of December 31, 2017. The range of total equity value, which takes into account the total enterprise value less the estimated net debt outstanding as of an assumed Effective Date of December 31, 2017, was estimated by Evercore to be between approximately $140 million and $170 million. The implied total enterprise value should be considered as a whole, and the underlying analyses should not be considered indicative of the values of any individual operation of the Company.
In preparing the estimated total enterprise value range for Reorganized JGW, Evercore: (1) reviewed certain historical financial information of the Company for recent years and interim periods; (2) met with certain members of the Company’s senior management to discuss the Company’s operations and future prospects; (3) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating businesses of the Company; (4) considered certain economic and industry information relevant to the Company’s operating businesses; (5) prepared discounted cash flow analyses based on the Company’s financial projections, utilizing various discount rates and assumptions in the calculation of terminal values; (6) considered the value assigned to certain precedent change-of-control transactions for businesses similar to those of the Company; (7) reviewed and relied upon tax analyses prepared by the Company’s management and other professional firms retained by the Company with expertise in tax matters and (8) conducted such other analyses as Evercore deemed appropriate.
Although Evercore conducted a review and analysis of the Company’s businesses, operating assets and liabilities and business plans, Evercore relied on the accuracy and completeness of all financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and on certain publicly available information as to which Evercore does not have independent knowledge.

The projections provided by the Debtors to Evercore are for fiscal years 2017-2020. Evercore has relied on the Debtors’ representation and warranty that financial projections provided by the Debtors to Evercore (1) have been prepared in good faith, (2) are based on fully disclosed assumptions which, in light of the circumstances under which they were made, are reasonable, (3) reflect the Debtors’ best currently available estimates and (4) reflect the good faith judgments of the Debtors. Evercore does not offer an opinion as to the attainability of the Company’s financial projections. The future results of Reorganized JGW are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. Reorganized JGW’s actual future results may differ materially (positively or negatively) from their financial projections and as a result, the actual total enterprise value of Reorganized JGW may be significantly higher or lower than the estimated range herein. The projections provided to Evercore assume the Company maintains regulatory approvals and licenses to operate in all of its markets; continued securitizations of structured settlement receivables on market terms; continued access to warehouse lines and no business disruption during the pendency of the bankruptcy.
No independent evaluations or appraisals of the Company’s assets were sought or were obtained in connection with Evercore’s valuation. Evercore did not conduct an independent investigation into any of the legal, tax, pension or accounting matters affecting the Company, and therefore makes no representations as to their impact on the Company’s financial statements.
Valuation Methodologies
The following is a brief summary of certain financial analyses performed by Evercore to arrive at a range of estimated total enterprise values for Reorganized JGW. The following summary does not purport to be a complete description of all of the analyses undertaken to support its conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, and the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.
In performing its analysis, Evercore applied the following valuation methodologies as applicable to the operations of the Company: (1) the discounted cash flow methodology; (2) the peer group company trading multiples methodology and (3) the precedent transactions methodology.

5.
Discounted Cash Flow Methodology. Evercore’s application of the discounted cash flow methodology involved deriving the unlevered free cash flows that the Company’s operations would generate assuming their financial projections are realized. To determine the enterprise value range, these cash flows and an estimated enterprise value at the end of the projection period were discounted to derive their present value as of an assumed emergence date of December 31, 2017, using the estimated weighted average cost of capital of Reorganized JGW.

6.
Peer Group Company Trading Multiples Methodology. Evercore’s application of the peer group company trading multiples methodology involved identifying a group of publicly-traded companies whose businesses and operating characteristics are generally similar to the Company’s operations, although no selected company is either identical or directly comparable to the business of Reorganized JGW’s operations. From a review of this group, Evercore then developed a range of valuation multiples to apply to the Company’s financial projections to derive a range of implied enterprise values for Reorganized JGW’s operations.

7.
Precedent Transactions Methodology. Evercore’s application of the precedent transactions methodology involved identifying and examining public merger and acquisition transactions that involved companies whose business and operating characteristics are generally similar to the Company’s operations, although no selected company is either identical or directly comparable to the business of Reorganized JGW’s operations. From a review of this group, Evercore then developed a range of valuation multiples to apply to the Company’s financial projections to derive a range of implied enterprise values for Reorganized JGW’s operations.

In arriving at its valuation estimate, Evercore did not consider any one analysis or factor to the exclusion of any other analyses or factors. Accordingly, Evercore believes that its analysis and views must be considered as a whole and that selecting portions of its analysis and factors could create a misleading or incomplete view of the processes underlying the preparation of the valuation. Evercore’s analysis includes multiple valuation methodologies. Reliance on only one of the methodologies used or portions of the analysis performed could create a misleading or incomplete conclusion as to total enterprise value.
Valuation Considerations
This valuation is based upon information available to, and analyses undertaken by, Evercore as of September 25, 2017, and reflects, among other factors discussed below, the current financial market conditions and the inherent uncertainty today as to the achievement of the Company’s financial projections prepared by the Company. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. For purposes of this valuation, Evercore has assumed that no material changes that would affect value will occur between the date of this Disclosure Statement and the assumed Effective Date. Events and conditions subsequent to this date, including but not limited to updated projections, as well as other factors, could have a substantial impact upon the Company’s value. Neither Evercore nor the Debtors has any obligation to update, revise or reaffirm the valuation.
This valuation also reflects a number of assumptions, including a successful reorganization of the Company’s businesses and finances in a timely manner, achieving the forecasts reflected in the financial projections, the minimum amount of cash required to operate the Company’s businesses, market conditions and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein, including with respect to the closing of the New RCF. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the enterprise value of Reorganized JGW. This valuation also assumes full subscription of the cash-out option for the Existing Partnership Equityholders in a manner consistent with the Restructuring Term Sheet.

Further, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates; conditions in the financial markets; the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Chapter 11 Cases or by other factors not possible to predict. Accordingly, the total enterprise value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value of Reorganized JGW or its securities. Such trading value may be materially different from the total enterprise value ranges associated with Evercore’s valuation analysis. As further described in the Disclosure Statement, Reorganized JGW is anticipated to be a private, non-SEC reporting Company. There can be no assurance that any trading market will develop for the New Common Equity.  The estimates of value for Reorganized JGW do not necessarily reflect the values that may be attainable in public or private markets. Furthermore, in the event that the actual distributions in these Chapter 11 Cases differ from those the Debtors assumed in their recovery analysis, the actual recovery of Holders of Claims in Impaired Classes could be significantly higher or lower than estimated by the Debtors.
The estimate of total enterprise value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein depending on the results of the Company’s operations or changes in the financial markets. Additionally, these estimates of value represent hypothetical enterprise and equity values of Reorganized JGW as the continuing operator of the Company’s businesses and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein. Such estimates were developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder. The value of an operating business such as the Company’s businesses is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such businesses.
Evercore’s estimated valuation range of Reorganized JGW does not constitute a recommendation to any Holder of Allowed Claims or Equity Interests as to how such person should vote or otherwise act with respect to the Plan. The estimated value of Reorganized JGW set forth herein does not constitute an opinion as to the fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan. Because valuation estimates are inherently subject to uncertainties, none of the Debtors, Evercore or any other person assumes responsibility for their accuracy or any differences between the estimated valuation ranges herein and any actual outcome.

Exhibit E

Financial Projections
The Debtors believe that the Plan is feasible as required by section 1129(a)(11) of the Bankruptcy Code, because Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors. In connection with the planning and development of a plan of reorganization and for purposes of determining whether the Plan will satisfy this feasibility standard, the Debtors have analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

The Debtors’ senior management team (“Management”) prepared financial projections (the “Projections”) for October – December 2017 and fiscal years 2018 through 2020 (the “Projection Period”). The Projections are presented on a consolidated basis. The Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service debt obligations and to fund their operations. The Projections are based on a number of assumptions made by Management with respect to the future performance of the Reorganized Debtors’ operations, and assume the Plan will be confirmed and consummated in accordance with its terms on December 31, 2017.

Certain statements in this Disclosure Statement may constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as “plans,” “expects” or “does expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the SEC, and as set forth more fully under “Part 1, Item 1A. ‘Risk Factors’” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by “Part II, Item 1A. ‘Risk Factors’” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017. These risks and uncertainties include, among other things: our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; infringement of our trademarks or service marks; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our ability to maintain our state licenses or obtain new licenses in new markets; our ability to continue to purchase structured settlement payments and other financial assets; our business model being susceptible to litigation; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to renew or modify our warehouse lines of credit; the accuracy of the estimates and assumptions of our financial models; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; the public disclosure of the identities and information of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights and recapture loans that are refinanced; changes in the guidelines of the GSEs, or any discontinuation of, or significant reduction in, the operation of the GSEs; our entry into the RSA to restructure our long-term debt and equity under chapter 11 of the Bankruptcy Code; the risks and uncertainties associated with the bankruptcy process; the Plan contemplated by the RSA provides for all existing equity interests of our common stockholders to be cancelled and for our common stockholders to lose the full amount of their investment; our ability to satisfy the conditions and milestones contained in the RSA; our ability to obtain confirmation of the Plan; the ability of our management to focus on the operation of our business during the pendency of the Chapter 11 Cases; and potential misrepresentations by borrowers, counterparties and other third parties. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
THESE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH PUBLISHED GUIDELINES OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION.
ALTHOUGH MANAGEMENT HAS PREPARED THE PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE, THE DEBTORS AND THE REORGANIZED DEBTORS CAN PROVIDE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL BE REALIZED. AS DESCRIBED IN DETAIL IN THE DISCLOSURE STATEMENT, A VARIETY OF RISK FACTORS COULD AFFECT THE REORGANIZED DEBTORS’ FINANCIAL RESULTS AND MUST BE CONSIDERED. ACCORDINGLY, ANY REVIEW OF

THE PROJECTIONS SHOULD TAKE INTO ACCOUNT THE RISK FACTORS SET FORTH IN THE DISCLOSURE STATEMENT AND THE ASSUMPTIONS DESCRIBED HEREIN, INCLUDING ALL RELEVANT QUALIFICATIONS AND FOOTNOTES.
Income Statement

($ in millions)	Q4'17E	FY'18E	FY'19E	FY'20E
Revenue				
Structured Settlements Revenue	$30.3	$133.9	$135.5	$138.9
Home Lending Revenue	38.2	133.0	142.0	150.9
Total Revenue	**$68.5**	**$266.9**	**$277.5**	**$289.8**
Expenses				
Marketing	($16.3)	($68.6)	($71.3)	($73.7)
Warehouse Interest Expense	(4.4)	(15.7)	(16.3)	(17.0)
Compensation and Benefits	(23.0)	(82.0)	(86.1)	(89.9)
General and Administrative	(5.8)	(24.4)	(24.9)	(25.5)
Professional and Consulting Fees	(2.8)	(13.4)	(13.6)	(13.9)
Debt Issuance	(1.2)	(8.5)	(7.5)	(7.7)
Direct Cost - Gain / Loss on Mortgage Loans	(2.5)	(9.3)	(9.9)	(10.5)
Provision for Losses on Finance Receivables	(2.0)	(6.3)	(5.9)	(5.6)
Depreciation and Amortization	(0.7)	(2.5)	(1.9)	(1.9)
Total Expenses (ex. Corporate)	**($58.7)**	**($230.6)**	**($237.6)**	**($245.7)**
Adjusted Net Income (ex. Corporate)	$9.8	$36.3	$39.9	$44.2
Plus: Debt Issuance	1.2	8.5	7.5	7.7
Plus: Depreciation and Amortization	0.7	2.5	1.9	1.9
Adjusted EBITDA (ex. Corporate)	**$11.7**	**$47.3**	**$49.3**	**$53.7**
Corporate Interest Expense	($0.7)	($3.6)	($2.9)	($2.5)
Corporate Operating Expenses	(1.3)	(6.0)	(6.1)	(6.3)
Total Corporate Expenses	**($2.1)**	**($9.5)**	**($9.0)**	**($8.8)**
Adjusted Net Income (inc. Corporate)	$7.7	$26.8	$30.9	$35.4
Plus: Debt Issuance	1.2	8.5	7.5	7.7
Plus: Depreciation and Amortization	0.7	2.5	1.9	1.9
Plus: Corporate Interest Expense	0.7	3.6	2.9	2.5
Adjusted EBITDA (inc. Corporate)	**$10.4**	**$41.3**	**$43.2**	**$47.5**

Cash Flow Statement

Balance Sheet

Exhibit F

Liquidation Analysis
Introduction
Under the “best interests” test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. To demonstrate that the proposed Plan satisfies the “best interests” test, the Debtors have prepared the following hypothetical liquidation analysis (the “Liquidation Analysis”), which is based on certain assumptions discussed in the Disclosure Statement and in the accompanying notes to the Liquidation Analysis. As reflected in more detail in the Liquidation Analysis, the Debtors believe that the value of the distributions provided to each Holder of Allowed Claims or Allowed Equity Interests under the Plan would not be less than those received under a hypothetical chapter 7 liquidation, and the Plan therefore satisfies the “best interests” test with respect to the Debtors.
Statement of Limitations
The determination of the proceeds and costs of a hypothetical liquidation of the Debtors’ assets in a chapter 7 case is an uncertain process involving the extensive use of significant estimates and assumptions that, although considered reasonable by the Debtors based upon their business judgment and input from their advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors, their management and their advisors. Inevitably, some assumptions in the Liquidation Analysis would not materialize (either in whole or in part) in an actual chapter 7 liquidation, and unanticipated events and circumstances could materially affect the ultimate results in an actual chapter 7 liquidation. Although the Debtors consider the estimates and assumptions set forth herein to be reasonable under the circumstances, such estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond the Debtors’ control. The Liquidation Analysis was prepared for the sole purpose of generating a reasonable and good faith estimate of the recoveries that would result if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code and is not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analysis was not compiled or examined by any independent accountants. NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS OF A CHAPTER 7 LIQUIDATION OF THE DEBTORS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSIS. ACTUAL RESULTS COULD VARY MATERIALLY.
THE RECOVERIES SHOWN HEREIN DO NOT CONTEMPLATE A SALE OR SALES OF THE DEBTORS’ BUSINESS UNITS OR ASSETS ON A GOING CONCERN BASIS. WHILE THE DEBTORS MAKE NO ASSURANCES, IT IS POSSIBLE THAT PROCEEDS RECEIVED FROM SUCH GOING CONCERN SALE(S) WOULD BE MORE THAN IN THE

HYPOTHETICAL LIQUIDATION AS THE COSTS ASSOCIATED WITH SUCH SALE(S) COULD BE LESS, FEWER CLAIMS COULD BE ASSERTED AGAINST THE DEBTORS’ BANKRUPTCY ESTATES AND/OR CERTAIN ORDINARY COURSE CLAIMS COULD BE ASSUMED BY THE BUYER(S) OF SUCH BUSINESS(ES) OR ASSETS.
In preparing the Liquidation Analysis, the Debtors estimated Allowed Claims based upon a review of the Debtors’ financial statements. In addition, the Liquidation Analysis includes estimates for Claims not currently asserted in the Chapter 11 Cases, but which could be asserted and allowed in a chapter 7 liquidation, including unpaid chapter 11 administrative claims and chapter 7 administrative claims such as wind-down costs, chapter 7 trustee fees, the chapter 7 trustee’s professionals’ fees and tax liabilities. To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing this Liquidation Analysis. Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims or Allowed Equity Interests under the Plan. NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE, OR CONSTITUTES, A CONCESSION, ADMISSION OR ALLOWANCE BY THE DEBTORS (OR ANY OTHER PARTY) OF ANY CLAIMS BY OR AGAINST THE DEBTORS. THE ACTUAL AMOUNT OR PRIORITY OF ALLOWED CLAIMS IN ANY BANKRUPTCY CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH AND USED IN THE LIQUIDATION ANALYSIS. THE DEBTORS RESERVE ALL RIGHTS TO SUPPLEMENT, MODIFY OR AMEND THE ANALYSIS SET FORTH HEREIN.
Basis of Presentation
The Liquidation Analysis has been prepared assuming that the Debtors file for chapter 11 on November 30, 2017 (the “Petition Date”) and that such chapter 11 cases are converted to chapter 7 cases on December 31, 2017 (the “Conversion Date”). The net book values shown herein are based on the Debtors’ unaudited balance sheet as of September 30, 2017, with accounts expected to change materially in a positive or negative direction rolled forward based on financial projections through the Conversion Date. For illustrative purposes, the Liquidation Analysis assumes that the Debtors do not obtain any DIP financing and fund the bankruptcy case with cash on hand.
On the Conversion Date, it is assumed that the Bankruptcy Court would appoint a chapter 7 trustee (the “Trustee”) to oversee the liquidation of the Debtors’ estates, during which time all of the Debtors’ major assets would be sold and the cash proceeds, net of liquidation-related costs, would be distributed to creditors and equityholders in accordance with applicable law. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under section 704 of the Bankruptcy Code, a trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of parties-in-interest. The Debtors have assumed that asset liquidation would occur over approximately 6 months and that it would take an additional 3 months to administer and wind down the Debtors’ estates.

The cessation of business in a liquidation is likely to trigger certain claims that otherwise would not exist under a Plan absent a liquidation. Examples of these kinds of claims include various potential employee claims (for such items as severance), unpaid chapter 11 administrative claims and unexpired lease rejection claims. Some of these claims could be significant and would be entitled to priority in payment over unsecured claims and equity interests. Except as otherwise noted herein, no adjustment has been made for these potential Claims.
Distribution of Net Proceeds
The Liquidation Analysis assumes that proceeds would be distributed in accordance with Bankruptcy Code section 726. If the Debtors were liquidated pursuant to chapter 7 proceedings, the amount of liquidation value available to creditors and equityholders would be reduced, first, by the costs of the liquidation, which include wind-down costs, retention and severance costs, post-conversion cash flows, fees and expenses of the chapter 7 Trustee and fees and expenses of other professionals retained to assist with the liquidation; second, by Term Loan Claims and Other Secured Claims; and third, any remaining value would be used to satisfy any Administrative and Priority Tax Claims, any deficiency claims relating to the Term Loan Claims and Other Secured Claims, if applicable, General Unsecured Claims, TRA Claims, Intercompany Claims, Intercompany Interests, Existing Partnership Interests and Existing PubCo Interests, in each case in accordance with the distribution waterfall set forth in section 726 of the Bankruptcy Code.
Conclusion
The Debtors have determined, as summarized in the following analysis, that Confirmation of the Plan will provide creditors and equityholders with a recovery that is not less than what they would otherwise receive in connection with a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

Gross Liquidation Proceeds

1.	Cash and Cash Equivalents

•	Consists of unrestricted cash in banks.

•
Restricted cash is primarily composed of cash reserve accounts under securitizations, warehouse financing facilities and the residual financing facilities. Some of these cash reserve account balances have been pledged to the residual financing facilities. Also, cash collections for the securitizations, warehouse financing facilities and the residual financing facilities are being held until they are remitted to the lenders and noteholders under the securitizations, warehouse financing facilities and the residual financing facilities. These cash balances would not be available for distribution to creditors or equityholders in a liquidation scenario.

•	Marketable securities are fully offset by installment obligation liabilities and would not be available for distribution to creditors or equityholders in a liquidation scenario.

•	The unrestricted cash balance is assumed to be fully recoverable.

2.	Mortgage Servicing Rights (“MSRs”), Net of MSR Line Borrowings

•	Consists of MSR portfolio at fair value net of borrowings on the MSR line of credit.

•	The Debtors assume that the Trustee would seek to sell the MSR portfolio to a third party or parties with servicing capabilities.

•
Potential buyers are likely to offer a significant discount to fair value in a liquidation scenario. In addition, recoveries must account for a downside scenario wherein counterparties terminate MSRs or require significant payments to consent to their transfer.

•
Further, the transfer of the MSR portfolio would require the consent of the lenders under several of the mortgage warehouse facilities, the MSR financing facility and the applicable GSEs. Such consent process may require consent fees and would be subject execution risk given that the mortgage entity is not a debtor and the MSR portfolio is not collateral under the senior secured facility.

•	For the reasons explained above, for the purposes of the Liquidation Analysis, recovery was estimated at 0% to 70%.

3.	Assets Pledged to Warehouse Facilities, Net of Borrowings

•	Represents the fair value of structured settlements assets and mortgages held for sale net of the borrowings under warehouse facilities to which they are pledged.

•
The structured settlement warehouse lines are held in non-recourse vehicles and therefore would not be available to creditors or equityholders in a liquidation scenario. The Debtors have assumed that in a liquidation scenario, events of default under the structured settlements warehouse lines would cause the lenders thereto to seize the underlying assets. However, the Company is the beneficiary of a residual tranche of assets on which a limited recovery may be possible.

•
The Debtors have assumed that, in a liquidation scenario, buyers of mortgages would require a discount to ordinary course valuation methodologies due to the Debtors’ inability to make typical representations and warranties. In addition, under certain of the warehouse facilities, the warehouse lender takes title to the collateral upon advancing funds against it; there would be no recovery on assets pledged to these facilities.

•	For the reasons explained above, for the purposes of the Liquidation Analysis, recovery was estimated at 0% to 5%.

4.	Assets Pledged to LCSS, PLMT and Long-Term VIE Facilities, Net of Borrowings

•
Includes assets pledged to the permanent life-contingent structured settlements (“LCSS”) facility, Peachtree Lottery Master Trust (“PLMT”) facility or held in certain other VIEs, net of borrowings under the LCSS facility, PLMT facility and other VIE long-term debt.

•
The LCSS facility, PLMT facility and certain of the long-term VIEs are held in non-recourse vehicles and therefore would not be available to creditors or equityholders in a liquidation scenario. The Debtors have assumed that in a liquidation scenario, events of default under the LCSS facility, PLMT facility and the long-term VIEs would cause the lenders thereto to seize the underlying assets. However, the Company is the beneficiary of a residual tranche of assets for such facilities on which a limited recovery may be possible. The LCSS facility is a permanent financing in which the Debtors hold a residual tranche, whose value would rapidly erode in any sale of these assets at a discount to net book value. There is little to no current residual equity value in the PLMT facility.

•	For the reasons explained above, for the purposes of the Liquidation Analysis, recovery was estimated at 0% to 5%.

5.	Securitization Residuals

•	Securitization residuals created prior to 2017 have been pledged to a permanent financing facility. Creditors and equityholders would not have recourse to these assets in a liquidation scenario.

•
Residuals created by the 2017-1 and 2017-2 securitization transactions are currently unencumbered but cannot be sold or financed on a non-recourse basis pursuant to federal regulations, which would challenge the extraction of value from these assets in a liquidation scenario.

•	For the reasons explained above, for the purposes of the Liquidation Analysis, recovery was estimated at 0%.

6.	Unencumbered Structured Settlements Assets and Other Receivables

•
Includes pre-settlement assets and other finance receivables, net of allowance, guaranteed structured settlement and annuity assets that were yet to be pledged to warehouse facilities as of the balance sheet date, at fair value, and various other receivables.

•
The Debtors have assumed that in a liquidation scenario, given the substantial market for and high credit quality of guaranteed structured settlement and annuity assets, buyers would offer to purchase such assets at a limited discount to fair value.

•
The pre-settlement portfolio could potentially attract interest from certain buyers at a limited discount to net book value. Each of the other receivable portfolios is of limited scale, though some may be collectible within the liquidation period.

•	For the reasons explained above, for the purposes of the Liquidation Analysis, recovery was estimated at 80% to 100%.

7.	Premises & Equipment

•	Includes primarily computer equipment, office furniture and software licensed from third parties, net of accumulated depreciation.

•	For the purposes of the Liquidation Analysis, recovery was estimated at 5% to 15%.

8.	Intangible Assets

•	Includes licenses and approvals, databases, customer relationships, domain and trade names and affinity relationships, net of accumulated amortization.

•	For the purposes of the Liquidation Analysis, licenses and approvals, customer relationships and affinity relationships are assumed to generate no recovery.

•	Domain and trade names have a combined net book value of $0.5 million. For the purposes of the Liquidation Analysis, recovery on these assets was estimated at 90% to 100%.

•	The Debtors estimate that the customer database, which has a current net book value of ~$166,000, could be sold for between $1 million and $5 million in a liquidation scenario.

9.	Other Assets

•	Includes primarily interest rate lock commitments at fair value and Ginnie Mae repurchase options.

•	For the purposes of the Liquidation Analysis, these assets are assumed to generate no recovery.
Costs Associated with Liquidation

10.	Post-Conversion Cash Flow

•
For the purposes of the Liquidation Analysis, the Debtors assume that no further finance receivables or mortgages are acquired or originated after the Conversion Date in either the Structured Settlements or Home Lending segments. Therefore, the Debtors assume all cash collections post-Conversion Date are captured under the Gross Liquidation Proceeds section above, which includes the liquidation of all assets acquired prior to the Conversion Date.

•	Therefore, Post-Conversion Cash Flow includes solely the portion of ongoing operating costs that are required to facilitate an orderly liquidation process.

•
For the purposes of the Liquidation Analysis, such operating costs are estimated at 50% of projected general & administrative and corporate-level compensation expenses from December 31, 2017 to June 30, 2018.

11.	Chapter 7 Trustee Fees

•	Section 326 of the Bankruptcy Code provides for Chapter 7 Trustee Fees of 3% of gross liquidation proceeds in excess of $1 million, excluding cash on hand.

•	For the purposes of the Liquidation Analysis, Chapter 7 Trustee Fees are estimated at 3% of the gross proceeds from liquidation of the Debtors’ assets other than cash on hand.

12.	Chapter 7 Professional Fees

•	Chapter 7 Professional Fees include compensation of legal, financial and other professional advisors required to facilitate the liquidation and wind-down process.

•	For the purposes of the Liquidation Analysis, Chapter 7 Professional Fees are estimated at 3% of the gross proceeds from liquidation of the Debtors’ assets other than cash on hand.

13.	Retention and Severance Costs

•
To maximize recoveries and ensure an orderly liquidation, the Trustee will need to continue to employ certain current employees for a limited amount of time through the liquidation period. These individuals will be responsible for maintaining the Debtors’ operations during the liquidation period and providing guidance to the chapter 7 Trustee regarding the Debtors’ businesses and assets. The Trustee will also need to employ a lesser number of employees to manage administrative liquidation during the wind-down period. Given the ongoing liquidation of the business, retention of these key employees may involve costs in excess of those assumed in the financial projections.

•	The Liquidation Analysis assumes that substantially all of the Debtors’ employees will be terminated over the course of the liquidation and wind-down periods.

•	For the purposes of the Liquidation Analysis, Retention and Severance Costs are estimated at $5 million.

14.	Wind-Down Costs

•
Wind-Down Costs include regularly occurring general & administrative expenses that will continue to be incurred during the 3 month wind-down period following the 6 month liquidation period, such as IT, insurance and taxes.

•	All non-essential functions are assumed to cease upon the conclusion of the liquidation period, while other support functions continue on a heavily reduced basis.

•
For the purposes of the Liquidation Analysis, Wind-Down Costs are estimated at 25% of projected general & administrative and corporate-level compensation expenses from June 30, 2018 to September 30, 2018.

Claims

15.	Term Loan Claims

•
The Debtors estimate that there will be approximately $456 million in Term Loan Claims on the Conversion Date, consisting of the principal outstanding as of the Petition Date, plus accrued prepetition interest.

•
Solely for purposes of the Liquidation Analysis, the Debtors have assumed that the liens securing the Term Loan are valid and perfected. For the avoidance of doubt, however, this assumption is not a concession in any respect to the validity, perfection, priority, amount or otherwise of the Term Loan Claims and may not be used for any purpose whatsoever other than as an assumption upon which this Liquidation Analysis is based.

•	The Liquidation Analysis projects that the Holders of Term Loan Claims will recover 15% to 26% of the amount of Allowed Term Loan Claims.

16.	Other Secured Claims

•
To the extent there are any Allowed Other Secured Claims treated pari passu with the Term Loan Claims, the Liquidation Analysis projects that they would receive the same 15% to 26% recovery, subject to reduction on account of dilution from a larger pool of overall claims.

17.	Administrative Claims, Priority Tax Claims, General Unsecured Claims, TRA Claims, Intercompany Claims, Intercompany Interests, Existing Partnership Interests and Existing PubCo Interests

•
The Liquidation Analysis projects that there will be no recovery for potential Administrative Claims, Priority Tax Claims, General Unsecured Claims, TRA Claims, Intercompany Claims, Intercompany Interests, Existing Partnership Interests and Existing PubCo Interests.